UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

SOTHEBY’S

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common stock, par value $0.01 per share, of Sotheby’s.
(2)

Aggregate number of securities to which transaction applies:

47,725,828 shares of common stock, which is the sum of (A) 46,613,048 shares of common stock issued and outstanding as of July 5, 2019, minus 826,399 shares owned by Patrick Drahi, plus (B) 203,149 shares of common stock subject to outstanding deferred stock units as of July 5, 2019, plus (C) 928,613 shares of common stock subject to outstanding performance share units as of July 5, 2019, and plus (D) 807,417 shares of common stock subject to outstanding restricted stock units as of July 5, 2019.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated by multiplying (A) the aggregate number of securities to which the transaction applies, 47,725,828 shares of common stock, by (B) the per share merger consideration of $57.00.

(4) Proposed maximum aggregate value of transaction: $2,720,372,196.00
(5)

Total fee paid:

$329,709.12, determined, in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, by multiplying 0.0001212 by the proposed maximum aggregate value of the transaction of $2,720,372,196.00.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

[●], 2019

Dear Fellow Stockholder:

On behalf of the board of directors of Sotheby’s (the “Board”), we are pleased to invite you to attend a Special Meeting of Stockholders (the “special meeting”). The special meeting will be held at our offices located at 1334 York Avenue, New York 10021, on [●], [●], 2019, at [●] [a.m./p.m.], Eastern Daylight Saving Time.

On June 16, 2019, Sotheby’s entered into an Agreement and Plan of Merger, as it may be amended from time to time (the “merger agreement”), with BidFair USA LLC, a Delaware limited liability company (“Parent”), and BidFair MergeRight Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the merger agreement, Merger Sub will be merged with and into Sotheby’s (the “merger”), with Sotheby’s continuing as the surviving corporation and a wholly owned subsidiary of Parent. At the special meeting you will be asked to consider and vote upon (i) a proposal to adopt the merger agreement and (ii) a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for Sotheby’s named executive officers in connection with the merger.

If the merger is completed, you will be entitled to receive $57.00 in cash, without interest, for each share of Sotheby’s common stock owned by you, which represents a premium of approximately 61% to the closing price of Sotheby’s common stock as of June 14, 2019, the last trading day prior to the public announcement of the execution of the merger agreement.

The Board has (i) determined that (a) the merger agreement, (b) the equity commitment letter, dated June 16, 2019, from Next Alt S.à r.l. to Parent, (c) the guaranty of Next Luxembourg S.C.Sp., dated June 16, 2019, and (d) the voting and support agreement, dated June 16, 2019, by and among Parent, Merger Sub and certain stockholders of Sotheby’s (we refer to (b), (c) and (d), collectively, as the “ancillary documents”), the merger and the other transactions contemplated by the merger agreement and the ancillary documents are advisable to, and in the best interests of, Sotheby’s and its stockholders; (ii) approved and declared advisable the merger agreement and the execution, delivery, and performance by Sotheby’s of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement; (iii) approved the ancillary documents and the execution, delivery and performance of the ancillary documents by their respective parties and the consummation of the transactions contemplated by the ancillary documents; (iv) directed that the merger agreement be submitted to Sotheby’s stockholders for adoption at the special meeting; and (v) recommended that Sotheby’s stockholders vote to adopt the merger agreement and to approve and/or adopt such other matters that are submitted to the stockholders at the special meeting in connection with the merger agreement. Our Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors.

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of Sotheby’s common stock outstanding as of the close of business on the record date for the special meeting. Our Board recommends that you vote “FOR” approval of the proposal to adopt the merger agreement.

The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for Sotheby’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of Sotheby’s common stock that are present in person or by proxy at the special meeting and entitled to vote on such proposal. Our Board recommends that you vote “FOR” the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for Sotheby’s named executive officers in connection with the merger.

Your vote is very important. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of Sotheby’s common stock entitled to vote on the proposal to adopt the merger agreement. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to return your proxy or vote at the special meeting in person will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

If your shares of common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of common stock “FOR” approval of the proposal to adopt the merger agreement will have the same effect as voting “AGAINST” approval of the proposal to adopt the merger agreement.

The accompanying proxy statement provides you with detailed information about the special meeting and the merger agreement. A copy of the merger agreement is attached as Annex A to the proxy statement, and is incorporated by reference therein. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully. You may also obtain additional information about Sotheby’s from documents we have filed with the Securities and Exchange Commission.

Your vote is very important to us. Regardless of the number of shares you own and whether or not you attend the meeting, please vote. You may vote by toll-free telephone, via the Internet or, if you request that the proxy materials be mailed to you, by completing, dating and signing the proxy card and returning it in the envelope provided. No postage is required if the proxy card is mailed in the United States. If present at the meeting, you may revoke your proxy and vote in person.

Attendance at the meeting will be limited to stockholders as of [●], 2019, the record date for the special meeting, or their authorized representatives, and our guests.

If you have any questions or need assistance voting your shares of Sotheby’s common stock, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling toll-free at (888) 750-5834. Banks and brokers should call at (212) 750-5833. We look forward to seeing you at the meeting.

Cordially,

Domenico De Sole

Chairman of the Board of Directors

Thomas S. Smith, Jr.

President and Chief Executive Officer

The proxy statement is dated [●], 2019, and is first being mailed on or about [●], 2019 to our stockholders who owned shares of Sotheby’s common stock as of the close of business on [●], 2019.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[●], 2019

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held [●], 2019

To the Stockholders of

Sotheby’s:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Sotheby’s (the “Company” or “Sotheby’s”) will be held at the Company’s offices, 1334 York Avenue, New York, NY 10021, on [●], [●], 2019, at [●] [a.m./p.m.], Eastern Daylight Saving Time, for the following purpose:

•

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 16, 2019, as it may be amended from time to time (the “merger agreement”), by and among the Company, BidFair USA LLC, a Delaware limited liability company (“Parent” or “BidFair”), and BidFair MergeRight Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

•	To consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger.

The merger agreement, the equity commitment letter, dated June 16, 2019, from Next Alt S.à r.l. to Parent (the “equity commitment letter”), the guaranty of Next Luxembourg S.C.Sp., dated June 16, 2019 (the “guaranty”), and the voting and support agreement, dated June 16, 2019, by and among Parent, Merger Sub and each of (i) certain stockholders affiliated with Third Point LLC, (ii) Domenico De Sole and (iii) Thomas S. Smith, Jr. (the “voting and support agreement” and, together with the equity commitment letter and the guaranty, the “ancillary documents”) and the transactions contemplated by such agreements are described more fully in the attached proxy statement, which we urge you to read carefully and in its entirety.

Our board of directors (the “Board”) has (i) determined that the merger agreement, the ancillary documents, the merger and the other transactions contemplated by the merger agreement and the ancillary documents are advisable to, and in the best interests of, the Company and the Company’s stockholders; (ii) approved and declared advisable the merger agreement and the execution, delivery, and performance by the Company of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement; (iii) approved the ancillary documents and the execution, delivery and performance of the ancillary documents by their respective parties and the consummation of the transactions contemplated by the ancillary documents; (iv) directed that the merger agreement be submitted to Company’s stockholders for adoption at the special meeting; and (v) recommended that the Company’s stockholders vote to adopt the merger agreement and to approve and/or adopt such other matters that are submitted to the stockholders at the special meeting in connection with the merger agreement. The Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors.

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock outstanding as of the close of business on the record date for the special meeting. The proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy at the special meeting and entitled to vote on such proposal.

The Board recommends that you vote “FOR” approval of the proposal to adopt the merger agreement and “FOR” approval of the proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger.

Your vote is very important, regardless of the number of shares of our common stock you own. Because stockholders cannot take any action at the meeting unless a majority of our common stock issued and outstanding and entitled to vote thereat is represented, it is important that you attend the meeting in person or are represented by proxy at the meeting. The merger cannot be completed unless the merger agreement is adopted by the affirmative vote of the holders of a majority of the shares of our outstanding common stock entitled to vote thereon. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid reply envelope, or submit your proxy by telephone or the Internet. If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. If you fail to return your proxy card, submit your proxy by telephone or the Internet or vote in person, or if your shares are held in “street name” by your bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee to vote your shares of common stock, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

Stockholders who do not vote in favor of the proposal to approve the merger agreement, and who object in writing to the merger prior to the special meeting and comply with all of the applicable requirements of Delaware law, which are summarized in the section entitled “Appraisal Rights” in the accompanying proxy statement and reproduced in its entirety as Annex D to this proxy statement, will be entitled to rights of appraisal to obtain the fair value of their shares of common stock of the Company.

You may revoke your proxy before the special meeting, by voting over the Internet or by telephone (only your latest Internet or telephone vote is counted) or by signing a new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card. In addition, you may revoke your proxy by attending the special meeting, requesting that your proxy be revoked and voting in person; however, attending the special meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

The Board has fixed the close of business on [●], 2019 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Only stockholders of record as of the close of business on the record date are entitled to receive notice of, and to vote at (in person or by proxy), the special meeting and at any adjournment or postponement thereof. You will be entitled to one vote for each share of the Company’s common stock that you owned on the record date. A complete list of our stockholders of record entitled to vote at the special meeting will be available for inspection at our principal executive offices at 1334 York Avenue, New York 10021 at least ten (10) days prior to the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting. The list will also be available at the meeting for inspection by any stockholder present at the meeting.

Only stockholders of record (including “street name” stockholders who can show that they beneficially owned our common stock on the record date), their duly appointed proxy holders and our guests may attend the special meeting. If you hold your shares through a bank, brokerage firm or other nominee, you will not be admitted to the special meeting unless you bring a legal proxy or a copy of a statement (such as a brokerage statement) from your bank, brokerage firm or other nominee reflecting your stock ownership as of the record date. Additionally, in order to be admitted to the special meeting, you must bring a driver’s license, passport or other form of government-issued identification to verify your identity. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By Order of the Board of Directors

David G. Schwartz

Senior Vice President, Chief Securities Counsel

and Corporate Secretary

1334 York Avenue

New York, New York 10021

PROXY STATEMENT

Special Meeting of Stockholders

Introduction

This proxy statement is being furnished to the stockholders of Sotheby’s, a Delaware corporation (the “Company” or “Sotheby’s”) in connection with the solicitation of proxies by our board of directors (the “Board”), for use at a special meeting of stockholders and at any adjournments thereof (the “special meeting”). Stockholders will be asked:

•

to consider and vote on a proposal (the “merger proposal”) to adopt the Agreement and Plan of Merger, dated as of June 16, 2019 as it may be amended from time to time (the “merger agreement”), by and among the Company, BidFair USA LLC, a Delaware limited liability company (“Parent” or “BidFair”) and BidFair MergeRight Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”); and

•

to consider and vote on a proposal (the “compensation proposal”) to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger.

A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent.

Special Meeting Proxy Statement	| 1

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 124 of this proxy statement.

Parties to the Merger (Page 24)

Sotheby’s

The Company, a Delaware corporation, with headquarters in New York, New York, has been uniting collectors with world-class works of art since 1744. The Company presents auctions in ten different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby’s BidNow program allows visitors to view all auctions live online and place bids from anywhere in the world.

The Company has a global network of 80 offices in 40 countries and is the oldest company listed on the New York Stock Exchange, under the symbol “BID.”

BidFair USA LLC

BidFair USA LLC, a Delaware limited liability company, is a special purpose vehicle formed for purposes of effectuating the merger.

BidFair MergeRight Inc.

BidFair MergeRight Inc., a Delaware corporation, is a special purpose vehicle formed for purposes of effectuating the merger. BidFair MergeRight Inc. is one hundred percent (100%) owned by BidFair USA LLC.

The Special Meeting (Page 25)

Time, Place and Purpose of the Special Meeting (Page 25)

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held at the Company’s offices, 1334 York Avenue, New York, NY 10021, on [●], [●], 2019, at [●] [a.m./p.m.], Eastern Daylight Saving Time.

At the special meeting, holders of our Common Stock, par value $0.01 per share (our “common stock,” and the holders of which, our “stockholders”), will be asked to approve the merger proposal and the compensation proposal.

Record Date and Quorum (Page 25)

You are entitled to receive notice of, and to vote at, the special meeting if you owned shares of our common stock at the close of business on [●], 2019, which the Board has set as the record date for the

2 |	Special Meeting Proxy Statement

Summary

special meeting. As of the close of business on the record date, there were [●] shares of common stock outstanding. Each holder of our common stock is entitled to cast one vote per share. The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the shares of the Company’s common stock outstanding as of the close of business on the record date constitutes a quorum. Abstentions (as described in the section entitled “The Special Meeting—Vote Required” starting on page 26) are counted as present for the purpose of determining whether a quorum is present.

Vote Required (Page 26)

Approval of the merger proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the close of business on the record date.

Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy at the special meeting and entitled to vote on such proposal.

As of the record date, the current directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 7,173,970 shares of our common stock (not including any shares of our common stock deliverable upon exercise of or underlying any Company DSUs, Company PSUs or Company RSUs (as defined below)), representing approximately [●]% of the outstanding voting power of our common stock.

Proxies and Revocation (Page 29)

Any stockholder of record entitled to vote at the special meeting may vote in person by appearing at the special meeting, or by submitting a proxy via the Internet, by telephone, or by mail using the enclosed postage-paid envelope. If you are a beneficial owner of our common stock and your shares are held in “street name,” you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, your shares of our common stock will not be voted on the merger proposal, which will have the same effect as a vote “AGAINST” approval of the merger proposal.

You have the right to revoke a proxy. You may revoke your proxy before the special meeting, by voting over the Internet or by telephone (only your latest Internet or telephone vote is counted) or by signing a new proxy and mailing it, in each case, in accordance with the instructions on the enclosed proxy card. In addition, you may revoke your proxy by attending the special meeting, requesting that your proxy be revoked and voting in person; however, attending the special meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

The Merger (Page 32)

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation following the merger. We refer to the time when the merger becomes effective as the effective time. As a result of the merger, the Company will cease to be a publicly

Special Meeting Proxy Statement	| 3

Summary

traded company and will become a wholly owned subsidiary of Parent. You will not own any shares of the capital stock of the surviving corporation. Unless the merger is terminated in accordance with the merger agreement, the closing of the merger (the “closing”), will take place on the fifth (5th) business day after certain conditions set forth in the merger agreement have been satisfied or waived by the party entitled to the benefit of such condition (the “closing date”).

The Merger Consideration (Page 32)

In the merger, each outstanding share of our common stock will automatically be converted into the right to receive an amount of cash equal to $57.00 (the “per share merger consideration”), without interest, other than shares of our common stock that are (i) held in the treasury of the Company or owned by any subsidiary of the Company or owned by Parent, Merger Sub or any other subsidiary or affiliate of Parent (collectively, the “excluded shares”); and (ii) owned by stockholders who have neither voted in favor of the merger nor consented thereto in writing and properly exercised and perfected their statutory rights of appraisal in accordance with Section  262 of the DGCL (the “dissenting shares”).

Reasons for the Merger; Recommendation of the Board (Page 45)

After careful consideration of various factors as described in the section entitled “The Merger—Reasons for the Merger; Recommendation of the Company’s Board of Directors” beginning on page 45, the Board has determined that (i) the merger agreement, (ii) the equity commitment letter, dated June 16, 2019, from Next Alt S.à r.l. (“NEXT”) to Parent, (iii) the guaranty of Next Luxembourg S.C.Sp., dated June 16, 2019 (the “guaranty”), and (iv) the voting and support agreement, dated June 16, 2019, by and among Parent, Merger Sub and certain stockholders of Sotheby’s (we refer to (ii), (iii) and (iv) collectively as the “ancillary documents”), the merger and the other transactions contemplated by the merger agreement and the ancillary documents, are advisable to, and in the best interests of, the Company and the Company’s stockholders and approved and declared advisable the merger agreement and the execution, delivery and performance by the Company of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement. The Board approved the ancillary documents and the execution, delivery and performance of the ancillary documents by their respective parties and the consummation of the transactions contemplated by the ancillary documents. The Board has also resolved that the merger agreement be submitted for consideration by the stockholders of the Company at the special meeting and recommended that the stockholders of the Company vote to adopt the merger agreement and to approve and/or adopt such other matters that are submitted to the stockholders at the special meeting in connection with the merger agreement. Our Board made its determination after consultation with its legal and financial advisors and consideration of a number of factors.

In considering the recommendation of the Board with respect to the merger proposal, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, yours. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. See “The Merger—Interests of Certain Persons in the Merger” beginning on page 66.

4 |	Special Meeting Proxy Statement

Summary

Our Board recommends that you vote “FOR” approval of the merger proposal and “FOR” approval of the compensation proposal.

Opinion of Financial Advisor (Page 51)

On June 16, 2019, at a meeting of the Board, LionTree Advisors LLC (“LionTree”) rendered an oral opinion to the Board (which was subsequently confirmed in writing by delivery of LionTree’s written opinion dated June 16, 2019) as to the fairness, from a financial point of view, as of such date, of the per share merger consideration to the holders of Sotheby’s common stock, other than excluded shares and dissenting shares, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion.

LionTree’s opinion was provided to, and for the benefit of, the Board in connection with its evaluation of the merger and only addressed the fairness, from a financial point of view, of the per share merger consideration to be received by the holders of Sotheby’s common stock (other than excluded shares and dissenting shares) in the merger pursuant to the merger agreement (without giving any effect to any impact of the merger and other transactions contemplated by the merger agreement on any particular stockholder of Sotheby’s other than in its capacity as a holder of Sotheby’s common stock). The summary of LionTree’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and incorporated herein by reference, and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion. However, neither LionTree’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement constitutes a recommendation to any holder of Sotheby’s common stock as to how such stockholder should vote or act on any matter relating to the merger and other transactions contemplated by the merger agreement or any other matter.

Financing of the Merger (Page 64)

The merger agreement does not contain any condition to the obligations of Parent or Merger Sub relating to the receipt of financing. Parent and Merger Sub have secured committed financing, consisting of a combination of equity financing to be provided by NEXT and debt financing from BNP Paribas Securities Corp. and BNP Paribas, the aggregate proceeds of which, together with cash or cash equivalents held by Parent as of the effective time, Parent and Merger Sub have represented will be sufficient for Parent and Merger Sub to pay all amounts required to be paid by Parent and Merger Sub in cash in connection with the merger and the other transactions contemplated by the merger agreement, including the aggregate per share merger consideration and other fees and expenses under the merger agreement.

For further information with respect to the financing of the merger, see the section titled “The Merger—Financing of the Merger” beginning on page 64.

Interests of Certain Persons in the Merger (Page 66)

In considering the recommendation of the Board that you vote to adopt the merger agreement, you should be aware that aside from their interests as Company stockholders, the Company’s directors and

Special Meeting Proxy Statement	| 5

Summary

executive officers have interests in the merger that are different from, or in addition to, those of Company stockholders generally. These interests include, among others:

•

Under the merger agreement, in connection with the closing, deferred stock units issued by the Company (“Company DSUs”) and performance share units issued by the Company (“Company PSUs”) that are subject to performance conditions based on the price of the Company’s common stock (“Company Share Price PSUs”), will be cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding tax, based on the per share merger consideration.

•

Company equity awards other than Company DSUs and Company Share Price PSUs will, in connection with the closing, be cancelled, extinguished and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding tax based on the per share merger consideration that will (a) vest and settle on terms (including acceleration events but excluding any performance-based vesting conditions for performance cash units issued by the Company (“Company PCUs”) and Company PSUs) as were applicable immediately prior to the effective time, and (b) vest in full to the extent the holder of such Company equity award is subject to a qualifying termination.

•

Mr. Thomas S. Smith, Jr.’s existing employment agreement provides for “double-trigger” (i.e., benefits that require two conditions, which are the closing of the merger as well as a qualifying termination of employment) severance benefits in the event of a qualifying termination of employment.

•

The Company’s Executive Severance Benefits Plan (as amended and restated, the “executive severance plan”) covers each of the Company’s current executive officers other than Mr. Smith, and provides for “double-trigger” severance benefits in the event of certain qualifying terminations of employment in connection with or within the twenty-four (24) months following the merger.

•

The Separation Agreement and General Release entered into by the Company and Mr. Goodman, which treats Mr. Goodman’s termination of employment as a qualifying termination of employment in anticipation of the merger, generally entitling him to the “double-trigger” severance benefits under the executive severance plan.

•

In the event that the closing date occurs during the 2019 fiscal year, the merger agreement provides that the Company shall pay bonus eligible employees (including executive officers) an amount equal to 75% of the bonus payable in respect of the 2019 fiscal year assuming achievement at target, and following the completion of the 2019 fiscal year, shall determine the amount of such bonus payable in respect of the 2019 fiscal year based on performance actually achieved, with payment of the positive difference (if any) of such amounts at the time annual bonuses have historically been paid by the Company.

•	The Company’s directors and officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies pursuant to the merger agreement.

Members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to the

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Summary

Company’s stockholders that the merger agreement be adopted. For more information, see the sections entitled “The Merger—Background of the Merger” beginning on page 32 and “The Merger—Reasons for the Merger; Recommendation of the Company’s Board of Directors” beginning on page 45. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “Non-Binding, Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers—Golden Parachute Compensation” beginning on page 107.

Material U.S. Federal Income Tax Consequences of the Merger (Page 73)

If you are a U.S. holder (as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of common stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. You should consult your own tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws). You should read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 73 for a more detailed discussion of the U.S. Federal income tax consequences of the merger. You should also consult your tax advisor for a complete analysis of the effect of the merger on your federal, state and local and/or foreign taxes.

Regulatory Approvals (Page 75)

The Company, Parent and Merger Sub have agreed to cooperate with each other and use commercially reasonable efforts to promptly take all actions, and to do, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, in the most expeditious manner practicable, the merger and the other transactions contemplated by the merger agreement, including preparing and filing all forms, registrations and notices required to be filed and taking such actions as are reasonably necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any governmental authority or other third party. These filings and actions include (i) those required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the filing of a joint voluntary notice to the Committee on Foreign Investment in the United States (“CFIUS”), and (iii) filings required by certain other non-U.S. governmental authorities relating to antitrust and competition matters. You should read “The Merger—Regulatory Approvals” beginning on page 75 for a more detailed discussion of the parties’ obligations with respect to obtaining regulatory and other third-party approvals in connection with the merger.

On July 5, 2019, the Company and Parent submitted a draft joint voluntary notice with CFIUS.

On July 10, 2019, the Federal Trade Commission (the “FTC”) granted early termination of the waiting period under the HSR Act.

The Merger Agreement (Page 77)

Treatment of Common Stock, Stock-Based Awards and Performance Awards (Page 78)

•

Common Stock. Each share of our common stock outstanding immediately prior to the effective time (other than excluded shares and dissenting shares) will be converted into the right to receive from Parent $57.00 in cash.

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Summary

•

Deferred Stock Units. Each Company DSU that is outstanding immediately prior to the effective time shall be cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding tax, equal to the product of (x) the total number of shares underlying such Company DSUs and (y) $57.00.

•

Share Price Performance Share Units. Each Company Share Price PSU that is outstanding immediately prior to the effective time shall be cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding tax, equal to the product of (x) the total number of shares earned in accordance with the terms and conditions set forth in the award agreement as reasonably determined by the compensation committee of the Board (the “Compensation Committee”), and (y) $57.00.

•

Other Company Equity and Equity-Based Awards. Except as otherwise agreed by and between Parent and a holder of a Company equity award (other than a Company DSU, a Company Share Price PSU or a Company equity award that is subject to Section 409A of the Internal Revenue Code of 1986 (the “Code”)) prior to the effective time:

•

Performance Cash Units. As of the effective time, each Company PCU that is outstanding immediately prior to the effective time shall, by virtue of the merger and without any action by Parent, Merger Sub, the Company or the holder of such Company PCU, be canceled, extinguished and converted into an award (each of which, a “Converted PCU”), representing the right to receive from the surviving corporation an amount in cash, without interest and subject to any applicable withholding tax, equal in value to the product of (i) $57.00 multiplied by (ii) the number of shares represented by Company PCUs deemed earned as of immediately prior to the effective time (125% of target for Company PCUs with a performance period ending on December 31, 2019, 100% of target for Company PCUs with a performance period ending on December 31, 2020 and 100% of target for Company PCUs with a performance period ending on December 31, 2021). Each Converted PCU shall (A) vest and settle on terms (including acceleration events but excluding any performance-based vesting conditions) as were applicable to the corresponding Company PCU immediately prior to the effective time and (B) vest in full to the extent the holder of a Converted PCU is subject to a qualifying termination of employment during the twenty-four (24) month period following the closing.

•

Performance Share Units. As of the effective time, each Company PSU other than a Company Share Price PSU that is outstanding immediately prior to the effective time shall, by virtue of the merger and without any action by Parent, Merger Sub, the Company or the holder of such Company PSU, be canceled, extinguished and converted into an award (each of which, a “Converted PSU”) representing the right to receive from the surviving corporation an amount in cash, without interest and subject to any applicable withholding tax, equal in value to the product of (i) $57.00 multiplied by (ii) the number of Company PSUs deemed earned as of immediately prior to the effective time (125% of target for Company PSUs with a performance period ending on December 31, 2019, 100% of target for Company PSUs with a performance period ending on December 31, 2020 and 100% of target for Company PSUs with a performance period ending on December 31, 2021). Each Converted PSU shall (A) vest and settle on terms (including acceleration events but excluding any performance-based vesting conditions) as were applicable to the

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Summary

corresponding Company PSU immediately prior to the effective time and (B) vest in full to the extent the holder of a Converted PSU is subject to a qualifying termination of employment during the twenty-four (24) month period following the closing.

•

Restricted Cash Units. As of the effective time, each Company restricted cash unit (a “Company RCU”) that is outstanding immediately prior to the effective time shall, by virtue of the merger and without any action by Parent, Merger Sub, the Company or the holder of such Company RCU, be canceled, extinguished and converted into an award (each of which, a “Converted RCU”), representing the right to receive from the surviving corporation an amount in cash, without interest and subject to any applicable withholding tax, equal to the product of (i) $57.00 multiplied by (ii) the number of shares represented by outstanding Company RCUs as of immediately prior to the effective time. Each Converted RCU shall (A) vest and settle on terms (including acceleration events) as were applicable to the corresponding Company RCU immediately prior to the effective time and (B) vest in full to the extent the holder of a Converted RCU is subject to a qualifying termination of employment during the twenty-four (24) month period following the closing.

•

Restricted Stock Units. As of the effective time, each Company restricted stock unit (“Company RSU”) that is outstanding immediately prior to the effective time shall, by virtue of the merger and without any action by Parent, Merger Sub, the Company or the holder of such Company RSU, be canceled, extinguished and converted into an award (each of which, a “Converted RSU”) representing the right to receive from the surviving corporation an amount in cash, without interest, and subject to any applicable withholding tax, equal to the product of (i) $57.00 multiplied by (ii) the total number of shares underlying such Company RSU as of immediately prior to the effective time. Each Converted RSU shall (A) vest and settle on terms (including acceleration events) as were applicable to the corresponding Company RSU immediately prior to the effective time and (B) vest in full to the extent the holder of a Converted RSU is subject to a qualifying termination of employment during the twenty-four (24) month period following the closing.

No Solicitation of Alternative Transaction Proposals; Board Recommendation Changes (Page 88)

The merger agreement provides that we are not permitted to solicit, initiate, propose or knowingly facilitate, induce or encourage any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an alternative transaction proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Alternative Transaction Proposals; Board Recommendation Changes” beginning on page 88). The merger agreement also provides that we may not enter into, continue or otherwise participate or engage in any discussions or negotiations regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any alternative transaction proposal.

Notwithstanding these restrictions, under certain circumstances, we may, prior to the time the merger agreement is adopted by our stockholders, and subject to certain obligations to provide Parent with advance written notice, (x) make a Company adverse recommendation change (as defined in the

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Summary

section entitled “The Merger Agreement—No Solicitation of Alternative Transaction Proposals; Board Recommendation Changes—No Solicitation Exceptions” beginning on page 90) (A)(1) in response to a superior proposal (as defined in the section entitled “The Merger Agreement—No Solicitation of Alternative Transaction Proposals; Board Recommendation Changes” beginning on page 88) that is made and not withdrawn (and that continues to be a superior proposal) or (2) if an intervening event (as defined in the section entitled “The Merger Agreement—No Solicitation of Alternative Transaction Proposals; Board Recommendation Changes—No Solicitation Exceptions” beginning on page 90) has occurred and (B) the Board determines in good faith (after consultation with its outside legal counsel and financial advisor) that failure to take such action in response to such superior proposal or intervening event, as applicable, would violate the directors’ fiduciary duties under applicable law, or (y) subject to certain obligations to negotiate with Parent in good faith prior to termination and the payment of the Company termination fee (as defined in the section entitled “Summary—The Merger Agreement—Termination” beginning on page 10), authorize the Company to terminate the merger agreement in order to enter into a definitive written agreement with respect to such superior proposal (a “superior proposal agreement”) if the Board determines in good faith (after consultation with its outside legal counsel and independent financial advisor) that, in light of such superior proposal, the failure to terminate the merger agreement and enter into a superior proposal agreement with respect to such superior proposal would violate the directors’ fiduciary duties under applicable law.

Conditions to the Merger (Page 97)

The respective obligations of the Company, Parent and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain customary conditions, including the adoption of the merger agreement by our stockholders, receipt of certain regulatory approvals, the absence of any legal prohibitions to the consummation of the merger, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the merger agreement. See “The Merger Agreement—Conditions to the Merger” beginning on page 97.

Termination (Page 99)

We and Parent may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

•	By either Parent or the Company:

•

for a failure to consummate the merger by December 13, 2019 (as may be extended for ninety (90) days by either party by written notice under certain circumstances, the “outside date”), as described in the section entitled “The Merger Agreement—Termination” beginning on page 99;

•	for a failure to obtain the stockholder approval to adopt the merger agreement, as described in the section entitled “The Merger Agreement—Termination” beginning on page 99;

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Summary

•

if any order permanently restraining, enjoining or other otherwise prohibiting the merger or any of the other transactions contemplated by the merger agreement is or has become final and non-appealable;

•	By the Company:

•

in order to enter into an agreement relating to a superior proposal if the Company has been in compliance with certain provisions relating to the non-solicitation of alternative transaction proposals and, prior to or concurrently with such termination, pays to Parent a $110,860,000 termination fee (the “Company termination fee”) and reimburses certain expenses incurred by Parent up to a maximum of $4,000,000 (the “Parent expense reimbursement”); or

•

if the Company is not then in breach in any material respect of any of its obligations under the merger agreement, if there is any continuing inaccuracy in the representations and warranties of Parent and Merger Sub set forth in the merger agreement, or if Parent or Merger Sub are then failing to perform any of their covenants or other agreements set forth in the merger agreement as described in the section entitled “The Merger Agreement—Termination” beginning on page 99, in either case, such that certain conditions to closing would not be satisfied as of the time of such termination, or such breach is not reasonably capable of being cured by the outside date or has not been cured within thirty (30) days after written notice of such breach was received by Parent; or

•	by Parent, if:

•

the Board has effected a Company adverse recommendation change (as defined in the section entitled “The Merger Agreement—No Solicitation of Alternative Transaction Proposals; Board Recommendation Changes” beginning on page 88) or there has been any breach in any material respect on the part of the Company of certain provisions relating to the non-solicitation of alternative transaction proposals, the preparation of the proxy statement and the special meeting;

•

if Parent is not then in breach in any material respect of any of its obligations under the merger agreement, if there is any continuing inaccuracy in the representations and warranties of the Company set forth in the merger agreement, or the Company is then failing to perform any of its covenants or other agreements set forth in the merger agreement, in either case such that certain conditions to closing would not be satisfied as of the time of such termination, or such breach is not reasonably capable of being cured by the outside date or has not been cured within thirty (30) days after written notice of such breach was received by the Company; or

•

there has occurred any Company material adverse effect (as described in the section entitled “The Merger Agreement—Representations and Warranties” beginning on page 81) that is not reasonably capable of being cured by the outside date.

Termination Fee (Page 100)

The Company termination fee and the Parent expense reimbursement would be payable by us if:

•	the Company terminates the merger agreement to enter into a superior proposal agreement;

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Summary

•

Parent terminates the merger agreement because the Board has effected a Company adverse recommendation change or there has been a material breach on the part of the Company or its subsidiaries or representatives of certain provisions under the merger agreement relating to non-solicitation of alternative transaction proposals or provisions under the merger agreement relating to the special meeting prior to obtaining the stockholder approval (as defined in the section entitled “The Merger Agreement—No Solicitation of Alternative Transaction Proposals; Board Recommendation Changes” beginning on page 88); or

•	a combination of the following events occur:

•	the merger agreement is terminated by:

•	Parent or the Company by written consent, because the outside date has not occurred;

•	Parent or the Company because the stockholder approval is not obtained at the special meeting;

•

Parent because (x) there is a continuing inaccuracy in the representations and warranties of the Company or (y) the Company fails to perform any of its covenants or agreements under the merger agreement and such inaccuracy or failure causes any of the conditions to closing of the Parent not to be satisfied or such breach is not reasonably capable of being cured by the outside date or has not been cured by the Company within thirty (30) days of receipt of written notice of the breach; or

•	Parent because an event has a material adverse effect on the Company that is not reasonably capable of being cured by the outside date;

•	prior to such termination, a third party makes an alternative transaction proposal and such proposal is not terminated or withdrawn prior to the termination of the merger agreement; and

•

prior to the fifteen (15th) month anniversary of the termination of the merger agreement, the Company enters into an agreement with respect to, or recommends to the Company’s stockholders and subsequently consummates, any alternative transaction proposal (in which case the applicable percentages in the definition of alternative transaction as used in the definition of alternative transaction proposal will be eighty percent (80%) rather than ten percent (10%)).

Parent Termination Fee (Page 100)

Parent will be required to pay the Company a termination fee equal to $221,710,000 (the “Parent termination fee”), if:

•	the Company or Parent terminates the merger agreement because the merger is not consummated on or before the outside date; or

•

the Company terminates the merger agreement due to a continuing inaccuracy in the representations and warranties of Parent and Merger Sub set forth in the merger agreement, or Parent or Merger Sub failing to perform any of their covenants or other agreements set forth in the merger agreement, in either case such that certain conditions to closing would not be

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Summary

satisfied as of the time of such termination, or such breach is not reasonably capable of being cured by the outside date or has not been cured within thirty (30) days after written notice of such breach was received by Parent;

and in any such case, the sole reason Parent was unable to consummate the merger was due to its failure to obtain all or any portion of its debt financing (as described in the section entitled “The Merger—Financing of the Merger” beginning on page 64).

Remedies (Page 102)

No termination of the merger agreement will relieve or release any party to the merger agreement from any liabilities or damages arising out of its willful breach of any provision of the merger agreement.

The Company’s right to receive the Parent termination fee will be the sole and exclusive remedy of the Company for any loss suffered due to the failure of the closing to occur under circumstances that require the payment of the Parent termination fee.

Prior to termination of the merger agreement, each party is entitled to enforce specifically the terms and provisions of the merger agreement and to obtain an injunction to prevent breaches of the merger agreement.

Market Price of Common Stock (Page 111)

The closing price of our common stock on the New York Stock Exchange (the “NYSE”) on June 14, 2019, the last trading day prior to the public announcement of the execution of the merger agreement, was $35.39 per share of our common stock. If the merger is completed, you will be entitled to receive $57.00 in cash, without interest, for each share of our common stock owned by you (unless you have properly exercised, and not lost, your appraisal rights with respect to such shares), which represents a premium of 61% to Company’s closing price on June 14, 2019, and a 56.3% premium to the Company’s 30 trading-day volume weighted average share price on June 14, 2019.

On [●], 2019, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock on the NYSE was $[●] per share of common stock. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

Appraisal Rights (Page 115)

If the merger is completed, the Company’s stockholders who do not vote in favor of the adoption of the merger agreement are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), but only if they fully comply with all of the applicable legal requirements of Section 262 of the DGCL, which are summarized in this proxy statement in the section entitled “Appraisal Rights” beginning on page 115 and set forth in their entirety in Section 262 of the DGCL (attached to this proxy statement as Annex D). This means that you may be entitled to have the fair value of your shares of our common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the per share merger consideration if you follow exactly the

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Summary

procedures set forth in Section 262 of the DGCL. The ultimate amount you may receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal to the Company before the vote is taken on the adoption of the merger agreement (and must not fail to perfect or effectively withdraw your demand or otherwise waive or lose your right to appraisal) and you must not vote (either in person or by proxy) in favor of the adoption of the merger agreement. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights” beginning on page 115 and the text of the DGCL appraisal rights statute reproduced in its entirety as Annex D to this proxy statement. We encourage you to read these provisions carefully and in their entirety. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL relating to appraisal rights, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, a copy of which is attached to this proxy statement as Annex D.

Delisting and Deregistration of Common Stock (Page 121)

If the merger is completed, our common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”) and we will no longer file periodic reports with the Securities and Exchange Commission (the “SEC”) on account of our common stock.

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger, the merger agreement, and the special meeting. These questions and answers may not address all questions that may be important to you as a Company stockholder. Please refer to the “Summary” beginning on page 2 and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety.

Q.	What is the proposed merger transaction and what effects will it have on the Company?

A.

The proposed merger transaction is the acquisition of the Company by Parent pursuant to the terms and subject to the conditions of the merger agreement. If the proposal to adopt the merger agreement is approved by our stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company being the surviving corporation. As a result of the merger, the Company will become a wholly owned subsidiary of Parent and will no longer be a publicly held corporation, and you, as a holder of our common stock, will no longer have any interest in our future earnings or growth. In addition, following the merger, our common stock will be delisted from the NYSE and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our common stock.

Q.	What will I receive if the merger is completed?

A.

In connection with the merger, each outstanding share of our common stock (other than excluded shares and dissenting shares) will automatically be converted into the right to receive an amount in cash equal to $57.00, without interest.

Q.	How does the per share merger consideration compare to the market price of our common stock prior to announcement of the merger?

A.

The per share merger consideration of $57.00 per share of common stock represents a premium of approximately 61% to the closing price of our common stock as of June 14, 2019, the last trading day prior to the public announcement of the execution of the merger agreement, and a premium of approximately 56.3% to the 30 trading-day volume weighted average share price on June 14, 2019.

Q.	How does the Board recommend that I vote?

A.	The Board recommends that you vote “FOR” approval of the merger proposal and “FOR” approval of the compensation proposal.

Q.	When do you expect the merger to be completed?

A.

We are working towards completing the merger as soon as possible. Assuming timely receipt of required regulatory approvals and the satisfaction or waiver of other closing conditions, including approval by our stockholders of the merger proposal, we anticipate that the merger will be completed during the fourth quarter of 2019.

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Questions and Answers About the Special Meeting and the Merger

Q.	What happens if the merger is not completed?

A.

If the merger proposal is not approved by the stockholders of the Company or if the merger is not completed for any other reason, the stockholders of the Company will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company and our common stock will continue to be listed and traded on the NYSE.

Additionally, if the merger is not completed, the merger agreement will be terminated. Depending on the circumstances surrounding the termination, it is possible that the Company will be required to pay Parent a termination fee of $110,860,000. It is also possible, if Parent or the Company terminates the agreement under certain circumstances relating to Parent’s failure to obtain financing for the merger, that Parent would be required to pay the Company a fee of $221,710,000.

Q.	What conditions must be satisfied to complete the merger?

A.

There are several conditions which must be satisfied to complete the merger, including obtaining stockholder approval, obtaining regulatory approvals, no governmental entity having instituted any order or restraint to prohibit the consummation of the merger or any of the other transactions contemplated by the merger agreement, there having been no Company material adverse effect (as defined in the section “The Merger Agreement—Representations and Warranties” beginning on page 81) and the accuracy of certain representations and warranties and compliance with covenants contained in the merger agreement. You should read “The Merger Agreement—Conditions to the Merger” beginning on page 97 for a more detailed discussion of the conditions that must be satisfied to complete the merger.

Q.	Is the merger expected to be taxable to me?

A.

Yes. The exchange of shares of our common stock for the per share merger consideration pursuant to the merger will generally be a taxable transaction to U.S. holders (as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. If you are a U.S. holder and you exchange your shares of our common stock in the merger for cash, you will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and your adjusted tax basis in such shares. We encourage you to read “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the merger. You should also consult your tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.

You are receiving this proxy statement and proxy card or voting instruction form because you own shares of the Company’s common stock. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of our common stock with respect to such matters.

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Questions and Answers About the Special Meeting and the Merger

Q.	When and where is the special meeting?

A.	The special meeting of the stockholders of the Company will be held at our offices located at 1334 York Avenue, New York 10021, on [●], 2019 at [●] [a.m./p.m.], Eastern Daylight Saving Time.

Q.	What am I being asked to vote on at the special meeting?

A.

You are being asked to consider and vote on a proposal to adopt the merger agreement that provides for the acquisition of the Company by Parent and to vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger.

Q.

Why am I being asked to consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the merger?

A.

Under SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, commonly referred to as “golden parachute” compensation.

Q.	What will happen if the Company’s stockholders do not approve the compensation proposal?

A.

Approval of the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on the Company or the surviving corporation in the merger. Because the merger-related compensation to be paid to the named executive officers in connection with the merger is based on contractual arrangements with the named executive officers, such compensation may be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted (subject only to the contractual obligations applicable thereto).

Q.	What vote is required for the Company’s stockholders to approve the merger proposal?

A.

Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the close of business on the record date.

Because the affirmative vote required to approve the merger proposal is based upon the total number of outstanding shares of our common stock, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with instructions, as applicable, this will have the same effect as a vote “AGAINST” approval of the merger proposal. If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee and you do not instruct the nominee how to vote your shares, the failure to instruct your nominee will have the same effect as a vote “AGAINST” the merger proposal.

Q.	What vote of our stockholders is required to approve the compensation proposal?

A.	Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy at the special meeting and

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Questions and Answers About the Special Meeting and the Merger

entitled to vote on such proposal. Accordingly, abstentions will have the same effect as a vote “AGAINST” approval of the compensation proposal, and broker non-votes will have no effect on the outcome of the vote.

Q.	What is the Voting and Support Agreement?

A.

Concurrently with the execution of the merger agreement, Parent and Merger Sub entered into the voting and support agreement, dated June 16, 2019, with (i) certain stockholders affiliated with Third Point LLC, (ii) Domenico De Sole and (iii) Thomas S. Smith, Jr. (the “voting and support agreement”). The voting and support agreement requires each of the Third Point affiliates, Mr. De Sole and Mr. Smith, who collectively hold approximately [●]% of our outstanding voting power of our common stock as of the record date, to vote all of his or its shares of our common stock in favor of the adoption of the merger agreement.

Q.	Do any of the Company’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.

In considering the recommendation of the Board with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have certain interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement be adopted by the stockholders of the Company. See “The Merger—Interests of Certain Persons in the Merger” beginning on page 66 and “Non-Binding Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers” beginning on page 107.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.

If your shares are registered directly in your name with our transfer agent, Computershare Investor Services (“Computershare”), you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote, grant your voting rights directly to the Company or to a third party or to vote in person at the special meeting.

If your shares of our common stock are held by a bank, broker, trustee or nominee, you are considered the beneficial owner of shares held in “street name,” and your bank, broker, trustee or nominee, or their intermediary, is considered the stockholder of record with respect to those shares. Your bank, broker, trustee or nominee should send you, as the beneficial owner, a package describing the procedure for voting your shares of our common stock. You should follow the instructions provided by them to vote your shares of our common stock. You are invited to attend the special meeting; however, you may not vote these shares of our common stock in person at the special meeting unless you obtain a “legal proxy” from your bank, broker, trustee or nominee that holds your shares of our common stock, giving you the right to vote the shares of our common stock at the special meeting.

18 |	Special Meeting Proxy Statement

Questions and Answers About the Special Meeting and the Merger

Q.	If my shares of common stock are held in “street name” by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee vote my shares of common stock for me?

A.

Your bank, brokerage firm or other nominee will only be permitted to vote your shares of our common stock if you instruct your bank, brokerage firm or other nominee how to vote. You should follow the procedures provided by your bank, brokerage firm or other nominee regarding the voting of your shares of our common stock. Banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the merger proposal and the compensation proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on non-routine matters. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted (“broker non-votes”), and the effect will be the same as a vote “AGAINST” approval of the merger proposal, and your shares of our common stock will not be voted and will not have an effect on compensation proposal.

Q.	Who can vote at the special meeting?

A.

All of the holders of record of our common stock as of the close of business on [●], 2019, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. Each holder of our common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of our common stock that such holder owned as of the record date.

Q.	How many votes do I have?

A.

You are entitled to one vote for each share of the common stock held of record by you as of the record date, [●], 2019. As of the close of business on the record date, there were [●] outstanding shares of common stock.

Q.	What is a quorum?

A.

For purposes of the merger proposal and the compensation proposal, the holders of a majority of our common stock outstanding as of the close of business on the record date, present in person or represented by proxy, at the special meeting constitutes a quorum of the stockholders. Abstentions are counted as present for the purpose of determining whether a quorum is present.

Q.	How do I vote?

A.	Stockholder of Record. If you are a stockholder of record, you may have your shares of our common stock voted on matters presented at the special meeting in any of the following ways:

•	In Person. You may attend the special meeting and cast your vote there.

•

Via the Internet or by Telephone. You can vote via the Internet or by telephone by following the instructions in the proxy card. Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Saving Time, on [●]; or

Special Meeting Proxy Statement	| 19

Questions and Answers About the Special Meeting and the Merger

•

By Mail. You can vote by mail if you received a printed proxy card by dating, signing and promptly returning your proxy card in the postage prepaid envelope provided with the materials. Votes submitted by mail must be received by the close of business on [●].

Beneficial Owner. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting. To attend the special meeting in person (regardless of whether you intend to vote your shares in person at the special meeting), you must bring with you to the special meeting a valid photo identification and proof of your beneficial ownership. For more information, see the instructions under “The Special Meeting—Attendance” beginning on page 26 of this proxy statement.

IT IS IMPORTANT THAT YOU PROMPTLY VOTE YOUR SHARES OF OUR COMMON STOCK. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Q.	How can I change or revoke my vote?

A.	If you own shares in your own name, you may revoke any prior proxy or voting instructions, regardless of how your proxy or voting instructions were originally submitted, by:

•	sending a written statement to that effect to our Corporate Secretary, which must be received by us before the special meeting;

•	submitting a properly signed proxy card or voting instruction form dated a later date;

•	submitting a later-dated proxy or providing new voting instructions via the Internet or by telephone; or

•	attending the special meeting in person and voting your shares. Attendance alone at the meeting will not constitute revocation of a proxy.

If you hold shares in street name, you should contact the intermediary for instructions on how to change your vote.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of our common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of our common stock is called a “proxy card.”

Q.	If a stockholder gives a proxy, how are the shares of common stock voted?

A.

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes on the proxy card, you may specify whether your shares of our common

20 |	Special Meeting Proxy Statement

Questions and Answers About the Special Meeting and the Merger

stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you own shares that are registered in your own name and return a signed proxy card or grant a proxy via the Internet or by telephone, but do not indicate how you wish your shares to be voted, the shares represented by your properly signed proxy will be voted “FOR” approval of the merger proposal and “FOR” approval of the compensation proposal.

Q.	How are votes counted?

A.

For the merger proposal and the compensation proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have the same effect as votes “AGAINST” approval of the merger proposal. Abstentions will have the same effect as a vote “AGAINST” approval of the compensation proposal, and broker non-votes will have no effect on the outcome of the vote on the compensation proposal.

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.

If you received more than one proxy card, your shares are likely registered in different names or with different addresses or are in more than one account. You must separately vote the shares shown on each proxy card that you receive in order for all of your shares to be voted at the special meeting.

Q.	What happens if I sell my shares of common stock before the special meeting?

A.

The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of our common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies the Company in writing of such special arrangements, you will retain your right to vote such shares at the special meeting but will transfer the right to receive the per share merger consideration to the person to whom you transfer your shares.

Q.	What happens if I sell my shares of common stock after the special meeting but before the effective time?

A.

If you transfer your shares after the special meeting but before the effective time, you will have transferred the right to receive the per share merger consideration to the person to whom you transfer your shares. In order to receive the per share merger consideration, you must hold your shares of common stock through completion of the merger.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

The Company has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for the special meeting. The Company estimates that it will pay Innisfree a fee of $25,000 and telephone charges. The Company has agreed to reimburse Innisfree for certain out-of-pocket fees and expenses and will also indemnify Innisfree, its subsidiaries and their respective directors,

Special Meeting Proxy Statement	| 21

Questions and Answers About the Special Meeting and the Merger

officers, employees and agents against certain claims, liabilities, losses, damages and expenses. The Company may advance monies to Innisfree to pay on the Company’s behalf charges rendered by banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I need to do now?

A.

Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your shares are represented at the special meeting. If you hold your shares of our common stock in your own name as the stockholder of record, you may submit a proxy to have your shares of our common stock voted at the special meeting in one of three ways: (i) using the Internet in accordance with the instructions set forth on the enclosed proxy card; (ii) calling the toll-free number specified on your proxy card; or (iii) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.

No. If the merger proposal is approved, you will be sent a letter of transmittal promptly, and in any event within three (3) business days, after the completion of the merger, describing how you may exchange your shares of our common stock for the per share merger consideration. If your shares of our common stock are held in “street name” through a bank, brokerage firm or other nominee, you should contact your bank, brokerage firm or other nominee for instructions as to how to effect the surrender of your “street name” shares of our common stock in exchange for the per share merger consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the per share merger consideration for my shares of our common stock?

A.

Stockholders who do not vote in favor of the adoption of the merger agreement are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger if they take certain actions and meet certain conditions. For additional information, see “Appraisal Rights” beginning on page 115. For the full text of Section 262 of the DGCL, please see Annex D of this proxy statement. Because of the complexity of the DGCL relating to appraisal rights, if you wish to exercise your appraisal rights, we encourage you to seek the advice of legal counsel.

Q.	Who can help answer any other questions I might have?

A.

If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of our common stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact Innisfree, our proxy solicitor, by calling toll-free at (888) 750-5834. Banks and brokers should call at (212) 750-5833.

22 |	Special Meeting Proxy Statement

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements.

Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which we have no control. These factors, risks and uncertainties include, but are not limited to, the following: (i) conditions to the completion of the proposed acquisition, including stockholder approval of the proposed acquisition, may not be satisfied or the regulatory approvals required for the proposed acquisition may not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between the parties to the proposed acquisition; (iii) the effect of the announcement or pendency of the proposed acquisition on the Company’s business relationships, operating results, and business generally; (iv) risks that the proposed acquisition disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed acquisition; (v) risks related to diverting management’s attention from our ongoing business operations; (vi) potential litigation that may be instituted against the Company or its directors or officers related to the proposed acquisition or the merger agreement between the parties to the proposed acquisition; (vii) the amount of the costs, fees, expenses and other charges related to the proposed acquisition; and (ix) such other factors as are set forth in the Company’s periodic public filings with the SEC, including, but not limited to, those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K for the fiscal year ended December 31, 2018 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

Forward-looking statements reflect the views and assumptions of management as of the date of this communication with respect to future events. The Company does not undertake, and hereby disclaims, any obligation, unless required to do so by applicable securities laws, to update any forward-looking statements as a result of new information, future events or other factors. The inclusion of any statement in this communication does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Special Meeting Proxy Statement	| 23

PARTIES TO THE MERGER

The Company

Sotheby’s

1334 York Avenue

New York, New York 10021

Telephone: (212) 894-1210

Sotheby’s, a Delaware corporation, with headquarters in New York, New York, has been uniting collectors with world-class works of art since 1744. Sotheby’s presents auctions in ten different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby’s BidNow program allows visitors to view all auctions live online and place bids from anywhere in the world.

Sotheby’s has a global network of 80 offices in 40 countries and is the oldest company listed on the NYSE, under the symbol “BID.”

Parent

BidFair USA LLC

c/o Hughes Hubbard and Reed LLP,

One Battery Park Plaza, 12th floor

New York, New York 10004

BidFair USA LLC, a Delaware limited liability company, is a special purpose vehicle formed for purposes of effectuating the merger.

Merger Sub

BidFair MergeRight Inc.

c/o Hughes Hubbard and Reed LLP

One Battery Park Plaza, 12th floor

New York, New York 10004

BidFair MergeRight Inc., a Delaware corporation, is a special purpose vehicle formed for purposes of effectuating the merger. BidFair MergeRight Inc. is one hundred percent (100%) owned by BidFair USA LLC.

24 |	Special Meeting Proxy Statement

THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the special meeting to be held at our offices located at 1334 York Avenue, New York, New York 10021 on [●], 2019 at [●] [a.m./p.m.], Eastern Daylight Saving Time, or at any adjournment or postponement thereof.

Purpose of the Special Meeting

At the special meeting, holders of our common stock will be asked to consider and vote on the following:

•	the merger proposal;

•	the compensation proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE ABOVE PROPOSALS.

The Company’s stockholders must approve the merger proposal in order for the merger to occur. If the Company’s stockholders fail to approve the merger proposal, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement, which we encourage you to read carefully and in its entirety.

The vote on the compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, a stockholder may vote to approve the compensation proposal and vote not to adopt the merger proposal, and vice versa. Because the vote on the compensation proposal is advisory in nature only, it will not be binding on the Company, Parent or the surviving corporation in the merger. Accordingly, if the merger agreement is adopted by the Company’s stockholders and the merger is completed, the merger-related compensation may be paid to the Company’s named executive officers to the extent payable in accordance with the terms of their compensation agreements and arrangements even if the stockholders do not approve the compensation proposal.

Record Date and Quorum

The Board has fixed the close of business on [●], 2019 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the special meeting, and any adjournments or postponements thereof. Only holders of record of our common stock as of the close of business on the record date are entitled to receive notice of, and to vote at (in person or by proxy), the special meeting and at any adjournment or postponement thereof.

As of the close of business on the record date, there were [●] shares of common stock outstanding. Each holder of our common stock is entitled to cast one vote per such share on each matter properly brought before the special meeting for each share of our common stock that such holder owned as of the record date.

The presence at the special meeting, in person or represented by proxy, of the holders of a majority of the shares of our common stock issued and outstanding as of the close of business on the record date

Special Meeting Proxy Statement	| 25

The Special Meeting

constitutes a quorum for the transaction of business at the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. Shares of our common stock represented at the special meeting but not voted, including shares of our common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business. Because brokers do not have discretionary authority to vote on any of the proposals at the special meeting, broker non-votes are not counted for the purpose of determining the presence of a quorum. Your vote is very important, regardless of the number of shares of our common stock you own. Because stockholders cannot take any action at the meeting unless a majority of our common stock issued and outstanding and entitled to vote thereat is represented, it is important that you attend the meeting in person or are represented by proxy at the meeting.

In the event that a quorum is not present at the special meeting, we expect to adjourn or postpone the special meeting until we solicit enough proxies to obtain a quorum. The Company may also adjourn or postpone the special meeting (i) to the extent necessary to ensure that the stockholders are given sufficient time to evaluate any necessary supplement or amendment to the proxy statement in advance of the special meeting, and (ii) if required by applicable law, a governmental authority or a request from the SEC. The Company is required, upon Parent’s request, to adjourn or postpone the special meeting up to two (2) times for a period of up to twenty (20) calendar days each, if, in the reasonable judgment of Parent, there will be an insufficient number of votes of our common stock represented (either in person or by proxy) to achieve the stockholder approval and if such action would not be a violation of the directors’ fiduciary duties under applicable law.

Attendance

Only stockholders who owned shares as of the record date, or their duly appointed proxies, and our guests may attend the special meeting. If you hold your shares through a broker, bank or other record owner, you will not be admitted to the special meeting unless you bring a legal proxy or a copy of a statement (such as a brokerage statement) from your broker, bank or other record owner reflecting your stock ownership as of the record date. Additionally, in order to be admitted to the special meeting, you must bring a driver’s license, passport or other form of government-issued identification to verify your identity. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Approval of the merger proposal requires the affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the close of business on the record date. For the merger proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast in favor of the merger proposal, but will count for the purpose of determining whether a quorum is present. Your vote is very important, regardless of the number of shares of our common stock you own. Because stockholders cannot take any action at the meeting unless a majority of our common stock issued and outstanding and entitled to vote thereat is represented, it is important that you attend the meeting in person or are represented by proxy at the meeting. If you fail to return your proxy card, submit your

26 |	Special Meeting Proxy Statement

The Special Meeting

proxy by telephone or the Internet or vote in person, or if your shares are held in “street name” by your bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee to vote your shares of common stock, your shares will have the same effect as a vote “AGAINST” approval of the merger proposal.

If your shares of our common stock are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares of our common stock, the stockholder of record. This proxy statement and proxy card have been sent directly to you by the Company. As the stockholder of record, you have the right to vote in person at the meeting or to grant your voting rights directly to the Company or to a third party by a proxy duly executed or transmitted in a manner in accordance with applicable law.

If your shares of our common stock are held in “street name” through a bank, brokerage firm or other nominee, you are considered the beneficial owner of those shares. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of our common stock, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares by following their instructions for voting. Your bank, brokerage firm or other nominee should send you, as the beneficial owner, a package describing the procedure for voting your shares.

Banks, brokerage firms or other nominees who hold shares in “street name” for customers generally have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms and other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the merger proposal and the compensation proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of our common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of our common stock on non-routine matters.

For the purposes of the merger proposal, if you attend the special meeting and abstain on this proposal, or if you have given a proxy and have abstained on this proposal, this will have the same effect as if you voted “AGAINST” approval of the merger proposal. If you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, and as broker non-votes, the effect will be the same as a vote “AGAINST” approval of the merger proposal.

Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy at the special meeting and entitled to vote on such proposal. For this proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” For purposes of the compensation proposal, if you attend the special meeting and abstain on the compensation proposal, or if you have given a proxy and abstained on the compensation proposal, your shares will not be voted “FOR” or “AGAINST” such proposal, but will have the same effect as a vote “AGAINST” such proposal. If you fail to submit a proxy or vote in person at the special meeting or if your shares of our common stock are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee to vote your shares of our common stock, your shares of our common stock will not be voted, but this will not have an effect on the proposal to approve the merger-related executive compensation proposal.

Special Meeting Proxy Statement	| 27

The Special Meeting

Voting

If you are a stockholder of record and your shares are registered directly in your name, you may have your shares of our common stock voted on matters presented at the special meeting in any of the following ways:

•	In Person. You may attend the special meeting and cast your vote there. Even if you plan to attend the meeting, it is desirable that you vote in advance of the meeting.

•	By Proxy. Stockholders of record have a choice of voting by proxy:

•

Via the Internet or by Telephone. You can vote via the Internet or by telephone by following the instructions in the proxy card. Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Saving Time, on [●]; or

•

By Mail: You can vote by mail if you received a printed proxy card by dating, signing and promptly returning your proxy card in the postage prepaid envelope provided with the materials by the close of business on [●], 2019.

If you are a beneficial owner of our common stock and your shares are held in “street name,” you should receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of our common stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares voted. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a “legal proxy” from your bank, brokerage firm or other nominee that is the stockholder of record for your shares of our common stock giving you the right to vote the shares at the special meeting. A legal proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in “street name” through a bank, broker or other nominee in person at the special meeting unless you have a legal proxy from that bank, broker or other nominee issued in your name giving you the right to vote your shares.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your shares of our common stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of our common stock should be voted “FOR” or “AGAINST” or to “ABSTAIN” from voting on all, some or none of the specific items of business to come before the special meeting.

If you are a holder of record and you properly sign your proxy card but do not mark the boxes showing how your shares of our common stock should be voted on a matter, the shares of our common stock represented by your properly signed proxy will be voted “FOR” approval of the merger proposal and “FOR” approval of the compensation proposal.

If you have any questions or need assistance voting your shares, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling toll-free at (888) 750-5834. Banks and brokers should call at (212) 750-5833.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK YOU OWN. BECAUSE STOCKHOLDERS CANNOT TAKE ANY ACTION AT THE MEETING UNLESS A

28 |	Special Meeting Proxy Statement

The Special Meeting

MAJORITY OF OUR COMMON STOCK ISSUED AND OUTSTANDING AND ENTITLED TO VOTE THEREAT IS REPRESENTED, IT IS IMPORTANT THAT YOU ATTEND THE MEETING IN PERSON OR ARE REPRESENTED BY PROXY AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. IF YOU WILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

Voting by the Company’s Directors and Executive Officers

As of the record date, the current directors and executive officers of the Company beneficially owned and were entitled to vote, in the aggregate, 7,173,970 shares of our common stock (not including any shares of our common stock deliverable upon exercise of or underlying any Company DSUs, Company PSUs or Company RSUs), representing approximately [●]% of the outstanding voting power of our common stock.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy via the Internet, by telephone or by returning the enclosed proxy card in the accompanying postage-paid reply envelope, or may vote in person by appearing at the special meeting. If your shares of our common stock are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of our common stock using the instructions provided by your bank, brokerage firm or other nominee. If you are a beneficial owner and wish to vote in person at the special meeting, you must provide a “legal proxy” from the bank, brokerage firm or other nominee that is the stockholder of record for your shares of our common stock giving you the right to vote the shares at the special meeting. If you fail to vote in person at the special meeting or fail to return your proxy card or fail to submit your proxy via the Internet or by telephone, or if your shares are held in “street name” by your bank, brokerage firm or other nominee and you fail to instruct your bank, brokerage firm or other nominee to vote, your shares of our common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” approval of the merger proposal. If you fail to vote in person at the special meeting or fail to return your proxy card or fail to submit your proxy by telephone or the Internet, your shares of our common stock will not have an effect on the compensation proposal.

You have the right to revoke a proxy. If your shares are registered directly in your name, you may revoke your proxy or change your vote before the special meeting. To do so, you must do one of the following:

•	Send a written statement to that effect to our Corporate Secretary, which must be received by us before the special meeting;

•

Vote via the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., Eastern Daylight Saving Time, on [●], [●], 2019.

•	Sign a new proxy and mail it as instructed above. Only your latest dated, valid proxy received not later than [●], [●], 2019 will be counted.

Special Meeting Proxy Statement	| 29

The Special Meeting

•

Attend the special meeting, request that your proxy be revoked and vote in person as instructed above. Attending the special meeting will not revoke your Internet vote, telephone vote or proxy, as the case may be, unless you specifically request it.

If you hold shares in “street name” through a bank, brokerage firm or other nominee, you may submit a new, later-dated voting instruction form or contact your bank, broker or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy.

Anticipated Date of Completion of the Merger

We are working towards completing the merger as soon as possible. Assuming timely receipt of required regulatory approvals and satisfaction of other closing conditions, including the approval by our stockholders of the merger proposal, we anticipate that the merger will be completed during the fourth quarter of 2019. If our stockholders vote to approve the merger proposal, the merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the merger, subject to the terms of the merger agreement. See “The Merger Agreement—Closing and Effective Time” beginning on page 78.

Rights of Stockholders Who Seek Appraisal

If the merger is completed, the Company’s stockholders who do not vote in favor of the adoption of the merger agreement are entitled to appraisal rights under Section 262 of the DGCL in connection with the merger, but only if they fully comply with all the applicable legal requirements for Section 262 of the DGCL, which are summarized in this proxy statement in the section entitled “Appraisal Rights” beginning on page 115 and set forth in their entirety in Section 262 of the DGCL (attached to this proxy statement as Annex D). This means you may be entitled to have the fair value of your shares of our common stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the per share merger consideration if you follow exactly the procedures set forth in Section 262 of the DGCL. The ultimate amount you may receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement.

To exercise your appraisal rights, you must, among other things, submit a written demand for appraisal to the Company before the vote is taken on the adoption of the merger agreement (and must not fail to perfect or effectively withdraw your demand or otherwise waive or lose your rights to appraisal) and you must not vote (either in person or by proxy) in favor of the merger proposal. If you fail to follow exactly the procedures set forth in Section 262 of the DGCL, you will lose your appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “Appraisal Rights” beginning on page 115 and the text of the DGCL appraisal rights statute reproduced in its entirety as Annex D to this proxy statement. We encourage you to read these provisions carefully and in their entirety. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

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Adjournments

Although it is not currently expected, the special meeting may be adjourned or postponed. The Company retains full authority to the extent set forth in its by-laws and/or permitted under Delaware law to adjourn the special meeting for any purpose, or to postpone the special meeting before it is convened, without the consent of any stockholder of the Company, provided that the merger agreement includes certain limitations on the Company’s ability to postpone or adjourn the meeting.

If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting if announced at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or the Board fixes a new record date for the special meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the time the proxy is voted at the reconvened meeting.

Solicitation of Proxies; Payment of Solicitation Expenses

We will bear the costs of solicitation of proxies for the special meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers and employees, we have engaged Innisfree to assist in the solicitation of proxies and provide related advice and informational support, for a fee of $25,000 and telephone charges. The Company has agreed to reimburse Innisfree for certain out-of-pocket fees and expenses and will also indemnify Innisfree, its subsidiaries and their respective directors, officers, employees and agents against certain claims, liabilities, losses, damages and expenses. The Company may advance monies to Innisfree to pay on the Company’s behalf charges rendered by banks, brokers or their agents for their expenses in forwarding proxy materials to beneficial owners of our common stock.

Questions and Additional Information

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Innisfree, our proxy solicitor, by calling toll-free at (888) 750-5834. Banks and brokers should call at (212) 750-5833.

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THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully and in its entirety as it is the legal document that governs the merger.

The merger agreement provides that Merger Sub will merge with and into the Company. The Company will be the surviving corporation following the merger. As a result of the merger, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent. You will not own any shares of the capital stock of the surviving corporation.

Per Share Merger Consideration

In the merger, each outstanding share of our common stock will automatically be converted into the right to receive an amount of cash equal to $57.00, without interest, other than excluded shares and dissenting shares.

Background of the Merger

The Board has regularly reviewed and evaluated, with the Company’s senior management, the Company’s business strategies, opportunities and challenges as part of its consideration and evaluation of the Company’s prospects and stockholder value. As part of this process, the Board and management have considered and regularly reviewed the Company’s strategic direction and business objectives, including strategic opportunities that might be available to the Company, such as possible acquisitions, divestitures and business combination transactions. From time to time in the preceding four years, the Company’s senior management has had discussions with parties about the possibility of investing in the Company. Until May 2019, these discussions did not proceed to the point of entering into a confidentiality agreement (other than as discussed below with respect to one potential investor) or sharing non-public information with any such party.

Mr. Patrick Drahi is a client of the Company. From time to time, Mr. Drahi has met with employees of the Company regarding potential transactions in art in the ordinary course of the Company’s business.

In November 2018, a representative of a private equity fund (“Party A”) informed Mr. Michael Goss, the Chief Financial Officer of the Company, that Party A would be interested in investing in the Company alongside a private investment firm unaffiliated with any members of the Board (“Party B”). Mr. Goss offered to arrange a meeting for Party A and Party B (the “Party AB Group”) to discuss the potential investment with Mr. Tad Smith, Chief Executive Officer of the Company, and Mr. Goss. Mr. Goss informed Mr. Smith, of this conversation, and Mr. Smith then promptly informed Mr. Domenico De Sole, Chairman of the Board of the Company and Chair of the Nominating and Corporate Governance Committee of the Board.

On December 13, 2018, a representative of LionTree Advisors LLC (“LionTree”) informed Mr. Smith that Mr. Drahi, together with two other investors (“Party C” and “Party D”), none of whom was represented by LionTree, had an interest in acquiring the Company. Mr. Smith promptly informed Mr. De Sole of this conversation.

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Following the discussion with Mr. Goss in November 2018, the representative of Party A did not pursue a meeting with Mr. Smith and Mr. Goss, but called Mr. De Sole on December 16, 2018 and informed him that the Party AB Group had an interest in jointly acquiring the Company. The representative of Party A requested a meeting with Mr. De Sole to discuss a potential transaction. Following discussions with certain other members of the Board in the following days, Mr. De Sole informed Party A that, although the Company was not actively pursuing a sale of the Company at that time, if there was a proposal that the Party AB Group would like to make to the Company, Mr. De Sole would be willing to arrange a meeting to discuss.

In mid-December 2018, a representative of Mr. Drahi, contacted Mr. Smith to arrange a meeting with Mr. Drahi. Mr. Smith, Mr. Drahi and Mr. Drahi’s representative met on December 18, 2018 at the Company’s New York headquarters and discussed the global art market in general and general, publicly available information about the Company’s business, and also toured the Company’s New York headquarters. This meeting was the first time Mr. Smith had ever met or spoken with Mr. Drahi. Mr. Drahi, Mr. Drahi’s representative, and Mr. Smith did not discuss Mr. Drahi’s potential interest in acquiring the Company at this meeting, but Mr. Smith promptly informed Mr. De Sole of the meeting.

In January 2019, representatives of the Party AB Group called Mr. De Sole to request a meeting, which Mr. De Sole subsequently scheduled for February 5, 2019, to follow up on their discussions from December.

On February 5, 2019, Mr. De Sole and Mr. Harry Wilson, a director of the Company and the chair of the Board’s Business Strategy Committee, met with representatives of the Party AB Group, who made a presentation regarding their background research on the Company based on publicly available information and interviews with former and current employees of the Company (which interviews had not been authorized by the Company, Mr. Smith or any other member of the Board). The representatives of the Party AB Group stated that their preliminary financial analysis resulted in a valuation for the Company of approximately $50 per share of common stock, which they noted remained subject to upward or downward adjustment following due diligence. The closing market price of the Company’s common stock on that date was $40.57 per share. Mr. De Sole and Mr. Wilson thanked the representatives of the Party AB Group for their interest and stated they would then discuss the matter with the Board and respond to the Party AB Group following those discussions with the Board. Following this meeting, Mr. De Sole informed the other members of the Board (including Mr. Smith) of the Party AB Group’s proposal and provided them with a copy of the Party AB Group’s written presentation.

At a regularly scheduled in-person meeting of the Board on February 27, 2019, a portion of which was attended by representatives from the Company’s outside legal counsel, Sullivan & Cromwell LLP (“Sullivan & Cromwell”), Mr. Goss presented to the Board, at the Board’s request, a projection of the Company’s 2023 EBITDA reflecting potential growth in the core business and the projected results of the Company’s investments in its digital initiatives and other key initiatives. Following Mr. Goss’s presentation, the Board and management discussed the materials and particularly the meaningful execution risk to be considered in connection with the growth assumptions in the projections. The Board then instructed Mr. Goss to work with the Company’s senior management team to develop a full set of five-year financial projections for the Company for presentation to the Business Strategy Committee of the Board on April 3, 2019 (see the section entitled “The Merger—Certain Company Forecasts” beginning

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on page 60). In addition, the Board discussed the Party AB Group’s proposal, Mr. Drahi’s previous expression of interest and other strategic alternatives available to the Company, including the possibility of facilitating transactions that would result in a holder of a significant number of shares of the Company’s common stock transferring its stake to a potential investor. Mr. Daniel Loeb, a director of the Company and the founder of Third Point LLC, affiliates of which hold approximately 14.3% of the Company’s outstanding common stock, provided the directors with a financial analysis of a hypothetical private equity buyout of the Company that his firm had prepared following the receipt of the Party AB Group’s proposal. Mr. Loeb made clear that neither he nor Third Point LLC was interested in proposing such a potential buyout and that the analysis was intended to be illustrative only. During this discussion, Mr. Smith informed the other directors that, in his capacity as a stockholder of the Company and based on his knowledge of the Company as its Chief Executive Officer, he would be willing to vote in favor of a sale of the Company at a price between $55 and $60 per share. The closing market price of the Company’s common stock on that date was $40.85 per share. There was consensus among the directors, based upon their familiarity with the Company’s financial position, market valuation and available strategic alternatives, that the Party AB Group’s proposal was inadequate but that the Company was open to having further discussions with the Party AB Group about a potential proposal at a higher valuation. The Board authorized Mr. De Sole and Mr. Wilson to reject the Party AB Group’s proposal and to take the lead in evaluating the Company’s strategies when responding to the Party AB Group’s proposal. The Board also discussed potential financial advisors that could provide the Company with strategic advisory services and instructed Mr. Smith, in consultation with Mr. De Sole, to explore the engagement of LionTree as a financial advisor to provide the Company with strategic advisory services and LionTree’s perspective on valuation of the Company in light of the Company’s business plans. LionTree was selected due to its substantial experience in and reputation for providing such services, and its familiarity with representatives of several of the parties that had expressed, or the Board considered could express, interest in a transaction with the Company (including representatives of the Party AB Group and Mr. Drahi, none of whom had a contractual relationship with LionTree or would otherwise present a conflict in LionTree’s representation of the Company), as well as the fact that both Mr. Smith and Mr. Goss and certain members of the Board were familiar with representatives of LionTree from their prior work experiences at other companies.

On February 28, 2019, the Company entered into a non-disclosure agreement with LionTree pursuant to which LionTree agreed to keep confidential certain non-public information about the Company.

Also at the end of February 2019, Mr. De Sole and Mr. Wilson called representatives of the Party AB Group to inform them that the Board had reviewed the Party AB Group’s preliminary proposal and did not believe that further discussions at the Party AB Group’s valuation for the Company of approximately $50 per share of common stock would be in the best interests of the Company and its stockholders because the Board saw upside potential in the Company’s businesses. Mr. De Sole and Mr. Wilson noted that the Company was open to having further discussions with the Party AB Group about a potential proposal at a higher valuation, and invited the Party AB Group to meet with management to obtain additional due diligence information that might assist them to raise their bid. The representatives of the Party AB Group accepted the invitation to meet with Mr. Smith and Mr. Goss, which Mr. De Sole subsequently discussed with other members of the Board and agreed to arrange. The Party AB Group’s meeting with Mr. Smith and Mr. Goss was subsequently scheduled for April 10, 2019.

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In early March 2019, Mr. Smith attended an event sponsored by LionTree. At this event, Mr. Smith spoke privately with Party C, who was also in attendance, regarding Party C’s potential interest in acquiring the Company with Party D and Mr. Drahi. Party C informed Mr. Smith that Party D was no longer interested due to the potential that an acquisition of the Company would result in conflicts of interest with respect to Party D’s other activities. Mr. Smith promptly informed Mr. De Sole about this conversation. Mr. Loeb, who was also in attendance at this event, separately discussed his perspectives on an acquisition of the Company with a representative of LionTree.

On March 22, 2019, Mr. Goss and Mr. Jonathan Olsoff, the General Counsel of the Company, met in-person with representatives of the Party AB Group (in advance of the Party AB Group’s upcoming April 10 meeting with Mr. Smith and Mr. Goss) and discussed general, publicly available information about the Company’s business. Prior to this meeting, Mr. Smith sent the representatives of the Party AB Group an e-mail with suggested discussion topics for their upcoming April 10 meeting based on general, publicly available information about the Company’s business and the Party AB Group’s written presentation from February regarding their background research on the Company. Mr. Goss and Mr. Olsoff promptly updated Mr. Smith regarding their meeting with the Party AB Group, and Mr. Smith subsequently sent an additional e-mail to the representatives of the Party AB Group to follow-up on certain discussions they had with Mr. Goss and Mr. Olsoff at their meeting. Mr. Smith promptly informed Mr. De Sole about the meeting and the related communications.

In late March, Mr. Drahi’s representative approached Mr. Smith to arrange another meeting in the first week of April 2019. Mr. Smith promptly informed Mr. De Sole of a request by Mr. Drahi’s representative for a meeting, and Mr. De Sole confirmed that Mr. Smith should proceed with such meeting. At the meeting, on April 3, 2019, Mr. Drahi’s representative stated to Mr. Smith that Mr. Drahi was very serious about a potential acquisition of the Company. Mr. Smith promptly updated Mr. De Sole regarding the meeting.

In early April 2019, Mr. Drahi’s representative called Mr. Smith and requested permission to speak with the Company’s two largest stockholders, Third Point and Taikang Life Insurance Co. Ltd. (“Taikang”). Mr. Smith promptly informed Mr. De Sole of the request by Mr. Drahi’s representative for permission to speak with Third Point and Taikang, which Mr. De Sole agreed to provide and which Mr. Smith communicated back to Mr. Drahi’s representative.

On April 3, 2019, the Business Strategy Committee held a telephonic meeting, which was attended by all of the Company’s directors, LionTree, Mr. Goss and Mr. Olsoff. In that meeting, Mr. Goss presented a set of five-year financial projections for the Company (see the section entitled “The Merger—Certain Company Forecasts” beginning on page 60), prepared for the Business Strategy Committee at the instruction of the Board, and noted among other things that such projections could be overly optimistic as they entailed significant execution risk. After discussion, the Business Strategy Committee instructed Mr. Goss to work with the Company’s senior management to supplement the set of five-year financial projections to take into account various economic and commercial scenarios for the upcoming Board meeting on May 8 and May 9, 2019. In addition, LionTree reviewed with the Business Strategy Committee historical trends and current dynamics in the global art marketplace, the Company’s positioning within the global art marketplace, the Company’s five-year financial projections and an analysis of their sensitivity to key drivers of performance, and a comparison of the Company’s status quo opportunities to

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an inorganic expansion plan or sale of the Company. At this meeting, Mr. Smith discussed with the members of the Business Strategy Committee his discussions with Mr. Drahi and his representative, and he reminded the Board that a U.S. private equity fund (“Party E”), which had previously executed a confidentiality agreement (which did not include a standstill) with the Company in November 2017 while considering a potential investment in the Company’s digital businesses, had previously expressed an interest in considering a transaction involving the whole Company in the future. The Business Strategy Committee authorized Mr. Smith to engage in preliminary discussions with Party E to gauge its interest in an acquisition of the Company. LionTree also reviewed with the Business Strategy Committee, in a meeting attended by all members of the Board, a list of potential counterparties that could have an interest in acquiring the Company, including private equity sponsors, sovereign wealth funds, family offices of high net worth individuals, and strategic counterparties. The Business Strategy Committee discussed the likelihood that any such potential counterparties would be interested in acquiring the Company at an attractive price, their ability to pay and potential regulatory impediments to acquisitions by certain of them. The Business Strategy Committee also considered the pros and cons of soliciting indications of interest from potentially interested parties or engaging in a public auction process, including the risk that a leak about the Company’s solicitation efforts could disrupt the Company’s relationships with its employees and damage its business activities with its clients. As the Company’s business is highly reliant on a steady and rolling process of securing substantial consignments with multi-month time horizons, the Board considered that many clients would be reluctant to consign to the Company in the presence of substantial uncertainty around its ownership, management and key employees. Based on these considerations, the Board determined it would not initiate a broad solicitation of indications of interest at such time.

On April 8, 2019, the Company executed an engagement letter with LionTree pursuant to which LionTree agreed to assist the Company in conducting a review of the Company and an evaluation of different strategic alternatives. The engagement letter had an initial term of six months and required the Company to consider in good faith engaging LionTree as its financial advisor if the Company should pursue a buy-side or other strategic transaction prior to April 8, 2020.

On April 10, 2019, Mr. Smith and Mr. Goss met in-person with representatives of the Party AB Group, with Mr. De Sole attending the meeting via telephone, and discussed general, publicly available information about the Company’s business. After this meeting, Mr. De Sole determined that in order for further discussions to take place with the Party AB Group, the Party AB Group would need to provide a specific proposal to the Company in writing. Mr. De Sole called a representative of Party A shortly thereafter to relay this message.

In mid-April 2019, Mr. Smith contacted a representative of Party E to discuss Party E’s potential interest in an acquisition of the Company. Also in mid-April 2019, Mr. Smith was approached by the founder of a non-U.S. private equity fund (“Party F”), who indicated that his fund may have an interest in a potential acquisition of the Company. The founder of Party F informed Mr. Smith that he believed Party F would be able to pay a price of approximately $49 or $50 per share in cash to acquire the Company. During this time period, the market price of the Company’s common stock was between $40 to $45 per share. Mr. Smith requested that Party F submit a proposal in writing to the Company and promptly updated Mr. De Sole regarding this discussion.

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On May 6, 2019, the Party AB Group sent Mr. De Sole a letter outlining the terms of a preliminary, non-binding proposal to acquire the Company in a take-private transaction at a value of $52.50 per share of common stock, in cash. The closing market price of the Company’s common stock on that date was $40.30 per share. The letter indicated that the Party AB Group would require third party debt financing and outlined the key areas of due diligence on the Company that the Party AB Group would require, including a review of the Company’s historical and forecast revenue and profitability trends, including its business segment and geographic performance; a review of the Company’s organizational structure, both at the departmental and geographic level, including personnel and other allocated resources; a review of the current functionality, feature set, and technical capabilities of the Company’s existing platforms, as well as the Company’s forward-looking technology roadmap; and customary accounting and tax, legal, environmental and functional reviews. The letter also indicated that the Party AB Group’s offer would require final approval from Party A’s investment committee and Party B’s investment officers following completion of diligence.

Also in early May 2019, Mr. Drahi’s representative informed Mr. Smith that Mr. Drahi continued to have an interest in acquiring the Company, and that Mr. Drahi planned to submit a formal proposal to the Company after he secured his financing arrangements for the acquisition. In the course of the discussion, Mr. Drahi’s representative remarked that Mr. Drahi would have an interest in Mr. Smith remaining as Chief Executive Officer of the Company under Mr. Drahi’s ownership. Mr. Smith advised Mr. Drahi’s representative that if Mr. Drahi wanted to make a proposal, he should direct it to the Board in writing and that Mr. Smith would not discuss potential employment arrangements in relation to any such proposal unless and until authorized to do so by the Board. Mr. Drahi’s representative agreed that this was appropriate. Mr. Smith promptly informed Mr. De Sole and Mr. Wilson of this discussion. Mr. Smith has informed the Company that as of the date of filing of this preliminary proxy statement, Mr. Smith had neither sought nor received any offer of employment from Mr. Drahi or his representatives nor made any determination concerning whether he would accept any such offer.

On May 8 and 9, 2019, at a regularly scheduled meeting of the Board, Mr. Goss presented the Company’s five-year financial projections that were prepared at the instruction of the Business Strategy Committee to show a “high case,” “middle case” and “low case” with respect to the Company’s financial projections for the upcoming five-year period assuming the Company remains a public company (the “draft five-year projections”) (see the section entitled “The Merger—Certain Company Forecasts” beginning on page 60). The cases were sensitized to include adjustments for the risks associated with macroeconomic conditions and the global art marketplace’s acceptance of the Company’s new initiatives. The directors (including Mr. Michael Wolf, who joined the Board on May 9, 2019 as a director of the Company designated by Third Point) discussed the draft five-year projections, including the fact that they entailed significant execution risks. Also at this meeting, representatives of LionTree reviewed with the Board certain preliminary financial analyses of the Company. The Board discussed the Party AB Group’s preliminary non-binding proposal (including the contingencies contained therein), as well as Mr. Smith’s conversation with Mr. Drahi’s representative. The Board also discussed the individual directors’ views on an appropriate price for an acquisition of the Company (with respect to which the Board did not come to a consensus but which included, in the case of Mr. Linus Cheung, an independent director of the Company designated by Taikang, independent of Taikang and approved by the Board, a price close to $100 per share, which was a price significantly higher than any price discussed by any other director), and strategies for testing the prices that each of the Party AB Group and Mr. Drahi might be willing to offer to

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acquire the Company, and authorized the Company’s senior management and LionTree to consult with Mr. De Sole and Mr. Wilson to refine those strategies as discussions with each of the Party AB Group and Mr. Drahi unfolded. The Board also discussed the merits and downsides of conducting a public auction process (which downsides included the risk that a public auction process could disrupt the Company’s relationships with its employees and damage its business activities with its clients (including the Company’s ability to secure new consignments from its clients)), the types of other potential counterparties that could have an interest in acquiring the Company, including private equity sponsors, sovereign wealth funds, family offices of high net worth individuals, and strategic counterparties, and the likelihood any such potential counterparties would be interested in acquiring, and their ability to acquire, the Company at an attractive price. Following this discussion, the Board authorized the Company’s senior management and LionTree to offer each of the Party AB Group and Mr. Drahi the opportunity to participate in a meeting with Mr. De Sole, Mr. Smith and Mr. Goss at which Mr. Goss would present the Company’s draft five-year projections, subject to entering into appropriate confidentiality agreements.

On May 9, 2019, representatives of LionTree contacted representatives of the Party AB Group to invite them to participate in a meeting to receive a presentation regarding the Company’s draft five-year projections. Representatives of the Party AB Group thereafter sent the Company a written list of due diligence requests, but, at the direction of the Board, representatives of LionTree informed representatives of the Party AB Group that a price of $52.50 per share of common stock was unacceptable for the Company to proceed with the Party AB Group’s due diligence requests, but that the Company was willing to provide a presentation regarding the Company’s draft five-year projections, subject to execution of a mutually acceptable confidentiality agreement, which might assist the Party AB Group with raising their bid. Representatives of the Party AB Group then accepted the proposed meeting to receive a presentation regarding the Company’s draft five-year projections.

Also on May 9, 2019, after consultation with Mr. De Sole, Mr. Smith (with Mr. Dennis Weibling, a director of the Company and the chair of both the Board’s Audit and Finance Committees, listening in on the discussion) contacted Mr. Drahi’s representative to invite Mr. Drahi’s advisors to participate in a meeting to receive the same presentation regarding the Company’s draft five-year projections as was offered to the Party AB Group, subject to execution of a mutually acceptable confidentiality agreement. Mr. Drahi’s representative informed Mr. Smith that such a meeting was not necessary at that time, as Mr. Drahi was nearly finished with securing his financing arrangements for the potential acquisition of the Company.

On May 15, 2019, representatives of LionTree scheduled a meeting between Mr. De Sole, Mr. Smith and Mr. Goss, on the one hand, and representatives of the Party AB Group, on the other hand, to take place on June 6, 2019.

On May 17, 2019, representatives of the Party AB Group contacted representatives of LionTree to request approval to add two new private investment funds to the Party AB Group (“Party G” and “Party H”). After discussing the Party AB Group’s request with representatives of LionTree, Mr. De Sole and members of the Company’s senior management concluded that neither of Party G nor Party H was likely to be interested in acquiring the Company by itself and that their inclusion in the Party AB group could potentially strengthen the Party AB group’s bid, so they agreed to allow Party G and Party H to join the Party AB Group.

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Between May 17, 2019 and June 3, 2019, the Company, together with representatives of Sullivan & Cromwell, negotiated and executed confidentiality agreements with each member of the Party AB Group. Each of the confidentiality agreements included a standstill provision that terminated upon the announcement by the Company of a change of control transaction with a third party.

On May 23, 2019, Mr. Smith met with a representative of a party (“Party I”) that expressed an interest in pursuing the formation of a fund with the Company to invest jointly in art, jewelry and other collectibles. Also on that day, Mr. Smith was contacted by a representative of Party E who informed Mr. Smith that Party E did not consider an acquisition of the Company to be a transaction that Party E wished to undertake.

On May 28, 2019, Mr. Smith and Mr. Goss were contacted by a representative of Party F with a request to discuss a list of diligence questions compiled by Party F based on its review of the Company’s public filings. The Party F representative noted that Party F was interested in leading a consortium that would include a strategic non-U.S. entity and another private investor potentially to acquire the Company. Mr. Smith consulted with Mr. De Sole regarding the appropriate response to Party F and subsequently informed a representative of Party F that the Company would not provide Party F with due diligence access prior to receiving a proposed price from Party F. However, Mr. Smith agreed to arrange a meeting with Party F for mid-June 2019 to discuss general, publicly available information about the Company’s business, which meeting was cancelled promptly after the execution of the merger agreement.

On May 28, 2019, after discussions with Mr. De Sole and Mr. Wilson, representatives of LionTree contacted Mr. Drahi’s representative to inquire about the status of Mr. Drahi’s interest in acquiring the Company and informed Mr. Drahi’s representative that the Board would be open to negotiating a transaction for a sale of the Company, noting that certain directors supported a price of $65 per share of common stock. Mr. Drahi’s representative stated that Mr. Drahi would not be amenable to a transaction at that price.

On May 30, 2019, after further discussions with Mr. De Sole and Mr. Wilson, representatives of LionTree contacted Mr. Drahi’s representative to let him know that he should make his best proposal and get as close as he could to a price per share of common stock in the $60s. Mr. Drahi’s representative stated that Mr. Drahi would revert to LionTree with an indicative proposal in the next few days.

On June 2, 2019, Mr. Smith was contacted by another representative of Party I regarding Party I’s interest in having exploratory discussions with the Company regarding a potential minority investment in the Company, coupled with a right to designate a director to the Board. Thereafter on June 2, 2019, Mr. Smith consulted with Mr. De Sole regarding the communication and Mr. Smith subsequently communicated to Party I that the Company was open to having further discussions regarding Party I’s interest in making an investment in the Company.

On June 3, 2019, a letter outlining the terms of an offer was sent to the Company by BidFair Ltd. (together with its subsidiaries, “BidFair”), an entity indirectly wholly-owned by Mr. Drahi, to acquire the Company at a price of $52.25 per share of common stock in cash. The closing market price of the Company’s common stock on that date was $32.38 per share. The letter stated that BidFair would not require any due diligence with respect to the Company, that BidFair was already in possession of a debt

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commitment letter from BNP to provide debt financing with respect to the transaction and that BidFair would be able to negotiate definitive transaction documents within one week.

Around June 4, 2019, Mr. Drahi’s representative informed a representative of LionTree that he had contacted a representative of Taikang to ask about whether Taikang would be likely to support a potential sale of the Company to Mr. Drahi. Mr. Drahi’s representative indicated that the representative of Taikang did not state a clear position but noted that Sotheby’s was a strategic investment for Taikang. The representative of LionTree promptly informed Mr. De Sole and Mr. Smith of this conversation. Mr. Smith informed the representative of LionTree that Mr. Loeb had previously authorized Mr. Smith to tell Mr. Drahi’s representative that Third Point would be open to a sale of the Company at the right price and would not seek to roll over its shares in connection with an acquisition of the Company.

On June 5, 2019, Mr. De Sole, together with the other chairs of the committees of the Board (Mr. Wilson, Mr. Weibling, and Ms. Jessica Bibliowicz, the chair of the Board’s Compensation Committee), as well as Mr. Smith and Mr. Loeb, met telephonically with representatives of LionTree and Sullivan & Cromwell to discuss BidFair’s June 3 proposal and potential strategies for getting BidFair to increase its proposed offer price. The directors present at this meeting also discussed the advisability of contacting Taikang to inquire about its interest in making an offer to acquire the Company, but determined not to do so after concluding that the several weeks it would take to explore the possibility of a deal with Taikang would put the no-diligence, fully-financed deal currently proposed by Mr. Drahi at-risk. At the conclusion of the discussions regarding strategies, there was consensus among the directors in attendance to recommend to the Board that the Company revert to Mr. Drahi’s representative to propose a price of $57.50 per share of common stock in cash. The directors in attendance also discussed strategies with respect to the Party AB Group as well as whether the Company should reach out to any other potentially interested parties at that time. At the direction of such directors following the telephonic meeting, representatives of LionTree subsequently contacted Mr. Drahi’s representative to inform him that BidFair’s proposed price of $52.25 per share of common stock was too low but that a price of $57.50 per share of common stock was at a level that the subset of the directors who had the opportunity to consider BidFair’s proposal to date believed would form the basis for a transaction that could be recommended to the Board. The closing market price of the Company’s common stock on that date was $33.67 per share. Shortly after that discussion, Mr. Drahi’s representative contacted representatives of LionTree to inform them that BidFair would be willing to raise its proposed price to $57.00 per share of common stock in cash, but nothing higher, and believed that it could complete a definitive transaction agreement in approximately seven to ten calendar days without any due diligence apart from a meeting with Company management to address a few discrete topics. However, Mr. Drahi’s representative stated that BidFair’s offer was subject to the definitive transaction agreement including a termination fee of five percent because BidFair was offering a greater than 60% premium to the Company’s market price and believed that it should be compensated for helping to deliver such a high premium to the Company’s stockholders in the event a third party ultimately made a superior proposal.

On June 6, 2019, BidFair sent Mr. De Sole a letter confirming its offer to acquire the Company for $57.00 per share of common stock in cash. Subsequently on June 6, 2019, Mr. De Sole, Mr. Smith and other members of the Company’s senior management team discussed BidFair’s revised proposal with representatives of LionTree and Sullivan & Cromwell.

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Also on June 6, 2019, Mr. De Sole, members of the Company’s senior management and representatives of LionTree met with representatives of the Party AB Group and presented the Company’s draft five-year projections to them.

On the evening of June 6, 2019, and the morning of June 7, 2019, Mr. De Sole contacted each member of the Board individually to apprise them of the contents of the letter from BidFair and to confirm their availability to join a telephonic Board meeting on June 7, 2019.

On June 7, 2019, LionTree provided a letter to the Board stating that as of June 7, 2019, LionTree had reviewed its internal records regarding investment banking engagements with Altice USA, Inc. a telecommunications and media company controlled by Mr. Drahi (“Altice”) and Mr. Drahi in the preceding two years, and reported that LionTree had not performed any investment banking services for which it had received compensation from Altice or Mr. Drahi during such time.

On June 7, 2019, Mr. De Sole met with Mr. Drahi’s representative to discuss the status of the potential transaction and Mr. Drahi’s vision for the future of the Company.

Also on June 7, 2019, at a special telephonic meeting of the Board attended by representatives of LionTree and Sullivan & Cromwell, the Board discussed BidFair’s proposal to acquire the Company for $57.00 per share of common stock. Representatives of Sullivan & Cromwell discussed BidFair’s request for a five percent termination fee and the range of potential deal protections that BidFair might seek to include in a definitive agreement with respect to the transaction. Mr. Goss made a presentation to the Board regarding the Company’s senior management’s ongoing work to derive a single base case set of five-year projections for the Company from the “high case,” “middle case” and “low case” projections set forth in the draft five-year projections that would reflect management’s best estimate of the most likely outcome over the next five years assuming the Company remains a public company and factoring in the substantial execution risks going forward. Representatives of LionTree reviewed with the Board certain preliminary financial analyses related to BidFair’s proposal. Mr. Cheung stated that he believed BidFair’s proposal was inadequate and that the Company’s value was close to $100 per share of common stock. Mr. Cheung indicated he might abstain from any vote to approve a transaction at the price proposed by BidFair. Mr. Cheung also stated his belief that Taikang might have an interest in acquiring the Company and there followed a discussion concerning the fiduciary obligations of the directors and the options potentially available to the Company if it received a superior proposal after having executed a merger agreement with a bidder. After discussion, the Board authorized the Company’s senior management, LionTree and Sullivan & Cromwell to engage in negotiations with BidFair concerning its proposal. The Board also discussed strategies with respect to the Party AB Group, and whether there were any other potential bidders whom the Company should contact at that time, taking into consideration the antitrust and competition law and foreign investment regulatory considerations (including CFIUS) associated with such other potential bidders (including as compared to BidFair and the Party AB Group) and the need to take measures to try to avoid a leak about the potential transaction, which could disrupt the Company’s relationships with its employees and damage its business activities with clients. The Board also discussed the advisability of contacting Taikang to inquire about its interest in making an offer to acquire the Company, but determined not to do so after considering the potential regulatory considerations in connection with such a transaction and the Board’s belief that the several weeks it would take to explore the possibility of a deal with Taikang would put the no-diligence, fully-financed deal proposed by BidFair at-risk. After excusing LionTree from the meeting, the Board also discussed engaging LionTree as the

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Company’s financial advisor with respect to a potential change in control transaction. The Board approved the engagement of LionTree and authorized Mr. Goss and Mr. De Sole to determine the financial and other terms of LionTree’s engagement.

On June 8 and 9, 2019, the Company, together with representatives of Sullivan & Cromwell, negotiated with BidFair and representatives of BidFair’s outside counsel, Hughes, Hubbard & Reed LLP (“Hughes Hubbard”) and executed a confidentiality agreement between the Company and BidFair Limited. Mr. Drahi’s representative had previously communicated that he would not be willing to sign a standstill agreement, and the confidentiality agreement did not include a standstill.

On June 10, 2019, members of the Company’s senior management, Mr. De Sole and representatives of LionTree and Sullivan & Cromwell met with Mr. Drahi and other representatives of BidFair, including representatives of Morgan Stanley Securities LLC and BNP, BidFair’s financial advisors for the transaction, and Hughes Hubbard. Certain of the attendees joined the meeting telephonically or by video conference. At the meeting, the representatives of the Company provided Mr. Drahi and his representatives with a presentation concerning the Company’s businesses, including certain historical financial information and a discussion of the Company’s digital business initiatives. Mr. Drahi, BidFair and their representatives did not request, and the Company did not provide, the Company’s draft five-year projections.

Also on June 10, 2019, a representative of the Party AB Group contacted a representative of LionTree and stated that the Party AB Group would follow up in the next day or two with respect to the Party AB Group’s interest in acquiring the Company.

Also on June 10, 2019, representatives of Hughes Hubbard sent representatives of Sullivan & Cromwell a draft merger agreement with respect to the transaction which proposed, among other things, that the Company would pay a termination fee equal to five percent of the Company’s equity value should the Board change its recommendation of the transaction to accept a superior proposal. Hughes Hubbard also provided a draft voting and support agreement that BidFair requested be signed by Third Point, Taikang, each of the Company’s directors and such number of members of the Company’s executive management team that would bring the number of executed voting and support agreements to ten, equal to approximately 32% of the shares then eligible to vote on any such transaction.

From June 10, 2019 until the execution of the merger agreement by the Company and BidFair on June 16, 2019, representatives of BidFair, Hughes Hubbard, Ropes & Gray International LLP (“Ropes & Gray”), who represented BidFair with respect to certain financing-related matters, members of the Company’s senior management (in consultation with Mr. De Sole), Sullivan & Cromwell and LionTree met telephonically and in person multiple times and exchanged multiple drafts of the merger agreement, equity commitment letter and guaranty. During this period, Third Point also negotiated the terms of the voting and support agreement with Hughes Hubbard and from time to time representatives of Sullivan & Cromwell consulted with a representative of Third Point regarding the terms and conditions of the merger agreement and strategies with respect to the negotiations. The Company refused BidFair’s request to ask Taikang to sign a voting and support agreement. The parties discussed Mr. Drahi’s request for a five percent termination fee on multiple occasions, and on numerous occasions the Company and its advisors sought to reduce the size of the proposed termination fee in connection with a potential go-shop period, by having a lower termination fee applicable to Taikang or other specified parties, or by having a lower overall termination fee. In addition to the termination fee and other deal protections, key subjects

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of the negotiations of the merger agreement and related transaction documentation included, among other things, the potential inclusion of a reverse termination fee associated with a potential failure of BidFair’s debt financing to be available when the transaction was otherwise ready to be consummated, the inclusion of a guaranty of BidFair’s obligations from a creditworthy entity and the treatment of employee equity awards and other employee benefits. At the Company’s request, BidFair provided the Company with certain financial information concerning the entities that BidFair proposed would be providing an equity commitment and a guaranty with respect to the transaction, together with copies of and information concerning BidFair’s debt commitment arrangements. BidFair also provided information concerning Mr. Drahi’s investments to assist the Company with evaluating the need for and risks associated with securing regulatory approvals for a transaction between the Company and BidFair.

On June 11, 2019, a representative of Party I contacted Mr. Smith to inquire whether Mr. Smith had any updates in response to Party I’s expression of interest in a potential minority investment in the Company. Mr. Smith told Party I that he would be in touch in the following week, and Mr. Smith promptly informed Mr. De Sole of this communication.

In addition, on June 11, 2019, a representative of the Party AB Group contacted Mr. Loeb and observed that the Company’s market price had declined since the Party AB Group submitted its written proposal to acquire the Company at a price of $52.50 per share in case. The closing market price of the Company’s common stock on that date was $35.46 per share. The representative of the Party AB Group subsequently spoke with a representative of LionTree and communicated a similar message regarding the decline in the Company’s market price, and stated that the Party AB Group would submit a revised proposal to acquire the Company that took into account the management presentation previously provided by the Company to the Party AB Group. During that conversation, the representative of the Party AB Group indicated that the Party AB Group’s proposed price of $52.50 per share was unchanged but that it could change upward or downward after the Party AB Group was provided with additional due diligence, which the Party AB Group would be prepared to undertake only if the Company granted the Party AB Group exclusivity. Later in the day on June 11, 2019, the Party AB Group submitted a non-binding offer letter to the Company reaffirming the Party AB Group’s interest in pursuing an acquisition of the Company at the same price of $52.50 per share it had previously offered (subject to final investment committee and officer approvals following completion of due diligence), restating the need to obtain third party debt financing, and requesting that the parties negotiate exclusively (noting that the Party AB Group would be open to having a go-shop period following the signing of a deal) and three weeks of due diligence.

On June 12, 2019, Mr. De Sole met with Mr. Drahi to discuss the status of the potential transaction and Mr. Drahi’s vision for the future of the Company.

On June 13, 2019, the Company and LionTree entered into an engagement letter pursuant to which LionTree would act as the Company’s financial advisor in connection with a potential change of control transaction.

On June 14, 2019, the Board met telephonically with certain members of the Company’s senior management and representatives of LionTree and Sullivan & Cromwell to discuss the status of the Company’s negotiations with BidFair and to discuss next steps. At the request of the Board, Mr. Goss presented a base case set of five-year financial projections for the Company (the “base case projections”),

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which was derived from the “high case,” “middle case” and “low case” projections set forth in the draft five-year projections to reflect management’s best estimate of the most likely outcome over the next five years assuming the Company remains a public company, taking execution risks into account (see the section entitled “The Merger—Certain Company Forecasts” beginning on page 60). After discussion, the directors voted unanimously to approve the base case projections for use by LionTree in connection with its financial analysis of the BidFair proposal, and LionTree subsequently reviewed with the Board certain preliminary financial analyses related to the BidFair proposal at that meeting. Representatives of Sullivan & Cromwell provided an overview of the key terms of the merger agreement and the voting and support agreement, including the material issues that the parties were still negotiating, such as the size of the Company’s termination fee, the inclusion and size of any reverse termination fee, the marketing period for BidFair’s debt financing, the treatment of equity interests held by employees, the continuation of the Company’s existing employee benefit arrangements and certain obligations with respect to antitrust, competition and other regulatory filings and approvals. Representatives of LionTree also provided, in advance of the meeting and orally at the meeting, disclosure concerning an estimated $625,000 non-voting and non-controlling investment held by LionTree and certain of its members in a third party investor in Altice USA. The Board considered this disclosure and concluded that the investment was immaterial, that such investment would not impair the ability of LionTree to render impartial advice to the Board, and that the Board remained satisfied with LionTree’s independence. At the conclusion of the meeting, the Board met in executive session without Mr. Smith or any other members of management present and discussed certain considerations related to the treatment of equity interests held by employees in the proposed transaction and the extent to which the Company’s existing employee benefit arrangements would continue after the consummation of the proposed transaction.

On June 16, 2019, Mr. De Sole, Mr. Smith and other members of the Company’s senior management, along with representatives of LionTree and Sullivan & Cromwell, participated in multiple telephonic meetings among themselves and with Mr. Drahi’s representative and representatives of Hughes Hubbard and Ropes & Gray to resolve the remaining outstanding issues in the merger agreement, including the size of the Company’s termination fee. Mr. De Sole reviewed and approved the material positions taken by senior management during these negotiations. Mr. Drahi’s representative communicated to representatives of LionTree that Mr. Drahi’s position was that he would agree to a reverse termination fee that would be double the Company’s termination fee, but that he would do so only with respect to a termination fee of four percent and a reverse termination fee of eight percent, or a termination fee of up to five percent and a reverse termination fee correspondingly double the Company termination fee, of up to ten percent. After further discussion and consultation with the Company’s financial and legal advisors as well as Mr. De Sole and Mr. Smith, representatives of LionTree communicated to Mr. Drahi’s representative that Mr. De Sole and management would recommend that the Board accept Mr. Drahi’s proposal for a four percent termination fee and an eight percent reverse termination fee.

Later in the day on June 16, 2019, the Board met telephonically with certain members of the Company’s senior management and representatives of LionTree and Sullivan & Cromwell. Representatives of Sullivan & Cromwell and LionTree reviewed the latest developments in negotiations and discussions with BidFair. A representative of Sullivan & Cromwell reviewed the key terms of the merger agreement, the current version of which was distributed in advance of the meeting, and the

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proposed resolutions that the Board would be adopting if it determined that the transaction was in the best interests of the Company and the Company’s stockholders and to enter into the transaction. The Board asked questions of management and the representatives of LionTree and Sullivan & Cromwell. Representatives of LionTree reviewed certain financial analyses that they had performed with respect to the final proposal from BidFair as set forth in a presentation distributed in advance of the meeting. At the Board’s request, representatives of LionTree rendered LionTree’s oral opinion, which was subsequently confirmed in writing by delivery of LionTree’s written opinion dated June 16, 2019, that, as of the date of such opinion and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken as set forth in its written opinion, the per share merger consideration to be received by the holders of the Company’s common stock (other than the excluded shares and dissenting shares) pursuant to the merger agreement is fair, from a financial point of view, to such holders. For a detailed discussion of LionTree’s opinion, see the section entitled “The Merger—Opinion of the Company’s Financial Advisor” beginning on page 51. Sullivan & Cromwell then led a discussion of the support agreement, dated November 4, 2016, entered into between Taikang Insurance Group and the Company (the “Taikang support agreement”) in connection with its investment in the Company. The Board discussed that, while the Taikang support agreement would permit Taikang to make a superior proposal to acquire the Company following the announcement of a transaction with BidFair, it was desirable to ensure that there would be no technical obstacles under the standstill provisions of the Taikang support agreement to Taikang making such a proposal. The Board unanimously adopted a resolution effectively removing any such obstacles to such a proposal under the Taikang support agreement. Following further discussion, the Board thereafter (i) determined that the merger agreement, the voting and support agreement, the equity commitment letter and the guaranty and the merger and the other transactions contemplated by the merger agreement and such other transaction documents, are advisable to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable the merger agreement and the execution, delivery and performance by the Company of the merger agreement and the consummation of merger and the other transactions contemplated by the merger agreement, (iii) approved the other transaction documents, including the voting and support agreement, and the execution, delivery and performance of such documents by their respective parties and the consummation of the transactions contemplated by such documents; (iv) directed that the merger agreement be submitted to the Company’s stockholders for adoption at a special meeting of the Company’s stockholders; and (v) resolved to recommend that the Company’s stockholders vote in favor of adoption of the merger agreement and such other matters submitted for the stockholders’ approval and/or adoption in connection with the merger agreement. The Board also amended and restated the Executive Severance Plan to cover each of the Company’s current executive officers (other than Mr. Smith) and provide for “good reason” severance protection (as described further in the section entitled “The Merger—Interests of Certain Persons” beginning on page 66). All of the Company’s directors voted in favor of these resolutions with the exception of Mr. Cheung, who abstained after restating his belief that the value of the Company exceeded the proposed purchase price but who indicated his willingness to allow the Company’s stockholders to vote on the transaction nonetheless.

On the evening of June 16, 2019, the Company, Parent and Merger Sub executed the merger agreement.

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Reasons for the Merger; Recommendation of the Company’s Board of Directors

The Board (i) determined that the merger agreement, the voting and support agreement, the equity commitment letter and the guaranty, the merger and the other transactions contemplated by the merger agreement and such other transaction documents are advisable to, and in the best interests of, the Company and the stockholders; (ii) approved and declared advisable the merger agreement and the execution, delivery, and performance by the Company of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement; (iii) approved the ancillary documents and the execution, delivery and performance of the ancillary documents by their respective parties and the consummation of the transactions contemplated by the ancillary documents; (iv) directed that the merger agreement be submitted to the stockholders for adoption at the special meeting; and (v) recommended that the stockholders vote to adopt the merger agreement and to approve and/or adopt such other matters that are submitted to the stockholders at the special meeting in connection with the merger agreement. Approval of the proposal to adopt the merger agreement requires the affirmative vote of holders of a majority of the shares of common stock outstanding as of the close of business on the record date.

Our Board recommends that you vote “FOR” approval of the merger proposal and “FOR” approval of the compensation proposal.

In the course of reaching its determination and recommendation, the Board consulted with and received the advice and assistance of its legal and financial advisors. In recommending that stockholders vote in favor of adoption of the merger agreement, the Board considered a number of factors, including the following (which factors are not necessarily presented in order of relative importance):

•

Attractive Value; Best Alternative for Maximizing Stockholder Value. The Board considered that the per share merger consideration of $57.00 provides stockholders with an attractive value for their shares of common stock and was more favorable to the stockholders than the potential value that would reasonably be expected to result from other alternatives reasonably available to the Company, including the continued standalone operation of the Company as an independent public company, taking into account its strategic alternatives and financing plans on an ongoing basis, in light of a number of factors, including:

•

the current and historical trading prices of the common stock, including that the per share cash merger consideration constituted a premium of approximately 61% to the closing price of the common stock on June 14, 2019, the last trading day prior to the meeting of the Board to consider the merger, and 56.3% to the 30 trading-day volume weighted average closing price during the thirty (30) days ended June 14, 2019;

•

the macroeconomic factors affecting the current environment in the global art market, including the potential impact on the Company’s businesses of United States trade relations with China and certain risk factors detailed in the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as broader economic and commercial trends affecting the Company’s business and financial results;

•

the Board’s assessment of the Company’s business, assets and prospects, its competitive position and historical and projected financial performance and the nature of the industries in which the Company operates;

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•

the strategic alternatives reasonably available to the Company, on both a standalone basis and with a third party, and the risks and uncertainties associated with those alternatives, including with respect to the execution risks associated with the Company’s long-term business plans;

•

the risks and uncertainties associated with the impact of the global economy, the financial markets and global political conditions on the Company’s business and clients and the supply of and demand for works of art and the resulting cyclicality in the Company’s performance;

•	the risks and uncertainties with the Company’s efforts to invest in new businesses and technologies, including the impact of those new technologies on its existing business;

•

the anticipated future trading prices of the Company common stock on a standalone basis, based on management estimates and adjusted for different scenarios, and the risks and uncertainties of continuing on a standalone basis as an independent public company;

•	the risks and uncertainties relating to the intense competition in the global art market;

•

the challenges faced by the Company operating as the only public company in its industry, including with respect to the very limited equity research analyst coverage of the Company and the competing needs for improved or stable stockholder returns on a quarter to quarter basis, on the one hand, and for increased spending to advance the implementation of the Company’s digital initiatives, on the other hand;

•	the fact that the Company has, over time, received multiple inbound inquiries relating to potential acquisitions of the Company, none of which proposed a value in excess of $57.00 per share;

•

the Board’s belief, following consultation with LionTree, that Parent would be the potential transaction partner most likely to offer the best combination of value and closing certainty to stockholders; and

•	the Board’s belief that the terms of the merger agreement, taken as a whole, are reasonable.

•

Greater Certainty of Value. The Board considered that the all-cash per share merger consideration provides the stockholders with certainty of value and liquidity for their shares upon the closing of the merger at a price significantly above the price of the common stock prior to the public announcement of the merger, especially when viewed against the potential rewards, risks and uncertainties inherent in the Company’s business, including risks associated with management’s standalone plan and the intense competitive dynamics of the industry.

•

Receipt of Fairness Opinion from LionTree. The Board considered the financial analyses presented to the Board by LionTree, as well as the opinion LionTree rendered to the Board to the effect that, as of June 16, 2019, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth in such opinion, the per share merger consideration of $57.00 in cash to be received pursuant to, and in accordance with, the terms of the merger agreement by the holders of shares of common stock (other than excluded shares and dissenting shares), was fair, from a financial point of view, to such holders, as more fully described below in the section captioned “The Merger—Opinion of the Company’s

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Financial Advisor” (beginning on page 51) and which written opinion is attached in its entirety as Annex C hereto.

•

Ability to Receive Higher Offers. The Board considered the Company’s rights under the merger agreement, subject to certain conditions, to respond to and negotiate with respect to certain unsolicited acquisition proposals made prior to the time the Company’s stockholders approve the merger proposal and to terminate the merger agreement to enter into an agreement with respect to a Superior Proposal, subject to Parent’s right to receive payment of the Company termination fee of $110,860,000, which amount the Board believed to be reasonable under the circumstances, taking into account the size of the transaction and the range of similar termination fees in comparable transactions. The Board also considered the fact that it took steps to ensure that Taikang would not be restricted from submitting a Superior Proposal by the terms of the standstill under its support agreement with the Company, and the fact that the voting and support agreement executed by Third Point, Mr. De Sole and Mr. Smith terminates in connection with the termination of the merger agreement in accordance with its terms (including in connection with the Company’s entry into an agreement relating to a Superior Proposal).

•

Likelihood of Completion; Certainty of Payment. The Board considered its belief that, absent a Superior Proposal, the merger represented a transaction that would likely be consummated based on, among other factors:

•	the reputation and financial condition of Parent and its affiliates;

•	the absence of any financing condition to consummation of the merger;

•

the fact that Parent and Merger Sub had already obtained committed debt and equity financing for the transaction, the reputation and stature of the debt and equity financing sources, the limited number and the nature of the conditions to the debt and equity financing, the obligation of Parent and Merger Sub to use commercially reasonable efforts to consummate the debt and equity financing and the guaranty provided by an affiliate of Parent in favor of the Company with respect to, among other things, the payment obligations of Parent’s affiliate under the equity commitment letter;

•

the requirement in the merger agreement that if Parent and Merger Sub fail to effect the closing under certain circumstances relating to the failure of Parent’s debt financing to be available when the transaction is otherwise ready to be consummated, Parent must pay to the Company the Parent termination fee of $221,710,000;

•

the fact that the guaranty provided by an affiliate of Parent in favor of the Company guarantees, among other things, (i) the payment of the Parent termination fee by Parent and (ii) in circumstances where the Parent termination fee is not payable, the payment of up to $1,924,000,000 in money damages awarded in connection with a breach by Parent, the equity financing source or Merger Sub of their respective obligations under the merger agreement or equity commitment letter;

•

the Company’s ability, under certain circumstances described in “The Merger Agreement—Remedies,” to seek specific enforcement of Parent’s obligations to cause, and, pursuant to the equity commitment letter, to seek specific performance to directly cause, the equity financing sources to fund their contributions as contemplated by the

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merger agreement and the equity commitment letter and the consummation of the merger;

•	the lack of competitive overlaps between the businesses of the Company and Parent’s affiliates; and

•	the fact that the conditions to the closing of the merger are specific and limited in scope.

•	Other Terms of the Merger Agreement. The Board considered other terms and conditions of the merger agreement and related transaction documents, including:

•

the provision allowing the Board to change its recommendation prior to obtaining the stockholder approval in specified circumstances relating to a Superior Proposal or intervening event, subject to Parent’s right to terminate the merger agreement and receive payment of the Company termination fee;

•

the provisions requiring Parent to use commercially reasonable efforts to take all actions necessary, proper or advisable to consummate the merger in the most expeditious manner practicable, including with respect to taking all actions customarily and reasonably undertaken to obtain CFIUS approval, subject to certain exceptions as further described under the heading “The Merger Agreement—Filings; Other Actions; Notification” beginning on page 93 and “The Merger—Regulatory Approvals” beginning on page 75; and

•

the outside date of the merger agreement on which either party, subject to certain exceptions, can terminate the merger agreement, and the Board’s view that the outside date, and the provisions of the merger agreement providing for extensions of the outside date under certain circumstances, allow for sufficient time to consummate the merger.

•

Opportunity for the Company’s Stockholders to Vote. The Board considered the fact that the merger would be subject to the approval of the stockholders, and the stockholders would be free to evaluate the merger and vote for or against the adoption of the merger agreement at the special meeting.

•	Appraisal Rights. The Board considered the availability of statutory appraisal rights under Delaware law in connection with the merger to stockholders who timely and properly exercise such rights.

In the course of reaching its recommendation, the Board also considered a variety of risks and potentially negative factors concerning the merger and the merger agreement, including the following:

•

that the stockholders will have no ongoing equity participation in the Company following the merger and the stockholders will cease to participate in the Company’s future earnings or growth, if any, and will not benefit from increases, if any, in the value of the Company following the merger;

•

the risk that the merger will be delayed or will not be completed, including the failure to obtain certain regulatory approvals to the completion of the merger, as well as the potential loss of value to the stockholders and the potential negative impact on the operations and prospects of the Company if the merger agreement is terminated or the merger is not completed for any reason;

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•

the risk, if the merger is not consummated, that the pendency of the merger could affect adversely the relationship of the Company and its subsidiaries with their respective employees (including making it more difficult to attract and retain key personnel and the possible loss of key specialists), customers, agents and others with whom they have business dealings;

•

the restrictions imposed by the terms of the merger agreement on the conduct of the Company’s business prior to completion of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger, and the resultant risk if the merger is not consummated;

•

the significant effort and cost involved in connection with negotiating the merger agreement and completing the merger (including certain costs and expenses if the merger is not consummated), the substantial management time and effort required to effectuate the merger and the related disruption to the Company’s day-to-day operations during the pendency of the merger;

•

the possibility that the debt financing contemplated by the debt commitment letters and the equity financing contemplated by the equity commitment letter will not be obtained, resulting in Parent not having sufficient funds to complete the merger;

•

the fact that the Company is entering into a merger agreement with newly formed entities without any material assets and, accordingly, that the Company’s monetary remedy in connection with a breach of the merger agreement by Parent or Merger Sub is limited to (i) the payment of the $221,710,000 Parent termination fee under certain circumstances related to a failure of Parent’s debt financing to be available when the transaction is otherwise ready to be consummated or (ii) outside of the circumstances resulting in payment of the Parent termination fee under the merger agreement, $1,924,000,000 (the amount of the equity commitment under the equity commitment letter), which may not be sufficient to compensate the Company for losses suffered as a result of a breach of the merger agreement by Parent or Merger Sub;

•

the requirement that the Company pay Parent a termination fee of $110,860,000 under certain circumstances following termination of the merger agreement, including if the Board changes its recommendation in light of an intervening event or terminates the merger agreement to accept a Superior Proposal;

•

the fact that the Company did not conduct a broad auction process for a sale of the Company, solicit an acquisition proposal from Taikang or provide the Party AB Group or other potentially interested bidders with an explicit opportunity to match or exceed Parent’s offer price prior to signing the merger agreement in order to secure Parent’s offer for a high-premium, high-certainty transaction;

•

the restrictions imposed by the merger agreement on soliciting competing acquisition proposals from third parties (see the section entitled “The Merger Agreement—No Solicitation of Alternative Transaction Proposals; Board Recommendation Changes” beginning on page 88);

•

the effect that the right afforded to Parent under the merger agreement to match acquisition proposals from third parties may have to discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, the Company, as described in the

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section entitled “The Merger Agreement—No Solicitation of Alternative Transaction Proposals; Board Recommendation Changes” beginning on page 88;

•

as the transaction has a potential outside date as late as March 12, 2020, the possibility that the stockholders could be asked to vote on adoption of the merger agreement well in advance of completion of the transaction, depending on when the transaction actually closes;

•	the fact that the receipt of cash in exchange for the common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes for many of the stockholders; and

•

the fact that the Company’s officers and directors may have interests in the merger that are different from, or in addition to, the interests of the stockholders, including the conversion of equity awards held by officers and directors, the payment of severance to officers if a termination of employment were to occur in connection with the merger, and the interests of the Company’s directors and officers in being entitled to continued indemnification, advancement of expenses and insurance coverage from the surviving corporation.

The above discussion of the information and factors considered by the Board is not intended to be exhaustive, but indicates the material matters considered. In reaching its determination and recommendation, the Board did not quantify, rank or assign any relative or specific weight to any of the foregoing factors, and individual members of the Board may have considered various factors differently. The Board did not undertake to make any specific determination as to whether any specific factor, or any particular aspect of any factor, supported or did not support its ultimate recommendation. Moreover, in considering the information and factors described above, individual members of the Board each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board based its recommendation on the totality of the information presented. The explanation of the factors and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Cautionary Statements Regarding Forward-Looking Information.”

Opinion of the Company’s Financial Advisor

On June 16, 2019, at a meeting of the Board, LionTree rendered an oral opinion to the Board (which was subsequently confirmed in writing by delivery of LionTree’s written opinion dated June 16, 2019) to the effect that, as of such date, the per share merger consideration to be received by the holders of Sotheby’s common stock (other than excluded shares and dissenting shares) in the merger pursuant to the merger agreement was fair from a financial point of view, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion.

LionTree’s opinion was provided to, and for the benefit of, the Board in connection with its evaluation of the merger and only addressed the fairness, from a financial point of view, of the per share merger consideration to be received by the holders of Sotheby’s common stock (other than excluded shares and dissenting shares) in the merger pursuant to the merger agreement (without giving any effect to any impact of the merger and other transactions contemplated by the merger agreement on any particular stockholder of Sotheby’s other than in its capacity as a holder of Sotheby’s common stock). The summary of LionTree’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement

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and incorporated herein by reference, and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by LionTree in preparing its opinion. However, neither LionTree’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement constitutes a recommendation to any holder of Sotheby’s common stock as to how such stockholder should vote or act on any matter relating to the merger and other transactions contemplated by the merger agreement or any other matter.

In arriving at its opinion, LionTree, among other things:

•	reviewed a draft, dated June 15, 2019, of the merger agreement;

•	reviewed certain publicly available business and financial information relating to Sotheby’s;

•

reviewed certain historical financial information and other data relating to Sotheby’s that were provided to LionTree by the management of Sotheby’s, approved for LionTree’s use by Sotheby’s, and not publicly available;

•

reviewed certain internal financial forecasts, estimates, and other data relating to the business and financial prospects of Sotheby’s that were provided to LionTree by the management of Sotheby’s, approved for LionTree’s use by Sotheby’s, and not publicly available, including financial forecasts and estimates for the fiscal years ending December 31, 2019 through December 31, 2023, prepared by the management of Sotheby’s;

•

conducted discussions with members of the senior management of Sotheby’s concerning the business, operations, historical financial results, and financial prospects of Sotheby’s and the merger and other transactions contemplated by the merger agreement;

•	reviewed current and historical market prices of Sotheby’s common stock;

•	reviewed certain financial performance and stock market data of Sotheby’s and compared that data with similar data for certain other companies;

•	reviewed and compared data regarding the premiums paid in certain other transactions;

•	reviewed and compared certain financial terms of the merger and the other transactions contemplated by the merger agreement with the financial terms of certain other transactions; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as LionTree deemed necessary or appropriate.

In connection with LionTree’s review, with Sotheby’s consent, LionTree assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to, discussed with, or reviewed by LionTree for the purpose of its opinion. In addition, with Sotheby’s consent, LionTree did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Sotheby’s, or any of its subsidiaries, nor was LionTree furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above (which forecasts and estimates are summarized in the section entitled “The Merger—Certain Company Forecasts” and which we refer to collectively as the “forecasts”). LionTree assumed, with Sotheby’s consent (and based on advice of the management of Sotheby’s), that the forecasts have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of Sotheby’s as to the future financial performance of Sotheby’s and its subsidiaries.

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LionTree expressed no opinion with respect to such forecasts. LionTree’s opinion did not address any legal, regulatory, taxation, or accounting matters, as to which LionTree understood that Sotheby’s had obtained such advice as it deemed necessary from qualified professionals, and LionTree assumed the accuracy and veracity of all assessments made by such advisors with respect to such matters. LionTree’s opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information available to LionTree as of, the date of its opinion and LionTree’s opinion speaks only as of the date thereof.

LionTree’s opinion did not address Sotheby’s underlying business decision to engage in the merger and other transactions contemplated by the merger agreement or any related transaction, the relative merits of the merger and other transactions contemplated by the merger agreement or any related transaction as compared to other business strategies or transactions that might be available to Sotheby’s, or whether the consideration to be received by the stockholders of Sotheby’s pursuant to the merger agreement represented the best price obtainable. Other than responding to certain inbound inquiries received by Sotheby’s, in connection with its engagement, LionTree was not requested to, and did not, solicit interest from other parties prior to the date of its opinion with respect to an acquisition of, or other business combination with, Sotheby’s or any other alternative transaction. LionTree also expressed no view as to, and its opinion did not address, the solvency of Sotheby’s or any other entity under any state, federal, or other laws relating to bankruptcy, insolvency, or similar matters. LionTree’s opinion addressed only the fairness, from a financial point of view, to the holders of Sotheby’s common stock (other than excluded shares and dissenting shares), as of the date of its opinion, of the per share merger consideration to be received by such stockholders pursuant to the merger agreement. LionTree was not asked to, nor did it, offer any opinion as to the terms, other than the per share merger consideration to the extent expressly specified in its opinion, of the merger agreement or any related documents or the form of the merger and other transactions contemplated by the merger agreement or any related transaction (including any agreement or transaction between Sotheby’s, on the one hand, and Parent, Merger Sub or any other subsidiary or affiliate of Parent, on the other, or between Parent and any of its subsidiaries or other affiliates), including the fairness of the merger and other transactions contemplated under the merger agreement to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Sotheby’s, Parent, or any of their respective affiliates. In addition, LionTree expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the merger and other transactions contemplated by the merger agreement, any of Parent, Merger Sub or any other subsidiary or affiliate of Parent, or any class of such persons, whether relative to the per share merger consideration or otherwise. LionTree’s opinion should not be construed as creating any fiduciary duty on the part of LionTree (or any of its affiliates) to any party. LionTree expressed no opinion as to the prices at which Sotheby’s common stock will trade at any time. In rendering its opinion, LionTree assumed, with Sotheby’s consent, that except as would not be in any way meaningful to its analysis: (i) the final executed form of the merger agreement would not differ from the draft that LionTree reviewed, (ii) the representations and warranties of the parties to the merger agreement, and the related transaction documents, were true and correct, (iii) the parties to the merger agreement, and the related transaction documents, would comply with and perform all covenants and agreements required to be complied with or performed by such parties under the merger agreement and the related transaction documents, and (iv) the merger and the other transactions contemplated by the merger agreement would be

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consummated in accordance with the terms of the merger agreement and related transaction documents, without any waiver or amendment of any term or condition thereof. LionTree also assumed, with Sotheby’s consent, that all governmental, regulatory, or other third-party consents and approvals necessary for the consummation of the merger or the other transactions contemplated by the merger agreement would be obtained without any adverse effect on Sotheby’s or on the expected benefits of the merger and other transactions contemplated by the merger agreement in any way meaningful to its analysis.

LionTree’s opinion was provided for the benefit of the Board (in its capacity as such) in connection with, and for the purpose of, its evaluation of the merger and the other transactions contemplated by the merger agreement, and does not constitute a recommendation to any holder of Sotheby’s common stock as to how such stockholder should vote or act with respect to the merger or the other transactions contemplated by the merger agreement or any other matter.

In rendering its opinion to the Board, LionTree performed a variety of analyses, including those described below. The summary of LionTree’s analyses is not a complete description of the analyses underlying LionTree’s opinion. The preparation of a fairness opinion involves various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. Consequently, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. LionTree arrived at its opinion based on the results of all analyses undertaken by it, assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, LionTree believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the process underlying LionTree’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, LionTree considered general business, economic, industry, regulatory and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. LionTree’s analyses involved judgments and assumptions with regard to general business, economic, industry, regulatory and market conditions, financial and otherwise, and other matters, many of which are beyond the control of the parties to the merger agreement, such as the impact of competition on the business of the parties and on the industry generally, industry growth and the absence of any material change in the financial condition and prospects of Sotheby’s or the proposed merger or other transactions contemplated by the merger agreement, and an evaluation of the results of those analyses is not entirely mathematical. LionTree believes that mathematical derivations (such as determining mean and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments, and informed assumptions. The estimates contained in the forecasts and the implied reference range values indicated by LionTree’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. Additionally, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or

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securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the parties. Much of the information used in, and accordingly the results of, LionTree’s analyses are inherently subject to substantial uncertainty.

LionTree’s opinion was provided to the Board in connection with its evaluation of the merger and the other transactions contemplated by the merger agreement and was only one of many factors considered by the Board in evaluating the merger and the other transactions contemplated by the merger agreement. The consideration payable in the merger and the other transactions contemplated by the merger agreement was determined through negotiation between Sotheby’s and Parent and the decision to enter into the merger agreement was solely that of the Board. LionTree did not recommend any specific type or amount of consideration to Sotheby’s or the Board, nor did it recommend that any specific type or amount of consideration constituted the only appropriate consideration for the merger and the other transactions contemplated by the merger agreement.

The following is a summary of the material analyses performed by LionTree in connection with LionTree’s presentation to the Board and opinion rendered on June 16, 2019. The order of the analyses does not represent relative importance or weight given to those analyses by LionTree. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of LionTree’s analyses.

For purposes of its analyses, LionTree reviewed a number of financial and operating metrics, including:

•

equity value, calculated as the value of the relevant company’s outstanding equity securities (taking into account its shares of outstanding common stock, outstanding Company DSUs, outstanding Company PCUs, outstanding Company PSUs, outstanding Company RSUs and outstanding Company RCUs, based on the treasury stock method), based on the relevant company’s closing stock price;

•

enterprise value (“EV”), calculated as the relevant company’s equity value plus net debt (calculated as outstanding indebtedness, out-of-the-money convertible securities, preferred stock, and capital lease obligations minus the amount of cash and cash equivalents on its balance sheet) plus the value of interests of others in majority (but not wholly owned) subsidiaries, or minority interests, minus the value of interests in entities for which the relevant company owns less than 50% of the equity, as of a specified date (except that, in the case of Sotheby’s, no adjustment was made for equity investments because the equity income from these investments is reflected in the forecasts); and

•	EBITDA, calculated as the relevant company’s earnings before interest, taxes, depreciation and amortization, adjusted to exclude stock-based compensation expense (unless otherwise indicated).

Unless the context indicates otherwise, EVs and equity values derived from the selected companies analyses described below were calculated using the closing price of Sotheby’s common stock and the

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common equity of the selected publicly traded companies listed below as of market close on June 14, 2019. Accordingly, this information may not reflect current or future market conditions.

In addition, unless the context indicates otherwise, per share amounts for Sotheby’s common stock were calculated on a fully diluted basis using the treasury stock method, assuming the conversion of all outstanding Company DSUs, outstanding Company PCUs, outstanding Company PSUs, outstanding Company RSUs and outstanding Company RCUs.

Financial Analyses

Selected Publicly Traded Companies Analysis. Using publicly available information, LionTree compared selected financial data of Sotheby’s to corresponding financial data for the following publicly traded companies in the luxury retail industry:

•	Tapestry, Inc.

•	Tiffany & Co.

•	LVMH Moet Hennessy—Louis Vuitton, Societe Europeenne

•	Kering SA

•	Burberry Group plc

•	Ralph Lauren Corporation

•	Movado Group, Inc.

•	Compagnie Financiere Richemont SA

•	Prada S.p.A.

•	Moncler S.p.A.

•	Hermes S.A.

•	Canada Goose Holdings Inc.

•	Capri Holdings Limited

•	Brunello Cucinelli S.p.A.

•	Salvatore Ferragamo S.p.A.

Although none of the selected companies is directly comparable to Sotheby’s, the companies included were chosen because they are publicly traded companies with operations that for purposes of this analysis were considered by LionTree in its judgment to be similar, in certain respects, to certain operations of Sotheby’s. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect Sotheby’s.

Using publicly available information, for each of the selected companies, LionTree calculated valuation multiples, including (a) EV as a multiple of estimated EBITDA for calendar year (CY) 2019 (based on consensus equity research analyst estimates), and (b) share price as a multiple of estimated 2019 earnings per share (“EPS”) (based on consensus equity research analyst estimates).

The multiples of the selected companies were compared to the corresponding multiples of Sotheby’s derived from the Sotheby’s forecasts.

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The multiples for each selected company, the low, mean, median and high multiples for the selected companies, and the multiples for Sotheby’s (at its closing price as of June 14, 2019) are set forth below:

Company	CY 2019E EV/EBITDA	CY 2019E P/E
Tapestry, Inc.	6.9x	10.9x
Tiffany & Co.	11.0x	18.6x
LVMH Moet Hennessy	13.5x	24.2x
Kering SA	12.0x	18.2x
Burberry Group plc	11.4x	20.9x
Ralph Lauren Corporation	7.4x	14.8x
Movado Group, Inc.	n.m.	9.5x
Compagnie Financiere Richemont SA	12.2x	23.9x
Prada S.p.A.	11.7x	25.4x
Moncler S.p.A.	14.7x	24.2x
Hermes S.A.	24.1x	42.6x
Canada Goose Holdings Inc.	20.2x	30.6x
Capri Holdings Limited	6.4x	6.8x
Brunello Cucinelli S.p.A.	19.1x	36.4x
Salvatore Ferragamo S.p.A.	17.3x	31.6x
Low	6.4x	6.8x
Mean	13.4x	22.6x
Median	12.1x	23.9x
High	24.1x	42.6x
Sotheby’s	11.0x	14.6x

Based on the multiples calculated as described above, LionTree’s analyses of the various selected publicly traded companies and on professional judgments made by LionTree, LionTree applied a range of multiples of 11.0x to 13.0x to Sotheby’s management’s estimate of CY 2019 EBITDA of Sotheby’s based upon the forecasts to derive a range of estimated implied values of approximately $35.31 to $45.34 per share of Sotheby’s common stock. Further, LionTree applied a range of multiples of 15.0x to 23.0x to Sotheby’s management’s estimate of CY 2019 EPS of Sotheby’s based upon the forecasts to derive a range of estimated implied values of approximately $36.38 to $55.78. LionTree compared the foregoing implied value ranges to the per share merger consideration of $57.00 to be received pursuant to the proposed merger and the other transactions contemplated by the merger agreement.

Selected Transactions Analysis. LionTree reviewed and analyzed the financial terms of selected transactions in the luxury retail industry it deemed relevant. Although none of the selected transactions is directly comparable to the merger and the other transactions contemplated by the merger agreement, the selected transactions were chosen because, in LionTree’s judgment, they are merger and acquisition

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transactions that for purposes of this analysis may, in certain respects, be considered similar to the merger and the other transactions contemplated by the merger agreement. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the transactions and companies involved and other factors that may differ from the merger and the other transactions contemplated by the merger agreement.

Using publicly available information, LionTree calculated, for each selected transaction, the implied enterprise value in the transaction as a multiple of EBITDA over the last twelve months (LTM) publicly reported prior to the announcement of the transaction. The following table summarizes the results of this analysis:

Date Announced	Target	Acquirer	EV/LTM EBITDA
September 2018	Gianni Versace S.p.A.	Michael Kors (USA) Inc.	46.0x
July 2017	Jimmy Choo Group Limited	Michael Kors (USA) Inc.	16.4x
May 2017	Kate Spade & Company	Tapestry, Inc.	9.4x
April 2017	Christian Dior Couture SA	LMVH Moet Hennessy	15.6x
March 2016	Tumi Holdings, Inc.	Samsonite International SA	13.6x
January 2015	Stuart Weitzman Inc.	Tapestry, Inc.	11.2x
		Incl. Versace	Excl. Versace
Low		9.4x	9.4x
Mean		18.7x	13.2x
Median		14.6x	13.6x
High		46.0x	16.4x

Although LionTree included the Versace/Michael Kors transaction in its analysis because it is a recent acquisition of a publicly traded luxury retail company, LionTree considered that the EV/LTM EBITDA multiple paid in that transaction was an outlier that fell outside the normal range of EV/LTM EBITDA multiples for acquisitions of publicly traded luxury retail companies. Consequently, LionTree presented data for the precedent transactions both including and excluding the Versace/Michael Kors transaction.

Based on the results of this analysis and its professional judgment and experience, LionTree selected and applied a multiple range of 10.0x to 16.0x to Sotheby’s LTM EBITDA, as of March 31, 2019. From this analysis, LionTree derived an implied value per share range for Sotheby’s common stock of approximately $25.54 to $52.76 per share. LionTree compared the foregoing implied value range to the per share merger consideration of $57.00 to be received pursuant to the proposed merger and the other transactions contemplated by the merger agreement.

Discounted Cash Flow Analysis. LionTree performed a discounted cash flow (“DCF”) analysis of Sotheby’s by calculating the estimated net present value of the unlevered, after-tax free cash flows that Sotheby’s was forecasted to generate for the last nine months of 2019 and the four (4) calendar years ending December 31, 2023 (“CY 2023”) based upon the forecasts.

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For the DCF analysis, LionTree calculated terminal values for Sotheby’s by applying a range of terminal value multiples of 11.0x to 13.0x to Sotheby’s estimated EBITDA for CY 2023 based upon the forecasts. These terminal value multiple estimates were derived by LionTree utilizing its professional judgment and experience, taking into account, among other things, estimated operational metrics for Sotheby’s and the operational metrics and EBITDA multiples for selected publicly traded companies. The present values of the cash flows and terminal values were then calculated using discount rates ranging from 9.0% to 10.0%, reflecting estimates of Sotheby’s weighted average cost of capital. LionTree then subtracted from the range of implied enterprise values Sotheby’s net debt to derive a range of implied equity values for Sotheby’s as of March 31, 2019. The resulting range of implied equity values was then brought forward to June 14, 2019 using a rate of 13.0%, reflecting LionTree’s estimate of Sotheby’s cost of equity. LionTree divided the range of implied equity values it derived by the number of fully diluted outstanding shares of Sotheby’s common stock as of June 14, 2019. The DCF analysis indicated an implied per share equity value reference range of $39.11 to $50.43 for the Sotheby’s common stock. LionTree compared the foregoing implied value range to the per share merger consideration of $57.00 to be received pursuant to the proposed merger and the other transactions contemplated by the merger agreement.

Analyst Price Target Analysis. For reference purposes only, LionTree reviewed one year forward share price targets for shares of Sotheby’s common stock prepared and published by 4 equity research analysts and known to LionTree as of June 14, 2019. The one year forward share price targets for Sotheby’s common stock ranged from $39.00 to $50.00 per share and the average one year forward share price target for Sotheby’s common stock was $45.50 per share compared to the closing price per share of Sotheby’s common stock of $35.39 on June 14, 2019. LionTree performed a present value analysis of the equity research analyst share price targets by discounting these share price targets to present value at June 14, 2019 using a discount rate of 13.0%, reflecting LionTree’s estimate of Sotheby’s cost of equity. This analysis indicated an implied per share equity value reference range of $34.86 to $44.87 for the Sotheby’s common stock. LionTree compared the foregoing implied value range to the per share merger consideration of $57.00 to be received pursuant to the proposed merger and the other transactions contemplated by the merger agreement.

Premiums Paid Analysis. For reference purposes only, using publicly available data, LionTree reviewed the premiums paid in selected all cash acquisitions of North American publicly traded companies with transaction values between $1.0 billion and $10.0 billion for the ten (10)-year period ended June 14, 2019 (excluding transactions involving real estate investment trusts, investment trusts/mutual funds and major banks). This analysis indicated that the median premium in the selected transactions relative to the closing price of the acquired company on the trading day prior to the announcement of the transaction was 22.6% and the median premium in the selected transactions relative to the closing price of the acquired company thirty (30) trading days prior to the announcement of the transaction was 33.4%. LionTree applied these median premiums to the closing price of Sotheby’s common stock on June 14, 2019 and to the closing price of Sotheby’s common stock on the thirtieth trading day prior to and including June 14, 2019. This analysis indicated an implied per share equity value reference range of $43.37 to $54.27 for the Sotheby’s common stock. LionTree compared the foregoing implied value range to the per share merger consideration of $57.00 to be received pursuant to the proposed merger and the other transactions contemplated by the merger agreement.

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Other Matters

The Board selected LionTree as its financial advisor because LionTree is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger and the other transactions contemplated by the merger agreement, and because of its significant prior experience with the industries in which Sotheby’s operates. Pursuant to its engagement letter, Sotheby’s will pay LionTree a fee for its services which is estimated to be between approximately $41 million and $42 million and which, subject to the following sentence, is contingent upon the consummation of the merger and the other transactions contemplated by the merger agreement. Sotheby’s paid LionTree $4.2 million in connection with LionTree’s delivery of its fairness opinion, which will be credited against the fee described in the preceding sentence if and when the merger and the other transactions contemplated by the merger agreement are consummated. Sotheby’s has also agreed to reimburse LionTree for certain expenses and to indemnify LionTree, its affiliates, and certain related parties against certain liabilities and expenses.

In the past two years, LionTree and its affiliates have provided investment banking services to Sotheby’s, for which LionTree and its affiliates received compensation of $500,000 that will be credited against the fee payable in connection with the consummation of the merger and the other transactions contemplated by the merger agreement. In the past two years, LionTree and its affiliates have not provided investment banking services to Parent or its affiliates. LionTree and its affiliates may seek in the future to provide investment banking services and capital markets services to Sotheby’s, Parent, their respective affiliates and their related entities or entities in which they have a significant direct or indirect interest, and expect to receive fees for the rendering of these services. As a result of the acquisition of equity interests in Suddenlink Communications by Altice SA in 2015, LionTree and certain of its partners hold an indirect interest in a vehicle that owns equity securities of Altice USA, an affiliate of Parent, as described in the section entitled “The Merger—Background of the Merger” beginning on page 32. In the ordinary course of business, certain of LionTree’s employees and affiliates may hold or trade, for their own accounts and the accounts of their investors, securities of Sotheby’s and affiliates of Parent and, accordingly, may at any time hold a long or short position in such securities.

Certain Company Forecasts

The Company does not, as a matter of course, publicly disclose long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in the Spring of 2019, at the request of the Board, the Company prepared certain financial forecasts (the “Company projections”) to assist the Board with forming a view about the stand-alone valuation of the Company. The Company subsequently provided these forecasts to the Board and LionTree. These forecasts were not prepared for public disclosure.

A summary of certain of the Company projections is not being included in this document to influence the decision of our stockholders whether to vote for or against the merger proposal, but is being included because the Company projections were made available to the Board and LionTree. The inclusion of this information should not be regarded as an indication that the Board, its advisors or any other person considered, or now considers, the Company projections to be material or to be a reliable prediction of actual

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future results, and the Company projections should not be relied upon as such. The Company projections are subjective in many respects. There can be no assurance that the Company projections will be realized or that actual results will not be significantly higher or lower than forecasted. Certain of the Company projections cover multiple years and/or relate to the year 2023 and such information by its nature becomes subject to greater uncertainty with each successive year. As a result, the inclusion of the Company projections in this proxy statement should not be relied on as necessarily predictive of actual future events.

In addition, the Company projections were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles (“GAAP”), the published guidelines of the SEC regarding projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Neither the Company’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to the Company projections contained in this proxy statement, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. The non-GAAP financial measures used in the forecasts were relied upon by LionTree for purposes of its financial analyses and opinion and by the Board in connection with its consideration of the merger. Financial measures provided to a financial advisor are excluded from the definition of non-GAAP financial measures and, therefore, are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure.

Additionally, although the Company projections presented below are presented with numerical specificity, they are not facts. The Company projections were based on numerous variables and assumptions that were deemed to be reasonable as of the respective dates when such Company projections were finalized. Such assumptions are inherently uncertain and may be beyond the control of the Company. Important factors that may affect actual results and cause the Company projections not to be achieved include, but are not limited to, risks and uncertainties relating to the Company’s business (including its ability to achieve strategic goals, objectives and targets and its ability to retain customers and key employees), industry performance, the legal and regulatory environment, global political conditions, the financial markets, the art market, general business and economic conditions and other factors described or referenced under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 23. In addition, the Company projections reflect assumptions that are subject to change and do not reflect revised prospects for the Company’s business, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated as the Company projections were prepared. The Company has not prepared revised forecasts to take into account other variables that have changed since the dates on which the Company projections were finalized. There can be no assurance that the Company projections will be realized or that the Company’s future financial results will not materially vary from the Company projections.

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Projected 2023 EBITDA (1)

In February 2019, the Company prepared and presented to the Board a projection of the Company’s 2023 EBITDA reflecting the projected results of the Company’s investments in its digital initiatives.

(in millions)	2018A	2023E
Adjusted EBITDA (excluding inventory activity)	$229.9	$430.4

(1)	Not adjusted to take account of the execution risk of the Company’s underlying business plan.

Initial Five-Year Projections (1)(2)

At the instruction of the Board, the Company developed a full set of five-year financial projections for the Company (the “initial five-year projections”) for presentation to the Business Strategy Committee of the Board in April 2019.

(in millions)	2018A	2019E	2020E	2021E	2022E	2023E
Adjusted EBITDA	$234	$241	$197	$283	$345	$389

(1)	Not adjusted to take account of the execution risk of the Company’s underlying business plan.

(2)	Assumes that a contraction of the global art market will occur in 2020 similar to, but more modest than, the contraction experienced in 2016.

Draft Five-Year Projections

At the instruction of the Business Strategy Committee, the Company supplemented, for presentation to the Board in May 2019, the initial five-year projections to take into account various economic and commercial scenarios and prepared the draft five-year projections. The “high case,” “middle case” and “low case” projections in the draft five-year projections were sensitized to address risks associated with macroeconomic conditions and the global art marketplace’s acceptance of the Company’s new initiatives.

Low Case (1)(2)

(in millions)	2018A	2019E	2020E	2021E	2022E	2023E
Base Business EBITDA	$222	$215	$70	$159	$206	$229
Incremental EBITDA from New Initiatives	$12	$29	$40	$41	$45	$44
Combined EBITDA	$234	$244	$110	$200	$251	$273
Net Auction Sales (excluding New Initiatives)	$4,300	$3,900	$2,800	$3,600	$3,900	$4,100
Net Debt at End of Year	$937	$1,010	$760	$772	$694	$561

(1)	Not adjusted to take account of the execution risk of the Company’s underlying business plan.

(2)	Assumes that a contraction of the global art market will occur in 2020 similar to the contraction experienced in 2016.

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Middle Case (1)(2)

(in millions)	2018A	2019E	2020E	2021E	2022E	2023E
Base Business EBITDA	$222	$215	$186	$237	$315	$340
Incremental EBITDA from New Initiatives	$12	$29	$43	$56	$80	$99
Combined EBITDA	$234	$244	$230	$293	$395	$440
Net Auction Sales (excluding New Initiatives)	$4,300	$3,900	$3,500	$4,300	$4,800	$5,000
Net Debt at End of Year	$937	$1,010	$762	$647	$466	$206

(1)	Not adjusted to take account of the execution risk of the Company’s underlying business plan.

(2)	Assumes that a less severe contraction of the global art market than that assumed in the Low Case will occur in 2020.

High Case (1)(2)

(in millions)	2018A	2019E	2020E	2021E	2022E	2023E
Base Business EBITDA	$222	$215	$183	$243	$319	$346
Incremental EBITDA from New Initiatives	$12	$34	$62	$95	$119	$147
Combined EBITDA	$234	$244	$245	$339	$439	$493
Net Auction Sales (excluding New Initiatives)	$4,300	$3,900	$3,700	$4,300	$4,800	$5,100
Net Debt at End of Year	$937	$1,010	$752	$606	$393	$94

(1)	Not adjusted to take account of the execution risk of the Company’s underlying business plan.

(2)	Assumes that a less severe contraction of the global art market than that assumed in the Middle Case will occur in 2020.

Base Case Projections

At the instruction of the Board, in June 2019, the Company derived the base case projections—a single base case set of five-year financial projections for the Company—from the “high case,” “middle case” and “low case” projections set forth in the draft five-year projections to reflect management’s best estimate of the most likely outcome over the five year period from 2019 through 2023 assuming the Company remains a public company, taking into account the execution risk of the Company’s underlying business plan. The base case projections were also provided to representatives of LionTree and approved by the Board for use in connection with LionTree’s financial analysis and fairness opinion rendered to Board (summarized in the section entitled “—Opinion of Financial Advisor” beginning on page 51).

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Base Case (1)

(in millions)	2018A	2019E	2020E	2021E	2022E	2023E
Base Business EBITDA	$222	$215	$167	$179	$204	$225
Incremental EBITDA from New Initiatives	$12	$29	$44	$56	$78	$97
Combined EBITDA	$234	$244	$211	$235	$282	$322
Net Auction Sales (excluding New Initiatives)	$4,300	$3,900	$3,500	$3,900	$4,100	$4,300
Net Debt at End of Year	$937	$1,010	$774	$697	$594	$421

(1)	Assumes that a contraction of the global art market similar to that assumed in the Middle Case of the draft five-year projections will occur in 2020, but with a more modest recovery.

Financing of the Merger

The merger agreement does not contain any condition to the obligations of Parent or Merger Sub relating to the receipt of financing. Parent and Merger Sub have secured committed financing, consisting of a combination of equity financing to be provided by NEXT and debt financing from BNP Paribas Securities Corp. and BNP Paribas, the aggregate proceeds of which Parent and Merger Sub have represented will be sufficient for Parent and Merger Sub to pay the aggregate per share merger consideration and other fees and expenses under the merger agreement.

Pursuant to an equity commitment letter from NEXT dated as of June 16, 2019, NEXT has agreed to make capital contributions of up to $1,924 million. In addition, an affiliate of Parent has provided the Company with a guaranty in favor of the Company, which guarantees the payment obligations of NEXT under the equity commitment letter and certain payment obligations of Parent and Merger Sub under the merger agreement.

BNP Paribas Securities Corp. and BNP Paribas (collectively, the “lenders”) have committed to provide debt financing, consisting of senior secured credit facilities in an aggregate principal amount of up to $1,550 million, comprised of (i) a $300 million revolving credit facility, (ii) an $800 million senior secured term loan facility (provided that an amount up to $404 million of such facility may be re-allocated, at Merger Sub’s election, to a separate facility of term loans available on a delayed draw basis), and (iii) a $450 million senior secured asset sale bridge term loan facility, in each case pursuant to a debt commitment letter from the lenders dated as of June 16, 2019. Additionally, Merger Sub intends to issue $400 million of high yield senior securities (the “senior notes”) pursuant to a Rule 144A and/or Regulation S under the U.S. Securities Act or other private placement (in each case, without registration rights). In the event some or all of the senior notes are unable to be issued on or prior to the time the transactions contemplated by the merger agreement are consummated, the lenders have committed to provide senior bridge loans under a senior bridge facility in an aggregate principal amount of $400 million, less the gross proceeds from the sale of senior notes issued on or prior to the closing date.

The obligations of the lenders to provide the debt commitment amount under the debt commitment letter are subject to a limited number of conditions, which include the receipt of loan documentation executed by the borrower thereof, accuracy of certain representations and warranties, the absence of a Company material adverse effect, completion of the designated marketing period and other customary

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closing conditions for financings of these types. The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the merger agreement, including to repay or refinance existing indebtedness and for the payment of related fees and expenses and (ii) to provide ongoing working capital and for capital expenditures and other general corporate purposes.

The lenders may invite other banks, financial institutions and institutional lenders and investors to participate in the debt financing contemplated by the debt commitment letter and to undertake a portion of the commitments to provide such debt financing.

Closing and Effective Time

Assuming receipt of required regulatory approvals and timely satisfaction of other closing conditions, including the approval by our stockholders of the merger proposal, we currently expect the closing of the merger to occur during the fourth quarter of 2019. See the section entitled “The Merger Agreement—Closing and Effective Time” beginning on page 78.

The effective time will occur upon a certificate of merger, in such appropriate form as is determined by the parties and in accordance with the DGCL (the “certificate of merger”), having been duly filed with and accepted by the Secretary of State of the State of Delaware (or at such later time as the Company and Parent may agree in writing and specified in the certificate of merger).

Payment of the Per Share Merger Consideration and Surrender of Stock Certificates

At or prior to the effective time, Parent will deposit, or will cause to be deposited, with the paying agent, for the benefit of the holders of shares of our common stock, a cash amount in immediately available funds necessary to pay the aggregate per share merger consideration payable to our stockholders.

Promptly after the effective time, and in any event within three (3) business days thereafter, each of our stockholders of record as of immediately prior to the effective time (other than holders of excluded shares and dissenting shares) will be mailed (i) transmittal materials, including a letter of transmittal in customary form, and (ii) instructions advising each such holder how to surrender his, her or its certificated and/or book-entry shares of our common stock in exchange for the per share merger consideration. The paying agent will pay each holder of record the per share merger consideration to which such holder is entitled after delivery or transfer of such shares. Interest will not be paid or accrue in respect of the per share merger consideration. From the effective time until the surrender or transfer of certificates or book-entry shares, as the case may be, each such certificate or book-entry share will represent only the right to receive in exchange therefor a cash amount (after giving effect to any required tax withholdings) equal to the per share merger consideration.

In the event of a transfer of ownership of shares that has not been registered in the transfer records of the Company, or if a holder of shares would like payment of the applicable per share merger consideration to be made to a person other than the person in whose name the surrendered certificate or book-entry share is registered, a check for any cash to be exchanged upon due surrender of the certificate or book-entry share may be issued to such transferee or other person if the certificates or book-entry share formerly representing such shares are presented to the paying agent, accompanied by

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all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

You should not return any stock certificates you hold with the enclosed proxy card, and you should not forward any stock certificates to the paying agent without a letter of transmittal.

From and after the effective time, there will be no further transfers of shares of our common stock that were outstanding immediately prior to the effective time.

If any cash deposited with the paying agent remains unclaimed for one hundred and eighty (180) days following the effective time, such cash will be delivered to the surviving corporation or its designee(s). Thereafter, holders of our common stock (other than holders of excluded shares) who have not received payment due to non-compliance with the exchange procedures will be entitled to look only to the surviving corporation with respect to payment of the per share merger consideration (after giving effect to any required tax withholdings), without any interest thereon.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will be required to provide an affidavit of the loss, theft or destruction, and, if required by Parent, post a bond in a reasonable amount and upon reasonable terms as may be required by Parent as indemnity against any claim that may be made against Parent or the surviving corporation with respect to such certificate. These procedures will be described in the letter of transmittal and related instructions that you will receive, which you should read carefully and in their entirety.

Parent, the surviving corporation and the paying agent will be entitled to deduct and withhold from the per share merger consideration such amounts as are required to be deducted and withheld with respect to the making of such payment under any tax law. Any sum that is withheld will be remitted to the appropriate taxing authority, and will be treated for all purposes of the merger agreement as having been paid to the holder of shares with regard to whom it is deducted and withheld.

The per share merger consideration paid upon the surrender of certificates or transfer of book-entry shares in accordance with the exchange procedures will be deemed to have been paid in full satisfaction of all rights pertaining to the certificated or book-entry shares so surrendered or transferred.

Interests of Certain Persons in the Merger

In considering the recommendation of the Board that you vote to adopt the merger agreement, you should be aware that aside from their interests as Company stockholders, the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, those of Company stockholders generally. Members of the Board were aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending to Company stockholders that the merger agreement be adopted. For more information, see the sections entitled “The Merger—Background of the Merger” beginning on page 32 and “The Merger—Reasons for the Merger; Recommendation of the Company’s Board of Directors” beginning on page 45. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “Non-Binding Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers—Golden Parachute Compensation” beginning on page 107.

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Treatment of Outstanding Equity-Based and Performance Awards

The Company DSUs, Company PSUs, Company PCUs, Company RCUs, and Company RSUs (collectively, the “Company equity awards”) held by the Company’s directors and executive officers immediately prior to the effective time will generally be treated in the same manner as those Company equity awards held by other employees of the Company. As described further in the section titled “The Merger Agreement—Treatment of Common Stock and Stock-Based Awards” beginning on page 78, Company equity awards will be subject to the following treatment:

•

Company DSUs: Each Company DSU that is outstanding immediately prior to the effective time shall be cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding tax, equal to the product of (x) the total number of shares underlying such Company DSUs and (y) $57.00, the product of which we refer to as the “Company DSU Consideration,” which shall be payable to each holder of a Company DSU within ten (10) business days following the effective time.

•

Company Share Price PSUs: Each Company Share Price PSU that is outstanding immediately prior to the effective time shall be cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding tax, equal to the product of (x) the total number of shares earned in accordance with the terms and conditions set forth in the award agreement as reasonably determined by the Compensation Committee, and (y) $57.00, the product of which we refer to as the “Company Share Price PSU Consideration,” which shall be payable to the holder of the Company Share Price PSU within ten (10) business days following the effective time.

•

Other Company Equity and Equity-Based Awards: Except as otherwise agreed by and between Parent and a holder of a Company equity award (other than a Company DSU, a Company Share Price PSU or a Company equity award that is subject to Section 409A of the Code) prior to the effective time:

•

Company PCUs: As of the effective time, each Company PCU that is outstanding immediately prior to the effective time shall, by virtue of the merger and without any action by Parent, Merger Sub, the Company or the holder of such Company PCU, be canceled, extinguished and converted into a Converted PCU, representing the right to receive from the surviving corporation an amount in cash, without interest and subject to any applicable withholding tax, equal in value to the product of (i) $57.00 multiplied by (ii) the number of shares represented by Company PCUs deemed earned as of immediately prior to the effective time. Each Converted PCU (125% of target for Company PCUs with a performance period ending on December 31, 2019, 100% of target for Company PCUs with a performance period ending on December 31, 2020 and 100% of target for Company PCUs with a performance period ending on December 31, 2021) shall (A) vest and settle on terms (including acceleration events but excluding any performance-based vesting conditions) as were applicable to the corresponding Company PCU immediately prior to the effective time and (B) vest in full to the extent the holder of a Converted PCU is terminated without cause or resigns for good reason, in each case within the twenty-four (24)-month period following the closing date, each of which is referred to as a qualifying termination, with such Converted PCU settled in cash as soon as practicable, but in no

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event later than ten (10) business days, following such qualifying termination, or such later time as required to comply with Section 409A of the Code.

•

Company PSUs: As of the effective time, each Company PSU other than a Company Share Price PSU that is outstanding immediately prior to the effective time shall, by virtue of the merger and without any action by Parent, Merger Sub, the Company or the holder of such Company PSU, be canceled, extinguished and converted into a Converted PSU representing the right to receive from the surviving corporation an amount in cash, without interest and subject to any applicable withholding tax, equal in value to the product of (i) $57.00 multiplied by (ii) the number of Company PSUs deemed earned as of immediately prior to the effective time (125% of target for Company PSUs with a performance period ending on December 31, 2019, 100% of target for Company PSUs with a performance period ending on December 31, 2020 and 100% of target for Company PSUs with a performance period ending on December 31, 2021). Each Converted PSU shall (A) vest and settle on terms (including acceleration events but excluding any performance-based vesting conditions) as were applicable to the corresponding Company PSU immediately prior to the effective time and (B) vest in full to the extent the holder of a Converted PSU is subject to a qualifying termination of employment during the twenty-four (24) month period following the closing, with such Converted PSU settled in cash as soon as practicable, but in no event later than ten (10) business days, following such qualifying termination, or such later time as required to comply with Section 409A of the Code.

•

Company RCUs: As of the effective time, each Company RCU that is outstanding immediately prior to the effective time shall, by virtue of the merger and without any action by Parent, Merger Sub, the Company or the holder of such Company RCU, be canceled, extinguished and converted into a Converted RCU, representing the right to receive from the surviving corporation an amount in cash, without interest and subject to any applicable withholding tax, equal to the product of (i) $57.00 multiplied by (ii) the number of shares represented by outstanding Company RCUs as of immediately prior to the effective time. Each Converted RCU shall (A) vest and settle on terms (including acceleration events) as were applicable to the corresponding Company RCU immediately prior to the effective time and (B) vest in full to the extent the holder of a Converted RCU is subject to a qualifying termination of employment during the twenty-four (24) month period following the closing, with such Converted RCU settled in cash as soon as practicable, but in no event later than ten (10) business days, following such qualifying termination, or such later time as required to comply with Section 409A of the Code.

•

Company RSUs: As of the effective time, each Company RSU that is outstanding immediately prior to the effective time shall, by virtue of the merger and without any action by Parent, Merger Sub, the Company or the holder of such Company RSU, be canceled, extinguished and converted into a Converted RSU, representing the right to receive from the surviving corporation an amount in cash, without interest, and subject to any applicable withholding tax, equal to the product of (i) $57.00 multiplied by (ii) the total number of shares underlying such Company RSU as of immediately prior to the effective time. Each Converted RSU shall (A) vest and settle on terms (including acceleration events)

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as were applicable to the corresponding Company RSU immediately prior to the effective time and (B) vest in full to the extent the holder of a Converted RSU is subject to a qualifying termination of employment during the twenty-four (24) month period following the closing, with such Converted RSU settled in cash as soon as practicable, but in no event later than ten (10) business days, following such qualifying termination, or such later time as required to comply with Section 409A of the Code.

For an estimate of the amounts that would be payable to each of the Company’s named executive officers on settlement of their unvested Company equity awards, see the section entitled “Non-Binding Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers—Golden Parachute Compensation” beginning on page 107. The estimated aggregate amount that would be payable to the Company’s six (6) executive officers who are not named executive officers in settlement of their unvested Company equity awards that are outstanding as of the date of this proxy statement if the merger were to be completed and they were to experience a qualifying termination on September 30, 2019 is $5,085,000. The estimated aggregate amount that would be payable to the Company’s ten (10) non-employee directors in settlement of their unvested Company DSUs that are outstanding as of the date of this proxy statement if the effective time occurred on September 30, 2019 is $11,923,300.

Agreement with Thomas S. Smith, Jr.

Prior to the execution of the merger agreement, the Company was party to an employment agreement, effective March 31, 2015, with Mr. Smith, the Company’s President and Chief Executive Officer and a director of the Company. The term of Mr. Smith’s employment agreement runs from March 31, 2015 through March 31, 2020.

Under the terms of Mr. Smith’s employment agreement, Mr. Smith is entitled to certain benefits in the event that his employment is terminated during the term of the employment agreement by the Company without cause or by Mr. Smith for good reason (as such terms are defined in his employment agreement). Upon such a qualifying termination, subject to his execution, delivery and non-revocation (within any applicable revocation period) of a release of claims in favor of the Company within sixty (60) days of his termination date, Mr. Smith would be entitled to receive:

•

cash severance benefits equal to two times the sum of his then current annual base salary and his target annual incentive opportunity (with sixty (60) percent of such amount payable on the six (6)-month anniversary of his termination and the remaining forty (40) percent of such amount payable on the twelve (12)-month anniversary of his termination);

•

a pro-rated bonus for the year of his termination, payable at the same time as bonuses are paid to other executives and using the same measure of the Company’s performance as applied to such other executives (but without any adjustment for individual performance);

•	the cash cost of maintaining the Company’s health benefits for a period equal to the greater of the remaining term of his employment agreement and two (2) years;

•	any unpaid bonus for any previously completed fiscal year (which would be determined in accordance with the otherwise applicable provisions of the annual incentive plan); and

•	full vesting of his outstanding unvested equity awards in accordance with the terms of such awards.

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Executive Severance Plan

The Company’s executive severance plan covers, among others, the Company’s current executive officers other than Mr. Smith. The executive severance plan provides that, in the event the executive’s employment is terminated without “cause” and during a change in control protection period (which includes the six (6) month period prior to the closing date and the twenty-four (24)-month period following the closing date), the Company would be required to pay the executive:

•	an amount equal to two (2) times his or her base salary;

•	an amount equal to two (2) times the amount of his or her target bonus;

•	a lump sum payment equal to his or her pro rata target bonus for the year of termination based on the number of days worked in the year of termination;

•	a lump sum payment equal to the executive’s actual cost of COBRA coverage for eighteen (18) months; and

•	full vesting of his or her outstanding unvested equity awards in accordance with the terms of such awards.

In connection with approving the merger agreement, the Board amended the executive severance plan to provide “good reason” severance protection such that participants thereunder would become eligible for the aforementioned benefits upon a resignation during the change in control protection period if, without the participant’s consent there occurs (i) a material diminution in the participant’s base salary, (ii) a material diminution in the participant’s title, authority, duties or responsibilities, (iii) a relocation of the participant’s location of employment by more than 35 miles or (iv) the Company’s breach of any material provision of the executive severance plan (including a failure by a successor to the Company to assume and honor the Company’s obligations thereunder).

To the extent an executive would be subject to any excise taxes under Section 280G of the Code, the executive severance plan provides that amounts he or she would be entitled to receive would be “capped” to avoid any excise tax unless the total payments to be received by him or her without regard to a cap would result in a higher after-tax benefit. The executive would be responsible to pay any required excise tax.

As a condition of participation in the executive severance plan, the executive must agree to be bound by certain restrictive covenants, including confidentiality, non-disparagement, non-compete, and customer, supplier, employee non-solicitation provisions. Additionally, payment of the severance benefits under the executive severance plan is in all cases contingent on the executive’s execution and non-revocation of a release of claims against the Company.

For an estimate of the value of the payments and benefits described above that would be payable to the Company’s named executive officers under the executive severance plan upon a qualifying termination in connection with the merger, see the section entitled “Non-Binding Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers—Golden Parachute Compensation” beginning on page 107 of this proxy statement. The estimated aggregate cash severance amount (two (2) times the sum of base salary and target bonus (or for one (1) executive officer, fifty-two (52) weeks of base salary)) and COBRA continuation payment that would be payable to the six (6)

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Company executive officers who are not named executive officers under the executive severance plan if the merger were to be completed and they were to experience a qualifying termination on September  30, 2019 is $10,223,776, based on base salary and target bonus amounts in effect as of the date of this proxy statement.

Separation Agreement with David Goodman

On July 1, 2019, the Company announced that Mr. Goodman left his position as Executive Vice President, Digital Development and Marketing and will terminate employment with the Company on July 15, 2019. Upon his termination, Mr. Goodman will become entitled to the following:

•

cash severance payments under the executive severance plan consisting of an amount equal to the sum of (i) one and one-half (1.5) times his annual base salary and (ii) one and one-half (1.5) times his target bonus, payable in equal installments pursuant to the Company’s standard payroll practices, commencing within sixty (60) days of his separation from service and continuing for eighteen (18) months after commencement;

•

payment of 75% of his annual cash target bonus award for 2019, payable in a lump sum at the effective time; provided, that in the event the merger is completed after December 31, 2019, such payment will be made when 2019 bonuses are paid Company-wide to active employees generally (but in no event later than March 15, 2020);

•

his Company RSUs and Company PSUs will remain outstanding and be treated as though he experienced a qualifying termination upon the effective time; provided, that in the event the merger agreement is terminated without the occurrence of the merger, his unvested Company RSUs and Company PSUs will immediately be canceled and converted into a right to receive an amount in cash (without interest), equal in value to the product of (i) the number of shares of Company common stock underlying such award (with performance deemed achieved at 125% for any Company PSUs granted in 2017 and at 100% for any Company PSUs granted in 2018 and 2019) and (ii) $57.00 which will vest and settle on terms as were applicable to the Company RSUs and Company PSUs as of the date of this proxy statement. If the merger agreement is terminated without the occurrence of the merger because the Company receives, and consummates a transaction pursuant to, a superior proposal, the cash awards will become payable at such time outstanding equity awards held by active employees of the Company are settled pursuant to the terms of the superior proposal agreement; provided, further, that in no event will Mr. Goodman’s cash awards be settled for an amount in excess of the $57.00 per share conversion formula set forth above (including where the per share merger consideration exceeds $57.00 as a result of an increased price offered by Parent in response to a superior proposal); and

•

payment of an amount equal to monthly COBRA charge in effect as of his termination date beginning within sixty (60) days following the termination date and payable semi-monthly for eighteen (18) months.

Nineteen (19) months following his termination date, Mr. Goodman will also become entitled to the incremental portion of his cash severance so that, in the aggregate, he would receive an amount equal to the sum of (i) two (2) times his annual base salary and (ii) two (2) times his target bonus, consistent with the terms of the executive severance plan.

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Pursuant to the separation agreement, Mr. Goodman acknowledged and reaffirmed his obligations pursuant to the restrictive covenants set forth in the executive severance plan, and agreed to a release of claims in favor of the Company.

2019 Annual Bonus

The merger agreement provides that in the event that the closing date occurs during the 2019 fiscal year, the Company shall be permitted to finally and conclusively determine the annual bonus amounts payable in respect of the 2019 fiscal year assuming achievement at target, and shall pay 75% of such amounts to bonus eligible employees (including the executive officers) as soon as administratively practicable following the closing date. Following completion of the 2019 fiscal year, the surviving corporation shall finally and conclusively determine the amounts payable in respect of the full 2019 fiscal year performance actually achieved and at the time annual bonuses have historically been paid by the Company, shall pay to each continuing employee an amount equal to the positive difference (if any) of the full year bonus less the pre-closing bonus (the “top-up bonus”). In the event that, prior to payment of the top-up bonus, a continuing employee experiences a termination of employment in a manner qualifying such employee to severance, such employee shall be paid his or her top-up bonus (if any) at the same time annual bonuses have historically been paid by the Company.

The Company will administer payment of the 2019 annual bonus under the merger agreement in a manner that avoids duplication of benefits with respect to any overlapping right to a pro-rated bonus under other Company plans and agreements (such as Mr. Smith’s employment agreement and the executive severance plan). In the event that the closing date occurs after the end of the 2019 fiscal year, then the amounts payable under the Company’s 2016 Annual Bonus Plan and the Annual Bonus Plan for Non-U.S. Employees (the “Company bonus plans”), in respect of the 2019 fiscal year will be determined based upon actual achievement in the ordinary course and at the time annual bonuses have historically been paid by the Company.

For an estimate of the value of the 2019 annual bonus awards that would be payable to the Company’s named executive officers in connection with the merger, see the section entitled “Non-Binding Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers—Golden Parachute Compensation” beginning on page 107 of this proxy statement. The estimated aggregate 2019 annual bonus amount that would be payable to the six (6) Company executive officers who are not named executive officers if the merger were to be completed on September 30, 2019 is $2,260,000, with 75% of such amount paid as soon as administratively practicable following the closing date and the remainder paid when such amounts have historically paid by the Company, assuming in each case, achievement of full 2019 fiscal year performance at target and target bonus amounts in effect as of the date of this proxy statement.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, the Company’s directors and officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies. See the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 103 for a description of such ongoing indemnification and coverage obligations.

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Material U.S. Federal Income Tax Consequences of the Merger

The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of common stock whose shares are exchanged for cash pursuant to the merger. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the provisions of the Code, applicable U.S. Treasury Regulations promulgated thereunder, judicial opinions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax consequences. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under state, local or foreign tax laws or U.S. federal tax laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of common stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity classified as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration, and one or more U.S. persons are authorized to control all substantial decisions of the trust or (2) such trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

This discussion applies only to U.S. holders of shares of common stock who hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of its particular circumstances, or that may apply to U.S. holders subject to special treatment under U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders subject to the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, governmental agencies or instrumentalities, tax-qualified retirement plans, banks and other financial institutions, mutual funds, certain former citizens or former long-term residents of the United States, partnerships (or other entities or arrangements treated as partnerships for U.S. federal income tax purposes), S corporations, or other pass-through entities or investors in such partnerships, S corporations or other pass-through entities, real estate investment trusts, regulated investment companies, U.S. holders who hold shares of common

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stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction, U.S. holders who will hold (actually or constructively) an equity interest in Parent immediately after the merger, and U.S. holders who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements). This discussion also does not address the U.S. federal income tax consequences to holders of shares of common stock who exercise appraisal rights in connection with the merger under the DGCL.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. If you are, for U.S. federal income tax purposes, a partner in a partnership holding shares of common stock, you should consult your tax advisor.

This summary of material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of common stock are urged to consult their own tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, the unearned income Medicare contribution tax and any other U.S. federal, or state, local, foreign or other tax laws.

The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the U.S. holder’s adjusted tax basis in its shares of common stock.

Any such gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the shares of common stock surrendered in the merger is greater than one year as of the date of the merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of common stock.

Information Reporting and Backup Withholding

Payments made in exchange for shares of common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding at the statutory rate. To avoid backup withholding, a non-corporate U.S. holder that does not otherwise establish an exemption should complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying under penalties of perjury that such U.S. holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct and that such U.S. holder is not subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner. U.S. holders are urged to consult their tax advisors as to the qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

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Regulatory Approvals

The Company, Parent and Merger Sub have agreed to cooperate with each other and use their respective commercially reasonable efforts to promptly take, and to assist and cooperate with the other parties in doing, all actions necessary, proper or advisable to consummate the merger in the most expeditious manner practicable, including taking such actions reasonably necessary to obtain any consents, waivers, approvals, exemptions or orders advisable or required to be obtained from any governmental authority in respect of the transactions contemplated by the merger agreement (including filings pursuant to the HSR Act, the filing of a joint voluntary notice to CFIUS, and filings required by certain other governmental authorities relating to antitrust, competition, trade, pre-merger notification or other regulatory matters).

HSR Approval

The completion of the merger is subject to antitrust review in the United States. Under the HSR Act and the rules promulgated thereunder, the merger cannot be completed until the parties to the merger agreement have given notification and furnished information to the FTC and the Department of Justice (the “DOJ”), and until the applicable waiting period has expired or has been terminated.

On July 10, 2019, the FTC granted early termination of the waiting period under the HSR Act.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ, or any state, could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or Parent or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws under certain circumstances.

CFIUS Clearance

The merger agreement provides for the Company and Parent to file a draft and a final joint voluntary notice with CFIUS pursuant to Section 721 of Title VII of the Defense Production Act of 1950, as amended (codified at 50 U.S.C. § 4565) (the “DPA”). Under the terms of the merger agreement, consummation of the merger is subject to the satisfaction or waiver by each party of the condition that prior to the closing, CFIUS will have provided a written notice that it has determined that it has concluded action and there are no unresolved national security concerns with respect to the transactions contemplated by the merger agreement, or if CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the transactions contemplated by the merger agreement, then (A) the President will have announced a decision not to take any action to suspend or prohibit the transactions contemplated by the merger agreement or (B) having received a report from CFIUS requesting the President’s decision, the President will not have taken any action after fifteen (15) days from the date the President received such report from CFIUS.

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On July 5, 2019, the Company and Parent submitted a draft joint voluntary notice with CFIUS.

Efforts to Obtain Regulatory Approvals

Under the terms of the merger agreement, the Company and Parent generally must, and must cause their respective affiliates to, use their respective commercially reasonable efforts to take all actions reasonably necessary, proper or advisable to consummate the merger as expeditiously as practicable. Parent and the Company must take all reasonable actions necessary (subject to certain exceptions) to resolve any objections or actions instituted or threatened by any applicable antitrust, competition or trade practices-related governmental authority challenging the merger. With respect to CFIUS approval, Parent and its affiliates (other than certain affiliates) must take all actions customarily and reasonably undertaken to obtain CFIUS approval (subject to certain exceptions) so as to enable the closing to occur.

There can be no certainty that the regulatory approvals required to consummate the merger will be obtained within the period of time contemplated by the merger agreement or that any such approvals would not be conditioned upon actions that are not required to be taken by the Company or Parent under the merger agreement, or that a regulatory challenge to the merger will not be made. For a more detailed description of the parties’ obligations with respect to regulatory approvals related to the merger, see “The Merger Agreement—Filings; Other Actions; Notification” beginning on page 93 of this proxy statement.

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THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read the merger agreement carefully and in its entirety.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary are included in this proxy statement to provide you with information regarding its material terms. Factual disclosures about the Company contained in this proxy statement or in the Company’s public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the merger agreement. The representations, warranties and covenants made in the merger agreement by the Company, Parent and Merger Sub were made solely to the parties to, and solely for the purposes of, the merger agreement and as of specific dates and were qualified by and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by matters set forth in the disclosure letter delivered to Parent in connection with the merger agreement (the “disclosure letter”), which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; By-laws

The merger agreement provides that Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. Following the merger, the Company will cease to be a publicly traded company and, as a result of the merger, will become a wholly owned subsidiary of Parent.

Immediately prior to the effective time, the Company will deliver to Parent the resignation of each member of the Board. The directors of Merger Sub and the officers of the Company immediately prior to the effective time will, from and after the effective time, be the directors and officers, respectively, of the surviving corporation, in each case, until their respective successors have been duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the organizational documents of the Company.

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The Merger Agreement

At the effective time, the certificate of incorporation of the Company will be amended and restated to read as set forth in Exhibit A to the merger agreement, and will be the certificate of incorporation of the surviving corporation. The by-laws of the Company will be amended and restated to read as set forth in Exhibit B to the merger agreement, and will be the by-laws of the surviving corporation.

Following the completion of the merger, the common stock of the Company will be delisted from the NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.

Closing and Effective Time

The closing of the merger will take place at 10:00 a.m., New York City Time, as promptly as practicable, and in any event no later than the fifth (5th) business day following the date on which the last of the conditions to closing (described in the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 97) has been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of those conditions in accordance with the merger agreement). If, however, the marketing period relating to Parent’s debt financing has not ended at the time of satisfaction or waiver of all of the applicable conditions to closing, then the closing will occur on the earlier to occur of (a) a date during the marketing period specified by Parent on no less than three (3) business days’ notice to the Company and (b) the third (3rd) business day immediately following the final day of the marketing period.

Assuming receipt of required regulatory approvals and timely satisfaction of other closing conditions, including the approval by our stockholders of the merger proposal, we currently expect the closing of the merger to occur during the fourth quarter of 2019.

The merger will become effective upon the filing and acceptance of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as the Company and Parent may agree in writing and specified in the certificate of merger).

Treatment of Common Stock and Stock-Based Awards

Each share of common stock issued and outstanding immediately prior to the effective time (other than shares of common stock that are held in treasury of the Company, owned by any subsidiary of the Company or owned by Parent, Merger Sub or any other subsidiary or affiliate of Parent, and (ii) shares of common stock owned by Company stockholders who have neither voted in favor of the merger nor consented thereto in writing and properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive $57.00 in cash, without interest.

Each Company DSU that is outstanding immediately prior to the effective time shall be canceled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding tax, equal to the Company DSU Consideration, which shall be payable to each holder of a Company DSU within ten (10) business days following the effective time.

Each Company Share Price PSU that is outstanding immediately prior to the effective time shall be cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding tax, equal to the Company Share Price PSU Consideration, which shall be payable to each holder of a Company Share Price PSU within ten (10) business days following the effective time.

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The Merger Agreement

Except as otherwise agreed by and between Parent and a holder of a Company equity award (other than a Company DSU, a Company Share Price PSU or a Company equity award that is subject to Section 409A of the Code) prior to the effective time:

•

As of the effective time, each Company PCU that is outstanding immediately prior to the effective time shall, by virtue of the merger and without any action by Parent, Merger Sub, the Company or the holder of such Company PCU, be canceled, extinguished and converted into a Converted PCU, representing the right to receive from the surviving corporation an amount in cash, without interest and subject to any applicable withholding tax, equal in value to the product of (i) $57.00 multiplied by (ii) the number of shares represented by Company PCUs deemed earned as of immediately prior to the effective time (125% of target for Company PCUs with a performance period ending on December 31, 2019, 100% of target for Company PCUs with a performance period ending on December 31, 2020 and 100% of target for Company PCUs with a performance period ending on December 31, 2021). Each Converted PCU shall (A) vest and settle on terms (including acceleration events but excluding any performance-based vesting conditions) as were applicable to the corresponding Company PCU immediately prior to the effective time and (B) vest in full to the extent the holder of a Converted PCU is subject to a qualifying termination of employment during the twenty-four (24) month period following the closing, with such Converted PCU settled in cash as soon as practicable, but in no event later than ten (10) business days, following such qualifying termination, or such later time as required to comply with Section 409A of the Code.

•

As of the effective time, each Company PSU other than a Company Share Price PSU that is outstanding immediately prior to the effective time shall, by virtue of the merger and without any action by Parent, Merger Sub, the Company or the holder of such Company PSU, be canceled, extinguished and converted into a Converted PSU, representing the right to receive from the surviving corporation an amount in cash, without interest and subject to any applicable withholding tax, equal in value to the product of (i) $57.00 multiplied by (ii) the number of Company PSUs deemed earned as of immediately prior to the effective time (125% of target for Company PSUs with a performance period ending on December 31, 2019, 100% of target for Company PSUs with a performance period ending on December 31, 2020 and 100% of target for Company PSUs with a performance period ending on December 31, 2021). Each Converted PSU shall (A) vest and settle on terms (including acceleration events but excluding any performance-based vesting conditions) as were applicable to the corresponding Company PSU immediately prior to the effective time and (B) vest in full to the extent the holder of a Converted PSU is subject to a qualifying termination of employment during the twenty-four (24) month period following the closing, with such Converted PSU settled in cash as soon as practicable, but in no event later than ten (10) business days, following such qualifying termination, or such later time as required to comply with Section 409A of the Code.

•

As of the effective time, each Company RCU that is outstanding immediately prior to the effective time shall, by virtue of the merger and without any action by Parent, Merger Sub, the Company or the holder of such Company RCU, be canceled, extinguished and converted into a Converted RCU, representing the right to receive from the surviving corporation an amount in cash, without interest and subject to any applicable withholding tax, equal to the product of (i) $57.00 multiplied by (ii) the number of shares represented by outstanding Company RCUs as

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of immediately prior to the effective time. Each Converted RCU shall (A) vest and settle on terms (including acceleration events) as were applicable to the corresponding Company RCU immediately prior to the effective time and (B) vest in full to the extent the holder of a Converted RCU is subject to a qualifying termination of employment during the twenty-four (24) month period following the closing, with such Converted RCU settled in cash as soon as practicable, but in no event later than ten (10) business days, following such qualifying termination, or such later time as required to comply with Section 409A of the Code.

•

As of the effective time, each Company RSU that is outstanding immediately prior to the effective time shall, by virtue of the merger and without any action by Parent, Merger Sub, the Company or the holder of such Company RSU, be canceled, extinguished and converted into a Converted RSU, representing the right to receive from the surviving corporation an amount in cash, without interest, and subject to any applicable withholding tax, equal to the product of (i) $57.00 multiplied by (ii) the total number of shares underlying such Company RSU as of immediately prior to the effective time. Each Converted RSU shall (A) vest and settle on terms (including acceleration events) as were applicable to the corresponding Company RSU immediately prior to the effective time and (B) vest in full to the extent the holder of a Converted RSU is subject to a qualifying termination of employment during the twenty-four (24) month period following the closing, with such Converted RSU settled in cash as soon as practicable, but in no event later than ten (10) business days, following such qualifying termination, or such later time as required to comply with Section 409A of the Code.

Surrender and Payment Procedures

Prior to the effective time, Parent will appoint an institution, reasonably acceptable to the Company, to serve as paying agent in connection with the merger. Parent will deposit, or cause to be deposited, with the paying agent a cash amount in immediately available funds sufficient to provide all funds necessary for the paying agent to pay the aggregate per share merger consideration, other than in respect of excluded shares as discussed below, payable to our stockholders.

Promptly after the effective time, and in any event within three (3) business days thereafter, Parent will cause the paying agent to mail to each holder of record of common stock a letter of transmittal and instructions describing how such holder of record may surrender his, her or its shares of common stock in exchange for the aggregate per share merger consideration to which such holder is entitled.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Holders of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the per share merger consideration that such holder is entitled to receive as a result of the merger. With respect to any book-entry shares of common stock not held through The Depository Trust Company (the “DTC”), promptly after the effective time, the surviving corporation will cause the paying agent to deliver to each holder of record of such shares (i) a notice advising such holder of the effectiveness of the merger and (ii) upon surrender of such shares, a cash amount in immediately available funds of the applicable per share merger consideration payable to such holder (less any tax withholdings). With respect to any book-entry shares held through DTC, Parent and the Company will cooperate with the paying agent and DTC to establish procedures to ensure that upon

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surrender of shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the paying agent will transmit to DTC or its nominees the per share merger consideration for each such book-entry share.

From and after the effective time, there will be no further transfers of shares of our common stock that were outstanding immediately prior to the effective time. If, after the effective time, any certificate is presented to the surviving corporation, Parent or the paying agent for transfer, it will be canceled and exchanged for the aggregate per share merger consideration to which the holder of the certificate is entitled pursuant to the merger agreement.

If any cash deposited with the paying agent remains unclaimed for one-hundred eighty (180) days following the effective time, such cash will be delivered to the surviving corporation or its designee(s). Thereafter, holders of our common stock (other than holders of excluded shares) who have not exchanged their shares of our common stock for the per share merger consideration will be entitled to look only to the surviving corporation for payment of the aggregate per share merger consideration to which such holders are entitled pursuant to the merger agreement.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will be required to provide an affidavit of the loss, theft or destruction, reasonably acceptable to Parent, and, if required by Parent or the surviving corporation, post a bond in a reasonable amount as an indemnity against any claim that may be made against Parent or the surviving corporation with respect to such certificate. These procedures will be described in the letter of transmittal and related instructions that you will receive, which you should read carefully and in their entirety.

Representations and Warranties

Representations and Warranties of the Company

We made customary representations and warranties in the merger agreement with respect to the Company and its subsidiaries that are subject, in many cases, to specified exceptions and qualifications contained in the merger agreement, in the disclosure letter that the Company delivered in connection with the merger agreement or in certain reports filed with the SEC. These representations and warranties relate to, among other things:

•	our and our subsidiaries’ due organization, existence, good standing and corporate power and authority to carry on our and their businesses;

•	the capitalization of the Company and its subsidiaries;

•

our corporate power and authority to execute the merger agreement, including as it relates to the performance of our obligations to consummate the merger and the other transactions contemplated by the merger agreement;

•

required filings and authorizations, consents or approvals of governmental authorities and other third parties in connection with our execution, delivery and performance under the merger agreement or the consummation of the merger and the other transactions contemplated by the merger agreement;

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•	our SEC filings since January 1, 2017 and the financial statements included therein, and our disclosure controls and procedures and internal controls over financial reporting;

•

the absence of undisclosed liabilities that would reasonably be expected to have a material adverse effect on the Company (as described in the section entitled “The Merger Agreement—Representations and Warranties” beginning on page 81);

•

our conduct of business in the ordinary course from March 31, 2019 through the date of the merger agreement, and the absence since March 31, 2019 of certain changes, including any event, occurrence, fact, condition, change, development, circumstance, matter, state of facts, series of events, circumstance or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;

•	the absence of certain legal proceedings, investigations and governmental orders against the Company or any of its subsidiaries;

•

the Company’s and its subsidiaries’ compliance with applicable laws, and the possession by the Company and its subsidiaries of all licenses or other authorizations or approvals of a governmental authority necessary for the lawful conduct of the business of the Company and its subsidiaries;

•	the compliance of the Company and its subsidiaries with the provisions of the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. §§ 78dd1, et seq.);

•	the owned real property and leased real property of the Company and its subsidiaries;

•	environmental matters relating to the Company and its subsidiaries;

•	tax matters relating to the Company and its subsidiaries;

•	intellectual property matters relating to the Company and its subsidiaries;

•	matters relating to employee benefit plans of the Company and its subsidiaries;

•	labor matters relating to the Company and its subsidiaries;

•	matters relating to material contracts of the Company and its subsidiaries;

•	matters relating to the insurance policies of the Company and its subsidiaries;

•	the inapplicability of anti-takeover laws enacted under U.S. state or federal law to the merger agreement or the transactions contemplated thereby;

•	the absence of transactions between the Company or any of its subsidiaries, on the one hand, and related parties, on the other hand;

•	the fairness opinion of LionTree received in connection with the merger; and

•	the absence of any undisclosed broker’s or finder’s fees.

Material Adverse Effect

Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “material adverse effect,” which means any event, occurrence, fact, condition, change, development, circumstance, matter, state of facts, series of events, circumstance or

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effect that, individually or in the aggregate, is, or is reasonably expected to, (a) be materially adverse to the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (b) materially impair or materially delay the ability of the Company to perform its obligations under the merger agreement or to consummate the merger and the other transactions contemplated by the merger agreement; provided, however, that, solely with respect to clause (a) above, none of the following will be deemed in and of themselves, either alone or in combination, to constitute, nor will any of the following be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect:

1.	effects generally affecting economic conditions attributable to the U.S. economy or financial or credit markets, or changes therein occurring after the date of the merger agreement;

2.	any legal, regulatory, legislative, administrative or political conditions or changes therein occurring after the date of the merger agreement;

3.	any changes or proposed changes in laws, or their interpretation, application or enforcement, occurring after the date of the merger agreement;

4.	financial or security market fluctuations or conditions;

5.

any change in the market price, trading volume or credit rating of any of the Company’s securities; provided, that this exception does not prevent or otherwise affect a determination that any effect underlying such change has resulted in or contributed to a material adverse effect;

6.	changes in, or events affecting, the global art market (including ordinary course seasonal fluctuations) and the other industries in which the Company and its subsidiaries operate;

7.

any failure by the Company or its subsidiaries to meet any internal or publicly available projections, forecasts, estimates or predictions; provided, that this exception does not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a material adverse effect;

8.	any effect arising out of a change in GAAP or applicable law after the date of the merger agreement;

9.

any action commenced by the Company’s stockholders arising from the transactions contemplated by the merger agreement; provided, that this exception does not prevent or otherwise affect a determination that any effect underlying such action has resulted in or contributed to a material adverse effect;

10.

the public announcement or pendency of the merger agreement, the transactions contemplated by the merger agreement or the identity of Parent or any of its affiliates, including the effect thereof on the relationships of the Company or any of its affiliates with employees, contractors, customers, suppliers, partners and other third parties; or

11.

any effect arising out of an act or omission of the Company or its subsidiaries taken (or not taken) with the express written consent of Parent, and any effect arising from Parent unreasonably withholding its consent to a specific action prohibited by provisions under the merger agreement relating to the conduct of our businesses pending the merger.

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With respect to clauses 1-4, 6 and 8 above, any such effect will be taken into account in determining whether a material adverse effect has occurred if it disproportionately affects the Company and its subsidiaries relative to other participants in the industries in which the Company or its subsidiaries operate.

Representations and Warranties of Parent

The merger agreement also contains customary representations and warranties made by Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. The representations and warranties of Parent and Merger Sub relate to, among other things:

•	their due organization, existence, good standing and authority to carry on their businesses;

•

their corporate power and authority related to the merger agreement, including their power to consummate the merger agreement, perform their obligations under the merger agreement and consummate the transactions contemplated by the merger agreement, and the enforceability of the merger agreement against them;

•

required filings and authorizations and consents and approvals of governmental authorities or other third parties in connection with the execution, delivery and performance by (i) NEXT of the equity commitment letter, (ii) Next Luxembourg S.C.Sp. of the guaranty, and (iii) Parent and Merger Sub of the merger agreement and the consummation by NEXT of the transactions contemplated by the equity commitment letter, Next Luxembourg S.C.Sp. of the transactions contemplated by the guaranty and Parent and Merger Sub of the merger and other transactions contemplated by the merger agreement;

•

that in the past three (3) years, neither Parent nor Merger Sub was or has taken, or authorized or permitted any of their respective representatives to take, any action to be deemed an “interested stockholder” as defined in Section 203 of the DGCL;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the debt and equity financing commitments and the guaranty;

•	the solvency of Parent, Merger Sub and NEXT as of the effective time; and

•	the formation and business conduct of Parent and Merger Sub.

The representations and warranties in the merger agreement of each of the Company, Parent and Merger Sub will not survive the consummation of the merger or the termination of the merger agreement pursuant to its terms.

Conduct of Our Businesses Pending the Merger

Under the merger agreement, until the effective time, except as (i) expressly required or permitted by the merger agreement, (ii) set forth in the disclosure letter, (iii) required by applicable law or (iv) consented to in writing by Parent, the Company has agreed that it will, and that it will cause its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact its business organization and goodwill and

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satisfactory relations with governmental authorities, material customers, suppliers, licensors, licensees, distributors, agents, appraisers, historians, landlords, lessors and other third parties and to keep available the services of its current officers and key employees.

We have further agreed that, until the effective time, except as expressly (i) required or contemplated by the merger agreement (including exceptions set forth in the disclosure letter) or (ii) consented to in writing by Parent, the Company will not, and will cause its subsidiaries not to:

•	adopt or propose changes in their respective organizational documents;

•

authorize for issuance, issue, deliver, sell, pledge, dispose of, grant, encumber or transfer any shares of capital stock of or other equity interest in the Company or any of its subsidiaries or securities convertible into or exchangeable or exercisable for, or any options, warrants, stock appreciation rights, “phantom stock” or other rights of any kind to acquire any shares of (or any securities convertible into or exchangeable or exercisable for) any capital stock or other securities of the Company or any of its subsidiaries, other than the issuance of common stock issuable pursuant to Company equity awards issued under the Company Incentive Plan, the Company Stock Compensation Plan for Non-Employee Directors and the Company Long-Term Cash Unit Program (the “incentive plans”) and outstanding as of the date of the merger agreement;

•

sell, pledge, dispose of, transfer, lease, license, abandon, or create or incur any encumbrance (other than a permitted encumbrance) upon any property or assets of the Company or any of its subsidiaries which have a net book value in the aggregate in excess of $3,000,000 to any person other than to the Company or a wholly owned subsidiary of the Company, except:

•	for property or assets which are no longer used in the operation of the business of the Company or its subsidiaries, or

•	sales of inventory, art and other property in the ordinary course consistent with past practice;

•

acquire or agree to acquire, by merger, consolidation or otherwise, or otherwise purchase an equity interest in or assets of, any corporation, partnership, association or other business organization or division having assets or businesses with an aggregate fair market value in excess of $3,000,000, except for purchases of inventory in the ordinary course consistent with past practice;

•

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of or relating to the Company or any of its subsidiaries (other than the merger);

•

declare, set aside, make or pay any dividend or any other distribution with respect to any capital stock of the Company (other than a dividend or distribution by a subsidiary of the Company to the Company or to a wholly owned subsidiary of the Company);

•

reclassify, combine, split or subdivide any capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other equity interests of the Company or any of its subsidiaries (other than in connection

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with the exercise, settlement or vesting of any Company equity awards issued under the incentive plans and outstanding as of the date of the merger agreement);

•	make any loans, advances or capital contributions to or investments, other than to the Company or a wholly owned subsidiary of the Company;

•

incur, assume or become liable for or modify any indebtedness, except for borrowings under the Company’s existing credit agreement, or assume, guarantee or otherwise become liable for the indebtedness or liabilities of a third party;

•	enter into, renew or extend certain contracts that are material to the Company;

•

amend, cancel or terminate, or waive, release, assign or create or incur any encumbrance (other than a permitted encumbrance) upon any rights under, certain contracts that are material to the Company, including in a manner that would affect any rights of exclusivity granted to a third party or effect a “change of control” or similar provision that would be triggered by the merger or any of the other transactions contemplated by the merger agreement;

•

increase the compensation or benefits of, or make any loans to, any director, officer, employee, consultant or other service provider or increase the compensation expense of the Company and its subsidiaries taken as a whole, except for annual merit-based base pay increases to employees of the Company and its subsidiaries who are non-executive officers in the ordinary course of business consistent with past practice and that do not exceed three percent in the aggregate;

•

grant, provide or increase any bonus, severance, change of control or retention payments or benefits to any director, officer, employee, consultant or other service provider, or grant, issue, or modify any equity or equity-based awards that may be settled in any capital stock or other equity interests or securities of the Company or any of its subsidiaries;

•

establish, adopt or enter into any new collective bargaining, bonus, pension, other retirement, deferred compensation, equity compensation, change in control, severance, employment, retention or other benefit agreement, plan or arrangement for the benefit of any current or former director, officer, employee, consultant or other service provider;

•	amend any company plan or amend any incentive plan, except as may be required to comply with applicable laws;

•	accelerate the payment of compensation or benefits to any director, officer, employee, consultant or other service provider;

•

hire any employee or executive officer with an annual base salary in excess of $150,000 (unless such new hire is to replace an employee or executive officer who has terminated or will terminate employment and the new hire’s total direct target compensation does not exceed that of the departed employee or executive officer as of immediately prior to his or her termination of employment), or terminate any executive officer of the Company or any of its subsidiaries other than for “cause” (as determined in the ordinary course of business consistent with past practice);

•	without prior consultation with Parent, renew or enter into any modifications of agreement or labor contract entered into with a union, which is referred to as a bargaining agreement, or

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other labor agreement or implement or announce any material reduction in labor force or mass lay-offs;

•	change its method of accounting, except as required by changes in GAAP or applicable law;

•	change its or any subsidiary’s fiscal year;

•

except as required by applicable law, and except as set forth in the disclosure letter, make, revoke or change any material tax election; file any material amended tax return; settle or compromise any material tax liability with any tax authority; surrender any right to claim a refund of taxes; other than in the ordinary course of business, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to the Company or any of its subsidiaries; enter into any “closing agreement” relating to taxes within the meaning of Section 7121 of the Code (or, with respect to a material amount of taxes, any similar provision of state, local or non-U.S. law); change any annual tax accounting period; change any method of tax accounting; or request any tax ruling;

•

other than with respect to purchases, sales and consignments of art and other property in the ordinary course consistent with past practice, authorize, or enter into any commitment for, any capital expenditures with respect to tangible property or real property other than those budgeted by the Company’s program of capital expenditures;

•	establish any new subsidiary or joint venture;

•

settle, release, waive, compromise or fail to defend any action brought (or threatened to be brought) by any governmental authority, any action brought (or threatened to be brought) by any current, former or purported holder of any capital stock of the Company concerning the merger agreement, the merger or any of the other transactions contemplated by the merger agreement, or any other action brought (or threatened to be brought) against the Company or any of its subsidiaries, other than settlements or compromises pursuant to which the amounts paid or payable (or other liabilities incurred) by the Company or any of its subsidiaries in settlement or compromise do not exceed $10,000,000 in the aggregate, that do not create liabilities that would impose any restrictions on the business of the Company or any of its subsidiaries and that do not involve the admission of wrongdoing by the Company or any of its subsidiaries; or

•

amend the engagement letter with LionTree or, unless LionTree is conflicted, engage any other investment bankers, finders or brokers in connection with the transactions contemplated by the merger agreement.

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No Solicitation of Alternative Transaction Proposals; Board Recommendation Changes

No Solicitation

Under the terms of the merger agreement, the Company has agreed that we will, and will cause our subsidiaries and our respective directors, officers and employees, and will instruct and use our reasonable best efforts to cause our financial advisors, legal counsel, financing sources, accountants and other advisors, agents or representatives to:

•

immediately cease and cause all existing activities, discussion or negotiations with a third party to be terminated with respect to a proposal that is or that would reasonably be expected to lead to an alternative transaction proposal; and

•

enforce, and not waive or amend, any provisions of any anti-takeover law, confidentiality, standstill or similar agreement to which the Company or any of our subsidiaries is a party relating to any proposal that is or that would be reasonably expected to lead to an alternative transaction proposal.

In addition to the foregoing, the Company has agreed that we will not, and will cause its subsidiaries, and each of our respective directors, officers and employees not to, and will instruct and use reasonable best efforts to cause the other representatives of the Company and its subsidiaries not to, directly or indirectly:

•	solicit, initiate, propose or knowingly facilitate, induce or encourage any proposal that would reasonably be expected to lead to an alternative transaction proposal;

•

enter into, continue or otherwise participate or engage in any discussions or negotiations regarding, or furnish to a third party any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any alternative transaction proposal;

•	otherwise knowingly facilitate any effort or attempt to make an alternative transaction proposal; or

•	take any action, directly or indirectly, that would constitute a Company adverse recommendation change, as described below.

“Alternative transaction proposal” means any written or oral (whether binding or non-binding) offer, inquiry, proposal or indication of interest relating to any of the following:

•

any merger, consolidation, share exchange, tender offer (including a self-tender offer), business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its subsidiaries, in a single transaction or a series of related transactions, which would result in any person or group (as defined in Section 13(d) of the Exchange Act), together with such person’s or group’s affiliates, beneficially owning, directly or indirectly, voting securities constituting ten percent (10%) or more of the aggregate outstanding voting power of the Company or any of its subsidiaries or a surviving entity, as applicable;

•

any direct or indirect acquisition, license or purchase, by any person or group (as defined in Section 13(d) of the Exchange Act), together with all affiliates thereof, in a single transaction or a series of related transactions, including by means of a joint venture, partnership or the

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acquisition of capital stock or assets of any subsidiary of the Company, of assets or properties that constitute ten percent (10%) or more of the fair market value of the assets and properties of the Company and its subsidiaries, taken as a whole or to which ten percent (10%) or more of the revenue or net income of the Company and its subsidiaries on a consolidated basis are attributable;

•

any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, which would result in any person, together with its affiliates, beneficially owning voting securities constituting ten percent (10%) or more of the aggregate outstanding voting power of the Company or any of its subsidiaries; or

•

any other transaction or series of related transactions resulting in any person or group (as defined in Section 13(d) of the Exchange Act) obtaining the power to direct or cause the direction of the management or policies of the Company or any of its subsidiaries (whether by acquisition of voting rights, contract or otherwise).

A “Company adverse recommendation change” occurs if the Board, or any committee thereof, directly or indirectly takes any of the following actions:

•

fails to make, withdraws or qualifies (or changes, amends or modifies in a manner adverse to Parent), or publicly proposes or resolves to withdraw or qualify (or change, amend or modify in a manner adverse to Parent), the Board’s recommendation that the Company’s stockholders vote in favor of the adoption of the merger agreement at the special meeting (the “Board recommendation”), or the Board’s adoption or declaration of advisability of the merger agreement, the merger or any of the other transactions contemplated by the merger agreement;

•	fails to include the Board recommendation in the proxy statement that is mailed to our stockholders;

•	recommends, adopts or approves, or proposes publicly to recommend, adopt or approve, any alternative transaction proposal;

•

other than with respect to a tender offer or exchange offer, fails to publicly reaffirm its recommendation of the merger agreement within ten (10) business days after Parent so requests in writing if an alternative transaction proposal or any modification thereto shall have been made public or sent or given to our stockholders (or any person or group has publicly announced an intention, whether or not conditional, to make an alternative transaction proposal);

•

fails to recommend, in a solicitation/recommendation statement on Schedule 14D-9, against any alternative transaction proposal subject to Regulation 14D under the Exchange Act within ten (10) business days after the commencement of such alternative transaction proposal;

•	makes any public statement inconsistent with the Board recommendation;

•

approves, recommends, or publicly proposes to approve or recommend, or causes or allows the Company or any of its affiliates to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement,

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arrangement or understanding (i) constituting, or relating to, or that is intended to or would reasonably be expected to lead to any alternative transaction proposal or (ii) requiring it, or that would require it, to abandon, terminate or fail to consummate the merger agreement, the merger or the other transactions contemplated by the merger agreement; or

•	resolves, agrees or announces its intention to resolve or agree, to take any of the actions listed above.

Non-Solicitation Exceptions

If, prior to obtaining the stockholder approval, the Company receives an unsolicited alternative transaction proposal from a third party that is not in breach of the provisions of the merger agreement relating to the non-solicitation of alternative transaction proposals, and the Board determines that such proposal is reasonably expected to lead to a superior proposal, the Company may take the following actions:

•	furnish non-public information with respect to the Company and its subsidiaries to such third party and its representatives making such alternative transaction proposal; and

•	engage in discussions or negotiations with such third party (and its representatives) with respect to such alternative transaction proposal;

so long as prior to taking the foregoing actions, the Company (i) notifies Parent of its receipt of the alternative transaction proposal and (ii) enters into a confidentiality agreement with the third party on terms at least as restrictive as the terms in the confidentiality agreement between Parent and the Company.

“Stockholder approval” means the adoption of the merger agreement by the holders of a majority of the outstanding shares of common stock entitled to vote thereon voting together as a single class.

“Superior proposal” means a bona fide written alternative transaction proposal which the Board determines in good faith (after consultation with its outside legal counsel and independent financial advisor), taking into account all legal, financial, regulatory (including the likelihood of timely receipt of CFIUS approval), financing (including funding logistics), conditionality (including any due diligence or consent-related condition), timing and other aspects of such alternative transaction proposal (including all details relating to the person or group of persons making the proposal) and the merger agreement (including any revisions of the terms of the merger agreement proposed by Parent in response to such alternative transaction proposal or otherwise), is reasonably likely to be consummated on the terms proposed and, if consummated, would result in a transaction more favorable to the Company’s stockholders than the merger; provided, however, that for purposes of this definition of superior proposal, the applicable percentages in the definition of alternative transaction as used in the definition of alternative transaction proposal will be eighty percent (80%) rather than ten percent (10%).

Notification to Parent

The Company must promptly (and in any event within twenty-four (24) hours) notify Parent in writing of (i) the receipt of any alternative transaction proposal, (ii) any inquiry or request for information from, or for the initiation of discussions or negotiations with, the Company or its representatives

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concerning, or that could reasonably be expected to lead to, an alternative transaction proposal, or (iii) any request for non-public information relating to the Company or any of its subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its subsidiaries by any third party who has made or communicated to the Company that it intends to make an alternative transaction proposal. The Company must also keep Parent reasonably informed on a current basis of any changes to the status and material terms of any such alternative transaction proposal.

Change of Recommendation or Termination of Merger Agreement

Neither the Board nor any committee thereof may make a Company adverse recommendation change, other than, prior to obtaining the stockholder approval, (i) in response to a superior proposal that is made and not withdrawn (and that continues to be a superior proposal) or (ii) if an intervening event has occurred and the Board determines in good faith (after consultation with its outside legal counsel and financial advisor) that failure to take such action in response to such superior proposal or intervening event, as applicable, would violate the directors’ fiduciary duties under applicable law. At any time prior to obtaining shareholder approval, the Board may authorize the Company to terminate the merger agreement in order to enter into a definitive written agreement with respect to such superior proposal if the Board determines in good faith that the failure to terminate the merger agreement and enter into an agreement with respect to such superior proposal would violate the directors’ fiduciary duties under applicable law.

Prior to making a Company adverse recommendation change or terminating the merger agreement as described above, the Company must comply with the following obligations:

•

the Company must give Parent written notice of the action(s) proposed to be taken by the Board, including the identity of the third party and the material terms relating to a superior proposal or a description of the intervening event;

•

during the five (5) business day period following receipt of such notice, Parent may make a written offer to the Company in response to the action(s) proposed to be taken by the Board. The Company will, and will cause each of its subsidiaries and their respective directors, officers and employees to, and will instruct and use reasonable best efforts to cause the other representatives of the Company and its subsidiaries to, negotiate with Parent and its representatives in good faith any adjustments to the merger agreement proposed by Parent so that the merger may be effected;

•

if Parent makes such an offer within the five (5) business day period, the Board must consider the offer in good faith and, if the Board determines in good faith that the acceptance of the offer received from Parent would render the failure by the Board to make a Company adverse recommendation change no longer a violation of its fiduciary duties under applicable law or would render a superior proposal no longer a superior proposal, the Company must agree in writing to all adjustments in the terms and conditions of the merger agreement necessary to reflect the offer received from Parent. The Company’s notice of the proposed Company adverse recommendation change or the termination of the merger agreement will be deemed to be rescinded and of no further force and effect;

•	the Company has an ongoing obligation to deliver a new written notice to Parent within one (1) business day of its receipt of any revisions to a superior proposal, and Parent has an ongoing

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right to respond with a new or revised offer with respect to each new or revised superior proposal; provided, however, that the period for Parent to make such an offer is reduced to four (4) business days;

•	the Company must have complied with the non-solicitation provisions in the merger agreement with respect to alternative transaction proposals in all material respects; and

•	prior to or concurrently with any termination of the merger agreement, the Company must pay the Company termination fee to Parent.

“Intervening event” means any material event, fact, circumstance, development or occurrence that was not known nor reasonably foreseeable to the Board prior to execution of the merger agreement (or, if known, the implications of which were not known to, or reasonably foreseeable by, the Board prior to execution of the merger agreement) that first becomes known to the Board after execution of the merger agreement and prior to the stockholder approval; provided none of the following will be taken into account in determining whether an intervening event has occurred:

•

the receipt, existence or terms of an alternative transaction proposal or a superior proposal or any inquiry, indication of interest, proposal, offer or communication relating thereto (or that could reasonably be expected to lead to an alternative transaction proposal or a superior proposal), or any matter relating thereto or consequence thereof;

•

any changes in the market price or trading volume of any of the Company’s securities, or the fact that the Company meets, exceeds or fails to meet internal or published projections, forecasts or revenue or earnings predictions for any period constitute an intervening event, except that the underlying cause or causes of such change or fact may be taken into account for purposes of determining whether an intervening event has occurred;

•

(i) the public announcement or pendency of the merger agreement or the transactions contemplated by the merger agreement, (ii) any actions required to be taken or to be refrained from being taken pursuant to the merger agreement, or (iii) any material breach of the merger agreement by the Company; or

•	any event, fact, circumstance, development or occurrence that has had or would reasonably be expected to have an adverse effect on the business or financial condition of Parent or Merger Sub.

The Special Meeting

The Company is required to take all action necessary to convene and hold a special meeting of the Company stockholders as promptly as reasonably practicable for the purpose of obtaining the stockholder approval. The Company may adjourn or postpone the special meeting only under the following circumstances:

•

to the extent necessary to ensure that the Company stockholders are given sufficient time to evaluate any necessary supplement or amendment to the proxy statement (as determined by the Company in good faith) in advance of the special meeting;

•

if there are insufficient shares of common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business at the time of the originally scheduled special meeting;

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•	if the Company is required to postpone or adjourn the special meeting by applicable law, order of a governmental authority or a request from the SEC or its staff; or

•

upon Parent’s request, up to two (2) times for a period not in excess of twenty (20) calendar days in each instance, if in the reasonable judgment of Parent there will be an insufficient number of votes of common stock represented (either in person or by proxy) to achieve the stockholder approval and if such action would not be a violation of the directors’ fiduciary duties under applicable law.

The Company has agreed that the Board will recommend adoption of the merger agreement to the Company’s stockholders, subject to the Board’s rights to effect a Company adverse recommendation change as discussed above under “The Merger Agreement—No Solicitation of Alternative Transaction Proposals; Board Recommendation Changes—No Solicitation” beginning on page 88. Any Company adverse recommendation change by the Board does not affect the Company’s obligation under the merger agreement to hold the special meeting and submit the merger agreement to the Company’s stockholders for adoption.

Filings; Other Actions; Notification

The Company, Parent and Merger Sub have agreed to use commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make the merger and the other transactions contemplated by the merger agreement effective, including:

•	preparing and filing, as soon as practicable, all documentation required to be filed to consummate the merger and the other transactions contemplated by the merger agreement;

•

taking such actions as are reasonably necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any governmental authority or other third party, including filings pursuant to the HSR Act or a joint voluntary notice to CFIUS, and filings required relating to antitrust, competition, trade, pre-merger notification or other regulatory matters;

•

obtaining all necessary third-party consents, approvals or waivers from third parties; however, the Company, Parent and Merger Sub are not required to make any payments or incur any liabilities to obtain such approvals, and the Company and its subsidiaries may not amend any contracts or incur any liabilities to obtain such approvals without Parent’s prior written consent;

•	defending any actions challenging the merger agreement or the consummation of the merger, including seeking to have vacated or reversed any order that would restrain, prevent or delay the closing;

•

responding, as promptly as practicable, to any inquiries or requests for documentation or information from any governmental authority in connection with antitrust, competition, trade, pre-merger notification or other regulatory matters; and

•	executing and delivering any additional instruments required by applicable law necessary to consummate the merger and the other transactions contemplated by the merger agreement.

The Company and Parent have agreed to keep each other reasonably apprised of the status of governmental and third-party approval matters relating to the completion of the merger and the other

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transactions contemplated by the merger agreement. Unless prohibited by law, the Company and Parent have agreed to:

•

promptly notify the other of, and, if in writing, furnish the other with copies of (or, in the case of material oral communications, advise the other orally of), any material communications from or with any governmental authority or other third party with respect to the merger or any of the other transactions contemplated by the merger agreement;

•

permit the other to review and discuss in advance, and consider in good faith the views of the other and its counsel in connection with, any proposed written (or any material proposed oral) communication with any such governmental authority or other third party with respect to the merger or any of the other transactions contemplated by the merger agreement;

•

to the extent reasonably practical, or unless requested to do so by a governmental authority, not participate in any meeting with (A) any governmental authority with respect to the merger or any of the other transactions contemplated by the merger agreement or (B) any third party (excluding governmental authorities) with respect to any material consent, approval or waiver in connection with the merger or any of the other transactions contemplated by the merger agreement, in each case, unless it consults with the other in advance and, to the extent permitted by such governmental authority or other third party, as applicable, gives the other the opportunity to attend and participate; and

•

furnish the other with such necessary information and reasonable assistance as the Company or Parent, as applicable, may reasonably request in connection with its preparation of necessary filings or submissions of information to any such governmental authority or other third party.

The Company and Parent have agreed to take all reasonable actions to resolve any objections under U.S. and non-U.S. antitrust and competition laws or actions (or threatened actions) by the FTC, DOJ or other antitrust, competition or trade practices-related governmental authorities challenging the merger or the other transactions contemplated by the merger agreement to permit the consummation of the merger and the other transactions contemplated by the merger agreement as soon as reasonably practicable; however, neither the Company nor Parent are required to become subject to, consent to or agree to, or cause or permit any of their respective affiliates or any other person to become subject to, consent to or agree to, any requirement, condition, understanding, agreement or order to sell, to hold separate, divest itself or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change any of its, its affiliates’ or any other person’s respective capital stock, assets or business or the exercise of any voting rights regarding its, its affiliates’ or any other person’s capital stock, in any manner, or otherwise take steps to avoid or eliminate any impediment that may be asserted under any law governing competition, monopolies or restrictive trade practices. Further, Parent is not required to take action to defend any actions challenging the merger agreement or the consummation of the merger.

CFIUS Clearance

Parent and certain affiliates must take, or cause to be taken, all actions that are customarily and reasonably undertaken to obtain CFIUS approval, including providing all customary and reasonably necessary assurances to address national security, law enforcement and public safety interests in relation

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to any services offered by the Company or its subsidiaries or facilities owned or leased by the Company or its subsidiaries. So long as such actions:

•

do not require Parent or any of its affiliates to act or refrain from acting in a manner that would reasonably be expected to have a material adverse effect on Parent’s ownership, management or control of the Company or any of its subsidiaries or result in any personal civil or criminal liability for the individual who is the ultimate beneficial owner of a controlling interest in Parent;

•

do not relate to the assets or businesses of Parent or any of its affiliates that are held apart from the Company, unless such assets or businesses of Parent or any of its affiliates are held apart from the Company and have contracts or understandings to use or hold assets (including information) or businesses of the Company or any of its subsidiaries; and

•

do not relate to the assets or business of the Company or its subsidiaries or Parent or any of its affiliates to the extent those assets and businesses do not involve interstate commerce in the United States.

Financing

Parent and Merger Sub must use their respective commercially reasonable efforts to take, or cause to be taken, as promptly as possible, all actions and do, or cause to be done, all things necessary, proper or advisable to obtain the debt financing and equity financing on the terms and conditions as set forth in the debt commitment letter and the equity commitment letter, respectively.

Parent must pay all fees required to be paid under (and comply with all terms of) the equity commitment letter, execute and deliver all agreements and other documentation necessary for the full equity commitment to be funded, enter into all documentation contemplated by the debt commitment letter and facilitate the completion of any required due diligence by the sources of the debt financing. Parent and Merger Sub may not permit any amendment or modification to, or any waiver of any provision or remedy pursuant to, the equity commitment letter or debt commitment letter if such action would or could reasonably be expected to (i) impair, delay or prevent the consummation of the merger and the transactions contemplated by the merger agreement; (ii) reduce the aggregate amount of or the net proceeds of the financing; (iii) impose new or additional conditions precedent to the receipt of the financing; or (iv) otherwise adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the equity commitment letter or debt commitment letter or the definitive agreements with respect thereto.

In the event any portion of the financing becomes unavailable on the terms and conditions set forth in the equity commitment letter or the debt commitment letter, Parent must use its commercially reasonable efforts to obtain, or cause to be obtained, alternative financing on terms and conditions that are not more onerous than those set forth in the applicable commitment letter. Prior to the closing, the Company will use its commercially reasonable efforts to provide to Parent and Merger Sub, and will cause each of its subsidiaries to use their reasonable best efforts to provide, and will use commercially reasonable efforts to cause its representatives to provide, reasonable and customary cooperation and information as reasonably requested by Parent in connection with the arrangement of the debt financing. Parent has agreed to indemnify the Company, its subsidiaries and their respective directors, officers,

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employees and other representatives from and against all losses suffered or incurred by them, in connection with their cooperation in the arrangement of the financing. If the merger agreement is terminated by the Company due to inaccuracies in the representations and warranties of Parent or Merger Sub or their failure to perform their covenants or other agreements, and such failure prevents certain conditions to the closing from being satisfied, Parent must promptly reimburse the Company, upon request by the Company, for all reasonable and documented costs and expenses incurred in connection with its cooperation with respect to the financing. Obtaining any financing is not a condition to the closing.

Treatment of Outstanding Debt

The Company has agreed to assist Parent and Merger Sub in obtaining customary payoff letters, lien terminations and instruments of discharge to be delivered at closing to allow for the payoff, discharge and termination in full on the closing date of any indebtedness for borrowed money, bonds, debenture notes or other similar instruments of the Company or its subsidiaries that Parent desires (upon reasonable prior notice to the Company) to payoff, discharge and terminate at closing or that is otherwise subject to mandatory prepayment as a result of the consummation of the merger. The Company is not required to deliver any notice of prepayment or redemption or similar notice or document that is not conditioned on the consummation of the transactions contemplated by the merger agreement and if there is no liability to the Company if such transactions are not consummated.

Employee Benefits Matters

The parties have agreed that during the period commencing at the effective time and ending one (1) year after the effective time, which is referred to as the benefit protection period, the surviving corporation will provide, or will cause to be provided, to employees of the Company and its subsidiaries who are employed as of immediately prior to the effective time, which are referred to collectively as the continuing employees, other than employees covered by a bargaining agreement:

•

base salary or base wage that is no less favorable than the base salary or base wage provided by the Company and its subsidiaries to each such continuing employee immediately prior to the effective time;

•

welfare benefits and perquisites that are substantially comparable in the aggregate to those provided by the Company and its subsidiaries immediately prior to the effective time pursuant to the company plans set forth in the disclosure letter (excluding any retirement benefits, non-qualified deferred compensation benefits, defined benefit pension benefits and post-retirement health, medical or life insurance benefits); and

•

severance benefits that are no less favorable than the severance benefits provided by the Company and its subsidiaries to each such continuing employee immediately prior to the effective time as set forth in the disclosure letter.

Additionally, Parent has agreed, to the extent permissible and practicable under employee benefit plans of Parent that are adopted or established during the benefit protection period, which are referred to as the Parent plans, that it will:

•	with respect to any Parent plans that are group health plans in which the continuing employees participate following the effective time and during the benefit protection period, use its

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commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods to be waived with respect to the continuing employees and their eligible dependents and (ii) give each continuing employee credit for the plan year in which the effective time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the effective time for which payment has been made; and

•

give each continuing employee service credit for such continuing employee’s employment with the Company and its subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent plan in which the continuing employees participate following the effective time and during the benefit protection period, as if such service had been performed with Parent, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

The merger agreement provides that in the event that the closing date occurs during the 2019 fiscal year, the Company shall be permitted to finally and conclusively determine the annual bonus amounts payable in respect of the 2019 fiscal year based on achievement at target, and shall pay 75% of such amounts to bonus eligible employees as soon as administratively practicable following the closing date. Following completion of the 2019 fiscal year, the surviving corporation shall finally and conclusively determine the amounts payable in respect of the full 2019 fiscal year performance actually achieved and at the time annual bonuses have historically been paid by the Company, shall pay to each continuing employee a “top-up” amount equal to the positive difference (if any) of the full year bonus less the pre-closing bonus. In the event that, prior to payment of the top-up bonus, a continuing employee experiences a termination of employment in a manner qualifying such employee to severance, such employee shall be paid his or her top-up bonus (if any) at the same time annual bonuses have historically been paid by the Company.

The Company will administer payment of the 2019 annual bonus under the merger agreement in a manner that avoids duplication of benefits with respect to any overlapping right to a pro-rated bonus under other Company plans and agreements (such as Mr. Smith’s employment agreement and the executive severance plan). In the event that the closing date occurs after the end of the 2019 fiscal year, then the amounts payable under the Company bonus plans in respect of the 2019 fiscal year will be determined based upon actual achievement in the ordinary course and at the time annual bonuses have historically been paid by the Company.

Parent has acknowledged that the transactions contemplated by the merger agreement constitute a “change in control” (or similar phrase) under the terms of the company plans. From and after the effective time, the surviving corporation will honor all obligations and rights under the company plans in accordance with their terms.

Conditions to the Merger

The obligations of each of the Company, Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver at or prior to the effective time of the following conditions:

•	receipt of the stockholder approval;

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•	the expiration or early termination of the certain antitrust waiting periods (and any extensions) applicable to the consummation of the merger (including under the HSR Act);

•	the absence of any legal restraint or prohibition which prohibits, renders illegal or enjoins the consummation of the merger or any of the other transactions contemplated by the merger agreement; and

•	receipt of a written determination from CFIUS that there are no unresolved national security concerns with respect to the transactions contemplated by the merger agreement.

The Company’s obligation to effect the merger is also subject to the satisfaction or waiver by the Company at or prior to the effective time of the following conditions:

•

Parent and Merger Sub’s representations and warranties regarding certain aspects of their respective organization, Parent’s ownership of Merger Sub, corporate authority and approval, Parent and Merger Sub’s ownership interests in the Company and disclosure of broker’s and finder’s fees must be true and correct in all respects both as of the date of the merger agreement and as of the closing date as though made on the closing date (except to the extent such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty must be true and correct in all respects as of such earlier date);

•

Parent and Merger Sub’s representations and warranties, other than those noted above, must be true and correct in all respects both as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties must be true and correct in all respects as of such earlier date), and interpreted without giving effect to any materiality qualifications, except where all failures of such representations and warranties to be true and correct, individually or in the aggregate, have not and would not reasonably be expected to materially impair or delay the ability of Parent or Merger Sub to perform its respective obligations under the merger agreement or to consummate the merger or any of the other transactions contemplated by the merger agreement;

•

each of Parent and Merger Sub must have performed or complied, in all material respects, with each of its covenants and agreements required to be performed or complied with by it under the merger agreement at or prior to the closing date; and

•	the Company must have received a certificate of an executive officer of Parent certifying that all of the above conditions have been satisfied.

The obligations of Parent and Merger Sub to effect the merger are also subject to the satisfaction or waiver by Parent at or prior to the effective time of the following additional conditions:

•

the representations and warranties of the Company relating to certain aspects of its organization, capitalization (except for certain inaccuracies that represent $100,000 or less in total value), corporate authority and approval, the absence of an effect which, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the Company, the inapplicability of certain takeover statutes, the opinion of the Company’s financial advisor and the absence of undisclosed broker’s or finder’s fees must be true and correct in all respects both as of the date of the merger agreement and as of the closing date as

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though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be true and correct in all respects as of such earlier date);

•

the representations and warranties of the Company, other than those noted above, must be true and correct in all respects both as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case such representations and warranties must be true and correct in all respects as of such earlier date), and, in the case of this paragraph, interpreted without giving effect to any material adverse effect or materiality qualifications (other than the representations and warranties made relating to certain current liabilities incurred since the date of the Company’s balance sheet), except where all failures of such representations and warranties referred to in this paragraph to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the Company;

•

the Company must have performed or complied, in all material respects, with each of its covenants and agreements required to be performed or complied with by it under the merger agreement at or prior to the closing date;

•	no occurrence of any effect that, individually or in the aggregate, has had a material adverse effect on the Company; and

•	Parent and Merger Sub must have received a certificate of an executive officer of the Company certifying that all of the above conditions have been satisfied.

Termination

The Company and Parent may, by mutual written consent, terminate the merger agreement and abandon the merger at any time prior to the effective time, whether or not the stockholder approval is obtained.

The merger agreement may also be terminated and the merger abandoned at any time prior to the effective time as follows:

•	by either Parent or the Company if:

•

the merger is not consummated on or before December 13, 2019 (the “outside date”); provided, that the outside date may be extended for up to ninety (90) days by either party (so long as such party has not breached the merger agreement in a manner that has materially contributed to the failure of the effective time to occur) if the merger has not been consummated as a result of the conditions to closing relating to antitrust and competition waiting periods or approvals and CFIUS approval having not been satisfied, but each of the other conditions to the consummation of the merger has been satisfied or waived or remains reasonably capable of satisfaction as of the original outside date;

•	the stockholder approval has not been obtained at the special meeting (which was convened and at which the polls were closed after a vote of the stockholders); or

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•

any governmental authority having issued or granted an order or taken any other action prohibiting the merger (or any of the other transactions contemplated by the merger agreement) and such order or other action is, or has become, final and non-appealable;

•	by the Company if:

•

at any time prior to the receipt of the stockholder approval, the Board authorizes the Company to enter into an agreement relating to a superior proposal. Such termination will only be effective if the Company has complied with the provisions of the merger agreement relating to non-solicitation of alternative transaction proposals in all material respects, has paid the Company termination fee (and if required to be paid concurrently with the Company termination fee, the Parent expense reimbursement) and enters into an agreement relating to the Superior proposal concurrently with such termination; or

•

if the Company is not then in breach in any material respect of any of its obligations under the merger agreement, if there is any continuing inaccuracy in the representations and warranties of Parent and Merger Sub set forth in the merger agreement, or if Parent or Merger Sub is then failing to perform any of its covenants or other agreements set forth in the merger agreement as described in the section entitled “The Merger Agreement—Termination” beginning on page 99, in either case, such that certain conditions to closing would not be satisfied as of the time of such termination, and such breach is not reasonably capable of being cured by the outside date or has not been cured within thirty (30) days after written notice of such breach was received by Parent;

•	by Parent if

•

the Board has effected a Company adverse recommendation change or there has been any breach in any material respect on the part of the Company or any of its subsidiaries or representatives of the provisions of the merger agreement relating to the non-solicitation of alternative transaction proposals, the proxy statement or the provisions relating to the special meeting prior to obtaining the stockholder approval;

•

Parent is not in breach in any material respect of any of its obligations under the merger agreement, and (A) there is any continuing inaccuracy in the representations and warranties of the Company set forth in the merger agreement, or (B) the Company is then failing to perform any of its covenants or other agreements set forth in the merger agreement, in either case ((A) or (B)), (x) such that the conditions to Parent’s and Merger Sub’s obligations to consummate the merger and the other transactions contemplated by the merger agreement, as applicable, would not be satisfied as of the time of such termination and (y) such breach is not reasonably capable of being cured by the outside date or will not have been cured within thirty (30) days after written notice thereof will have been received by the Company; or

•	since the date of the merger agreement, an event has had a material adverse effect on the Company, which is not reasonably capable of being cured by the outside date.

Termination Fees

If the merger agreement is terminated under certain circumstances, the Company will be required to pay to Parent the $110,860,000 Company termination fee.

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The Company termination fee would be payable if:

•	the Company terminates the merger agreement to enter into a superior proposal agreement;

•

Parent terminates the merger agreement because the Board has effected a Company adverse recommendation change or there has been a material breach on the part of the Company or its subsidiaries or representatives of certain provisions under the merger agreement relating to non-solicitation of alternative transaction proposals or provisions under the merger agreement relating to the special meeting prior to obtaining the stockholder approval; or

•	the following events occur:

•	the merger agreement is terminated by:

•	Parent or the Company because the merger has not been consummated on or before the outside date;

•	Parent or the Company because the stockholder approval is not obtained at the special meeting;

•

Parent because (x) there is a continuing inaccuracy in the representations and warranties of the Company or (y) the Company fails to perform any of its covenants or agreements under the merger agreement and such inaccuracy or failure causes any of the conditions to closing of the Parent not to be satisfied and such breach is not reasonably capable of being cured by the outside date or has not been cured by the Company within thirty (30) days of receipt of written notice of the breach; or

•	Parent because an event has a material adverse effect on the Company that is not reasonably capable of being cured by the outside date;

•	prior to such termination, a third party makes an alternative transaction proposal and such proposal is not terminated or withdrawn prior to the termination of the merger agreement; and

•

prior to the fifteen (15th) month anniversary of the termination of the merger agreement, the Company enters into an agreement with respect to, or recommends to the Company’s stockholders and subsequently consummates, any alternative transaction proposal (in which case the applicable percentages in the definition of alternative transaction as used in the definition of alternative transaction proposal will be eighty percent (80%) rather than ten percent (10%)).

Parent will be required to pay the Company the Parent termination fee in the event that:

•	the Company or Parent terminates the merger agreement because the merger is not consummated at or prior to the outside date; or

•

the Company terminates the merger agreement because Parent breached its covenants and agreements to obtain the debt financing and such breach was not reasonably capable of being cured by the outside date or has not been cured by Parent within thirty (30) days of receipt of written notice of the breach, and in either case, the sole reason Parent was unable to consummate the merger was its failure to obtain the debt financing.

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Fees and Expenses

All costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such cost or expense; however, the Company must pay Parent the Parent expense reimbursement of up to $4,000,000 in reasonable and documented out-of-pocket expenses incurred by Parent and its subsidiaries in connection with the merger and the other transactions contemplated by the merger agreement if one of the following termination events occurs:

•	Parent or the Company terminates the merger agreement because the merger has not been consummated on or before the outside date;

•	Parent or the Company terminates the merger agreement because the stockholder approval is not obtained at the special meeting;

•	the Company validly terminates the merger agreement to accept a superior proposal;

•

Parent terminates the merger agreement because the Board makes a Company adverse recommendation change or the Company, its subsidiaries or representatives are in material breach of the provisions in the merger agreement relating to the non-solicitation of alternative transaction proposals or provisions under the merger agreement relating to the special meeting prior to obtaining the stockholder approval;

•

Parent terminates the merger agreement because (i) there is a continuing inaccuracy in the representations and warranties of the Company or (ii) the Company fails to perform any of its covenants or agreements under the merger agreement and such inaccuracy or failure causes any of the conditions to closing of the Parent not to be satisfied and such breach is not reasonably capable of being cured by the outside date or has not been cured by the Company within thirty (30) days of receipt of written notice of the breach; or

•	Parent terminates the merger agreement because an event has had a material adverse effect on the Company that is not reasonably capable of being cured by the outside date.

Remedies

If the merger agreement is terminated under circumstances that require the payment of the Parent termination fee as described above and the Parent termination fee is paid to us, the Parent termination fee will be our sole and exclusive remedy against Parent or Merger Sub pursuant to the merger agreement.

Subject to the foregoing paragraph, the parties are entitled to injunctions to prevent breaches of the merger agreement and to enforce specific performance of obligations under the terms of the merger agreement in addition to any other remedy to which they are entitled at law or in equity. The Company is a third-party beneficiary to Parent’s equity commitment letter, which entitles us to cause the equity commitments to be funded pursuant to the terms and conditions of the equity commitment letter. In addition, a certain affiliate of Parent has provided the Company with a guarantee in favor of the Company, which guarantees the payment of NEXT’s payment obligations under the equity commitment letter, Parent’s and Merger Sub’s payment obligations, at or prior to the effective time, pursuant to the merger agreement, and the payment of any money damages owed to the Company by Parent and the Parent termination fee, if and when any such amounts become payable.

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Indemnification; Directors’ and Officers’ Insurance

Following the consummation of the merger, the surviving corporation and its subsidiaries will honor and fulfill in all respects the obligations of the Company and its subsidiaries with respect to the indemnification and advancement of expenses under the organizational documents of the Company (or the comparable organizational documents of the Company’s subsidiaries) or the indemnification agreements executed by the directors of the Company, in each case, in effect as of the date of the merger agreement for the benefit of any of its current or former directors and officers in connection with such director’s or officer’s service as a director or officer of the Company or its subsidiaries (or acts or omissions performed at the Company’s or its subsidiaries’ request) at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, including, in connection with (i) the merger and the other transactions contemplated by the merger agreement and (ii) actions to enforce this provision or any other indemnification or advancement right of any indemnified party (but for the avoidance of doubt, subject to the terms of the indemnification and advancement of expenses rights set forth in such certificate of incorporation, by-laws, subsidiary organizational documents or indemnification agreements, respectively). In addition, from and after the effective time, the certificate of incorporation, certificate of formation and by-laws and operating agreement, as applicable (and other similar organizational documents), of the surviving corporation and its subsidiaries must at all times contain provisions with respect to elimination of liability of directors, indemnification of directors, officers and employees and advancement of expenses that are at least as favorable to the intended beneficiaries as the corresponding provisions contained in the certificate of incorporation and by-laws (or other comparable organizational documents) of the Company and its subsidiaries as of the date of the merger agreement.

For six (6) years after the effective time (and until such later date as of which any action commenced during such six (6) year period will have been finally disposed of), the surviving corporation will maintain the current policies maintained by the Company (whether through purchase of a “tail end” policy, prepaid policy or otherwise) of directors’ and officers’ and fiduciary liability insurance (“D&O insurance”) in respect of acts or omissions occurring at or prior to the effective time. All such policies must have terms, conditions, coverage and amounts that are no less favorable in the aggregate to the insured directors and officers than the policies maintained by the Company as of the signing of the merger agreement. If the aggregate annual premium of the policies exceeds 300% of the per annum premium rate (the “maximum premium”) paid by the Company and its subsidiaries as of the date of the merger agreement for such policies, the surviving corporation will only be required to provide as much coverage as will then be available at the maximum premium. Alternatively, at or prior the effective time, the Company may obtain, at its election, prepaid policies which provide directors and officers with coverage for an aggregate period of at least six (6) years with respect to claims arising from facts or events that occurred on or before the effective time, including in connection with the adoption and approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement (“tail coverage”). The Company may not spend more than $2,500,000 in the aggregate to obtain such tail coverage. The parties have agreed that it is their strong preference for the Company to obtain tail coverage, and the Company will use commercially reasonable efforts to obtain the tail coverage as soon as practicable.

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The present and former directors and officers of the Company are third-party beneficiaries of the indemnification provisions of the merger agreement, and have the right to enforce such provisions after the consummation of the merger.

Amendment or Supplement

Prior to the effective time, and subject to certain provisions of the merger agreement relating to indemnification, insurance and the debt financing sources, the parties to the merger agreement may amend or supplement the merger agreement through a written agreement of the parties.

Governing Law; Jurisdiction

The merger agreement is governed by the laws of the State of Delaware. All disputes, claims or controversies arising out of or relating to the merger agreement, or the negotiation, validity or performance of the merger agreement or the transactions contemplated by the merger agreement, will be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

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THE VOTING AND SUPPORT AGREEMENT

This section describes the material terms of the voting and support agreement. The description of the voting and support agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting and support agreement, a copy of which is attached as Annex B and is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the voting and support agreement that is important to you. We encourage you to read the voting and support agreement carefully and in its entirety.

Explanatory Note Regarding the Voting and Support Agreement

The voting and support agreement and this summary are included to provide you with information regarding its terms. The representations, warranties and covenants made in the voting and support agreement by Parent, Merger Sub and the stockholders party thereto were made solely to the parties to, and solely for the purposes of, such voting and support agreement and as of specific dates and were qualified and subject to important limitations agreed to by the parties thereto in connection with negotiating the terms of the voting and support agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of Parent, Merger Sub, the stockholders party thereto, the Company or any of their respective subsidiaries or affiliates.

Summary

On June 16, 2019, concurrently with the execution of the merger agreement, each of Third Point Partners Qualified L.P., Third Point Partners L.P., Third Point Offshore Master Fund L.P., Third Point Ultra Master Fund L.P., Third Point Enhanced L.P., Thomas S. Smith, Jr. and Domenico De Sole, in their respective capacities as stockholders of the Company (collectively, the “significant stockholders”), entered into a voting and support agreement with Parent and Merger Sub, pursuant to which such significant stockholders agreed, among other things, on the terms and subject to the conditions set forth in the voting and support agreement, to vote all shares of common stock respectively owned by them in favor of the adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement, and any proposal to adjourn or postpone the special meeting to a later date if there are not sufficient votes to adopt the merger agreement on the date on which the special meeting is held. By entering into the voting and support agreement, the significant stockholders have irrevocably constituted and appointed Parent as attorney-in-fact and proxy to vote their shares of common stock in favor of the foregoing in the event of failure by the applicable significant stockholder to act in accordance with such obligations.

During the period beginning on the date of the voting and support agreement and ending on the earliest of (i) the effective time, (ii) the termination of the merger agreement in accordance with its terms and (iii) the termination of the voting and support agreement in accordance with its terms, each significant stockholder agreed not to undertake certain restricted activities relating to the solicitation of alternative transaction proposals or to transfer or cause to be transferred any shares of Company common stock owned of record or beneficially by such significant stockholder, subject to certain exceptions.

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The voting and support agreement will automatically terminate upon the earliest to occur of (i) the effective time; (ii) the termination of the merger agreement in accordance with its terms; (iii) the conclusion of the special meeting (including any adjournment or postponement thereof) and any other meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, at which the vote in respect of the matters contemplated by the voting and support agreement is taken; and (iv) as to any particular significant stockholder, the date of any amendment, waiver or modification of the merger agreement without such significant stockholder’s prior written consent that has the effect of (w) decreasing the per share merger consideration, (x) changing the form of the per share merger consideration (y) extending the outside date, or (z) imposing any material restrictions or additional material conditions on the consummation of the merger or the payment of the aggregate per share merger consideration or otherwise in a manner material and adverse to such significant stockholder.

The Company is a third-party beneficiary of the voting and support agreement for purposes of certain provisions relating to the amendment, supplement or waiver of any provisions of the voting and support agreement.

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NON-BINDING ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS

This section sets forth the information required by Item 402(t) of the SEC’s Regulation S-K regarding compensation for each “named executive officer” of the Company that is based on, or otherwise relates to, the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to our named executive officers. The golden parachute compensation payable to these individuals is subject to a non-binding, advisory vote of the Company’s stockholders, as described below in this section.

The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits (on a pre-tax basis) that each of the Company’s named executive officers would receive, assuming that (1) the effective time will occur on September 30, 2019 (which is the assumed date solely for purposes of this golden parachute compensation disclosure), (2) each of the Company’s named executive officers will experience a qualifying termination at such time, (3) the named executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of the date of this proxy statement, (4) equity awards that are outstanding as of the date of this proxy statement and (5) a price per share of $57.00 (the per share merger consideration). The calculations in the table below do not include amounts the named executive officers of the Company were already entitled to receive or vested in as of the date hereof. In addition, these amounts do not reflect any Company equity or other incentive awards that are expected to vest in accordance with their terms prior to September 30, 2019. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

For purposes of this discussion, “single-trigger” refers to benefits that arise as a result of the closing of the merger and “double-trigger” refers to benefits that require two conditions, which are the closing of the merger as well as a qualifying termination of employment or specified date following the effective time, as applicable.

Golden Parachute Compensation (1)

Name	Cash (2)	Equity (3)	Other (4)	Total
Thomas S. Smith, Jr.	$11,200,000	$16,934,201	$64,537	$28,198,738
Michael Goss	$3,900,000	$2,687,336	$32,491	$6,619,827
Valentino D. Carlotti	$3,900,000	$1,829,130	$16,273	$5,745,403
David Goodman (5)	$3,700,000	$2,687,336	$48,125	$6,435,461

(1)

Adam Chinn, who was a named executive officer of the Company in 2018, left the Company effective December 31, 2018. Mr. Chinn no longer holds any unvested Company equity awards and is not eligible to receive any payments in connection with the merger.

(2)

Except as described below in footnote (5), the cash payments payable to the named executive officers consist of (a) an amount equal to the sum of (i) two times the named executive officer’s annual base salary and (ii) two times the named executive officer’s target bonus for the year in

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which the change in control occurs, payable in cash in a lump sum for the named executive officers other than Mr. Smith, for whom 60% of such amounts will be payable on the six (6)-month anniversary of his qualifying termination date and the remaining 40% will be payable on the twelve (12)-month anniversary of his termination date, and (b) the annual cash bonus award for each named executive officer for 2019, 75% of which will be payable as soon as practicable following the closing date and the remaining 25% of which will be payable in the ordinary course and at the time annual bonuses have historically been paid by the Company, assuming, in each case, achievement at 100% of target. The cash severance amounts described in item (a) are “double-trigger” (i.e., the amounts are payable only upon a qualifying termination following the occurrence of a change in control). For the named executive officers other than Mr. Smith, receipt of the cash severance payments is conditioned upon the named executive officer’s execution of a general release and compliance with restrictive covenants relating to non-competition and non-solicitation, in each case for a period of up to eighteen (18) months following the qualifying termination, and indefinite confidentiality and non-disparagement requirements. For Mr. Smith, receipt of the cash severance is conditioned upon his execution of a general release and compliance with restrictive covenants relating to non-competition and non-solicitation, in each case for a period of up to one (1) year following the qualifying termination, confidentiality obligations for a period of up to two (2) years post-termination, and non-disparagement and trade secret and client information non-disclosure restrictions that apply indefinitely post-termination. Of the 2019 annual cash bonus described in item (b), 75% is “single-trigger” (i.e., will be paid as soon as administratively practicable following the closing date) and the remaining 25% is subject to double-trigger protection (i.e., in the event of a qualifying termination, it will be paid at the same time such amounts are paid to continuing employees, generally, but is not subject to accelerated payment). Set forth below are the separate values of each of the cash severance payments and annual cash bonus awards for the 2019 fiscal year assuming achievement of 100% of target.

Name	Cash Severance Payments	2019 Annual Bonus	Total
Thomas S. Smith, Jr.	$8,400,000	$2,800,000	$11,200,000
Michael Goss	$3,100,000	$800,000	$3,900,000
Valentino D. Carlotti	$3,100,000	$800,000	$3,900,000
David Goodman	$3,100,000	$600,000	$3,700,000

(3)

As described above, at the effective time, (a) all unvested Company Share Price PSUs held by Mr. Smith will be settled in cash in accordance with the terms of such awards (i.e., “single-trigger” vesting) and (b) all other unvested Company equity awards held by the Company’s named executive officers will be canceled, extinguished and converted into cash awards, which will (i) vest and settle on terms (including acceleration events but excluding any performance-based vesting conditions for Company PSUs) applicable to the corresponding Company equity award immediately prior to the effective time and (ii) vest in full to the extent the holder of such Company equity award is subject to a qualifying termination (i.e., “double-trigger” vesting). Set forth below are the values of each type of unvested equity-based award that, in each case, would vest upon a qualifying termination occurring on closing, assuming that Mr. Smith’s Company Share Price PSUs vest based on 50% of

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Non-binding Advisory Vote on Merger-related Compensation for the Company’s Named Executive Officers

target in accordance with the terms of such award, and that for purposes of the conversion into cash awards described above, Company PSU (other than the Company Share Price PSUs) are so converted based on 125% of target for Company PSUs with a performance period ending on December 31, 2019, 100% of target for Company PSUs with a performance period ending on December 31, 2020 and 100% of target for Company PSUs with a performance period ending on December 31, 2021 pursuant to the terms of the merger agreement. The quantification for Mr. Goss excludes 36,431 Company RSUs that were previously granted by the Company in lieu of annual cash bonus payments. These 36,431 Company RSUs are vested per their terms and, accordingly, are disregarded for purposes of the information required by Item 402(t) of the SEC’s Regulation S-K.

Name	Share Price PSUs	PSUs	RSUs	Total
Thomas S. Smith, Jr.	$2,682,990	$13,348,958	$902,253	$16,934,201
Michael Goss	—	$1,668,746	$1,018,590	$2,687,336
Valentino D. Carlotti	—	$991,230	$837,900	$1,829,130
David Goodman	—	$1,668,746	$1,018,590	$2,687,336

(4)

Reflects (a) for Mr. Smith, the cash cost of maintaining the Company’s health benefits for a period equal to two (2) years, and (b) for Messrs. Goss and Carlotti, a lump sum payment and for Mr. Goodman, installment payments, equal to the executive’s actual cost of COBRA coverage for eighteen (18) months. All such benefits are “double-trigger” and are subject to the execution of a release and compliance with the restrictive covenants described above in note (2).

(5)

On July 1, 2019, the Company announced that Mr. Goodman left his position as Executive Vice President, Digital Development and Marketing. Mr. Goodman will terminate employment with the Company on July 15, 2019 at which time he will become entitled to (a) cash severance payments under the executive severance plan consisting of an amount equal to the sum of (i) one and one-half (1.5) times his annual base salary and (ii) one and one-half (1.5) times his target bonus, payable in equal installments, pursuant to the Company’s standard payroll practices, commencing within sixty (60) days of his separation from service and continuing for eighteen (18) months after commencement, (b) payment of 75% of his annual cash target bonus award for 2019, payable in a lump sum on the completion of the merger; provided, that in the event the merger is completed after December 31, 2019, such payment will be made when 2019 bonuses are paid Company-wide to active employees generally (but in no event later than March 15, 2020) and (c) his Company RSUs and Company PSUs will remain outstanding and be treated as though he experienced a qualifying termination upon the effective time. Nineteen (19) months following his termination date, Mr. Goodman will also become entitled to the incremental portion of his cash severance so that, in the aggregate, he would receive an amount equal to the sum of (i) two (2) times his annual base salary and (ii) two (2) times his target bonus, consistent with the terms of the executive severance plan. Receipt of such benefits is subject to the release and restrictive covenant provisions described above.

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Non-binding Advisory Vote on Merger-related Compensation for the Company’s Named Executive Officers

The Compensation Proposal

Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, the Company is seeking a non-binding, advisory stockholder approval of the compensation of the Company’s named executive officers that is based on or otherwise relates to the merger as disclosed above in this section. The proposal gives the Company’s stockholders the opportunity to express their views on the merger-related compensation of the Company’s named executive officers.

Accordingly, the Company is asking Company stockholders to vote in favor of the adoption of the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that will or may be paid or become payable to the Company’s named executive officers, in connection with the merger, and the agreements or understandings pursuant to which such compensation will or may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in “Non-Binding, Advisory Vote on Merger-Related Compensation for the Company’s Named Executive Officers” are hereby APPROVED.”

The vote on the compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the compensation proposal and vice versa. If the merger is completed, the merger-related compensation may be paid to the Company’s named executive officers to the extent payable in accordance with the terms of the compensation agreements and arrangements even if Company stockholders fail to approve the proposal to approve the merger-related executive compensation.

The Board recommends a vote “FOR” the proposal to approve the compensation proposal.

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MARKET PRICE OF COMMON STOCK

Our common stock is listed for trading on the NYSE under the symbol “BID.” The table below shows the high and low sales price of our common stock for the periods indicated, as reported on the NYSE.

	Common Stock Price				Dividend Per Share
	High		Low
FY 2017
First quarter		$49.87		$38.46	$—
Second quarter		$56.21		$43.66	$—
Third quarter		$57.95		$42.78	$—
Fourth quarter		$54.44		$44.08	$—
FY 2018
First quarter		$55.35		$44.89	$—
Second quarter		$60.16		$49.37	$—
Third quarter		$57.30		$45.55	$—
Fourth quarter		$50.17		$35.62	$—
FY 2019
First quarter		$44.96		$37.22	$—
Second quarter		$59.30		$32.01	$—
Third quarter (through [●], 2019)	$	[●]	$	[●]	$—

If the merger is completed, you will be entitled to receive $57.00 in cash, without interest, for each share of our common stock owned by you (unless you have properly exercised, and not lost, your appraisal rights with respect to such shares), which represents a premium of approximately 61% to the closing stock price on June 14, 2019, the last trading day prior to the Company’s public announcement of the execution of the merger agreement, and a premium of approximately 56.3% to the 30 trading-day volume-weighted average price of our common stock as of June 14, 2019, the last trading day prior to the public announcement of the execution of the merger agreement.

On [●], 2019, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock on the NYSE was $[●] per share of common stock. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is certain information as of [●], 2019 with respect to the beneficial ownership of our common stock (as determined under the rules of the SEC) by:

•	each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding shares of common stock, which is our only class of voting securities;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

Except as otherwise stated, the business address of each person listed is c/o Sotheby’s, 1334 York Avenue, New York, New York 10021. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the common stock beneficially owned and has not pledged such common stock as security for any obligations.

Company PSUs and Company RSUs, issued as compensation to our executive officers, do not carry voting rights and may not be transferred, until they are earned or vest. Because officers holding Company PSUs and Company RSUs do not have voting or investment power, they are not considered the beneficial owners of the underlying common stock. For this reason, Company PSUs and Company RSUs are not included in the table below. For informational purposes, the number of Company PSUs and Company RSUs held by officers are provided in the footnotes to the table.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership			Percent of Class
Taikang Life Insurance Co. Ltd. (a)	7,939,661			[●]	%
Patrick Drahi (b)	7,730,347			[●]	%
Third Point LLC and Daniel S. Loeb (c)	6,668,229			[●]	%
BlackRock, Inc. (d)	3,921,869			[●]	%
The Vanguard Group (e)	3,878,885			[●]	%
AllianceBernstein L.P. (f)	4,710,182			[●]	%
Jessica M. Bibliowicz	15,669	(g	)	*
Valentino D. Carlotti	10,101	(h	)	*
Linus W. L. Cheung	6,155	(i	)	*
Adam Chinn (j)	87,508	(k	)	*
Kevin Conroy	14,669	(l	)	*
Domenico De Sole	63,558	(m	)	*
Duke of Devonshire	72,213	(n	)	*
David Goodman (o)	24,730	(p	)	*
Michael Goss	78,202	(q	)	*
Marsha E. Simms	18,519	(r	)	*
Thomas S. Smith, Jr.	209,239	(s	)	*
Diana L. Taylor	29,440	(t	)	*
Dennis M. Weibling	120,524	(u	)	*
Harry J. Wilson	34,669	(v	)	*
Michael Wolf	844	(w	)	*
All directors and executive officers as a group (22 persons)	7,489,358	(x	)	[●]	%

*	Less than 1%.

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Security Ownership of Certain Beneficial Owners and Management

(a)

The business address of this beneficial owner is Taikang Life Building, 156 Fuxingmennei Street, Beijing, People’s Republic of China 100031. Based on a Schedule 13D/A filed on November 16, 2017 by Taikang Life Insurance Co. Ltd.

(b)

The business address of this beneficial owner is 5 Rue Eugene Ruppert, L-2453, Grand Duchy of Luxembourg N4. Based on a Schedule 13D filed on June 26, 2019 by a group consisting of Parent and Mr. Drahi. Includes 826,399 shares owned directly by Mr. Drahi. As a result of Parent entering into the voting and support agreement, Mr. Drahi may be deemed to have shared voting power to vote up to an aggregate of 6,903,948 shares deemed beneficially owned pursuant to Rule 13d-3 under the Exchange Act with respect to the matters covered by the voting and support agreement. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Drahi disclaims all such beneficial ownership.

(c)

The business address of this beneficial owner is 390 Park Avenue, 19th Fl., New York, NY 10022. Based on a Schedule 13D/A filed on June 17, 2019 by a group consisting of Third Point LLC and Daniel S. Loeb, and Form 4’s filed by the group. Mr. Loeb, a member of our Board, is the managing member of Third Point LLC and controls Third Point LLC’s business activities. As such, Mr. Loeb may be deemed to be the beneficial owner of the shares held by Third Point LLC.

(d)	The business address of this beneficial owner is 55 East 52nd Street, New York, NY 10022. Based on a Schedule 13G/A filed on January 22, 2018 by a group consisting of BlackRock, Inc. and subsidiaries.

(e)

The business address of this beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355. Based on a Schedule 13G/A filed on February 12, 2018 by a group consisting of The Vanguard Group, Inc. and subsidiaries.

(f)	The business address of this beneficial owner is 1345 Avenue of Americas, New York, NY 10105. Based on a Schedule 13G filed on June 10, 2019 by AllianceBernstein L.P.

(g)	Includes 11,669 shares that will be acquired upon the redemption of Company DSUs. Company DSUs will be redeemed upon termination of the director’s service.

(h)	Does not include 17,390 Company PSUs and 14,700 Company RSUs held by Mr. Carlotti.

(i)	Consists of 6,155 shares that will be acquired upon the redemption of Company DSUs.

(j)	Mr. Chinn, who was a named executive officer of the Company in 2018, left the Company effective December 31, 2018.

(k)

Consists of 87,508 shares of Company common stock. This number is based on the latest information available to the Company as of March 15, 2019. Mr. Chinn no longer holds any unvested Company equity awards and is not eligible to receive any payments in connection with the merger.

(l)	Includes 11,669 shares that will be acquired upon the redemption of Company DSUs.

(m)	Includes 30,453 shares that will be acquired upon the redemption of Company DSUs.

(n)	Includes 53,208 shares that will be acquired upon the redemption of Company DSUs.

(o)

On July 1, 2019, the Company announced that, effective immediately, Mr. Goodman resigned as Executive Vice President, Digital Development and Marketing, and would remain with the Company through the summer of 2019 to help transition responsibilities.

(p)	Does not include 26,899 Company PSUs and 17,870 Company RSUs held by Mr. Goodman.

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(q)	Does not include 26,899 Company PSUs and 54,301 Company RSUs held by Mr. Goss.

(r)	Consists of 18,519 shares that will be acquired upon the redemption of Company DSUs.

(s)	Includes 16,740 shares of common stock held by his wife as UTMA custodian for his minor children. Does not include 309,316 Company PSUs and 15,829 Company RSUs held by Mr. Smith.

(t)	Consists of 29,440 shares that will be acquired upon the redemption of Company DSUs.

(u)	Includes 29,524 shares that will be acquired upon the redemption of Company DSUs. Does not include 17,469 Company RSUs held by Mr. Weibling.

(v)	Includes 11,669 shares that will be acquired upon the redemption of Company DSUs.

(w)	Consists of 844 shares that will be acquired upon the redemption of deferred stock units.

(x)

Includes 203,150 shares that may be acquired upon the redemption of Company DSUs held by directors. Does not include 429,197 Company PSUs and 357,361 Company RSUs held by executive officers, or 17,469 Company RSUs held by a director.

114 |	Special Meeting Proxy Statement

APPRAISAL RIGHTS

If the merger is completed, the Company’s stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly demand appraisal of their shares, who do not effectively withdraw their demand or waive or lose the right to appraisal and who otherwise comply with the requirements for perfecting and preserving appraisal rights will be entitled to appraisal rights under Section 262 of the DGCL.

Pursuant to Section 262 of the DGCL, if you do not wish to accept the per share merger consideration provided for in the merger agreement, you have the right to seek appraisal of your shares of our common stock and to receive payment in cash for the “fair value” of your shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of our common stock as determined by the Delaware Court of Chancery may be less than, equal to or more than the $57.00 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights. The Company’s stockholders who do not vote in favor of the merger proposal and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL will be entitled to appraisal rights. Strict compliance with the statutory procedures set forth in Section 262 of the DGCL is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

This section is intended only as a brief summary of certain provisions of the statutory procedures that a stockholder must follow under the DGCL in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL.

Pursuant to Section 262 of the DGCL, when a merger agreement will be submitted for adoption at a meeting of stockholders, the Company must notify each of the stockholders who were stockholders of record on the record date for notice of such meeting, with respect to shares for which appraisal rights are available, not less than twenty (20) days before the meeting to vote on the merger agreement, that appraisal rights are available. A copy of Section 262 of the DGCL must be included with the notice.

This proxy statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex D, in compliance with the requirements of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex D. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock, the Company encourages stockholders considering exercising such rights to seek the advice of legal counsel.

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Appraisal Rights

If you wish to demand appraisal of your shares of our common stock, you must satisfy each of the following conditions: (i) you must deliver to the Company a written demand for appraisal of your shares of our common stock before the vote is taken to adopt the merger agreement, which written demand must reasonably inform us of the identity of the holder of record of shares of our common stock who intends to demand appraisal of his, her or its shares of our common stock; (ii) you must hold your shares of our common stock from the date of making the demand through the date on which the effective time occurs (the “effective date”); (iii) you must not vote or submit a proxy in favor of, or consent in writing to, the merger agreement; and (iv) you (or the surviving corporation) must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of your shares of our common stock within one hundred and twenty (120) days after the effective date. The surviving corporation is under no obligation to file any such petition and has no present intent of doing so. Accordingly, it is your obligation to initiate all necessary action to perfect your appraisal rights in respect of your shares of our common stock within the time prescribed in Section 262 of the DGCL.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration for your shares of our common stock as provided in the merger agreement, but you will not have appraisal rights with respect to your shares of our common stock. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted “FOR” the merger proposal, and it will result in the loss of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote “AGAINST” the merger proposal or “ABSTAIN” from voting on the merger proposal. Voting against or failing to vote for the merger proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal.

All demands for appraisal should be addressed to the Corporate Secretary at 1334 York Avenue, New York, New York 10021, Attn: Corporate Secretary, and must be delivered to the Company before the vote is taken on the adoption of the merger agreement at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of our common stock. The demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of the “fair value” of his, her or its shares of our common stock. A stockholder’s failure to deliver to the Company the written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the special meeting of stockholders will result in the loss of appraisal rights.

Only a holder of record of shares of our common stock is entitled to demand an appraisal of the shares registered in that holder’s name on the date the written demand for appraisal is made. Accordingly, to be effective, a demand for appraisal by a holder of our common stock must be made by, or on behalf of, the record stockholder. The demand should set forth, fully and correctly, the record stockholder’s name as it appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, and in the case of uncertificated shares, should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name. The demand must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the merger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of our common stock

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Appraisal Rights

of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of our common stock. If you hold your shares of our common stock through a bank, brokerage firm or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee and obtaining notice of the effective date.

If shares of our common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of our common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of our common stock as a nominee for others may exercise his or her right of appraisal with respect to shares of our common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of our common stock as to which appraisal is sought. Where no number of shares of our common stock is expressly mentioned, the demand will be presumed to cover all shares of our common stock held in the name of the record owner. If a stockholder holds shares of our common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner.

Within ten (10) days after the effective date, the surviving corporation in the merger must give notice of the date that the merger became effective to each of the Company’s record stockholders who has complied with Section 262 of the DGCL and who did not vote in favor of the merger proposal. At any time within sixty (60) days after the effective date, any stockholder who has demanded an appraisal but has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder’s demand and accept the merger consideration specified by the merger agreement for that holder’s shares of our common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective date will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand for appraisal within sixty (60) days after the effective date, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of our common stock determined in any such appraisal proceeding, which value may be less than, equal to or more than the merger consideration offered pursuant to the merger agreement.

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Appraisal Rights

Within one hundred and twenty (120) days after the effective date, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of our common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. Accordingly, it is the obligation of the holders of our common stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of our common stock within the time prescribed in Section 262 of the DGCL, and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder’s previous written demand for appraisal. In addition, within one hundred and twenty (120) days after the effective date, any stockholder who has properly complied with the requirements of Section 262 of the DGCL and who did not vote in favor of the adoption of the merger agreement will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of our common stock not voted in favor of the merger proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten (10) days after such written request has been received by the surviving corporation or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.

If a petition for appraisal is duly filed by a stockholder, the stockholder must deliver a copy of the petition to the surviving corporation, and the surviving corporation will then be obligated, within twenty (20) days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached. After notice to stockholders who have demanded appraisal and the surviving corporation from the Delaware Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of our common stock and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Additionally, because our common stock will have been publicly listed on the NYSE, the Delaware Court of Chancery is required under Section 262 of the DGCL to dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of our common stock or (2) the value of the consideration provided in the merger for such total number of shares of common stock exceeds $1 million.

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Appraisal Rights

After the Delaware Court of Chancery’s determination of the stockholders entitled to appraisal of their shares of our common stock, the Delaware Court of Chancery will appraise the shares of our common stock in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of our common stock as of the effective date after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, by the surviving corporation to the stockholders entitled to receive the same, upon surrender by those stockholders of the certificates representing their shares of our common stock or, in the case of holders of uncertificated shares of our common stock, forthwith. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to “fair value” under Section 262 of the DGCL. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value that may be less than, equal to or more than the merger consideration. Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of our common stock is less than the merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that

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Appraisal Rights

“elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Each stockholder seeking appraisal is responsible for his, her or its attorneys’ fees and expert witness expenses, although, upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of our common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time, be entitled to vote shares of our common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of our common stock, other than with respect to payment as of a record date prior to the effective time. If no petition for appraisal is filed within one hundred and twenty (120) days after the effective date, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be deemed to have been converted at the effective time into the right to receive the $57.00 cash payment (without interest) for his, her or its shares of our common stock pursuant to the merger agreement. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of our common stock who desires such a petition to be filed is advised to file it on a timely basis. A stockholder will fail to perfect or effectively lose the right to appraisal if no petition for appraisal is filed within one hundred and twenty (120) days after the effective date. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the merger consideration offered pursuant to the merger agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.

In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who may wish to pursue appraisal rights are encouraged to consult their legal and financial advisors. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, Section 262 of the DGCL will govern.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports or proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report or proxy statement of proxy materials, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement, as applicable, is being delivered to our stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the proxy statement. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact our transfer agent, Computershare, at the address or telephone number set forth on the next page. Sotheby’s will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed.

Requests for additional copies should be directed to: Sotheby’s, Attention: Corporate Secretary, 1334 York Avenue, New York, NY 10021, Telephone 1-212-894-1210.

DELISTING AND DEREGISTRATION OF OUR COMMON STOCK

If the merger is completed, our common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our common stock.

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OTHER MATTERS

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of the Company and our stockholders.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the merger is not completed, we expect to hold an annual meeting of stockholders in 2020 for the fiscal year ending December 31, 2019 (the “2020 Annual Meeting”).

The deadline to receive stockholder proposals under Rule 14a-8 of the Exchange Act to be considered for inclusion in the Company’s 2020 proxy statement for the 2020 Annual Meeting is November 29, 2019, (which is one hundred and twenty (120) calendar days before the date the Company’s proxy statement was released to stockholders in connection with the prior year’s annual meeting of stockholders). If the date of the 2020 Annual Meeting is changed by more than thirty (30) days from the anniversary date of the previous year’s annual meeting on May 9, 2019, then the deadline will be a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder proposals submitted for consideration at the 2020 Annual Meeting but not submitted for inclusion in the Company’s proxy statement for the 2020 Annual Meeting pursuant to Rule 14a-8, including stockholder nominations for candidates for election as directors, must be made not later than the close of business on March 11, 2020 (the sixtieth (60th) day prior to the first anniversary of the 2019 Annual Meeting) nor earlier than the close of business on February 10, 2020 (the ninetieth (90th) day prior to the first anniversary of the 2019 Annual Meeting). If the date of the 2020 Annual Meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the ninetieth (90th) day prior to such meeting and not later than the close of business on the later of the sixtieth (60th) day prior to the such meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In no event will the public announcement of an adjournment of the 2020 Annual Meeting commence a new time period for the giving of such notice. All proposals must be communicated in writing to our Corporate Secretary at our principal office, 1334 York Avenue, New York, NY 10021, Attn: Corporate Secretary.

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Submission of Stockholder Proposals

Each stockholder must also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations promulgated thereunder and the Company’s by-laws with respect to the matters set forth above. Nothing above mentioned will be deemed to affect the right of the Company to omit a proposal from the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. You are advised to review the Company’s by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You can obtain a copy of the by-laws by writing to our Corporate Secretary at our principal office, 1334 York Avenue, New York, NY 10021, Attn: Corporate Secretary.

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WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s public filings are also available in electronic format to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You can also review the Company’s SEC filings on its website at www.sothebys.com. Information included on the Company’s website is not a part of this proxy statement.

The SEC allows the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents described below that the Company has previously filed with the SEC, as well as the annexes to this proxy statement. These documents contain important information about the Company and its financial condition.

The following documents listed below that the Company has previously filed with the SEC are incorporated by reference:

•	Annual Report on Form 10-K, for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019;

•

Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, filed with the SEC on August  6, 2018; Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed with the SEC on November 1, 2018; and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019, filed with the SEC on May 2, 2019; and

•

Current Report on Form 8-K, filed with the SEC on February 14, 2019; Current Report on Form 8-K, filed with the SEC on May  10, 2019; Current Report on Form 8-K, filed with the SEC on June  17, 2019; and Current Report on Form 8-K, filed with the SEC on July 3, 2019.

All documents that the Company files pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this proxy statement to the date on which the special meeting is held, including any adjournments or postponements, will also be deemed to be incorporated by reference in this proxy statement. Notwithstanding anything herein to the contrary, any information furnished under Item 2.02 or Item 7.01 of the Company’s Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference.

You may obtain any of the documents incorporated by reference from the SEC’s public reference room or the SEC’s Internet website described above. Documents incorporated by reference in this proxy statement are also available from the Company without charge, excluding all exhibits unless specifically incorporated by reference in such documents. Stockholders may obtain documents incorporated by

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Where You Can Find More Information

reference in this proxy statement by requesting them in writing or by telephone from the Company at the following address:

Corporate Secretary

Sotheby’s

1334 York Avenue

New York, New York 10021

Telephone: 1-212-894-1210

Fax: (212) 606-7574

If you would like to request documents, please do so by [●], 2019 to receive them before the special meeting. If you request any incorporated documents, the Company will strive to mail them to you by first-class mail, or another equally prompt means, within one (1) business day of receipt of your request.

You should rely only on the information contained in this proxy statement, including the annexes attached hereto or the information incorporated by reference herein, to vote your shares at the special meeting. The Company has not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated [●], 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

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Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

BIDFAIR USA LLC

BIDFAIR MERGERIGHT INC.

and

SOTHEBY’S

Dated as of June 16, 2019

A-ii |	Special Meeting Proxy Statement

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation	A-91

Exhibit B	Form of Bylaws of the Surviving Corporation	A-94

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of June 16, 2019 by and among BidFair USA LLC, a Delaware limited liability company (“Parent”), BidFair MergeRight Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and Sotheby’s, a Delaware corporation (the “Company”, together with Merger Sub sometimes being hereinafter collectively referred to, together, as “Constituent Corporations”).

RECITALS

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the parties intend that Merger Sub shall merge with and into the Company (the “Merger”), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware (“DGCL”);

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (a) determined that this Agreement, the Support Agreements (as defined below) and the transactions contemplated hereby and thereby, including the Merger (the “Transactions”), are in the best interests of, the Company and its stockholders, (b) (x) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (y) approved the Support Agreements and the execution, delivery and performance thereof, (c) resolved to recommend adoption of this Agreement by the stockholders of the Company, and (d) directed that this Agreement be submitted to the stockholders of the Company for their adoption;

WHEREAS, the Board of Directors of Parent has determined that it is advisable and in the best interests of Parent and its stockholders for Parent to acquire the Company by means of the Merger, on the terms and subject to the conditions set forth in this Agreement, and accordingly have (x) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (y) approved the Support Agreements and the execution, delivery and performance thereof;

WHEREAS, the Board of Directors of Merger Sub has (a) determined that this Agreement, the Support Agreements and the Transactions are in the best interests of Merger Sub and its stockholder, (b) (x) approved and declared advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Transactions, and (y) approved the Support Agreements and the execution, delivery and performance thereof, and (c) the stockholder of Merger Sub intends to adopt a resolution approving this Agreement and the Transactions; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, certain of the Company’s stockholders are entering into support agreements with Parent in respect of the Company Common Stock (as defined in Section 1.1) beneficially owned by such stockholders (the “Support Agreements”);

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Annex A

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below.

“Action” means any claim, action, demand letter, suit, proceeding, arbitration, mediation, prosecution or investigation (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

“Affiliate” means with respect to any Person, another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise (for the avoidance of doubt, none of Third Point LLC, Taikang Life Insurance Co. Ltd or any of their respective Affiliates (other than the Company and its Subsidiaries) shall be deemed Affiliates of the Company hereunder).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Financing” has the meaning set forth in Section 5.15(i).

“Alternative Transaction” means any of the following transactions (or any combination thereof with similar effect) other than the Merger and the Transactions contemplated by this Agreement: (a) any merger, consolidation, share exchange, tender offer (including a self-tender offer), business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries, in a single transaction or a series of related transactions, which would result in any Person or group of Persons (as defined in Section 13(d) of the Exchange Act), together with all Affiliates thereof, beneficially owning, directly or indirectly, voting securities constituting ten percent (10%) or more of the aggregate outstanding voting power of the Company or any of its Subsidiaries or a surviving entity, as applicable, (b) any direct or indirect acquisition, license or purchase, by any Person or group of Persons (as defined in Section 13(d) of the Exchange Act), together with all Affiliates thereof, in a single transaction or a series of related transactions, including by means of a joint venture, partnership or the acquisition of capital stock or assets of any Subsidiary of the Company, of assets or properties that constitute ten percent (10%) or more of the fair market value of the assets and properties of the Company and its Subsidiaries, taken as a whole or to which ten percent (10%) or more of the revenue or net income of the Company and its Subsidiaries on a consolidated basis are attributable, (c) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, which would result in any Person, together with all Affiliates thereof, beneficially owning voting securities constituting ten percent (10%) or more of the aggregate outstanding voting power of the Company or any of its

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Annex A

Subsidiaries, (d) any other transaction or series of related transactions resulting in any Person or group of Persons (as defined in Section 13(d) of the Exchange Act) obtaining the power to direct or cause the direction of the management or policies of the Company or any of its Subsidiaries (whether by acquisition of voting rights, contract or otherwise).

“Alternative Transaction Proposal” means any offer, inquiry, proposal or indication of interest, written or oral (whether binding or non-binding and other than an offer, inquiry, proposal or indication of interest by Parent or an Affiliate of Parent), relating to an Alternative Transaction.

“Anti-Takeover Laws” has the meaning set forth in Section 3.19.

“Art Business” means the business of the Company and its Subsidiaries in respect of the auction (through live and on line auctions) and private sale (including the purchase, sale and consignment) of authenticated fine art, decorative art, furniture, wine and spirits, jewelry and other collectibles and the auction of investment-quality automobiles, guarantees with respect to the foregoing, art-related financing, principal purchases of art, the import and export of property, valuations, art advisory services, the retail wine business and the Sotheby’s Home business.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.4(a).

“Bargaining Agreement” means each agreement or labor contract entered into with a Union governing the terms and conditions of employment of any employee of the Company or any of its Subsidiaries.

“Benefit Protection Period” has the meaning set forth in Section 5.10(a).

“Book-Entry Share” has the meaning set forth in Section 2.7(b).

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banking institutions in London, United Kingdom, Luxemburg or New York City are authorized by Law or executive order to be closed.

“Certificate” has the meaning set forth in Section 2.7(b).

“Certificate of Merger” means a certificate of merger, in such appropriate form as is determined by the parties and in accordance with the DGCL.

“CFIUS” has the meaning set forth in Section 3.5(a).

“CFIUS Approval” has the meaning set forth in Section 6.1(d).

“Closing” has the meaning set forth in Section 2.4.

“Closing Date” has the meaning set forth in Section 2.4.

“Code” means the Internal Revenue Code of 1986.

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Annex A

“Company” has the meaning set forth in the Preamble.

“Company Adverse Recommendation Change” has the meaning set forth in Section 5.2(d).

“Company Balance Sheet” has the meaning set forth in Section 3.7.

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 5.3(c).

“Company Bonus Plans” means the Company’s 2016 Annual Bonus Plan and the Annual Bonus Plan for Non-U.S. Employees.

“Company Bylaws” means the Amended and Restated By-laws of the Company, as amended and restated through February 14, 2019.

“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company, dated as of February 14, 2019.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Contract” means any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries (or any property or asset thereof) is bound.

“Company Credit Agreement” means the Credit Agreement, dated as of June 26, 2018, by and among the Company, the lenders, and certain other parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, as in effect as of the date hereof.

“Company Disclosure Letter” has the meaning set forth in Article III.

“Company DSU” means each deferred stock unit issued pursuant to the Company Stock Compensation Plan for Non-Employee Directors.

“Company DSU Consideration” has the meaning set forth in Section 2.8(a).

“Company Equity Awards” means the Company DSUs, the Company PSUs, the Company PCUs, the Company RSUs and the Company RCUs.

“Company Financial Statements” has the meaning set forth in Section 3.6(b).

“Company Incentive Plan” means, collectively, the Company’s Fourth Amended and Restated Restricted Stock Unit Plan, effective as of February 7, 2017, and the Company’s 2018 Equity Incentive Plan, effective as of May 3, 2018.

“Company Intellectual Property” means the Non-Owned Intellectual Property together with the Owned Intellectual Property.

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Annex A

“Company Long-Term Cash Unit Program” means the Company’s Third Amended and Restated Long-Term Cash Unit Program, effective February 7, 2017.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate is, or is reasonably expected to (a) be materially adverse to the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (b) materially impair or materially delay the ability of the Company to perform its obligations under this Agreement or to consummate the Merger and the other Transactions; provided, however, that, solely with respect to clause (a) above, none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, nor shall any of the following be taken into account (in either case, after giving effect to any Effect resulting therefrom) in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect: (i) general economic conditions attributable to the U.S. economy or financial or credit markets, or changes therein (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in the United States or foreign securities markets) occurring after the date of this Agreement, (ii) any legal, regulatory, legislative, administrative or political conditions or changes therein (including any changes arising out of acts of terrorism or war, weather conditions or other force majeure events) occurring after the date of this Agreement, (iii) any changes or proposed changes in Laws or the interpretation, application or enforcement thereof occurring after the date of this Agreement, (iv) financial or security market fluctuations or conditions, (v) any change in the market price, trading volume or credit rating of any of the Company’s securities; provided, that the exception in this clause (v) shall not prevent or otherwise affect a determination that any Effect underlying such change has resulted in or contributed to a Company Material Adverse Effect, (vi) changes in, or events affecting, the global art market (including ordinary course seasonal fluctuations) and the other industries in which the Company and its Subsidiaries operate, (vii) any failure, in and of itself, by the Company or its Subsidiaries to meet any internal or publicly available projections, forecasts, estimates or predictions; provided, that the exception in this clause (vii) shall not prevent or otherwise affect a determination that any change, effect or development underlying such change has resulted in or contributed to a Company Material Adverse Effect, (viii) any Effect arising out of a change in GAAP or applicable Law after the date of this Agreement, (ix) any Action commenced by the Company Stockholders arising from the transactions contemplated by this Agreement; provided, that the exception in this clause (ix) shall not prevent or otherwise affect a determination that any Effect underlying such Action has resulted in or contributed to a Company Material Adverse Effect, (x) the public announcement or pendency of this Agreement, the Transactions or the identity of Parent or any of its Affiliates, including the effect thereof on the relationships, contractual or otherwise, of the Company or any of its Affiliates with employees, contractors, customers, suppliers, partners and other third parties, (xi) any Effect arising out of an act or omission of the Company or its Subsidiaries taken (or not taken) with the express written consent of Parent, and any Effect arising from Parent unreasonably withholding its consent to a specific action prohibited by Section 5.1; provided, that in the case of each of clauses (i) through (iv), (vi) and (viii) any such Effect to the extent it disproportionately affects the Company and its Subsidiaries relative to other participants in the industries in which the Company or its Subsidiaries operate shall not be excluded from the determination of whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect.

“Company Material Contract” has the meaning set forth in Section 3.17(a).

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Annex A

“Company Non-Recourse Related Party” has the meaning set forth in Section 7.3(c).

“Company PCU” means each performance cash unit issued pursuant to the Incentive Plans.

“Company Plan” has the meaning set forth in Section 3.15(a).

“Company Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.

“Company Proprietary Information” has the meaning set forth in Section 3.14(e).

“Company PSU” means each performance share unit issued pursuant to the Incentive Plans.

“Company RCU” means each restricted cash unit issued pursuant to the Incentive Plans.

“Company Retirement Savings Plan” means the Company’s Retirement Savings Plan, as amended and restated effective January 1, 2017.

“Company RSU” means each restricted stock unit issued pursuant to the Incentive Plans or otherwise.

“Company SEC Documents” has the meaning set forth in Section 3.6(a).

“Company Share Price PSU” has the meaning set forth in Section 2.8(b).

“Company Share Price PSU Consideration” has the meaning set forth in Section 2.8(b).

“Company Stock Compensation Plan for Non-Employee Directors” means the Company’s Stock Compensation Plan for Non-Employee Directors, as amended and restated effective May 7, 2015.

“Company Stockholder Approval” has the meaning set forth in Section 3.4(a).

“Company Stockholders” means the holders of shares of Company Common Stock.

“Company Stockholders’ Meeting” has the meaning set forth in Section 5.3(b).

“Company Termination Fee” has the meaning set forth in Section 7.3(a).

“Compensation Committee” has the meaning set forth in Section 2.8(b).

“Compliant” means with respect to the Financing Information, that:

(a) such Financing Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such Financing Information not misleading in light of the circumstances which made;

(b) the auditors of any financial information contained therein have not withdrawn their audit opinion with respect to such information; and

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Annex A

(c) the financial statements and other financial information included in such Financing Information are, and remain throughout the Marketing Period, sufficient to permit the Financing Sources to receive customary comfort letters with respect to financial information contained in the Financing Information (including customary negative assurance comfort with respect to periods following the end of the latest fiscal year or fiscal quarter for which historical financial statements are included in the Financing Information) on any date during the Marketing Period.

“Confidentiality Agreement” has the meaning set forth in Section 5.2(b)(ii).

“Constituent Corporations” has the meaning set forth in the Preamble.

“Continuing Employees” means the employees of the Company and its Subsidiaries who are employed as of immediately prior to the Effective Time.

“Contract” means any written or oral binding contract, agreement, instrument, commitment or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

“Converted PCU” has the meaning set forth in Section 2.8(c)(i).

“Converted PSU” has the meaning set forth in Section 2.8(c)(ii).

“Converted RCU” has the meaning set forth in Section 2.8(c)(iii).

“Converted RSU” has the meaning set forth in Section 2.8(c)(iv).

“Copyrights” has the meaning set forth in the definition of Intellectual Property.

“COTS License” means any license for “shrink-wrap,” “click-through” or other “off-the-shelf” Software or for other Software that is commercially available to the public generally with annual license, maintenance, support and other fees of less than $200,000.

“D&O Insurance” has the meaning set forth in Section 5.7(b).

“Debt Commitment Letter” has the meaning set forth in Section 4.7(a).

“Debt Financing” has the meaning set forth in Section 4.7(a).

“Debt Financing Sources” means the investors or financial institutions named in the Debt Commitment Letter and their respective Affiliates and their respective Affiliates’ officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and representatives and their respective successors and assigns.

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 2.6(e).

“DTC” means The Depositary Trust Company.

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Annex A

“Effect” means any event, occurrence, fact, condition, change, development, circumstance, matter, state of facts, series of events, circumstance or effect.

“Effective Time” has the meaning set forth in Section 2.3.

“Encumbrance” means any, lien (statutory or other), pledge, charge, security interest, claim or other encumbrance (each of the foregoing a “Lien”), mortgage, deed of trust, title retention device (including the interest of a seller or lessor under any conditional sale agreement or capital lease, or any financing lease having substantially the same economic effect as any of the foregoing), collateral assignment, adverse claim, restriction or other encumbrance of any kind in respect of such asset, whether or not filed, recorded or perfected under applicable Law (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but other than restrictions under applicable securities Laws).

“Environmental Claim” has the meaning set forth in Section 3.12(a).

“Environmental Law” means any and all applicable Laws, or any other requirement of any Governmental Authority, relating to the protection of the environment, or the manufacture, processing, use, transport, treatment, storage, disposal, release or threatened release of petroleum products or any substance listed, classified or regulated as a Hazardous Material, or any similar term, under such Law or other requirement of Law or the remediation, reclamation or restoration of real property or that poses or could pose a threat or nuisance to health or the environment.

“Equity Commitment” has the meaning set forth in Section 4.7(a).

“Equity Commitment Letter” has the meaning set forth in Section 4.7(a).

“Equity Financing” has the meaning set forth in Section 4.7(a).

“Equity Financing Source” means the investor named in the Equity Commitment Letter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means any entity that has been or would be treated as a single employer with the Company or any of its Subsidiaries under Title IV of ERISA or Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Exchange Fund” has the meaning set forth in Section 2.7(a).

“Expense Reimbursement” has the meaning set forth in Section 7.3(b)(i).

“FCPA” has the meaning set forth in Section 3.10(d).

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Annex A

“Financing” has the meaning set forth in Section 4.7(a).

“Financing Agreements” has the meaning set forth in Section 4.7(a).

“Financing Failure Event” has the meaning set forth in Section 5.15(i).

“Financing Information” means (i) audited consolidated financial statements of the Company and its subsidiaries consisting of consolidated balance sheets as of the last date of each of the three fiscal years of the Company ended at least 60 days prior to the Closing Date and consolidated statements of income, comprehensive income, changes in stockholder’s equity, and cash flows for each of the three fiscal years of the Company ended at least 60 days prior to the Closing Date and (ii) unaudited condensed consolidated financial statements of the Company consisting of condensed consolidated balance sheets and condensed consolidated statement of comprehensive income and condensed consolidated statement of cash flows as of the last day of and for the most recently completed fiscal quarter ended at least 40 days before the Closing Date, other than with respect to any quarter-end that is also a fiscal year-end.

“Financing Sources” means the Debt Financing Sources, the Equity Financing Source and the Guarantor.

“Foreign Company Plans” has the meaning set forth in Section 3.15(a).

“Full Year Bonus” has the meaning set forth in Section 5.10(b).

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any national, supranational, federal, state, county, local or municipal government or any court or tribunal, regulatory or administrative agency, board or commission, arbitrator, arbitration tribunal or other governmental authority or instrumentality, in each case domestic or foreign.

“Governmental Permit” means any consent, franchise, approval, registration, variance, license, permit, grant, certificate, registration or other authorization or approval of a Governmental Authority or pursuant to any Law.

“Guarantor” means the investor named in the Guaranty.

“Guarantor Balance Sheet” has the meaning set forth in Section 4.7(g).

“Guaranty” has the meaning set forth in Section 4.7(a).

“Hazardous Materials” means (i) any petroleum, hazardous or toxic petroleum-derived substance or petroleum product, flammable or explosive material, radioactive materials, asbestos in any form that is or is reasonably likely to become friable, urea formaldehyde foam insulation, or polychlorinated biphenyls (PCBs); or (ii) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under any Laws.

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Incentive Plans” means the Company Incentive Plan, the Company Stock Compensation Plan for Non-Employee Directors and the Company Long-Term Cash Unit Program.

“Indebtedness” means, as to a Person (which term shall include any of its Subsidiaries for purposes of this definition of Indebtedness), (a) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (i) indebtedness, whether or not contingent, for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments for the payment of which such Person is liable, (iii) obligations for the deferred purchase price of property or services, including any earn-out (whether or not contingent), (iv) indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (vi) all loans to such Person by any of its suppliers, (b) all obligations or liabilities of such Person (whether or not contingent) under or in connection with letters of credit or bankers’ acceptances or similar items, (c) that portion of obligations with respect to capital leases that is properly classified as a long term liability on a balance sheet in conformity with GAAP, (d) all obligations of such Person under interest rate or currency swap transactions, (e) all obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above and (f) all obligations of the type referred to in clauses (a) through (e) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance on any property or asset of such Person (whether or not such obligation is assumed by the Person or any of its Subsidiaries). Notwithstanding the foregoing, in no event shall any agreement entered into by the Company or any of its Affiliates in the ordinary course of the Art Business consistent with past practice be deemed to constitute “Indebtedness”.

“Indemnified Parties” has the meaning set forth in Section 5.7(a).

“Insurance Policies” has the meaning set forth in Section 3.18.

“Intellectual Property” means any and all of the following, and rights in, arising out of, or associated therewith, throughout the world: (a) patents and applications therefor (including divisionals, continuations, continuations-in-part, reissues, renewals, extensions, re-examinations and other related rights) and equivalents thereof throughout the world, (b) trade secrets, know-how, show-how, confidential or proprietary business or technical information, including processes, methodologies, research and development information, methods, formulations, ideas, developments, drawings, specifications, designs, algorithms, plans, proposals, reports, test information, financial, marketing, business and technical data and information, customer, distributor, end user and supplier lists (including Personal Data), prospect lists, research records, market surveys and studies, projections, pricing

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information, analyses, computer programs, computer models, data, tools, inventions, discoveries, improvements, whether patentable or not or otherwise protectable (collectively, “Trade Secrets”), (c) trademarks, service marks, trade dress, trade names (including fictitious, assumed and d/b/a names), Internet domain names, URLs, social media usernames and account names, whether or not registered, including all goodwill associated therewith, and any and all common law rights, and registrations of the foregoing and applications therefor, and equivalents of the foregoing throughout the world, (d) copyrights (including copyrights in Software and all other works of authorship and all parts thereof, whether or not published), whether or not registered, and all rights to register and to obtain and all renewals, extensions, revivals and resuscitations thereof and registrations of the foregoing and applications therefor, and equivalents of the foregoing throughout the world (“Copyrights”), (e) all rights to industrial designs, design registrations and design registration applications (f) all rights in databases and data collections (including design databases, knowledge databases and customer databases), (g) moral rights, rights of attribution, and all other intellectual property rights, and all goodwill associated therewith, and whether or not subject to patent, copyright, trademark, design or other intellectual property registration or classification, now known or hereafter recognized in any jurisdiction worldwide, (h) all rights pertaining to the foregoing, including those arising under international treaties and convention rights, (i) all rights and powers to assert, defend and recover title to any of the foregoing, (j) all rights to assert, defend, sue, and recover damages for any past, present and future infringement, misuse, misappropriation, impairment, unauthorized use or other violation of any rights in or to any of the foregoing and (k) all administrative rights arising from the foregoing, including the right to prosecute applications and oppose, interfere with or challenge the applications of others, the rights to obtain renewals, continuations, divisions, and extensions of legal protection pertaining to any of the foregoing.

“Intervening Event” means any material event, fact, circumstance, development or occurrence that was not known nor reasonably foreseeable to the Company Board prior to execution of this Agreement (or, if known, the implications of which were not known to, or reasonably foreseeable by, the Company Board prior to execution of this Agreement) that first becomes known to the Company Board after execution of this Agreement and prior to the Company Stockholder Approval; provided, that in no event shall any of the following be taken into account in determining whether an Intervening Event has occurred: (a) the receipt, existence or terms of an Alternative Transaction Proposal or a Superior Proposal or any inquiry, indication of interest, proposal, offer or communication relating thereto (or that could reasonably be expected to lead to an Alternative Transaction Proposal or a Superior Proposal), or any matter relating thereto or consequence thereof, (b) any changes in the market price or trading volume of any of the Company’s securities, or the fact that the Company meets, exceeds or fails to meet internal or published projections, forecasts or revenue or earnings predictions for any period constitute an Intervening Event, except that the underlying cause or causes of such change or fact may be taken into account for purposes of determining whether an Intervening Event has occurred, (c) (i) the public announcement or pendency of this Agreement or the Transactions, (ii) any actions required to be taken or to be refrained from being taken pursuant to this Agreement, or (iii) any material breach of this Agreement by the Company, or (d) any event, fact, circumstance, development or occurrence that has had or would reasonably be expected to have an adverse effect on the business or financial condition of Parent or Merger Sub.

“IRS” means the Internal Revenue Service.

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“IT Assets” means any and all computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, networks, data communications lines and all other information technology equipment, and all associated documentation owned by, or licensed or leased to, the Company or its Subsidiaries (excluding, in each case, any public networks).

“Knowledge of Parent” means the actual knowledge of Jean-Luc Berrebi.

“Knowledge of the Company” shall mean the actual knowledge of the officers listed in Section 1.1 (Company Officers) of the Company Disclosure Letter.

“Law” means all foreign, federal, state, local or municipal laws, statutes, ordinances, regulations and rules of any Governmental Authority, and all Orders.

“Leased Real Property” has the meaning set forth in Section 3.11(b).

“Letter of Transmittal” has the meaning set forth in Section 2.7(b).

“Liabilities” means any and all debts, liabilities, commitments and other obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown, asserted or unasserted, direct or indirect, due or to become due, determined, determinable or otherwise, whenever or however arising and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto, including those arising under any Law, Action or Order and those arising under any Contract.

“Lien” has the meaning set forth in the definition of “Encumbrance”.

“Marketing Period” shall mean the first period of 15 consecutive Business Days throughout and at the end of which Parent shall have Financing Information that is Compliant, provided that

(a) the Marketing Period shall not commence prior to the Business Day following the day on which the Company delivers to Merger Sub and Parent a notice (the “Notice of Intent to Close”) stating the Company’s good faith belief that (A) the Closing Date will occur 20 to 30 Business Days from the date of such Notice of Intent to Close (regardless of whether such date is ultimately the Closing Date), and (B) it has provided the Financing Information (in which case the requirement to deliver the Financing Information shall be deemed satisfied as of such date, unless Parent in good faith reasonably believes the Company has not completed the delivery of the Financing Information and, within three (3) Business Days after the receipt of the Notice of Intent to Close, delivers a written notice to the Company to that effect, stating with reasonable specificity which portion of the Financing Information the Company has not delivered);

(b) November 29, 2019 will not be a Business Day for purposes of the Marketing Period;

(c) if the Marketing Period has not ended on or prior to August 16, 2019, the Marketing Period shall not commence earlier than September 3, 2019; and

(d) the Marketing Period shall be deemed to end on any earlier date on which the Debt Financing is consummated.

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“Material Interim Contract” means (a) any Contract that is either a Company Material Contract or, if entered into prior to the date of this Agreement, would have been a Company Material Contract, and (b) any of the following Company Contracts:

(i) other than any Contract entered into in the ordinary course of the Art Business consistent with past practice, any joint venture, partnership or limited liability company agreements or other similar agreements or arrangements relating to the formation, creation, operation, management or control of, or investment by the Company or any of its Subsidiaries in, any joint venture, partnership or limited liability company, other than any such agreements or arrangements solely between or among the Company and/or its wholly owned Subsidiaries;

(ii) any Contract that, as its primary purpose, (A) grants to the Company or any of its Subsidiaries any right to use, exploit or practice any Intellectual Property (except for COTS Licenses) that by its terms calls for payments to or by the Company or any of its Subsidiaries in excess of $1,000,000 or (B) provides for the development, modification, design, invention, production, acquisition, purchase, formulation or creation of any Intellectual Property, providing for payments in excess of $500,000;

(iii) any Contract that grants to any Person (other than the Company or any of its wholly owned Subsidiaries) any right to use, exploit or practice any Owned Intellectual Property and involves annual aggregate consideration in excess of $3,000,000, other than non-exclusive licenses of Owned Intellectual Property;

(iv) other than any Contract entered into in the ordinary course of the Art Business consistent with past practice, any Contract (excluding any Company Plans to the extent addressed in Section 5.1(h)) that (x) if entered into in the ordinary course of business consistent with past practice, by its terms calls for aggregate payments to or by the Company or any of its Subsidiaries in excess of $1,000,000 in any fiscal year or $3,000,000 over the term of such Contract or (y) otherwise, by its terms calls for aggregate payments to or by the Company or any of its Subsidiaries in excess of $1,000,000; or

(v) any Contract with any agent, distributor or sales representative (A) involving annual aggregate consideration in excess of $3,000,000 or (B) that is not terminable on thirty (30) days’ or less notice without penalty or payment of any termination fee.

“Maximum Premium” has the meaning set forth in Section 5.7(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Common Stock” means the common stock, par value $0.01 per share, of Merger Sub.

“MEWA” has the meaning set forth in Section 3.15(a).

“Non-DTC Book-Entry Shares” means Book-Entry Shares not held through DTC.

“Non-Owned Intellectual Property” means all Intellectual Property licensed or used by the Company or any of its Subsidiaries that is not Owned Intellectual Property.

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“NYSE” means the New York Stock Exchange.

“Order” means any judgment, order, writ, award, preliminary or permanent injunction or decree of any Governmental Authority.

“Other Interests” has the meaning set forth in Section 3.3(c).

“Outside Date” has the meaning set forth in Section 7.1(b)(i).

“Owned Intellectual Property” means all Intellectual Property that is owned or purported to be owned (in whole or in part) by the Company or any of its Subsidiaries.

“Owned Real Property” has the mean set forth in Section 3.11(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Material Adverse Effect” means any Effect that is, or is reasonably expected to, materially impair or materially delay the ability of Parent or Merger Sub to perform its respective obligations under this Agreement or to consummate the Merger and the other Transactions.

“Parent Non-Recourse Related Party” has the meaning set forth in Section 8.17.

“Parent Offer” has the meaning set forth in Section 5.2(e)(i).

“Parent Plans” has the meaning set forth in Section 5.10(c).

“Parent Termination Fee” has the meaning set forth in Section 7.3(c).

“Paying Agent” has the meaning set forth in Section 2.7(a).

“Per Share Merger Consideration” has the meaning set forth in the Section 2.6(c).

“Permitted Encumbrances” means: (a) statutory Encumbrances for Taxes or other charges by Governmental Authorities that are not yet due and payable, (b) deposits or pledges made in the ordinary course of business consistent with past practice in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Law, (c) Encumbrances in favor of landlords, carriers, warehousemen, mechanics and materialmen and other like Encumbrances incurred in the ordinary course of business consistent with past practice, (d) Encumbrances under Indebtedness of the Company set forth on Section 1.1 (Permitted Encumbrances) of the Company Disclosure Letter, (e) Encumbrances arising in the ordinary course of the Art Business consistent with past practice and (f) other Encumbrances (other than Encumbrances under or securing Indebtedness) that do not, individually or in the aggregate, detract in any material respect from or interfere with the value, marketability or use of the asset subject thereto; provided, however, that in case of clauses (a) through (e) appropriate reserves have been made in accordance with GAAP to the extent required.

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“Person” means any individual, corporation, company, limited liability company, general or limited partnership, trust, estate, proprietorship, joint venture, association, organization, entity or Governmental Authority.

“Personal Data” means any information (including a person’s name, street address, telephone number, e-mail address, portrait, social security number, tax identification number, driver’s license number, passport number, payment card number, bank account information and other financial information, customer or account numbers, account access codes and passwords, medical records, Internet Protocol address, geographic location, family members, browsing history, persistent identifier and demographic data ) which, whether alone or in combination with other information, identifies or relates to an identified natural person.

“Pre-Closing Bonus” has the meaning set forth in Section 5.10(b).

“Proxy Statement” has the meaning set forth in Section 5.3(a)(i).

“Qualifying Termination” means the termination of employment of a holder of a Company Equity Award (i) by the Surviving Corporation or any of its Subsidiaries or by Parent or any of its Affiliates, as applicable, without Cause (as such term is defined in the applicable Incentive Plan and corresponding award agreement) or (ii) by the Continuing Employee for Good Reason (as such term is defined in the applicable Incentive Plan and corresponding award agreement), in each case, during the 24-month period following the Closing Date.

“Real Property Leases” has the meaning set forth in Section 3.11(b).

“Registered Owned Intellectual Property” means Owned Intellectual Property issued by, registered, recorded or filed with, renewed by or the subject of a pending application before any Governmental Authority or Internet domain name registrar.

“Regulations” means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code.

“Related Party Contract” means any Company Contract (other than Contracts with respect to purchases, sales and consignments (and guarantees with respect to the foregoing) in the ordinary course of the Art Business consistent with past practice) between the Company or any of its Subsidiaries (or by which the Company or any of its Subsidiaries (or any property or asset thereof) is bound), on the one hand, and any one or more of the Company’s Affiliates or any of the Company’s or any of its Subsidiaries’ officers or directors (or any of their respective family members) or any stockholder of the Company who, to the Knowledge of the Company, owns five percent (5%) or more of any class or series of the Company’s capital stock, on the other hand, other than any such Contract solely between or among the Company and/or its wholly owned Subsidiaries.

“Release” means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials into the environment.

“Representatives” means, with respect to Parent, the Company or any of their respective Subsidiaries, all financial advisors, legal counsel, financing sources, accountants or other advisors, agents or representatives.

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“Restrictive Contract” means any Company Contract that (a) restrains, limits or impedes the Company’s or any of its Subsidiaries’ (or will, after the Effective Time, restrain, limit or impede Parent’s or any of its Affiliates’, including the Surviving Corporation’s or any of its Subsidiaries’) ability to compete with any business or Person, or conduct any business or line of business at any time, in any manner or at any place in the world, or the expansion thereof to other geographical areas or lines of business (other than any Company Contract entered into in the ordinary course of the Art Business consistent with past practice relating to the consignment and sale of an individual piece or group of artwork(s)), (b) except for customary standstills included in confidentiality agreements in connection with the prospective or actual acquisition of another business, contains a standstill or similar agreement pursuant to which the Company or any of its Affiliates has agreed (or is subject to any agreement) not to acquire assets or securities of a third party, (c) except for such provisions included in confidentiality, vendor and consulting agreements entered into in the ordinary course of business consistent with past practice, contains any “nonsolicitation”, “no hire” or similar provision which restricts the Company or any of its Affiliates in soliciting, hiring, engaging, retaining or employing the current or former employees of any third party or (d) except for Company Contracts entered into in the ordinary course of business consistent with past practice involving consideration reasonably anticipated to aggregate to less than $3,000,000 over the complete term of the Contract, obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any Person other than the Company or any of its Subsidiaries.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.6(c).

“SEC” means the Securities and Exchange Commission.

“Section 721” has the meaning set forth in Section 3.5(a).

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

“Share” has the meaning set forth in Section 2.6(c).

“Software” means all computer programs, code, and related documentation and materials (including Internet Web sites and Intranet sites), including programs, tools, operating system programs, application software, system software, databases, firmware and middleware, including the source and object code versions thereof, in any and all forms and media, and all documentation, user manuals, training materials and development materials related to the foregoing, and any derivations, updates, enhancements and customization of any of the foregoing, together with all processes, technical data, build scripts, test scripts, algorithms, APIs, subroutines, techniques, operating procedures, screens, user interfaces, report formats, development tools, templates, menus, buttons, icons and user interfaces relating to any of the foregoing.

“Solvent” has the meaning set forth in Section 4.8.

“Subsidiary” means, with respect to any Person, any corporation, general or limited partnership, limited liability company, joint venture or other entity in which such Person, directly or indirectly, (a) owns or controls more than fifty percent (50%) of the outstanding voting securities, profits interest or

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capital interest, (b) is entitled to elect at least a majority of the board of directors or similar governing body or (c) in the case of a limited partnership, limited liability company or similar entity, is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively.

“Superior Proposal” means a bona fide written Alternative Transaction Proposal which the Company Board determines in good faith (after consultation with its outside legal counsel and independent financial advisor), taking into account all legal, financial, regulatory (including the likelihood of timely receipt of CFIUS Approval), financing (including funding logistics), conditionality (including any due diligence or consent-related condition), timing and other aspects of such Alternative Transaction Proposal (including all details relating to the Person or group of Persons making the proposal) and this Agreement (including any revisions of the terms of this Agreement proposed by Parent in response to such Alternative Transaction Proposal or otherwise), is reasonably likely to be consummated on the terms proposed and, if consummated, would result in a transaction more favorable to the Company’s stockholders than the Merger; provided, however, that for purposes of this definition of “Superior Proposal,” the term “Alternative Transaction Proposal” shall have the meaning assigned to such term in this Agreement, except that the applicable percentages in the definition of “Alternative Transaction” as used in the definition of “Alternative Transaction Proposal” shall be eighty percent (80%) rather than ten percent (10%).

“Superior Proposal Agreement” has the meaning set forth in Section 5.2(e).

“Support Agreements” has the meaning set forth in the Recitals.

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Surviving Corporation Shares” has the meaning set forth in Section 2.6(a).

“Tail Coverage” has the meaning set forth in Section 5.7(b).

“Tax” (and, with correlative meaning, “Taxes”) means (a) any net income, branch profits, value-added, alternative or add-on minimum tax (including any tax under Section 59A of the Code), estimated, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, escheat, unclaimed property, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, including as a result of being or having been a member of a consolidated, affiliated, aggregate, unitary or combined group, and (b) all interest, penalties, fines, additions to Tax, deficiency assessments or additional amounts imposed by any Tax Authority or other Governmental Authority in connection with any item described in clause (a).

“Tax Authority” means any Governmental Authority charged with the administration of any Tax Law.

“Tax Law” means any applicable Law relating to Taxes.

“Tax Return” means any returns, documents, elections, information, disclosure, declarations, reports, estimates, claims for refund, information returns and statements in respect of any Taxes (including any schedules or attachments thereto or amendments thereof).

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“Top-up Bonus” has the meaning set forth in Section 5.10(b).

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Transactions” has the meaning set forth in the Recitals.

“Transfer Tax Filings” shall mean any federal, state, county, local, foreign and other sales, use, real property transfer, conveyance, documentary transfer, recording or other similar tax (but not including any Taxes based upon income or gain) filings imposed upon the sale, change of control of ownership, transfer or assignment of real property, shares or personal property or any interest therein or the recording thereof, and any penalty, addition to or interest with respect thereto.

“Union” means any labor union, labor organization, employee organization, works council or other collective group of employees which represents any group of employees of the Company or any of its Subsidiaries, or with which the Company or any of its Subsidiaries is otherwise required to negotiate or consult with respect to employment-related matters.

“Voting Company Debt” has the meaning set forth in Section 3.2(b).

“WARN Act” has the meaning set forth in Section 3.16(c).

Section 1.2 Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section or Exhibit, such reference is to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) references to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section, provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any Law shall be deemed to refer to such Law as amended as of such date;

(f) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(g) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

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(h) references to a Person are also to its successors and permitted assigns;

(i) references to monetary amounts are to the lawful currency of the United States;

(j) words importing the singular include the plural and vice versa and words importing gender include all genders;

(k) the word “or” is not exclusive;

(l) time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day; and

(m) references herein to the Company or any of its Subsidiaries shall be deemed to include any and all predecessors of the Company or such Subsidiary, as the case may be.

ARTICLE II

THE MERGER

Section 2.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement and the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and wholly-owned subsidiary of Parent, and the separate corporate existence of the Company with all its property, rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section 2.2. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.2 Charter and Bylaws.

(a) At the Effective Time, the Company Charter as in effect immediately prior to the Effective Time shall be amended and restated in its entirety to read as set forth in Exhibit A hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter further amended as provided therein or by applicable Law.

(b) The parties shall take all actions necessary so that the Company Bylaws as in effect immediately prior to the Effective Time shall be amended and restated in their entirety to read as set forth in Exhibit B hereto and, as so amended and restated, shall be the Bylaws of the Surviving Corporation until thereafter further amended as provided therein or by applicable Law.

Section 2.3 Effective Time of the Merger. Subject to the provisions of this Agreement, immediately prior to the Closing, the parties shall file a Certificate of Merger with respect to the Merger as

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contemplated by Section 251 of the DGCL, together with any required related certificates, filings or recordings with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Company and Parent may agree upon and as is set forth in such Certificate of Merger in accordance with the DGCL. The time when the Merger becomes effective is hereinafter referred to as the “Effective Time”.

Section 2.4 Closing. Unless this Agreement shall have been terminated in accordance with Section 7.1, the closing of the Merger (the “Closing”) shall take place at the offices of Hughes Hubbard & Reed LLP, at 10.00 a.m. New York City time, One Battery Park Plaza, New York, NY 10004, as promptly as practicable (but in no event later than the fifth (5th) Business Day) after all of the conditions set forth in Article VI shall have been satisfied or waived by the party entitled to the benefit of the same (other than conditions which by their nature are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions in accordance with this Agreement), provided, however, that if the Marketing Period has not begun, or has begun but not ended, in either case, at the time of the satisfaction or waiver of the conditions set forth in Article VI (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), the Closing shall occur on the earlier to occur of (a) a date during the Marketing Period specified by Parent on no less than three (3) Business Days’ notice to the Company and (b) the third Business Day after the end of the Marketing Period (subject in each case to the satisfaction or waiver (by the party entitled to grant such waiver) of all the conditions set forth in Article VI for the Closing as of the date determined pursuant to this provision), or at such other place, time and date as agreed to by the parties in writing. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”.

Section 2.5 Directors and Officers of the Surviving Corporation. Immediately prior to the Closing, the Company shall deliver to Parent the resignation of each member of the Company Board in each case, effective as of the Closing. Parent shall take all actions necessary so that from and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or until the earlier of their death, resignation or removal in accordance with the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

Section 2.6 Effect on Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub, any Company Stockholder or the holders of any capital stock of Parent or Merger Sub:

(a) Common Stock of Merger Sub. Each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into ten thousand (10,000) validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation (the “Surviving Corporation Shares”).

(b) Cancellation of Certain Shares. Each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time and (i) held in the treasury of the Company or owned

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by any Subsidiary of the Company or (ii) owned by Parent, Merger Sub or any other Subsidiary or Affiliate of Parent, shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Except as otherwise provided in Section 2.6(b), Section 2.6(d) and Section 2.6(e), each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time (each, a “Share”) shall be converted into the right to receive $57.00 in cash, without interest (the “Per Share Merger Consideration”), payable to the holder in accordance with this Article II. From and after the Effective Time, all Shares converted into the right to receive the Per Share Merger Consideration pursuant to this Section 2.6(c) shall cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder (which holders shall include the trustees of the Company Retirement Savings Plan for the benefit of participants in the Company Retirement Savings Plan) of such Share(s) shall thereafter cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration in consideration for each such Share in accordance with this Article II upon compliance with the applicable procedures set forth in this Article II.

(d) Changes to Stock. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Company Common Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, split-up, exchange or readjustment of shares or any stock dividend thereon with a record date during such period, the Per Share Merger Consideration shall be equitably adjusted to reflect such change.

(e) Dissenting Shares; Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares (other than Shares cancelled in accordance with Section 2.6(b)) owned by holders who have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly exercised and perfected appraisal rights of such Shares pursuant to and in accordance with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, “Dissenting Shares”) shall not be converted into or represent the right to receive the Per Share Merger Consideration as provided in Section 2.6(c). Holders of Dissenting Shares shall be entitled to receive only the payment and rights granted by Section 262 of the DGCL. If, after the Effective Time, any such holder fails to properly perfect or otherwise effectively waives, withdraws or loses the right to appraisal under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 262 of the DGCL shall cease and such Dissenting Shares shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Per Share Merger Consideration for each Share formerly represented thereby, without interest and less any required Tax withholding as provided in Section 2.7(k), upon surrender of the Certificate representing such Shares, other reasonable steps with respect to Non-DTC Book-Entry Shares or delivery of an “agent’s message”, as applicable, in accordance with Section 2.7. The Company shall give Parent prompt written notice of any notice or demand for appraisal or payment for Shares received by the Company prior to the Effective Time, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and shall give Parent the opportunity to participate in any and all negotiations and Actions with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle, or settle, any such demands.

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Section 2.7 Exchange Procedure.

(a) Paying Agent. Prior to the Effective Time, Parent shall select an institution reasonably acceptable to the Company to act as agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) to receive payment of the aggregate Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant to this Article II. The Paying Agent agreement pursuant to which the Parent will appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make all payments in respect of Shares (other than Shares to be cancelled pursuant to Section 2.6(b) and the Dissenting Shares) pursuant to Section 2.6(c) (such cash being hereinafter referred to as the “Exchange Fund”) in trust for the benefit of the holders of the Shares. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that such investments (i) shall not relieve Parent from making any payments required by this Agreement, (ii) shall not have a maturity that is reasonably likely to prevent or delay any payments to be made pursuant to this Agreement, and (iii) shall be in short-term obligations of or guaranteed by the United States of America, in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing. Subject to Section 2.7(i), to the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all applicable times maintained at a level sufficient to make such cash payments, and Parent (and, following the Effective Time, the Surviving Corporation) shall in any event be liable for payment thereof. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable in respect of Shares under Section 2.6(c) shall be promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 2.7(a) shall not be used for any purpose other than as contemplated by this Section 2.7(a). Parent shall, or shall cause the Surviving Corporation to, pay all charges and expenses (other than Taxes and charges and expenses resulting from lost Certificates), including those of the Paying Agent, in connection with the exchange of Shares for the Per Share Merger Consideration.

(b) Transmittal Materials. Promptly after the Effective Time (and in any event no later than three (3) Business Days thereafter), Parent shall cause the Paying Agent to mail or otherwise provide to each holder of record of Shares that have been converted into a right to receive the Per Share Merger Consideration (i) transmittal materials in customary form (a “Letter of Transmittal”), specifying that delivery shall be effected, and risk of loss and title shall pass, with respect to non-certificated Shares held in book-entry form representing any such Shares (each a “Book-Entry Share”), only upon delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), and with respect to certificates (each a “Certificate”) formerly representing, immediately prior to the Effective Time, any such Shares, only upon

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delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.7(j)) to the Paying Agent, such Letter of Transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree and (ii) instructions for effecting the surrender of the Book-Entry Shares or Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.7(j)) to the Paying Agent.

(c) Certificates. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.7(j)) to the Paying Agent in accordance with the terms of the Letter of Transmittal and instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall instruct the Paying Agent to pay and deliver in exchange therefor as promptly as reasonably practicable, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.7(k)) equal to the product obtained by multiplying (i) the number of Shares previously represented by such Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.7(j)) by (ii) the Per Share Merger Consideration, and the Certificate of such holder so surrendered shall forthwith be cancelled.

(d) Non-DTC Book-Entry Shares. With respect to each Non-DTC Book-Entry Share, as promptly as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to deliver to each holder of record of a Non-DTC Book-Entry Share (i) a notice advising such holders of the effectiveness of the Merger and (ii) upon surrender to the Paying Agent of Non-DTC Book-Entry Shares by book-receipt of an “agent’s message” by the Paying Agent in accordance with the terms of the Letter of Transmittal and accompanying instructions, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.7(k)) equal to (A) the number of Non-DTC Book-Entry Shares held by such holder multiplied by (B) the Per Share Merger Consideration, and the Non-DTC Book-Entry Shares so surrendered shall forthwith be cancelled.

(e) Book-Entry Shares Held by DTC. With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, upon surrender of such Book-Entry Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Per Share Merger Consideration (after giving effect to any required Tax withholdings provided in Section 2.7(k)) for each such Book-Entry Share.

(f) Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the applicable Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, a check for any cash to be exchanged upon due surrender of the Certificate or Book-Entry Share may be issued to such transferee or other Person if the Certificate or Book-Entry Share formerly representing such Shares is presented to the Paying Agent accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.

(g) Until surrendered as contemplated by this Section 2.7, each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together with a letter of transmittal, duly completed and validly executed in accordance

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with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration as contemplated by this Article II. No interest shall be paid or accrued on any Per Share Merger Consideration payable to holders of Certificates or Book-Entry Shares. No dividends or other distributions with respect to the capital stock of Surviving Corporation shall be paid to the holders of any unsurrendered Certificate or Book Entry Shares.

(h) No Further Ownership Rights; Transfer Books. From and after the close of business on the day on which the Effective Time occurs, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer or any other reason (including, without limitation, with respect to any Dissenting Shares which cease to be Dissenting Shares in accordance with Section 2.6(e)), it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article II. The Per Share Merger Consideration paid upon the surrender of Certificates (or receipt by the Paying Agent of an “agent’s message”, in the case of Book-Entry Shares) in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares.

(i) Termination of Exchange Fund. Any portion of the Exchange Fund (including any interest received with respect thereto and the proceeds of any investments thereof) that remains unclaimed by the stockholders of the Company for one hundred and eighty days (180) days after the Effective Time shall be delivered to the Surviving Corporation or its designee(s). Any holder of Shares that have been converted into a right to receive the Per Share Merger Consideration who has not theretofore exchanged Shares for the Per Share Merger Consideration in accordance with this Article II shall thereafter be entitled to look to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.7(k)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates) or acceptable evidence of Book-Entry Shares, without any interest thereon in accordance with the provisions set forth in this Section 2.7, and Parent shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of their claim for the Per Share Merger Consideration payable upon due surrender of their Certificates or Book-Entry Share. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(j) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact, reasonably acceptable to Parent, by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in respect of such lost, stolen, or destroyed Certificate the amount equal to the Per Share Merger Consideration with respect to each share of Company Common Stock formerly represented by such lost, stolen or destroyed Certificate.

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(k) Withholding Rights. Each of Parent, the Surviving Corporation, the Paying Agent and any applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares or any holder of Company Equity Awards (or with respect to any other amounts payable pursuant to Section 2.6) pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any other provision of applicable United States federal, state, local or foreign Tax Law. To the extent that amounts are so withheld, as applicable, such withheld amounts shall be (i) remitted to the appropriate Tax Authority and (ii) treated for all purposes of this Agreement as having been paid to the holders of the Shares or holders of Company Equity Awards (or to the recipient of any other amount payable pursuant to Section 2.6) in respect of which such deduction and withholding was made.

Section 2.8 Treatment of Company Equity Awards.

(a) Company DSUs. Parent will not assume any Company DSUs. Each Company DSU that is outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding tax, equal to the product of (x) the total number of Shares underlying such Company DSUs and (y) the Per Share Merger Consideration (the “Company DSU Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to each holder of a Company DSU the Company DSU Consideration within ten (10) Business Days following the Effective Time.

(b) Company Share Price PSUs. Each Company PSU that is subject to performance conditions based on the price of a Share (a “Company Share Price PSU”) that is outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive an amount in cash, without interest and subject to any applicable withholding tax, equal to the product of (x) the total number of Shares earned in accordance with the terms and conditions set forth in the award agreement evidencing such Company Share Price PSU as reasonably determined by the compensation committee of the Company Board (the “Compensation Committee and (y) the Per Share Merger Consideration (the “Company Share Price PSU Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to each holder of a Company Share Price PSU the Company Share Price PSU Consideration within ten (10) Business Days following the Effective Time.

(c) Other Company Equity and Equity-Based Awards. Except as otherwise agreed by and between Parent and a holder of a Company Equity Award (other than a Company DSU, a Company Share Price PSU or a Company Equity Award that is subject to Section 409A of the Code) prior to the Effective Time:

(i) Company PCUs. As of the Effective Time, each Company PCU that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of such Company PCU, be canceled, extinguished and converted into an award (each, a “Converted PCU”) representing the right to receive from the Surviving Corporation an amount in cash, without interest and subject to any applicable withholding tax, equal in value to the product of (i) the Per Share Merger Consideration multiplied by (ii) the number of Shares represented by Company PCUs deemed earned as of immediately prior to the Effective Time. For purposes of clause (ii) of the immediately preceding sentence, the number of Company PCUs deemed earned as of immediately prior to the Effective Time shall be (x) 125% of target for Company PCUs with a performance

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period ending December 31, 2019, (y) 100% of target for Company PCUs with a performance period ending December 31, 2020 and (z) 100% of target for Company PCUs with a performance period ending December 31, 2021. Each Converted PCU shall (A) vest and settle on terms (including acceleration events but excluding any performance-based vesting conditions) as were applicable to the corresponding Company PCU immediately prior to the Effective Time and (B) vest in full to the extent the holder of a Converted PCU is subject to a Qualifying Termination, with such Converted PCU settled in cash as soon as practicable, but in no event later than ten (10) Business Days, following such Qualifying Termination, or such later time as required to comply with Section 409A of the Code.

(ii) Company PSUs. As of the Effective Time, each Company PSU other than a Company Share Price PSU that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of such Company PSU, be canceled, extinguished and converted into an award (each, a “Converted PSU”) representing the right to receive from the Surviving Corporation an amount in cash, without interest and subject to any applicable withholding tax, equal in value to the product of (i) the Per Share Merger Consideration multiplied by (ii) the number of Company PSUs deemed earned as of immediately prior to the Effective Time. For purposes of clause (ii) of the immediately preceding sentence, the number of Company PSUs deemed earned as of immediately prior to the Effective Time shall be (x) 125% of target for Company PSUs with a performance period ending December 31, 2019, (y) 100% of target for Company PSUs with a performance period ending December 31, 2020 and (z) 100% of target for Company PSUs with a performance period ending December 31, 2021. Each Converted PSU shall (A) vest and settle on terms (including acceleration events but excluding any performance-based vesting conditions) as were applicable to the corresponding Company PSU immediately prior to the Effective Time and (B) vest in full to the extent the holder of a Converted PSU is subject to a Qualifying Termination, with such Converted PSU settled in cash as soon as practicable, but in no event later than ten (10) Business Days, following such Qualifying Termination, or such later time as required to comply with Section 409A of the Code.

(iii) Company RCUs. As of the Effective Time, each Company RCU that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of such Company RCU, be canceled, extinguished and converted into an award (each, a “Converted RCU”) representing the right to receive from the Surviving Corporation an amount in cash, without interest and subject to any applicable withholding tax, equal to the product of (i) the Per Share Merger Consideration multiplied by (ii) the number of shares represented by outstanding Company RCUs as of immediately prior to the Effective Time. Each Converted RCU shall (A) vest and settle on terms (including acceleration events) as were applicable to the corresponding Company RCU immediately prior to the Effective Time and (B) vest in full to the extent the holder of a Converted RCU is subject to a Qualifying Termination, with such Converted RCU settled in cash as soon as practicable, but in no event later than ten (10) Business Days, following such Qualifying Termination, or such later time as required to comply with Section 409A of the Code.

(iv) Company RSUs. As of the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action by Parent, Merger Sub, the Company or the holder of such Company RSU, be canceled, extinguished and converted into an award (each, a “Converted RSU”) representing the right to receive from the Surviving Corporation an amount in cash, without interest, and subject to any applicable withholding tax, equal to the product

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of (i) the Per Share Merger Consideration multiplied by (ii) the total number of Shares underlying such Company RSU as of immediately prior to the Effective Time. Each Converted RSU shall (A) vest and settle on terms (including acceleration events) as were applicable to the corresponding Company RSU immediately prior to the Effective Time and (B) vest in full to the extent the holder of a Converted RSU is subject to a Qualifying Termination, with such Converted RSU settled in cash as soon as practicable, but in no event later than ten (10) Business Days, following such Qualifying Termination, or such later time as required to comply with Section 409A of the Code.

(d) Company Equity Payments. Each payment to be made in respect of Company Equity Awards pursuant to the terms and conditions of this Section 2.8 shall be made in full, free and clear of any deduction (other than deductions required for applicable withholding tax or as otherwise required by Law), offset, defense, claim or counterclaim, and, without any right to clawback, recapture or similar recoupment by Parent or the Surviving Corporation. The provisions of this Section 2.8 are intended to benefit, and confer rights and remedies upon, the holders of the Company Equity Awards in accordance with Section 8.4.

(e) Corporate Actions. At or prior to the Closing, the Company, the Company Board or Compensation Committee, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of this Section 2.8 and provide Parent a true, correct and complete copy of any such resolutions or actions. The Company shall take all actions necessary to ensure that, from and after the Effective Time, neither Parent nor the Surviving Corporation will be required to deliver Shares, Surviving Corporation Shares or other capital stock of the Company to any Person pursuant to or in settlement of any Company Equity Award.

(f) For the avoidance of doubt, (i) nothing in this Section 2.8 shall be deemed to prohibit the settlement or vesting, as applicable, prior to the Closing, of any Company Equity Award in accordance with the Incentive Plans and award agreements thereunder in effect as of the date of this Agreement, and (ii) prior to the Closing, the Incentive Plans and Company Equity Awards shall continue to be subject in all respects to the terms and conditions of the applicable Incentive Plan and the award agreements governing the applicable Company Equity Award as in effect on the date of this Agreement, without giving effect to the transactions contemplated herein.

Section 2.9 Further Assurances. If, at any time before or after the Effective Time, the Company or Parent reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then the Company, Parent, the Surviving Corporation and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the Company SEC Documents filed prior to the date of this Agreement (without giving effect to any amendment or supplement to any such Company SEC Documents filed on or after the date of this Agreement, and excluding “risk factors” sections or any language in the Company SEC Documents that is predictive or forward-looking or that is not factual information but merely cautionary language), but only to the extent the relevance of a disclosure or statement therein to a section of this Article III is reasonably apparent on its face without independent inquiry (provided, that in no event shall any disclosure in the Company SEC Documents qualify or limit the representations and warranties in Sections 3.2, 3.3(b), 3.3(c), 3.4, or 3.5(a) of this Agreement), or (b) as set forth in the Disclosure Letter delivered by the Company to Parent in connection with this Agreement (the “Company Disclosure Letter”) (it being agreed that any disclosure in the Company Disclosure Letter with respect to any particular representation or warranty shall also be deemed a disclosure with respect to any other representation or warranty to the extent the relevance of a disclosure or statement therein to a section of this Article III is reasonably apparent on its face without independent inquiry), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1 Organization; Standing and Power. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties, to hold its assets and to carry on its business as currently conducted and (c) is duly qualified or licensed to do business as a foreign corporation, and is in good standing (with respect to jurisdictions which recognize such concept), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in each case as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has made available to Parent, prior to the date of this Agreement, a true, correct and complete copy of the Company Charter and Company Bylaws in effect as of the date of this Agreement. No corporate action has been taken with respect to any amendment to the Company Charter or the Company Bylaws (except for any such amendments that have become effective prior to the date of this Agreement and are reflected in the copies of the Company Charter and the Company Bylaws described in the preceding sentence) and no such corporate action is currently under discussion by the Company Board.

Section 3.2 Capitalization of the Company.

(a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock and (ii) 50,000,000 shares of Company Preferred Stock. As of the close of business on June 10, 2019 (A) 46,612,805 shares of Company Common Stock were issued and outstanding, (B) 25,027,989 shares of Company Common Stock were held in treasury by the Company and its Subsidiaries and (C) no shares of Company Preferred Stock were issued or outstanding. Other than 6,683,698 shares of Company Common Stock reserved for issuance under the Company’s 2018 Equity Incentive Plan, 940,182 shares of Company Common Stock reserved for issuance under the Company’s Fourth Amended and Restated Restricted Stock Unit Plan and 272,552 shares of Company Common Stock reserved for issuance under the Company Stock Compensation Plan for Non-Employee Directors, the Company has no shares of Company Common Stock or Company Preferred Stock reserved for issuance. As of the close of

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business on June 10, 2019, (i) 203,149 shares of Company Common Stock were subject to outstanding Company DSUs, (ii) 928,613 shares of Company Common Stock were subject to outstanding Company PSUs (assuming achievement of applicable performance goals at target value), (iii) 807,417 shares of Company Common Stock were subject to outstanding Company RSUs, (iv) 15,990 Company PCUs were outstanding (assuming achievement of applicable performance goals at target value) and (v) 52,842 Company RCUs were outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable securities Laws. No shares of capital stock of the Company are owned by any Subsidiary of the Company.

(b) There are no preemptive or similar rights granted by the Company or any Subsidiary of the Company to any holders of any class or series of securities of the Company or any Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exchangeable or exercisable for securities having the right to vote) with the Company Stockholders or any such Subsidiary on any matter (“Voting Company Debt”). Except as listed on Section 3.2(b) of the Company Disclosure Letter, and except for the issuance of Company Common Stock issuable pursuant to Company Equity Awards issued under the Incentive Plans and outstanding on the date of this Agreement and which are disclosed on Section 3.2(c) of the Company Disclosure Letter, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, restricted stock units, restricted stock, stock-based performance units, commitments, contracts, arrangements, understandings, or undertakings of any kind to which the Company or any of the Subsidiaries of the Company is a party or by which any of them is bound (i) obligating the Company or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity interest in, the Company, any of its Subsidiaries or any Voting Company Debt, (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of, or other equity interests in, the Company or any of its Subsidiaries. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Subsidiaries of the Company. There are no proxies, voting trusts or other agreements or understandings to which the Company or any of the Subsidiaries of the Company is a party or is bound with respect to the voting of or giving consent by the capital stock of, or other equity interests in, the Company or any of its Subsidiaries. The Company is not a party to any “poison pill” rights plan relating to any shares of capital stock of the Company.

(c) Section 3.2(c) of the Company Disclosure Letter sets forth true, correct and complete information with respect to each outstanding award under any of the Incentive Plans as follows: (i) with respect to Company PSUs and Company RSUs, the holder’s name, the type of Company Equity Award, the number of Shares subject to such award and the estimated value of such holder’s award as of the close of business on June 12, 2019 based on the Per Share Merger Consideration and in the case of Company PSUs, assuming achievement of applicable performance goals at target value; (ii) with respect to Company PCUs and Company RCUs, the holder’s name, job level, type of Company Equity Award and the

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number of Shares represented by such award as of June 12, 2019; and (iii) with respect to Company DSUs, such holder’s name and the number of Shares subject to such holder’s award as of June 16, 2019. Each Company Equity Award was granted in accordance with all applicable Laws and the terms of the Incentive Plan applicable thereto.

(d) The Company has made available to Parent true, correct and complete copies of each Incentive Plan and each form of award agreement used under such plans and any variations to such forms.

Section 3.3 Subsidiaries.

(a) Each Subsidiary of the Company (i) is a corporation or other entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of its jurisdiction of incorporation or organization, (ii) has all power and authority to own, hold, lease and operate its properties and assets and to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in the case of clauses (i), (ii) and (iii) collectively as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, all of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all applicable Laws. All of the outstanding capital stock or securities of, or other equity interests in, each of the Subsidiaries of the Company, is owned, directly or indirectly, by the Company, and is owned free and clear of any Encumbrance and free of any other limitation or restriction, other than restrictions imposed under federal, state or foreign securities Laws, corporate Laws or such Subsidiary’s organizational documents. There are no restrictions with respect to the Company (or any Subsidiary of the Company, as applicable) voting the capital stock of, or any other equity interests in, any of its Subsidiaries.

(c) Section 3.3(c) of the Company Disclosure Letter sets forth a true, correct and complete list of all capital stock of, or other equity interests in, any corporation, partnership, joint venture, trust or other Person in which the Company has made an equity investment in excess of $3,000,000, which capital stock or other equity interests is owned or controlled, directly or indirectly, by the Company (other than capital stock of, or other equity interests in, its Subsidiaries) (collectively, the “Other Interests”). All Other Interests are fully paid and nonassessable and are owned, directly or indirectly, by the Company free and clear of any Encumbrance and free of any other limitation or restriction, other than restrictions imposed under federal, state or foreign securities Laws, corporate Laws or such Person’s organizational documents. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no restrictions with respect to the Company (or any Subsidiary of the Company, as applicable) voting any of the Other Interests.

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Section 3.4 Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and the other Transactions have been duly and validly authorized by all necessary action on the part of the Company and no other proceedings on the part of the Company or its stockholders are necessary to authorize the execution and delivery of this Agreement or the consummation of the Merger and the other Transactions, other than, as of the date of this Agreement with respect to the Merger, (i) the adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon voting together as a single class (the “Company Stockholder Approval”) and (ii) the filing of the Certificate of Merger as required by the DGCL. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, regardless of whether enforcement is sought in a proceeding at equity or law (the “Bankruptcy and Equity Exception”).

(b) The Company Board has adopted resolutions, prior to the execution of this Agreement, (i) determining that this Agreement, the Merger and the other Transactions are advisable to, and in the best interests of, the Company and its stockholders, (ii) approving and declaring advisable this Agreement and the execution, delivery and performance of this Agreement and the consummation of the Merger and the other Transactions, (iii) approving the Support Agreements, (iv) resolving to recommend that the Company Stockholders adopt this Agreement and (v) directing that this Agreement be submitted to the Company Stockholders for their adoption, which resolutions have not been subsequently withdrawn or modified in any respect in violation of the provisions of this Agreement.

(c) The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock or other securities of the Company necessary to adopt this Agreement and to consummate the Merger and the other Transactions under the applicable Laws of the State of Delaware, including the DGCL.

Section 3.5 Consents and Approvals; No Violations.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions contemplated by this Agreement do not and will not require, on the part of the Company, any filing or registration with, notification to, or obtaining any authorization, permit, license, declaration, Order, consent or approval of, or other action by or in respect of, any Governmental Authority or the NYSE other than (i) as may be required by the HSR Act, (ii) the filing with the SEC of (A) the Proxy Statement and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) the filing of a joint voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”), pursuant to Section 721 of Title VII of the Defense Production Act of 1950, as amended (codified at 50 U.S.C. § 4565), and in regulations issued pursuant thereto, codified at 31 C.F.R.

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Parts 800 and 801, as amended (“Section 721”), in accordance with the requirements of Section 721, (iv) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under (A) applicable U.S. federal and state or foreign securities Laws or the applicable requirements of the NYSE or (B) antitrust or competition Laws, in the case of clause (B) as set forth on Section 3.5(a) of the Company Disclosure Letter, (v) the filing of the Certificate of Merger or any other documents as required by the DGCL and (vi) any Transfer Tax Filings as may be required by Law.

(b) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions do not and will not (i) conflict with or violate any provision of the Company Charter or Company Bylaws or similar organizational documents of any of its Subsidiaries, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.5(a) have been obtained and all filings and other obligations described in Section 3.5(a) have been made, and assuming that the Company Stockholder Approval has been obtained prior to the Effective Time, conflict with or violate, in any respect, any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, (iii) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any Company Contract (other than any Company Plans, to the extent addressed in Section 3.15(h)), or (iv) result in the creation of an Encumbrance (except for Permitted Encumbrances) on any property or asset of the Company or any of its Subsidiaries except, with respect to clauses (ii), (iii) and (iv), for such conflicts, violations, triggering of payments, Encumbrances, filings, notices, permits, authorizations, consents, approvals, terminations, amendments, accelerations, cancellations, breaches, defaults, losses of benefits or rights which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

Section 3.6 SEC Reports and Financial Statements.

(a) The Company has timely filed with, or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents required to be filed by the Company since January 1, 2017 (together with all exhibits and schedules thereto and all information incorporated therein by reference, the “Company SEC Documents”). As of their respective dates, or if amended prior to the date of this Agreement, as of the date of the last such amendment, the Company SEC Documents (i) were (or, with respect to any Company SEC Document filed after the date of this Agreement, will be) prepared in accordance and complied in all material respects with the requirements of the Securities Act and the Exchange Act (to the extent then applicable) and (ii) did not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were (or will be, as the case may be) made, not misleading.

(b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained or incorporated by reference in the Company SEC Documents (the “Company

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Financial Statements”), (i) complied, in all material respects, as of their respective dates of filing with the SEC, with the published rules and regulations of the SEC with respect thereto, (ii) was prepared, in all material respects, in accordance with GAAP applied on a consistent basis during the periods indicated (except, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly present in all material respects and in accordance with GAAP applied on a consistent basis the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of the Company’s and its Subsidiaries’ operations and cash flows for the periods indicated (except that the unaudited interim financial statements are subject to normal and recurring year-end and quarter-end adjustments, which are not in the aggregate material). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all accounts receivable reflected in the Company Financial Statements have arisen from bona fide transactions in the ordinary course of business and have been recorded in accordance with GAAP applied on a consistent basis. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the inventory reflected in the Company Financial Statements is valued on a specific identification basis at the lower of cost or the Company’s estimate of realizable value (i.e., the expected sale price upon disposition) consistent with past practice.

(c) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations promulgated thereunder. The Company maintains, and has maintained since January 1, 2017, disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The management of the Company completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2018, and such assessment concluded that as of December 31, 2018 such controls were effective. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the Audit Committee of the Company Board (x) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial data and have identified to such auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting; and the Company has provided to Parent prior to the date of this Agreement true, correct and complete copies of any such disclosures made from January 1, 2016 to the date of this Agreement. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, in the event that any such

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material weakness or fraud was identified, each of the Company and its Subsidiaries has addressed and resolved any such material weakness or fraud.

(d) Except for matters resolved prior to the date of this Agreement, since January 1, 2016, (i) none of the Company or any of its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, officers, employees, auditors, accountants or other Representatives has received written or, to the Knowledge of the Company, oral notice of any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company, its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to the chief executive officer or general counsel of the Company pursuant to the Company’s policies adopted in accordance with Section 307 of the Sarbanes Oxley Act and the rules and regulations of the SEC promulgated thereunder.

(e) None of the Company SEC Documents filed on or prior to the date of this Agreement is, to the Knowledge of the Company, subject to ongoing SEC review, including outstanding or unresolved comments in comment letters received by the Company from the SEC staff.

(f) Neither the Company nor any Subsidiary of the Company has listed any of its securities on any stock exchange in any jurisdiction, other than the shares of Company Common Stock listed by the Company on the NYSE.

(g) No Subsidiary of the Company is separately subject to the periodic reporting requirements of the Exchange Act.

Section 3.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any accrued, contingent or other Liabilities, whether matured or unmatured, and there is no existing condition, situation or set of circumstances which is reasonably expected to result in any such Liabilities other than those which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, except (a) as reflected or reserved against in the balance sheet of the Company dated March 31, 2019 included in the Form 10-Q filed by the Company with the SEC on May 2, 2019 (the “Company Balance Sheet”) (or described in the notes thereto), (b) current Liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, and (c) Liabilities arising under the terms of (but not from any breach of default under) any Company Contract that is either (x) disclosed in the Company Disclosure Letter or (y) not required to be so disclosed by the terms of this Agreement, and including any such Company Contract that is entered into after the date of this Agreement, as long as entering into such Company Contract does not violate any provision of this Agreement. There are no material off-balance sheet arrangements to which the Company or any of its Subsidiaries is a party that have not been disclosed in the Company SEC Documents.

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Section 3.8 Absence of Certain Changes. Since the date of the Company Balance Sheet and prior to the date of this Agreement, (a) there has been no Effect which, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect and (b) the Company and its Subsidiaries have conducted their businesses in the ordinary course of business consistent with past practice. Since the date of the Company Balance Sheet through the date of this Agreement, there has not been any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would have constituted a breach of Section 5.1(a), (b), (e), (m) or (n).

Section 3.9 Litigation. There is no Action pending or, to the Knowledge of the Company threatened, against the Company or any of its Subsidiaries or any of its or their respective properties or assets or any of its or their respective officers or directors (in their capacity as officers or directors of the Company or its Subsidiaries) that, if adversely determined, individually or in the aggregate would require the Company to pay an amount in excess of $3,000,000. Neither the Company nor any of its Subsidiaries (or any of their respective assets or properties) is subject to or bound by any Order except as set forth on Section 3.9 of the Company Disclosure Letter and the Company and its Subsidiaries have complied, and are now in compliance with, all such Orders in all material respects.

Section 3.10 Compliance with Applicable Laws. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect:

(a) Since January 1, 2017, the Company and each of its Subsidiaries have complied, and are now in compliance, in each case, with all applicable Laws (including Environmental Laws). No investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries (or any of their respective assets or businesses) is pending or, to the Knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries has received notice of any violation of any Law.

(b) The Company and its Subsidiaries (i) hold all Governmental Permits necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties (including all Governmental Permits required under Environmental Laws) and (ii) are in compliance with all such Governmental Permits. All such Governmental Permits are in full force and effect and no Action is pending or, to the Knowledge of the Company, threatened, by any Governmental Authority seeking the revocation, limitation, suspension, withdrawal, modification or nonrenewal of any such Governmental Permit.

(c) The Company is not an “investment company” under the Investment Company Act of 1940.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or any of its Subsidiaries (or any director or executive officer of the Company or any of its Subsidiaries) or, to the Knowledge of the Company, any other officer, employee, agent or other Representative of the Company or any of its Subsidiaries has (i) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), (ii) taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA), (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (iv) used any corporate funds for any

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unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, and the Company has instituted and maintains policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption Laws.

Section 3.11 Real Property; Personal Property.

(a) Section 3.11(a) of the Company Disclosure Letter sets forth a complete and correct list as of the date of this Agreement of all real property owned by the Company or any of its Subsidiaries (collectively, the “Owned Real Property”) and, for each parcel of Owned Real Property, identifies the street address of such Owned Real Property. Except as would not be reasonably expected to be material to the Company and its Subsidiaries, taken as a whole the Company or one of its Subsidiaries, as applicable, has good and marketable fee simple title to the Owned Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances).

(b) Section 3.11(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property subject to leases, subleases and other occupancy arrangements to which the Company or any of its Subsidiaries is a party and each amendment thereto (the “Real Property Leases”). With respect to the real property that is leased by or subleased to the Company or any of its Subsidiaries and is material to the Company and its Subsidiaries, taken as a whole (the “Leased Real Property”), except as would not be material to the Company, the Company or the applicable Subsidiary has a good and valid leasehold interest in such Leased Real Property, free and clear of all Encumbrances (other than Permitted Encumbrances).

Section 3.12 Environmental Matters. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws and Governmental Permits required under Environmental Laws and to the Knowledge of the Company there has been and is no Release or presence of or exposure to Hazardous Material at, on, under or from any property currently or formerly owned, leased or operated by the Company or any of its Subsidiaries in violation of any Environmental Law, or that is reasonably anticipated to result in an Action arising under any Environmental Law (each such Action, an “Environmental Claim”) or any requirement for investigation or remediation.

(b) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries (i) owns or operates, or has owned or operated, any real property contaminated with any Hazardous Material in violation of any Environmental Law, (ii) is liable for any off-site disposal or contamination pursuant to any Environmental Law, or (iii) has received notice from any Governmental Authority or any other Person of any Environmental Claim, any other Liabilities arising under Environmental Laws or any violation of Environmental Laws in the past five (5) years. Within thirty (30) calendar days after the date of this Agreement, the Company will have delivered to Parent true, correct and complete copies of all environmental site assessments, environmental studies, analyses or tests, and any results of monitoring programs prepared in the last three years pertaining to the investigation of environmental conditions at, in, on or under any Real Property, or relating to the Real Property that are in the possession or control of the Company or any of its Subsidiaries.

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(c) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released or exposed any Person to, any substance, or owned or operated its business or any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would reasonably be anticipated to give rise to any Liabilities (including any investigative, corrective or remedial obligations) pursuant to any Environmental Laws. To the Knowledge of the Company, there are no underground storage tanks or polychlorinated biphenyls or asbestos-containing materials at, on or under any Real Property other than as are present in compliance with applicable Environmental Laws.

(d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has assumed, undertaken or otherwise become subject to any Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

(e) Notwithstanding any other representation and warranty in this Article III, the representations and warranties contained in this Section 3.12 constitute the sole representations and warranties of the Company relating to any Environmental Law.

Section 3.13 Tax. Except as set forth on Section 3.13 of the Company Disclosure Letter:

(a) (i) all material Tax Returns required to be filed with any Tax Authority or furnished to any Person by or on behalf of the Company or any of its Subsidiaries have been timely filed or furnished (taking into account any extension of time) in accordance with all applicable Laws; (ii) all such Tax Returns are true, accurate and complete in all material respects and have been prepared in material compliance with all applicable Laws; (iii) all material Taxes due and payable by the Company or any of its Subsidiaries (including any Taxes that are required to be deducted and withheld in connection with any amounts paid or owing to any employee, stockholder, creditor, independent contractor or other third party), whether or not shown on any Tax Return, have been timely paid, or withheld and remitted to the appropriate Tax Authority; and (iv) the Company and its Subsidiaries have materially complied with all sales, use, value-added and similar Tax laws; except, in each case, for Taxes that are being contested in good faith in appropriate proceedings and (in the case of Taxes due prior to the date of this Agreement) for which adequate reserves have been established in accordance with GAAP in the Company Balance Sheet; it being understood that no representation is made as to the amount of any net operating losses, net capital losses, Tax credits or similar Tax attributes of the Company or any of its Subsidiaries available for any taxable period ending after the Closing Date;

(b) no written claim has been received by the Company or any of its Subsidiaries from any Tax Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that the Company or any of its Subsidiaries is, or may be, subject to Tax by or required to file or be included in a Tax Return in that jurisdiction;

(c) there are no material Encumbrances on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax (except for Permitted Encumbrances);

(d) (i) no outstanding written claim has been received by, and to the Knowledge of the Company no such claim is threatened, and no audit, action, or proceeding is in progress, against or with

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respect to the Company or any of its Subsidiaries in respect of any material amount of Tax; (ii) to the Knowledge of the Company, no outstanding written claim has been received by or threatened, and no audit, action, or proceeding is in progress against or with respect to any consolidated or combined group of which the Company or any of its Subsidiaries was included in respect of any material amount of Tax for which the Company or any of its Subsidiaries is reasonably expected to be liable; and (iii) all material deficiencies, assessments or proposed adjustments asserted against the Company or any of its Subsidiaries or any consolidated or combined group in which the Company or any of its Subsidiaries is or was included by any Tax Authority have been paid or fully and finally settled;

(e) neither the Company nor any of its Subsidiaries (i) is or, since January 1, 2014, has been a member of an affiliated group (within the meaning of Section 1504 of the Code) or an affiliated, consolidated, combined, unitary, or aggregate group for state, local or foreign Tax purposes, other than a group of which the Company or any of its Subsidiaries is the common parent, (ii) has any material Liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Section 1.1502-6 of the Regulations (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, by Contract (other than commercial agreements the primary purpose of which does not relate to Taxes) or by operation of law, or (iii) is a party to any Tax sharing, Tax allocation or Tax indemnification agreement (other than any agreement or arrangement solely among the Company and its Affiliates or any commercial agreements the primary purpose of which does not relate to Taxes);

(f) no waiver or extension of any statute of limitations in respect of a material amount of Taxes or any extension of time with respect to a material Tax assessment or deficiency is in effect for the Company or any of its Subsidiaries or, solely with respect to any such waiver or extension that is within the Knowledge of the Company and that is in respect of any material amount of Tax for which the Company or any of its Subsidiaries is reasonably expected to be liable, any consolidated or combined group in which the Company or any of its Subsidiaries was included;

(g) neither the Company nor any of its Subsidiaries participates or has participated in a “listed transaction” or “transaction of interest”, each within the meaning of Section 1.6011-4(b) of the Regulations;

(h) neither the Company nor any of its Subsidiaries has entered into any “closing agreement” under Section 7121 of the Code, or other agreement with any Tax Authority in respect of Taxes that remains in effect, and no request for a ruling, relief or advice that relates to the Taxes or Tax Returns of the Company or any of its Subsidiaries is currently pending with any Governmental Authority, and no such ruling, relief or advice has been obtained and remains in effect;

(i) all transactions and agreements between or among any of the Company and its Affiliates are, and were entered into, in material compliance with the requirements and principles of Section 482 of the Code and the Treasury Regulations thereunder, including any reporting requirements set forth thereunder, and are, and have been, in material compliance with the requirements and principles of any comparable provisions of state, local or foreign law, including any reporting requirements set forth thereunder (except, in each case, for any transaction with respect to which adequate reserves have been established in accordance with GAAP in the Company Balance Sheet;

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(j) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized;

(k) during the past two (2) years neither the Company nor any Subsidiary has been the distributing or controlled corporation in any transaction intended to qualify under Section 355 of the Code, and any such transaction set forth in the Disclosure Letter has in fact so qualified and has not resulted in gain recognition under Section 355(d) or (e) of the Code;

(l) neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date, as a result of any (i) adjustment pursuant to Section 481 of the Code (or any similar provision of state, local or foreign Law) as a result of a change in method of accounting made with respect to a period prior to the Closing, (ii) installment sale or open transaction disposition made on or entered into prior to the Closing, (iii) prepaid amount received on or prior to the Closing, or (iv) election pursuant to Section 108(i) of the Code (or any similar provision of state, local or foreign Law) made prior to the Closing;

(m) the Company has not taken a position on a Tax Return that it is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code;

(n) if either the Company or any of its Subsidiaries has made an election pursuant to Section 965(h) of the Code, (i) such election was properly and timely made in compliance with Section 1.965-7(b)(2) of the Regulations and(ii) any installment payments due pursuant to such election that have not yet been paid have been adequately provided for, in accordance with GAAP, in the Company Balance Sheet;

(o) Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in Section 3.6, Section 3.7, Section 3.8, Section 3.13 and Section 3.15 are the sole and exclusive representations and warranties of the Company and its Subsidiaries with respect to Taxes.

Section 3.14 Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Registered Owned Intellectual Property, in each case enumerating specifically the applicable filing or registration number, title, registrar, jurisdiction, date of filing/issuance and current applicant(s)/registered owners(s), as applicable. Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) all Registered Owned Intellectual Property is subsisting; (ii) all registrations and applications for the Registered Owned Intellectual Property are, to the Knowledge of the Company, valid and enforceable and (iii) all issuance, renewal, maintenance and other payments that are or have become due with respect to the issuance, renewal or maintenance of any of the Registered Owned Intellectual Property have been timely paid by or on behalf of the Company or its applicable Subsidiary.

(b) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company or one of its Subsidiaries (i) owns all

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right, title and interest in and to all Owned Intellectual Property, free and clear of all Encumbrances (except for Permitted Encumbrances), and (ii) possesses legally sufficient and enforceable rights to use all other Intellectual Property used in connection with the conduct of the Company’s and its Subsidiaries’ businesses. The immediately preceding sentence is not, and shall not be construed as, a representation or warranty regarding non-infringement, misappropriation or other violation by the Company or any of its Subsidiaries of the Intellectual Property of other Persons, which is addressed solely in Section 3.14(c). Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, to the Knowledge of the Company, there are no, and neither the Company nor any of its Subsidiaries has received any, claims of joint ownership regarding any of the Owned Intellectual Property. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable actions to maintain and protect the Owned Intellectual Property and the Company’s and its Subsidiaries’ rights in and to the Company Intellectual Property.

(c) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) neither the Company or any of its Subsidiaries, nor the conduct of their respective businesses infringes, misappropriates or otherwise violates any Intellectual Property of any Person; (ii) there are no Actions pending, or to the Knowledge of the Company, threatened (A) in which the Company or any of its Subsidiaries alleges that any Person is infringing, misappropriating or otherwise violating any Owned Intellectual Property; (B) against the Company or any of its Subsidiaries, challenging the ownership, validity, enforceability of any Owned Intellectual Property; and (C) there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any infringement, violation or misappropriation or of the Intellectual Property of any Person.

(d) Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, to the Knowledge of the Company, no Person (including any current or former employee or consultant of the Company or any of its Subsidiaries) is currently infringing, violating or misappropriating any of the Owned Intellectual Property.

(e) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have taken commercially reasonable steps and implemented reasonable procedures, systems, policies and technologies consistent with reasonable practices in the industry to maintain in confidence all Trade Secrets constituting Owned Intellectual Property (collectively, “Company Proprietary Information”); (ii) none of the Company Proprietary Information has been disclosed other than pursuant to written confidentiality agreements; and, (iii) to the Knowledge of the Company, there has been no breach of the Company’s or any of its Subsidiaries’ security systems, protocols, technologies or equipment whereby any Company Proprietary Information has been accessed by or disclosed in an unauthorized manner.

(f) Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, Since January 1, 2017, the Company and its Subsidiaries have complied with (i) all publicly available privacy policies and other Contracts of the Company and its Subsidiaries and (ii) all applicable Laws, in each instance (of the immediately preceding sub-parts (i) and (ii)), regarding the collection, protection, storage, processing, use and disclosure of

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Personal Data including, as applicable, the EU General Data Protection Regulation EU/2016/679 and any Laws implementing or supplementing such regulation.

(g) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the extent that any Intellectual Property has been conceived, developed or created for the Company or any of its Subsidiaries by any current or former employee or contractor of the Company or any of its Subsidiaries within the scope of their employment by, or services for, the Company or any of its Subsidiares, the Company or such Subsidiary, as applicable, owns all such Intellectual Property.

(h) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) the IT Assets operate and perform in a manner that permits, and are sufficient for, the Company and each of its Subsidiaries to conduct their businesses, (B) the Company and its Subsidiaries have taken commercially reasonable actions, consistent with current reasonable practices in the industry, to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby) against unauthorized use, access, interruption, modification or corruption, and (C) to the Knowledge of the Company, no Person has gained unauthorized access to the IT Assets (or the information and transactions stored or contained therein or transmitted thereby).

Section 3.15 Employee Benefits.

(a) Section 3.15(a) of the Company Disclosure Letter contains a true, correct and complete list as of the date of this Agreement of each material Company Plan, separately identifying each such material Company Plan that is primarily maintained for the benefit of any current or former employee, independent contractor or director (or any of their beneficiaries or dependents) of the Company or any of its Subsidiaries outside the United States (the “Foreign Company Plans”). For purposes of this Agreement, “Company Plan” means each (i) “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), (ii) employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other equity-based incentive, retention, severance, change-in-control, or termination pay plan, program, policy, agreement or arrangement, and each medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or other retirement, vacation, or sick leave plan, program, policy, agreement or arrangement, and (iii) other employee benefit plan, program, policy, agreement or arrangement, whether or not tax-qualified and whether or not subject to ERISA, in each case, which is sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Company or any of its Subsidiaries or Affiliates, or in which the Company or any of its Subsidiaries is a participating employer, for the benefit of any current or former employee, independent contractor or director (or any of their beneficiaries or dependents) of the Company or any of its Subsidiaries. The Company has delivered or made available to Parent prior to the date of this Agreement a true, correct and complete copy of each material Company Plan, other than any such Company Plan that is either a Foreign Company Plan or a MEWA, which the Company shall deliver to Parent within thirty (30) calendar days after the date of this Agreement. With respect to each material Company Plan, no later than thirty (30) calendar days after the date of this Agreement, the Company shall deliver to Parent (i) the most recent Internal Revenue Service determination letter, if applicable, (ii) the current summary plan description (including any summaries of material modifications), if applicable, (iii) the most recent

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actuarial valuation report, if applicable, (iv) the most recent Form 5500 (including all schedules thereto), if applicable, (v) notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation or other Governmental Authority relating to any compliance issues, (vi) any related trust agreement, annuity or insurance contract or other funding document, (vii) contracts and service agreements with plan vendors and third party administrators, (viii) the most recent nondiscrimination testing results, if applicable, and (ix) written summaries of any non-written Company Plans. Section 3.15(a) of the Company Disclosure Letter separately sets forth a true, correct and complete list of each Company Plan which is or has been subject to Sections 4063 or 4064 of ERISA, or is a multiple-employer retirement plan or a multiple-employer welfare arrangement (“MEWA”).

(b) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, each Company Plan has been operated and administered in accordance with its terms, the terms of any applicable Bargaining Agreement, and all applicable Law. Each Company Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable IRS determination letter within the last five (5) years with respect to such qualification and the Tax-exempt status of its related trust and nothing has occurred since the date of such favorable determination which would adversely affect the qualified status of such plan. No Company Plan is subject to Title IV of ERISA, and none of the Company or any of its Subsidiaries or any ERISA Affiliate has, at any time during the last six (6) years, sponsored, maintained or contributed to, or been obligated to contribute to, any “single-employer plan” within the meaning of Section 4001(a)(15) of ERISA or any “multiemployer plan” within the meaning of Section 3(37) of ERISA.

(c) With respect to each Foreign Company Plan, (i) all employer and employee contributions to each Foreign Company Plan required by applicable law or by the terms of such Foreign Company Plan have, in all material respects, been timely made, or, if applicable, accrued, in all material respects, in accordance with applicable accounting practices; (ii) each Foreign Company Plan required to be registered has been registered and has been maintained, in all material respects, in good standing with applicable Governmental Authorities; and (iii) each Foreign Company Plan has been maintained in all material respects in accordance with all applicable requirements and all applicable Laws including, without limitation, levels of funding and accruals and assumptions used to determine such levels of funding and accruals.

(d) No event has occurred and, to the Knowledge of the Company, no condition exists with respect to any employee benefit plan or arrangement currently or previously maintained or contributed by any ERISA Affiliate which could subject the Company, or after the Effective Time, Parent or any of their Affiliates or employees, directly or indirectly (through an indemnification agreement or otherwise), to Liability under Section 412, 430, 4971, 4975 or 4980B of the Code or Title IV of ERISA.

(e) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, all contributions and premium payments required to have been paid under or with respect to any Company Plan have been timely paid and will continue to be timely paid for all periods through the Closing Date.

(f) Except as set forth on Section 3.15(f) of the Company Disclosure Letter, none of the Company Plans provide for, and neither the Company nor any of its Subsidiaries or Affiliates has any

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Liability in respect of, post-retirement health, medical or life insurance benefits for former or current officers, employees, independent contractors or directors of the Company or any of its Subsidiaries, other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA.

(g) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) there are no Actions or claims (other than routine claims for benefits in the ordinary course consistent with past practice) with respect to any Company Plan pending or, to the Knowledge of the Company, threatened, which could give rise to a Liability, and to the Knowledge of the Company there are no facts which could give rise to any such Actions or claims, (ii) no Company Plan is currently under investigation or audit by any Governmental Authority and, to the Knowledge of the Company, no such investigation or audit is threatened, and (iii) each individual providing services to the Company or any of its Subsidiaries has been properly classified for purposes of the Company Plans and applicable withholding statutes.

(h) Except as set forth on Section 3.15(h) of the Company Disclosure Letter, neither the execution and delivery of this Agreement, the Company Stockholder Approval, or other approval of this Agreement nor the consummation of the Merger or any of the other Transactions could, either alone or in combination with another event, (i) entitle any employee, director, officer or independent contractor of the Company or any of its Subsidiaries to severance pay or any increase in severance pay, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any benefits under any Company Plan or Bargaining Agreement, (iv) otherwise give rise to any liability under any Company Plan or Bargaining Agreement, (v) limit or restrict the right to merge, amend, terminate or transfer the assets of any Company Plan on or following the Effective Time, or (vi) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment” as defined in Section 280G(b)(1) of the Code.

(i) Each Company Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) that is subject to Section 409A of the Code has been operated in compliance in all material respects with such section and all applicable regulatory guidance (including proposed regulations, notices, rulings and final regulations). Neither the Company nor any of its Subsidiaries has any obligation to gross up, indemnify or otherwise reimburse any Person for any excise taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

(j) All amendments and actions required to bring the Company Plans into conformity with all of the applicable provisions of the Code, ERISA and other applicable Laws have been timely made or taken, except to the extent that such amendments or actions are not required by Law to be made or taken until a date after the Closing Date.

Section 3.16 Labor.

(a) The Company shall deliver to Parent within thirty (30) calendar days after the date of this Agreement, true, correct and complete information as of the date of this Agreement as to the name, current job title, age, date of hire, location of employment, Union membership (if any), base salary, and bonus or incentive opportunity for the 2019 fiscal year of all current employees, directors and officers of

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the Company and its Subsidiaries. Except as set forth on Section 3.16(a) of the Company Disclosure Letter, the Company and its Subsidiaries are neither party to, nor bound by, any Bargaining Agreement, work rules or practices, or any other material labor-related agreements or arrangements with any Union; there are no Bargaining Agreements, work rules or practices, or any other material labor-related agreements or arrangements to which the Company or any of its Subsidiaries is bound that pertain to any of the employees of the Company or any of its Subsidiaries; and no employees of the Company or any of its Subsidiaries are represented by any Union with respect to their employment with the Company or any of its Subsidiaries.

(b) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, there are (i) no unfair labor practice complaints pending against the Company or its Subsidiaries before the National Labor Relations Board or any other labor relations tribunal or Governmental Authority, (ii) no labor strike, lock out, grievance, arbitration, labor dispute, slowdown, stoppage or other job action against or affecting the Company or any of its Subsidiaries, and no such labor dispute, lock out, grievance, arbitration labor dispute slowdown or stoppage are, to the Knowledge of the Company, threatened, and none have occurred since January 1, 2016, and (iii) no Actions of any kind with respect to the employees of the Company or its Subsidiaries pending in any agency, commission, court or other tribunal, and to the Knowledge of the Company, no such Actions are threatened.

(c) Except as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, the Company and its Subsidiaries are and have been in compliance with all Laws of the United States (and any state thereof) and any jurisdiction outside of the United States respecting (i) employment and employment practices, including but not limited to, the Workers’ Adjustment and Retraining Notification Act (the “WARN Act”) (and any similar foreign, provincial, state or local statute or regulation) and there has been no “mass layoff” or “plant closing” (as defined by the WARN Act) with respect to the Company or any of its Subsidiaries, (ii) terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, classifications of employees, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance, and (iii) relations between the Company and its Subsidiaries and any Union.

Section 3.17 Material Contracts.

(a) Except as set forth on Section 3.17(a) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, and neither the Company nor any of its Subsidiaries (or any property or asset thereof) is bound by, any of the following (each, a “Company Material Contract”), it being understood that in no event shall any Contract entered into in the ordinary course of the Art Business consistent with past practice or that provides a guarantee with respect thereto, be a Company Material Contract:

(i) any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act);

(ii) any Contract (A) relating to Indebtedness of the Company or any of its Subsidiaries (including the Company Credit Agreement) or the guarantee of Indebtedness of any Person (other than

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solely between or among the Company and its wholly owned Subsidiaries), (B) securing any Indebtedness through any Encumbrance, or (C) otherwise creating an Encumbrance, in each case of (A), (B) and (C), in excess of $10,000,000 individually;

(iii) any Restrictive Contract;

(iv) any joint venture, partnership or other similar agreements or arrangements in which the Company or any of its Subsidiaries owns any interest valued at more than $10,000,000, without regard to voting or economic interest;

(v) any Bargaining Agreement or other Contract to or with any Union;

(vi) any Contract pursuant to which the Company or any of its Subsidiaries (A) in any transaction or series of related transactions, has an option, right or obligation to purchase any other business or portion thereof on an ongoing basis (including by purchasing the assets or capital stock of another Person), in each case with an aggregate value exceeding (or for aggregate consideration, including assumption of Indebtedness, exceeding) $10,000,000, (B) in any transaction or series of related transactions, purchased any such business or portion thereof with an aggregate value exceeding (or for aggregate consideration, including assumption of Indebtedness, exceeding) $10,000,000 and continues to have any ongoing obligations (including obligations under any stockholder agreement), or (C) without limitation of clause (B), has an obligation to make any earn-out payments based on future performance of an acquired business or assets;

(vii) any Contract that (A) obligates the Company or any of its Subsidiaries to make a loan or capital contribution to, or investment in excess of $10,000,000 in, any Person (other than loans to the Company or any of its wholly owned Subsidiaries) or (B) obligates the Company or any of its Subsidiaries to provide indemnification or a guarantee that would reasonably be expected to result in payments in excess of $10,000,000;

(viii) any Contract that (A) grants to any Person a right of first refusal, right of first offer, option or similar preferential right to purchase any of the Company’s or any of its Subsidiaries’ capital stock or assets, (B) obligates the Company or any of its Subsidiaries to sell to any Person or Persons (or pursuant to which the Company or any of its Subsidiaries sold to any Person or Persons and continues to have any ongoing obligations) any capital stock or assets, other than (x) upon settlement of Company Equity Awards set forth on Section 3.2(c) of the Company Disclosure Letter, or (y) the sale of inventory in the ordinary course of business, or (C) obligates the Company or any of its Subsidiaries to sell, assign, or otherwise transfer or dispose of to any Person or Persons (or pursuant to which the Company or any of its Subsidiaries sold, assigned, or otherwise transferred or disposed of to any Person or Persons and continues to have any ongoing obligations), in any transaction or series of related transactions, any assets, property or business having an aggregate value exceeding (or for consideration, including assumption of Indebtedness, exceeding) $10,000,000, except in the ordinary course of business consistent with past practice;

(ix) any Contract that contains any rights of exclusivity granted by the Company or any of its Subsidiaries to any Person (other than to the Company or any of its wholly owned Subsidiaries) involving annual aggregate consideration in excess of $10,000,000;

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(x) any employment or consulting Contract (in each case with respect to which the Company or any of its Subsidiaries has continuing obligations as of the date of this Agreement and excluding any statutory Contract required under applicable Law) with any current or former (A) officer of the Company or any of its Subsidiaries, (B) member of the Company Board, or (C) employee of the Company or any of its Subsidiaries providing for an annual base salary or payment in excess of $250,000;

(xi) any Contract that by its terms calls for aggregate payments to or by the Company or any of its Subsidiaries in excess of $10,000,000 over the term of such Contract in the accordance with its terms;

(xii) any Contract with any agent, distributor or sales representative involving annual aggregate consideration in excess of $10,000,000;

(xiii) any Contract involving annual aggregate consideration in excess of $10,000,000 that contains a “change of control” or similar provision that would be triggered by the Merger or any of the other Transactions;

(xiv) any Contract which commits the Company or any of its Subsidiaries to enter into any of the foregoing; or

(xv) any Contract which is not otherwise described in clauses (i)-(xiv) above that is material to the Company and its Subsidiaries, taken as a whole.

(b) As of the date of this Agreement, the Company has made available to Parent true, correct and complete copies of all Company Material Contracts (including all amendments thereto), along with true, correct and complete written summaries of all Company Material Contracts that are unwritten, if any.

(c) Except as set forth or described on Section 3.17(c) of the Company Disclosure Letter, (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to a Company Contract, is in breach or violation of, or in default under, any Company Contract, (ii) no event has occurred that would result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any Company Contract and (iii) each Company Contract is legal, valid and binding on each of the Company and its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law), and is in full force and effect with respect to each of the Company and its Subsidiaries, as applicable and, to the Knowledge of the Company, each other party thereto except, with respect to clauses (i), (ii), and (iii), for such breaches, violations, conflicts, defaults, triggering of payments, terminations, amendments, accelerations, cancellations, breaches, defaults, losses of benefits or rights, or failures to be valid, binding

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and enforceable, which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. To the Knowledge of the Company, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries are the subject of any audit or investigation by any counterparty to a Company Contract.

(d) No Company Contract contains any standstill (or similar provision) that would restrict any third party from making an Alternative Transaction Proposal from and after the execution of this Agreement and the announcement of the Transactions.

Section 3.18 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all insurance policies maintained by the Company or its Subsidiaries (“Insurance Policies”) are with reputable insurance carriers and provide coverage against such risks and in such amounts and with such deductibles as the Company believes to be customary for companies of similar size, in their geographic regions and in the respective businesses in which the Company and its Subsidiaries operate. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries have received notice of any pending or threatened cancellation of any such insurance policy and all premiums due thereunder on or prior to the date of this Agreement have been paid. There is no material claim by the Company or any of its Subsidiaries pending under any Insurance Policy as to which coverage has been denied or disputed by the underwriters of such Insurance Policy.

Section 3.19 DGCL Section 203. Assuming the accuracy of the representations set forth in Section 4.5, the Company Board has taken all action necessary so that the restrictions on “business combinations” contained in Section 203 of the DGCL do not apply to this Agreement, the Support Agreement, the Merger and the other Transactions, and, accordingly, no such restrictions nor other anti-takeover or similar statute or regulation in any jurisdiction (“Anti-Takeover Laws”) applies or purports to apply to this Agreement, the Support Agreement, the Merger or any such other Transactions.

Section 3.20 Related Party Transactions. Other than in the ordinary course of the Art Business consistent with past practice, there are no agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any officer, director or stockholder (or any of their respective family members) who, to the Knowledge of the Company, owns five percent (5%) or more of any class or series of the Company’s capital stock, on the other hand, that has not been disclosed in the Company SEC Documents and are of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act. Each Related Party Contract (other than Company Plans) has been entered into on an arm’s length basis. Neither the Company nor any of its Subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company in violation of Section 402 of the Sarbanes-Oxley Act.

Section 3.21 Opinion of Financial Advisor. The Company has received the opinion of LionTree Advisors LLC, dated June 16, 2019 to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken in preparing such opinion as set forth in such opinion, the Per Share Merger Consideration to be received by the holders of Company Common Stock (other than Dissenting Shares

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and shares of Company Common Stock held in the treasury of the Company or owned by any Subsidiary of the Company or owned by Parent, Merger Sub or any other Subsidiary or Affiliate of Parent) pursuant to this Agreement is fair, from a financial point of view, to such holders, which opinion has not been withdrawn or modified. A true, correct and complete copy of such opinion will be made available to Parent solely for informational purposes promptly following the date of this Agreement.

Section 3.22 Brokers. Except for fees payable to LionTree Advisors LLC pursuant to an engagement letter, a true, correct and complete copy of which has been provided to Parent prior to the date of this Agreement, no Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries that would result in any liability for Parent or Merger Sub if the Closing does not occur.

Section 3.23 Limitation on Warranties. The Company acknowledges and agrees that Parent and Merger Sub each hereby disclaims any representations, warranties or statements, whether express or implied, made by Parent, Merger Sub or any of their respective directors, officers, stockholders, employees, Affiliates, agents, advisors or other Representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. Notwithstanding the foregoing, this Section 3.23 shall not limit the Company’s remedies in the case of fraud.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.1 Organization; Standing and Power. Each of Parent and Merger Sub is a legal entity duly incorporated or formed, validly existing and in good standing under the laws of its respective jurisdiction of organization.

Section 4.2 Merger Sub. Merger Sub is a wholly owned Subsidiary of Parent.

Section 4.3 Authorization. Each of Parent and Merger Sub has the requisite limited liability company power and corporate power and authority, respectively, to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Merger and the other Transactions. The execution, delivery and performance by the Equity Financing Source of the Equity Commitment Letter, the Guarantor of the Guaranty, Parent and Merger Sub of this Agreement, and the consummation by the Equity Financing Source of the transactions contemplated by the Equity Commitment Letter, the Guarantor of the transactions contemplated by the Guaranty, Parent and Merger Sub of the Merger and the other Transactions, have been duly and validly authorized by all necessary action on the part of the Equity Financing Source, the Guarantor, Parent and Merger Sub, respectively to the extent they are a party to any such agreement and other than, as of the date of this Agreement, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, no other proceedings on the part of the Equity Financing Source, the Guarantor, Parent or Merger Sub are necessary to authorize the execution

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and delivery of the foregoing documents and the transactions contemplated thereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due adoption by Parent as aforesaid and the due execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. Each of the Debt Commitment Letter, the Equity Commitment Letter and the Guaranty has been duly and validly executed and delivered by the Guarantor, the Equity Financing Source, Parent and Merger Sub to the extent parties thereto and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 4.4 Consents and Approvals; No Violations.

(a) The execution, delivery and performance by the Equity Financing Source of the Equity Commitment Letter, the Guarantor of the Guaranty, Parent and Merger Sub of this Agreement, and the consummation by the Equity Financing Source of the transactions contemplated by the Equity Commitment Letter, the Guarantor of the transactions contemplated by the Guaranty, Parent and Merger Sub of the Merger and the other Transactions, do not and will not require, on the part of the Equity Financing Source, the Guarantor, Parent or Merger Sub, any filing or registration with, notification to, or obtaining any authorization, permit, license, declaration, Order, consent or approval of, or other action by or in respect of, any Governmental Authority or the NYSE other than (i) as may be required by the HSR Act, (ii) the filing with the SEC of (A) the Proxy Statement and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other Transactions, or any of the transactions contemplated by the Equity Commitment Letter or the Guaranty, (iii) the filing of a joint voluntary notice with CFIUS in accordance with the requirements of Section 721, (iv) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under (A) applicable U.S. federal and state or foreign securities Laws or the applicable requirements of the NYSE or (B) antitrust or competition Laws, in the case of clause (B) as set forth on Section 3.5(a) of the Company Disclosure Letter, (v) the filing of the Certificate of Merger or any other documents as required by the DGCL, and (vi) such Transfer Tax Filings as may be required by Law.

(b) The execution, delivery and performance by the Equity Financing Source of the Equity Commitment Letter, the Guarantor of the Guaranty, Parent and Merger Sub of this Agreement, and the consummation by the Equity Financing Source of the transactions contemplated by the Equity Commitment Letter, the Guarantor of the transactions contemplated by the Guaranty, Parent and Merger Sub of the Merger and the other Transactions, do not and will not (i) conflict with or violate any provision of the organizational documents of the Equity Financing Source, the Guarantor, Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.4(a) have been obtained and all filings and other obligations described in Section 4.4(a) have been made, conflict with or violate, in any respect, any Law applicable to the Equity Financing Source, the Guarantor, Parent or Merger Sub or by which any property or asset of the Equity Financing Source, the Guarantor, Parent or Merger Sub is bound, or (iii) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms,

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conditions or provisions of any Contract to which the Equity Financing Source, the Guarantor, Parent or Merger Sub is a party, except, with respect to clauses (ii) and (iii), for such conflicts, violations, triggering of payments, filings, notices, permits, authorizations, consents, approvals, terminations, amendments, accelerations, cancellations, breaches, defaults, losses of benefits or rights which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

Section 4.5 Ownership of Company Common Stock. Other than as a result of this Agreement and the Support Agreements, neither Parent nor Merger Sub is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

Section 4.6 Brokers. No Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other Transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries that would result in any liability for the Company or any of its Subsidiaries if the Closing does not occur.

Section 4.7 Financing.

(a) Parent has delivered to the Company (i) a true, correct and complete copy of an executed definitive debt commitment letter together with all attached exhibits, schedules, annexes (the “Debt Commitment Letter”), (ii) a true, correct and complete copy of an executed definitive equity commitment letter (the “Equity Commitment Letter”) and (iii) a true, correct and complete copy of an executed guaranty (the “Guaranty”) (the Debt Commitment Letter, until replaced by definitive agreements as contemplated by Section 5.14, the Equity Commitment Letter and the Guaranty, along with any related documents, entered into in accordance with the terms of this Agreement, together the “Financing Agreements”) with the investors or financial institutions named therein. As of the date of this Agreement, pursuant to the Debt Commitment Letter, the Debt Financing Source(s) have committed to provide, subject only to the terms and conditions expressly set forth in the Debt Commitment Letter, the debt financing described in the Debt Commitment Letter (the “Debt Financing”), pursuant to the Equity Commitment Letter, the Equity Financing Sources have committed to provide, subject only to the terms and conditions expressly set forth in the Equity Commitment Letter, the equity financing (the “Equity Commitment”) described in the Equity Commitment Letter and related documents (the “Equity Financing” and together with the Debt Financing, the “Financing”) and pursuant to the Guaranty, the Guarantor has committed to guarantee Parent’s and Merger Sub’s obligations under this Agreement to the extent set forth therein, in each case, in connection with the Merger and the other Transactions. The Financing Agreements have not been amended, modified or supplemented prior to the date of this Agreement, and, as of the date of this Agreement, no such amendment, modification or supplement is contemplated by Parent or, to the knowledge of Parent, any other party thereto. As of the date of this Agreement, the respective commitments contained in the Debt Commitment Letter and the Equity Commitment Letter have not been withdrawn or rescinded. The Equity Commitment Letter provides that the Company is an express third-party beneficiary thereto, solely for the purpose of seeking, and is entitled to seek, specific performance of Parent’s right to cause the Equity Commitment (as defined in the Equity Commitment Letter) to be funded thereunder (but in such case only as and to the extent permitted pursuant to, and subject to the terms and conditions of, the Equity Commitment Letter and Section 8.12), and for no other purpose and, in connection therewith, the Company has the right to an

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injunction, or other appropriate form of specific performance or equitable relief, to cause Parent to cause, or to directly cause, the Equity Financing Source to fund, directly or indirectly, the Equity Commitment (as defined in the Equity Commitment Letter) as, and to the extent permitted by, the Equity Commitment Letter, in each case, when all of the conditions to funding the Equity Commitment (as defined in the Equity Commitment Letter) set forth in the Equity Commitment Letter have been satisfied and as permitted by the exercise of the Company’s rights under Section 8.12. A true, correct and complete copy of each fully executed Debt Commitment Letter, Equity Commitment Letter and the Guaranty as in effect on the date of this Agreement has been provided to the Company.

(b) Except for fee letters (complete copies of which have been provided to the Company, with only fee amounts and other customary threshold amounts redacted; provided that Parent represents and warrants that the redacted provisions in such fee letters do not permit the imposition of any new conditions (or the expansion of any existing conditions) with respect to the availability of the Financing or any reduction in the amount or net proceeds of the Financing or the enforceability of the Debt Commitment Letter), customary engagement letters for take-out financing and customary agency fee letters with respect to the Debt Financing and any interest rate, currency or other cost caps relating to the Debt Financing, as of the date hereof there are no side letters or Contracts to which Parent or Merger Sub is a party related to the conditionality, funding or consummation of the Financing.

(c) Parent has paid all commitment fees or other fees that are due and payable in connection with the Financing Agreements, and the Financing Agreements are (or will be when executed) in full force and effect and are (or will be when executed) the legal, valid, binding and enforceable obligations of Parent and Merger Sub, as the case may be and to the extent applicable, and, to the knowledge of Parent and Merger Sub, each of the other parties thereto, in each case subject to the Bankruptcy and Equity Exception.

(d) There are no conditions precedent or other contingencies related to the obligations of the Financing Sources, Parent and Merger Sub under the Financing Agreements, other than as expressly set forth in the Financing Agreements delivered by Parent to the Company on or prior to the date hereof and, in the case of Parent and Merger Sub, other than as expressly set forth in this Agreement.

(e) As of the date of this Agreement, no event has occurred that, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent or Merger Sub, any other party thereto under any of the Financing Agreements. As of the date of this Agreement, assuming the accuracy of the representations and warranties of the Company set forth in this Agreement, Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing Agreements will not be satisfied.

(f) The aggregate proceeds of the Financing, together with cash or cash equivalents held by Parent, as of the Effective Time, will be sufficient to enable Parent to pay all amounts required to be paid by Parent or Merger Sub in cash in connection with the Merger and the Transactions.

(g) Each of the Guarantor and the Equity Financing Source has the financial capacity to pay and perform its obligations under the Guaranty and the Equity Commitment Letter, respectively, and all funds necessary for the Guarantor and the Equity Financing Source to fulfill its obligations under the Guaranty

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and the Equity Commitment Letter, respectively, will be available to the Guarantor and the Equity Financing Source as long as the Guaranty and the Equity Commitment Letter, respectively, remains in effect. Parent has provided to the Company a true and correct copy of the Guarantor’s balance sheet as of December 31, 2018 (the “Guarantor Balance Sheet”), which balance sheet fairly presents, in all material respects, the financial position of the Guarantor as of such date. There have been no material changes in the financial position of the Guarantor since the date of the Guarantor Balance Sheet that, individually or in the aggregate, would reasonably be expected to materially adversely affect the Guarantor’s ability to fulfill its obligations under the Guaranty.

Section 4.8 Solvency. Assuming (i) the representations and warranties of the Company are true and correct in all material respects (disregarding any references to “Knowledge of the Company,” “Company Material Adverse Effect,” “materiality”, “in all material respects” or similar qualifications contained in such representations or warranties) and (ii) all material liabilities of the business of the Company and its Subsidiaries are disclosed in the Company Disclosure Letter or in the Company SEC Documents filed prior to the date of this Agreement (excluding “risk factors” sections or any language in the Company SEC Documents that is predictive or forward-looking or that is not factual information but merely cautionary language), after giving effect to the payment of all amounts required to be paid in connection with the consummation of the Transactions, payment of all related fees and expenses and consummation of the Transactions (including the Financing), the Equity Financing Source, Parent and Merger Sub (taken as a whole) will be Solvent as of the Effective Time. For purposes of this Agreement, the term “Solvent,” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors and (ii) the amount that will be required to pay the probable Liabilities of such Person as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged, and (c) such Person will be able to pay its liabilities as they mature; provided, however, that this definition shall take into account such Person’s ability to generate cash from operations, asset dispositions or refinancing, or a combination thereof, or raise additional capital by other means to meet its obligations as they become due. None of the Equity Financing Source, Parent or Merger Sub is entering into the Equity Commitment Letter, this Agreement or the Transactions with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries.

Section 4.9 Parent and Merger Sub.

(a) Parent and Merger Sub have each been formed solely for the purpose of engaging in the Transactions, and prior to the Closing, neither Parent nor Merger Sub will have engaged in any other business activities other than incidental to the Transactions and will have incurred no material liabilities or obligations other than in relation to this Agreement and the Transactions, the Support Agreements and the Equity Commitment Letter.

(b) None of Parent or any of its Affiliates owns any capital stock, assets or businesses that are engaged in any line of business that overlaps with any line of business of the Company in a manner likely to result in a failure to satisfy any of the conditions set forth in Section 6.1(b) or Section 6.1(d).

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Section 4.10 Limitation on Warranties. Parent and Merger Sub acknowledge and agree that the Company hereby disclaims any representations, warranties or statements, whether express or implied, made by the Company or any of its directors, officers, stockholders, employees, Affiliates, agents, advisors or other Representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. Notwithstanding the foregoing, this Section 4.10 shall not limit Parent’s or Merger Sub’s remedies in the case of fraud.

ARTICLE V

COVENANTS

Section 5.1 Operating Covenants of the Company. From the date of this Agreement until the Effective Time, except (a) as expressly required or permitted by this Agreement, (b) as set forth in Section 5.1 of the Company Disclosure Letter, (c) as required by applicable Law or (d) as consented to in writing by Parent, the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the ordinary course of business consistent with past practice and (ii) use commercially reasonable efforts to preserve intact its business organization and goodwill and satisfactory relationships with Governmental Authorities, material customers, suppliers, licensors, licensees, distributors, agents, appraisers, historians, landlords, lessors and other third parties and to keep available the services of its current officers and key employees. In addition to and without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, except (a) as expressly required or contemplated by this Agreement, or (b) as consented to in writing by Parent:

(a) Governing Documents. The Company shall not amend or propose to amend the Company Charter or Company Bylaws, and shall cause each of its Subsidiaries not to amend or propose to amend its certificate of incorporation or bylaws or similar organizational or governance documents.

(b) Issuance of Securities. The Company shall not, and shall cause each of its Subsidiaries not to, (i) authorize for issuance, issue, deliver, sell, pledge, dispose of, grant, encumber or transfer or agree or commit to issue, deliver, sell, pledge, dispose of, grant, encumber or transfer any shares of any class or series of capital stock of or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable or exercisable for, or any options, warrants, stock appreciation rights, “phantom stock” or other rights of any kind to acquire, any shares of (or any securities convertible into or exchangeable or exercisable for) any class or series of such capital stock, or any other equity interest or any other securities of the Company or any of its Subsidiaries, other than the issuance of Company Common Stock issuable pursuant to Company Equity Awards issued under the Incentive Plans and outstanding as of the date of this Agreement and which are disclosed on Section 3.2(c) of the Company Disclosure Letter, (ii) enter into any amendment of any term of any of its outstanding securities or (iii) accelerate or waive any restrictions pertaining to the vesting of any options, warrants or other rights of any kind (including the Company Equity Awards) to acquire any shares of capital stock to the extent that such acceleration of vesting or waiver of restrictions does not occur automatically under the terms of the Incentive Plans (as in effect on the date of this Agreement).

(c) Dispositions. Except as set forth on Section 5.1(c) of the Company Disclosure Letter or in the ordinary course of business consistent with past practice, the Company shall not, and shall cause each of its Subsidiaries not to, (i) in any transaction or series of related transactions, sell, pledge, dispose of,

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transfer, lease, license, abandon, or create or incur any Encumbrance (other than a Permitted Encumbrance) upon, or authorize the sale, pledge, disposition, transfer, lease, license, abandoning, or creation or incurrence of any Encumbrance (other than a Permitted Encumbrance) upon, any property or assets of the Company or any of its Subsidiaries (including any Company Intellectual Property) which have a net book value in the aggregate (or for aggregate consideration, including assumption of Indebtedness) in excess of $3,000,000 to any Person or Persons (other than to the Company or a wholly owned Subsidiary of the Company), except (A) for property or assets which are no longer used in the operation of the business of the Company or its Subsidiaries or (B) sales of inventory, art and other property in the ordinary course of the Art Business consistent with past practice, or (ii) cancel, release or assign any Indebtedness owed to the Company or any of its Subsidiaries in excess of $2,000,000 in the aggregate. Without limitation of the preceding sentence, except as set forth on Section 5.1(c) of the Company Disclosure Letter, the Company shall not, and shall cause each of its Subsidiaries not to, (I) distribute, sell, assign, transfer, lease, license, pledge or create or incur any Encumbrance (other than a Permitted Encumbrance) upon, or authorize the distribution, sale, assignment, transfer, lease, license, pledge, disposition, or creation or incurrence of any Encumbrance (other than a Permitted Encumbrance) upon, any Owned Intellectual Property, except for non-exclusive licenses granted in the ordinary course of business consistent with past practice or (II) abandon, dispose of (including by means of allowing to lapse or failing to maintain, renew or enforce, or failing to pay applicable maintenance, renewal, registration fees or other dues), or authorize the abandonment or disposal of any Owned Intellectual Property other than non-used Owned Intellectual Property that is abandoned or disposed of in the ordinary course of business consistent with past practice and that individually and in the aggregate is immaterial.

(d) Acquisitions; Dissolutions. Except as set forth on Section 5.1(d) of the Company Disclosure Letter (with respect to the following clause (i)), the Company shall not, and shall cause each of its Subsidiaries not to, (i) in any transaction or series of related transactions, acquire or agree to acquire, by merger, consolidation or otherwise, or otherwise purchase an equity interest in or assets of, any corporation, partnership, association or other business organization or division thereof having assets or businesses with an aggregate fair market value (or for aggregate consideration, including assumption of Indebtedness) in excess of $3,000,000, except for purchases of inventory in the ordinary course of the Art Business consistent with past practice, or (ii) merge or consolidate with any other Person or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of or relating to the Company or any of its Subsidiaries (other than the Merger).

(e) Dividends; Changes in Stock. The Company shall not, and shall cause each of its Subsidiaries not to, and shall not propose or commit (and shall cause each of its Subsidiaries not to propose or commit) to, (i) declare, set aside, make or pay any dividend or make any other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock of the Company (other than any dividend or distribution by a Subsidiary of the Company to the Company or to a wholly owned Subsidiary of the Company), (ii) reclassify, combine, split or subdivide any capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (iii) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other equity interests of the Company or any of its Subsidiaries (other than in connection with the exercise, settlement or vesting of any Company Equity Awards issued under the Incentive Plans and outstanding as of the date of this Agreement and which are disclosed on Section 3.2(c) of the Company Disclosure Letter).

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(f) Investments; Indebtedness. Except as set forth on Section 5.1(f) of the Company Disclosure Letter and other than in the ordinary course of the Art Business consistent with past practice, the Company shall not, and shall cause each of its Subsidiaries not to, or otherwise agree to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than loans or investments by the Company or a wholly owned Subsidiary of the Company to or in any wholly owned Subsidiary of the Company, (ii) incur, assume or otherwise become directly or indirectly liable for, or modify any Indebtedness (including the issuance of any debt securities), except for borrowings under the Company Credit Agreement or (iii) assume, guarantee, endorse or otherwise become liable or responsible (directly or contingently) for the Indebtedness or other Liabilities of another Person (other than a guaranty by the Company or any of its wholly owned Subsidiaries solely on behalf of the Company or any of its wholly owned Subsidiaries).

(g) Material Contracts. Except as set forth on Section 5.1(g) of the Company Disclosure Letter, the Company shall not, and shall cause each of its Subsidiaries not to:

(i) enter into, renew or extend any (A) Restrictive Contract, (B) Related Party Contract (other than any Company Plans, to the extent addressed in Section 5.1(h)), (C) Contract that contains any rights of exclusivity granted by the Company or any of its Subsidiaries to any Person (other than to the Company or any of its wholly owned Subsidiaries), or (D) Contract that contains a “change of control” or similar provision that would be triggered by the Merger or any of the other Transactions;

(ii) except in the ordinary course of business consistent with past practice, enter into, renew or extend any (A) Company Contract that (x) is not subject to clause (i) above and (y) is a Material Interim Contract or (B) Real Property Lease; or

(iii) amend, cancel or terminate, or waive, release, assign or create or incur any Encumbrance (other than a Permitted Encumbrance) upon any rights under, any (A) Restrictive Contract, (B) Related Party Contract (other than any Company Plans, to the extent addressed in Section 5.1(h)), (C) Contract to the extent such action adds, modifies or otherwise affects any rights of exclusivity granted by the Company or any of its Subsidiaries to any Person (other than to the Company or any of its wholly owned Subsidiaries), or (D) Contract to the extent such action adds, modifies or otherwise affects a “change of control” or similar provision that would be triggered by the Merger or any of the other Transactions;

(h) Benefits Changes. Except as set forth on Section 5.1(h) of the Company Disclosure Letter or as required by any Company Plan listed on Section 3.15(a) of the Company Disclosure Letter (as such plan is in effect on the date of this Agreement), the Company shall not, and shall cause each of its Subsidiaries not to, (i) increase the compensation or benefits of, or make any loans to, any director, officer, employee, consultant or other service provider or increase the compensation expense of the Company and its Subsidiaries taken as a whole, except for annual merit-based base pay increases to employees of the Company and its Subsidiaries who are non-executive officers in the ordinary course of business consistent with past practice and that do not exceed three percent (3%) in the aggregate, (ii) grant, provide or increase any bonus, severance, change of control or retention payments or benefits to any director, officer, employee, consultant or other service provider, or grant, issue, or modify any equity or equity-based awards that may be settled in any capital stock or other equity interests or securities of the

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Company or any of its Subsidiaries, (iii) establish, adopt or enter into any new collective bargaining, bonus, pension, other retirement, deferred compensation, equity compensation, change in control, severance, employment, retention or other benefit agreement, plan or arrangement or other Company Plan (including any Contract that would be a Company Plan if it were in existence as of the date of this Agreement) for the benefit of any current or former director, officer, employee, consultant or other service provider, (iv) amend, renew, extend or terminate or waive, release, assign or create or incur any Encumbrance (other than Permitted Encumbrances) upon any rights under, any Company Plan or existing Incentive Plan, except as may be required to comply with applicable Laws, (v) accelerate the payment of compensation or benefits to any director, officer, employee, consultant or other service provider, (vi) hire any employee or executive officer with an annual base salary in excess of $150,000 (unless such new hire is to replace an employee or executive officer who has terminated or will terminate employment and the new hire’s total direct target compensation does not exceed 105% of that of the departed employee or executive officer as of immediately prior to his or her termination of employment), or terminate any executive officer of the Company or any of its Subsidiaries other than for “cause” (as determined in the ordinary course of business consistent with past practice), or (vii) without prior consultation with Parent, renew or enter into any modifications of any Bargaining Agreement or other labor agreement or implement or announce any material reduction in labor force or mass lay-offs.

(i) Accounting Matters. The Company shall not change its method of accounting, except (i) as required by changes in GAAP or Regulation S-X under the Exchange Act, or (ii) as may be required by a change in applicable Law. The Company shall not, and shall cause each of its Subsidiaries not to, change its or any such Subsidiary’s fiscal year.

(j) Tax Matters. Except as required by applicable Law, and except as set forth in Section 5.1(j) of the Company Disclosure Letter, the Company shall not, and shall cause each of its Subsidiaries not to, (i) make, revoke or change any material Tax election, (ii) file any material amended Tax Return, (iii) settle or compromise any material Tax Liability with any Tax Authority, (iv) surrender any right to claim a refund of Taxes, (v) other than in the ordinary course of business, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries, (vi) enter into any “closing agreement” relating to Taxes within the meaning of Section 7121 of the Code (or, with respect to a material amount of Taxes, any similar provision of state, local, or non-U.S. Law), (vii) change any annual Tax accounting period, (viii) change any method of Tax accounting or (ix) request any Tax ruling.

(k) Capital Expenditures. Other than with respect to purchases, sales and consignments of art and other property in the ordinary course of the Art Business consistent with past practice, the Company shall not, and shall cause each of its Subsidiaries not to, authorize, or enter into any commitment for, any capital expenditures with respect to tangible property or real property other than those budgeted by the Company’s program of capital expenditures, a copy of which has been provided by the Company to Parent prior to the date of this Agreement.

(l) New Subsidiaries/Joint Ventures. The Company shall not, and shall cause each of its Subsidiaries not to, establish any new Subsidiary or joint venture.

(m) Settlements. The Company shall not, and shall cause each of its Subsidiaries not to, settle, release, waive, compromise or fail to defend (A) any Action brought (or threatened to be brought) by any

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Governmental Authority, (B) any Action brought (or threatened to be brought) by any current, former or purported holder of any capital stock of the Company concerning this Agreement, the Merger or any of the other Transactions, or (C) any other Action brought (or threatened to be brought) against the Company or any of its Subsidiaries, other than in the case of this clause (C) settlements or compromises (i) pursuant to which the amounts paid or payable (or other Liabilities incurred) by the Company or any of its Subsidiaries in settlement or compromise do not exceed $10,000,000 in the aggregate, (ii) that do not create Liabilities that would impose any restrictions on the business of the Company or any of its Subsidiaries and (iii) that do not involve the admission of wrongdoing by the Company or any of its Subsidiaries.

(n) Engagement Letter. The Company shall not amend the engagement letter with LionTree Advisors LLC referred to on Section 3.22 of the Company Disclosure Letter and, unless LionTree Advisors LLC is conflicted, shall not engage and shall cause each of its Subsidiaries not to engage, any other investment bankers, finders or brokers in connection with the Merger or any of the other Transactions.

(o) General. The Company shall not, and shall cause each of its Subsidiaries not to, authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Section 5.2 No Solicitation.

(a) Alternative Transaction Proposal. The Company shall, and shall cause each of its Subsidiaries and each of the directors, officers and employees of the Company and its Subsidiaries to, and shall instruct and use reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to any Alternative Transaction Proposal or any proposal that would reasonably be expected to lead to an Alternative Transaction Proposal and shall enforce, and, except as otherwise prohibited by applicable Law, shall not waive or amend (as applicable) any provisions of, any Anti-Takeover Law or confidentiality or standstill agreement (or any similar agreement) to which the Company or any of its Subsidiaries is a party relating to any such Alternative Transaction Proposal or proposal that would reasonably be expected to lead to an Alternative Transaction Proposal or otherwise cause the terms of such agreement to be less restrictive than the Confidentiality Agreement. The Company shall promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of any Alternative Transaction Proposal to return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of its Subsidiaries and shall terminate access of any such Person to any data room (virtual or actual) containing any information of or relating to the Company or its Subsidiaries. The Company shall not, and shall cause its Subsidiaries, and each of the directors, officers and employees of the Company and its Subsidiaries not to, and shall instruct and use reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries not to, directly or indirectly, (i) solicit, initiate, propose or knowingly facilitate, induce or encourage any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Alternative Transaction Proposal by any Person or group of Persons, (ii) enter into, continue or otherwise participate or engage in any discussions or negotiations regarding, or furnish to any Person or group of Persons any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction Proposal, (iii) otherwise

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knowingly facilitate any effort or attempt to make an Alternative Transaction Proposal (provided, that the Company and its Representatives may request that the Person or group of Persons making such Alternative Transaction Proposal clarify the terms and conditions of such Alternative Transaction Proposal to allow the Company Board to determine whether the Alternative Transaction Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and subject to Section 5.2(b) shall not include (x) any negotiations or similar discussions with respect to such Alternative Transaction Proposal or (y) the Company’s view or position with respect thereto), or (iv) take any action referred to in Section 5.2(d), except as expressly provided in this Section 5.2 or Section 7.1(c)(i). Any breach by a director, officer, employee or Representative of the Company or any of its Subsidiaries of this Section 5.2(a) shall be deemed a breach hereof by the Company.

(b) Superior Proposal. Notwithstanding anything to the contrary set forth in Section 5.2(a) or in any other provision of this Agreement, prior to obtaining the Company Stockholder Approval, in response to a bona fide written Alternative Transaction Proposal received after the date of this Agreement which did not result from a breach of this Section 5.2 and which the Company Board determines (after consultation with its outside legal counsel and independent financial advisor) would reasonably be expected to lead to a Superior Proposal, the Company may then take the following actions:

(i) Furnish nonpublic information with respect to the Company and its Subsidiaries to the Person or group of Persons (and their respective advisors and other representatives) making such Alternative Transaction Proposal; and

(ii) Engage in discussions or negotiations with such Person or group of Persons (and their respective advisors and other representatives) with respect to such Alternative Transaction Proposal; provided, that prior to taking any action referred to in clause (i) or (ii) above, the Company (x) and such Person or group of Persons enter into a binding confidentiality agreement containing terms at least as restrictive to such Person or group of Persons (and their respective advisors and other representatives) as the terms contained in the Confidentiality Agreement, dated as of June 9, 2019, between the Company and Parent (the “Confidentiality Agreement”), provided that, prior to entering into such confidentiality agreement, the Company provides notice to Parent in accordance with Section 5.2(c). Any breach by a director, officer, employee or Representative of the Company or any of its Subsidiaries of this Section 5.2(b) shall be deemed a breach hereof by the Company.

(c) Notification to Parent. In addition to the other obligations of the Company set forth in this Section 5.2, promptly (and in any event within twenty-four (24) hours) after (i) receipt of any Alternative Transaction Proposal, (ii) any inquiry or request for information from, or for the initiation of discussions or negotiations with, the Company or its Representatives concerning, or that could reasonably be expected to lead to, an Alternative Transaction Proposal, or (iii) any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries by any third party who has made or communicated to the Company that it intends to make an Alternative Transaction Proposal, the Company shall provide Parent with written notice of such Alternative Transaction Proposal, inquiry or request. The Company’s notice shall include a written summary of the material terms and conditions of such Alternative Transaction Proposal, inquiry or request (including, in the case of any written Alternative Transaction Proposal, inquiry or request, a true, correct and complete copy thereof, including copies of any written proposed agreements) and the identity of the Person or group of Persons making such Alternative

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Transaction Proposal, inquiry or request. In addition, the Company shall keep Parent reasonably informed on a current basis (and in any event within twenty-four (24) hours) of any changes to the status and material terms of (and any material communications with respect to) any such Alternative Transaction Proposal, inquiries or requests (and true, correct and complete copies of any amended or modified written Alternative Transaction Proposal, inquiry or request, including modified written proposed agreements), including any changes in the Company’s intentions as previously notified. The Company shall promptly provide Parent with copies of all material non-public information concerning the Company or any of its Subsidiaries that is made available to the Person or group of Persons making such Alternative Transaction Proposal (or any of their advisors or other representatives) which was not previously made available to Parent and Merger Sub (and in any event within twenty-four (24) hours of making such information available to such Person or group of Persons).

(d) No Change of Recommendation; Other Prohibitions. Neither the Company Board nor any committee thereof shall, directly or indirectly, (i) fail to make, withdraw or qualify (or change, amend or modify in a manner adverse to Parent) or publicly propose or resolve to withdraw or qualify (or change, amend or modify in a manner adverse to Parent), the Company Board Recommendation or the adoption or declaration of advisability of this Agreement, the Merger or any of the other Transactions by the Company Board, (ii) fail to include the Company Board Recommendation in the Proxy Statement that is mailed to the Company’s stockholders, (iii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Alternative Transaction Proposal, (iv) other than with respect to a tender offer or exchange offer, fail to publicly reaffirm its recommendation of this Agreement within ten (10) Business Days after Parent so requests in writing if an Alternative Transaction Proposal or any modification thereto shall have been made public or sent or given to the Company Stockholders (or any Person or group of Persons shall have publicly announced an intention, whether or not conditional, to make an Alternative Transaction Proposal), (v) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Alternative Transaction Proposal subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement of such Alternative Transaction Proposal, (vi) make any public statement inconsistent with the Company Board Recommendation, (vii) approve or recommend, or publicly propose to approve or recommend, or cause or allow the Company or any of its Affiliates to execute or enter into (or resolve or agree to take any of the foregoing actions with respect to), any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding (A) constituting, or relating to, or that is intended to or would reasonably be expected to lead to, any Alternative Transaction Proposal or (B) requiring it (or that would require it) to abandon, terminate or fail to consummate this Agreement, the Merger or the other Transactions, or (viii) resolve or agree or announce its intention to resolve or agree, to take any of the foregoing actions (any such action listed in (i) through (v) of this paragraph, a “Company Adverse Recommendation Change”.

(e) Exceptions. Notwithstanding anything to the contrary set forth in Section 5.2(d) or in any other provision of this Agreement, at any time prior to obtaining the Company Stockholder Approval (and, for the avoidance of doubt, at no time after obtaining the Company Stockholder Approval), the Company Board may (x) make a Company Adverse Recommendation Change (A)(1) in response to a Superior Proposal that is made and not withdrawn (and that continues to be a Superior Proposal) or (2) if an Intervening Event has occurred and (B) the Company Board determines in good faith (after

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consultation with its outside legal counsel and financial advisor) that failure to take such action in response to such Superior Proposal or Intervening Event, as applicable, would violate the directors’ fiduciary duties under applicable Law, or (y) authorize the Company to terminate this Agreement pursuant to Section 7.1(c)(i) in order to enter into a definitive written agreement with respect to such Superior Proposal (a “Superior Proposal Agreement”) if the Company Board determines in good faith (after consultation with its outside legal counsel and independent financial advisor) that, in light of such Superior Proposal, the failure to terminate this Agreement and enter into a Superior Proposal Agreement with respect to such Superior Proposal would violate the directors’ fiduciary duties under applicable Law; provided, that, in the case of each of clauses (x) and (y), all of the following conditions are met:

(i) Prior to making any such Company Adverse Recommendation Change or terminating this Agreement, (A) the Company shall give Parent written notice of the action(s) proposed to be taken by the Company Board, which notice shall describe in reasonable detail the reasons for such Company Adverse Recommendation Change or termination, and (1) in the case of a Superior Proposal, shall also identify the Person or group of Persons making such Superior Proposal and the material terms and conditions of such Superior Proposal (and such notice shall include the latest draft of the proposed Superior Proposal Agreement and all other material documents relating to such Superior Proposal) or (2) in the case of an Intervening Event, a reasonable description of such Intervening Event (it being agreed that, in each case, neither the delivery of such notice by the Company nor any public announcement thereof that the Company Board determines in good faith, after consultation with outside counsel, is required to be made under applicable Law shall constitute a Company Adverse Recommendation Change), (B) during the five (5) Business Day period following its receipt of such notice, Parent shall have the right to make an written offer (a “Parent Offer”) to the Company in response to the action(s) proposed to be taken by the Company Board, and the Company shall, and shall cause each of its Subsidiaries and each of the directors, officers and employees of the Company and its Subsidiaries to, and shall instruct and use reasonable best efforts to cause the other Representatives of the Company and its Subsidiaries to, negotiate with Parent and its Representatives in good faith (to the extent Parent does not refuse to negotiate) such adjustments proposed by Parent in the terms and conditions of this Agreement so that the Merger may be effected, (C) if Parent, in its discretion, makes a Parent Offer within such five (5) Business Day period, the Company Board shall consider such Parent Offer in good faith and, if the Company Board determines in good faith (after consultation with the Company’s outside legal counsel and independent financial advisor) that such Parent Offer would render the failure by the Company Board to make such Company Adverse Recommendation Change no longer a violation of its fiduciary duties under applicable Law or would render such Superior Proposal no longer a Superior Proposal, the Company shall agree in writing to all adjustments in the terms and conditions of this Agreement as are necessary to reflect such Parent Offer and the Company’s notice of the proposed Company Adverse Recommendation Change or the termination of this Agreement shall be deemed to be rescinded and of no further force and effect, and (D) in the event of any revisions to the terms or conditions of any Superior Proposal (including any change in purchase price), the Company shall deliver a new written notice to Parent within one (1) Business Day of its receipt of such revisions and comply with the other requirements of this clause (i) with respect to such revised Superior Proposal, including the notice period referred to in this clause (i) (and Parent shall have the right to submit a new or revised Parent Offer with respect thereto, except that the five (5) Business Day period set forth in this clause (i) shall be reduced to four (4) Business Days with respect to any such new or revised Parent Offer);

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(ii) The Company shall have complied with Section 5.2 in all material respects; and

(iii) Prior to or concurrently with any termination of this Agreement, the Company shall have paid the Company Termination Fee to Parent.

(f) Tender Offer Rules. Nothing contained in this Agreement shall prohibit the Company or the Company Board from complying with its disclosure obligations under applicable Law with regard to an Alternative Transaction Proposal, including (i) taking and disclosing to the Company Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any “stop look and listen” communication to the Company Stockholders of the nature contemplated by Rule 14d-9 under the Exchange Act (for the avoidance of doubt, it being agreed that a “stop, look and listen” communication, in and of itself, or a factually accurate public statement that describes the Company’s receipt of an Alternative Transaction Proposal and the operation of this Agreement with respect thereto pending disclosure of its position as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Company Adverse Recommendation Change); provided, however, that this Section 5.2(f) shall not be deemed to permit the Company Board to make a Company Adverse Recommendation Change except pursuant to (and in compliance with) Section 5.2(e).

Section 5.3 Preparation of Proxy Statement; Company Stockholders’ Meeting.

(a) Proxy Statement.

(i) As promptly as practicable (and in any event within twenty (20) Business Days) following the date of this Agreement, the Company shall prepare and file with the SEC a preliminary proxy statement (such proxy statement, as amended and supplemented, the “Proxy Statement”) relating solely to this Agreement, the Merger and the other Transactions. The Company shall cause the Proxy Statement to comply in all material respects with the applicable requirements of the Exchange Act. Parent shall furnish all information concerning Parent and Merger Sub as may reasonably be requested by the Company in connection with such actions and the preparation of the Proxy Statement (and shall update or supplement any information provided by it for use in the Proxy Statement which shall have become false or misleading). The Company shall give Parent, Merger Sub and their counsel a reasonable opportunity to review and comment on the Proxy Statement prior to each filing of any version thereof with the SEC (including, for the avoidance of doubt, any preliminary version thereof), and shall consider in good faith all comments reasonably proposed by Parent, Merger Sub and their counsel. The Company agrees that all information relating to Parent or Merger Sub included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably. The Company shall cause the Proxy Statement to be mailed to all Company Stockholders at the earliest reasonably practicable date following clearance of the Proxy Statement by the SEC.

(ii) All filings by the Company with the SEC in connection with the Company Stockholders’ Meeting, and all mailings by the Company to the Company Stockholders (in addition to the Proxy Statement) in connection therewith , shall be subject to the same review and comment procedures as set forth in subparagraph (a)(i) above with respect to the Proxy Statement.

(iii) The Company shall (A) promptly notify Parent of (1) the receipt of any comments from the SEC and all other written correspondence and oral communications from or with the SEC relating to

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the Proxy Statement and (2) any request by the SEC for any amendment or supplement to the Proxy Statement or for additional information with respect thereto and (B) supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall give Parent, Merger Sub and their counsel a reasonable opportunity to review and comment on (A) any written response to such comments, requests or other communications from the SEC or its staff and (B) any proposed amendments or supplements to the Proxy Statement (whether in response to such comments, requests or communications from the SEC or its staff, or otherwise), and the Company shall consider in good faith and incorporate substantially all comments reasonably proposed by Parent, Merger Sub and their counsel with respect thereto. The Company agrees that all information relating to Parent or Merger Sub included in such written response or such proposed amendment or supplement to the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably.

(iv) Each of Parent and the Company shall ensure, as to itself and its Affiliates, that none of the information supplied by it or on its behalf for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company Stockholders and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(v) If at any time prior to the adoption of this Agreement by the Company Stockholders, any information relating to the Company or any of its Affiliates, directors or officers is discovered by the Company, or any information relating to Parent or Merger Sub or any of their respective Affiliates, directors or officers is discovered by Parent, and such information is required to be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party and (subject to the comment and review procedures set forth in subparagraph (iii) above) an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and, to the extent required by Law, disseminated to the Company Stockholders.

(b) The Company shall duly give notice of, and take all action necessary to convene and hold, a special meeting of the Company Stockholders (the “Company Stockholders’ Meeting”) as promptly as practicable after the date of this Agreement, for the purpose of seeking the Company Stockholder Approval. The Company may adjourn or postpone the Company Stockholders’ Meeting only (i) to the extent necessary to ensure that the Company Stockholders are given sufficient time to evaluate any necessary supplement or amendment (as determined by the Company in good faith after consultation with its outside counsel) in advance the Company Stockholders’ Meeting, (ii) if, as of the time for which the Company Stockholders’ Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting or (iii) if the Company is required to postpone or adjourn the Company Stockholders’ Meeting by applicable Law, order of Governmental Authority or a request from the SEC or its staff, and, in the case of clause (i) or (ii), only for a minimum period of time reasonable under such circumstance. The Company shall, except to the extent that the Company Board is expressly permitted to

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make a Company Adverse Recommendation Change pursuant to (and in compliance with) Section 5.2(e) (which shall not, in any event, affect the Company’s obligation to hold the Company Stockholders’ Meeting at which this Agreement shall be submitted to the Company Stockholders for adoption as aforesaid), (i) use commercially reasonable efforts to solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger; (ii) upon Parent’s request, adjourn or postpone the Company Stockholders’ Meeting up to two (2) times for a period not in excess of twenty (20) calendar days each time, if in the reasonable judgment of Parent there will be an insufficient number of votes of Company Common Stock represented (either in person or by proxy) to achieve Company Stockholder Approval and if such action would not be a violation of the directors’ fiduciary duties under applicable Law and (iii) take all other actions to secure the vote or consent of the holders of Company Common Stock required as required by applicable Law, the rules of the NYSE and the Company Charter and the Company Bylaws. The Company shall keep Parent updated upon Parent’s reasonable request with respect to proxy solicitation results. Without limiting the generality of the foregoing, the Company’s obligations pursuant to this Section 5.3(b) (including its obligation to hold the Company Stockholders’ Meeting at which this Agreement shall be submitted to the Company Stockholders for adoption as aforesaid) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Alternative Transaction Proposal unless this Agreement has been terminated in accordance with Section 7.1(c)(i).

(c) Except to the extent expressly permitted to make a Company Adverse Recommendation Change pursuant to (and in compliance with) Section 5.2(e), (i) the Company Board shall recommend that the Company Stockholders vote in favor of the adoption of this Agreement at the Company Stockholders’ Meeting and (ii) the Proxy Statement shall include a statement to the effect that the Company Board has recommended that the Company Stockholders vote in favor of adoption of this Agreement at the Company Stockholders’ Meeting (the “Company Board Recommendation”).

Section 5.4 Access to Information; Confidentiality.

(a) Access to Information. Upon reasonable prior notice and subject to applicable Law, from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries and each of its and its Subsidiaries’ officers, directors and employees to, and shall use its commercially reasonable efforts to cause its Representatives to, afford Parent and its officers, directors, employees and Representatives, following notice from Parent in accordance with this Section 5.4, reasonable access during normal business hours to officers, employees, agents, properties, offices and other facilities, books and records of each of it and its Subsidiaries, and all other financial, operating and other data and information as shall be reasonably requested; provided, that in each case, the Company shall not be required to disclose any document or information, or permit any inspection, that would, in the reasonable judgment of the Company, (i) result in the disclosure of any trade secrets of any third parties or violate the terms of any confidentiality provisions in any agreement with a third party entered into prior to the date of this Agreement (or entered into after the date of this Agreement in compliance with Section 5.1), (ii) result in a violation of applicable Law, including any fiduciary duty, (iii) waive the protection of any attorney-client privilege or (iv) result in the disclosure of any sensitive or personal information that would expose the Company to the risk of Liability. No investigation pursuant to this Section 5.4 or information provided, made available or delivered pursuant to this Section 5.4 or

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otherwise shall affect any representations or warranties or conditions or rights contained in this Agreement.

(b) Confidentiality. All information and materials provided pursuant to this Agreement will be subject to the provisions of the Confidentiality Agreement.

Section 5.5 Efforts.

(a) Governmental and Other Third Party Approvals. Subject to the limitations set forth in Section 5.5(c), each of the parties hereto shall use (and shall cause its Subsidiaries to use) its commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other Transactions, including (i) preparing and filing as soon as practicable after the date of this Agreement all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are reasonably necessary to obtain any requisite approvals, consents, Orders, exemptions or waivers by any Governmental Authority or other third party, including filings pursuant to the HSR Act, the filing of a joint voluntary notice to CFIUS, and filings required by any other Governmental Authority relating to antitrust, competition, trade, pre-merger notification or other regulatory matters, (ii) obtaining all necessary consents, approvals, authorizations or waivers from, and providing notices to, third parties, including providing any further information as may be required by such third party; provided, however, that in connection with any such consents, approvals, notifications or waivers from third parties (excluding Governmental Authorities), (x) the parties hereto shall not be required to (and they shall not be required to cause any of their Subsidiaries to) make any payments or incur any other Liabilities (including becoming a guarantor of any Company Contract) and (y) neither the Company nor any of its Subsidiaries shall agree to make any payments or incur any other Liabilities, or make or agree to make any amendment to the terms of any applicable Company Contract, in order to obtain any such consent, approval, authorization or waiver without Parent’s prior written consent, (iii) the defending of any Actions challenging this Agreement or the consummation of the Merger, including seeking to have vacated or reversed any Order that would restrain, prevent or delay the Closing; (iv) responding as promptly as practicable to any inquiries or requests for documentation or information or any request for additional information (a “second request”) received from the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice and to all inquiries and requests received from any other Governmental Authority in connection with antitrust, competition, trade, pre-merger notification or other regulatory matters; and (v) the execution and delivery of any additional instruments required by applicable Law necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Each of the parties hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. In addition, unless prohibited by Law, each of the parties hereto shall consult with the other parties with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any third party or any other information supplied by such party to a third party in connection with this Agreement, the Merger and the other Transactions, provided that this sentence shall not apply to information provided by the Company to a Person or group of Persons making an Alternative Transaction Proposal, whose disclosure shall be governed by the provisions of Section 5.2(c).

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(b) Notification. Subject to the limitations set forth in Section 5.5(c), each of the Company and Parent shall keep the other reasonably apprised of the status of governmental and third-party approval matters relating to the completion of the Merger and the other Transactions. In that regard, each party shall without limitation use its commercially reasonable efforts to (and unless prohibited by Law): (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of material oral communications, advise the other orally of) any material communications from or with any Governmental Authority or other third party with respect to the Merger or any of the other Transactions, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other and its counsel in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Authority or other third party with respect to the Merger or any of the other Transactions, (iii) to the extent reasonably practical, or unless requested to do so by a Governmental Authority, not participate in any meeting with (A) any Governmental Authority with respect to the Merger or any of the other Transactions or (B) any third party (excluding Governmental Authorities) with respect to any material consent, approval or waiver in connection with the Merger or any of the other Transactions, in each case, unless it consults with the other in advance and, to the extent permitted by such Governmental Authority or other third party, as applicable, gives the other the opportunity to attend and participate thereat, and (iv) furnish the other with such necessary information and reasonable assistance as the Company or Parent, as applicable, may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Authority or other third party.

(c) No Divestitures; Limitations. In furtherance of the covenants set forth in Section 5.5(a), if any objections are asserted with respect to the Merger or any of the other Transactions under any domestic or foreign antitrust or competition Law or if any Action is instituted (or threatened to be instituted) by the Federal Trade Commission, the Department of Justice or any other applicable antitrust, competition or trade practices-related Governmental Authority challenging the Merger or any of the other Transactions or which would otherwise prohibit or materially impair or delay the consummation of the Merger or any of the other Transactions, the Company and Parent shall take all reasonable actions necessary to resolve any such objections or Actions (or threatened Actions) so as to permit consummation of the Merger and the other Transactions as soon as reasonably practicable; provided, however, (i) in no case shall the Company or Parent be obligated to become subject to, consent to or agree to (or cause or permit any of their respective Affiliates (including, in the case of Parent, the Surviving Corporation and its Subsidiaries after the Effective Time) or any other Person to become subject to, consent to or agree to), or otherwise take any action with respect to (or cause or permit any of their respective Affiliates (including, in the case of Parent, the Surviving Corporation and its Subsidiaries after the Effective Time) or any other Person to take any action with respect to), any requirement, condition, understanding, agreement or order to sell, to hold separate (through the establishment of a trust or otherwise), divest itself or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change any of its, its Affiliates’ or any other Person’s respective capital stock, assets or businesses (and, in the case of Parent, any capital stock, assets or businesses of the Surviving Corporation or any of its Subsidiaries after the Effective Time) or the exercise of any voting rights regarding its, its Affiliates’ or any other Person’s capital stock (and, in the case of Parent, any capital stock of the Surviving Corporation or any of its Subsidiaries after the Effective Time) in any manner, or otherwise take any steps to avoid or eliminate any impediment that may be asserted under any Law governing competition, monopolies or restrictive trade practices and (ii) in no case shall

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Parent be obligated to take or cause to be taken any action contemplated by clause (iii) of the first sentence of Section 5.5(a) unless it determines in its sole discretion to do so.

(d) CFIUS. Parent and its Affiliates (other than Altice USA, Inc., Altice Europe N.V. and any of their respective Subsidiaries) shall take, or cause to be taken, all actions that are customarily and reasonably undertaken to obtain CFIUS Approval so as to enable the Closing to occur, including providing all such assurances as may be customarily and reasonably necessary to address national security (including entering into a mitigation agreement, letter of assurance, national security agreement, or other similar arrangement or agreement), law enforcement, and public safety interests in relation to any services offered by the Company or its Subsidiaries or facilities owned or leased by the Company or its Subsidiaries, provided that such actions (i) do not require Parent or any of its Affiliates to act or refrain from acting in a manner that would reasonably be expected to have a material adverse effect on Parent’s ownership, management or control of the Company or any of its Subsidiaries or result in any personal civil or criminal liability for the individual who is the ultimate beneficial owner of a controlling interest in Parent, (ii) do not relate to the assets or businesses of Parent or any of its Affiliates that are held apart from the Company except insofar and to the extent that such assets or businesses of Parent or any of its Affiliates that are held apart from the Company would have Contracts or understandings to use or hold assets (including information) or businesses of, the Company or any of its Subsidiaries, and (iii) do not relate to the assets or business of the Company or its Subsidiaries or Parent or any of its Affiliates to the extent those assets and businesses do not involve interstate commerce in the United States.

Section 5.6 State Takeover Statutes. In connection with and without limiting the foregoing, the Company shall (a) take all action necessary to ensure that no “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar Law is or becomes applicable to this Agreement or any of the Transactions and (b) if any “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar Law becomes applicable to this Agreement or any of the Transactions, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to eliminate or minimize the effect of such Law on the Merger, the other Transactions, or the Surviving Corporation (including with respect to any potential limitations on Parent’s exercise of voting rights of the Surviving Corporation under any Anti-Takeover Law or similar Law). The Company shall not take any action to exempt any Person other than Parent or Merger Sub or any action by such Person from, or make such Person or such action not subject to, any Anti-Takeover Law or the restrictions on “business combinations” as set forth in the DGCL or any similar Law.

Section 5.7 Indemnification and Insurance. The Surviving Corporation hereby agrees to do the following:

(a) From and after the Effective Time, the Surviving Corporation and its Subsidiaries shall honor and fulfill in all respects the obligations of the Company and its Subsidiaries with respect to indemnification and advancement of expenses under the Company Charter or Company Bylaws (or the comparable organizational documents of the Company’s Subsidiaries) or the indemnification agreements set forth on Section 5.7(a) of the Company Disclosure Letter, in each case, in effect as of the date of this Agreement for the benefit of any of its current or former directors and officers (and any Person who becomes a director or officer of the Company or any of its Subsidiaries prior to the Effective Time) with

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respect to such Person’s service as a director or officer of the Company or its Subsidiaries or acts or omissions performed by such Person at the request of the Company or its Subsidiaries at or prior to the Effective Time (the “Indemnified Parties”), whether asserted or claimed prior to, at or after the Effective Time, including, for the avoidance of doubt, in connection with (i) the Transactions and (ii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party (but for the avoidance of doubt, subject to the terms of the indemnification and advancement of expenses rights set forth in such Company Charter, Company Bylaws, Subsidiary organizational documents or indemnification agreements, respectively). In addition, from and after the Effective Time the certificate of incorporation, certificate of formation and bylaws and operating agreement, as applicable (and other similar organizational documents) of the Surviving Corporation and its Subsidiaries shall at all times contain provisions with respect to elimination of liability of directors, indemnification of directors, officers and employees and advancement of expenses that are at least as favorable to the intended beneficiaries as the corresponding provisions contained in the certificate of incorporation and bylaws (or other comparable organizational documents) of the Company and its Subsidiaries as of the date of this Agreement.

(b) Insurance. For a period of six (6) years after the Effective Time (and until such later date as of which any Action commenced during such six (6) year period shall have been finally disposed of), the Surviving Corporation shall maintain in effect the current policies (whether through purchase of a “tail end” policy or otherwise) of directors’ and officers’ and fiduciary liability insurance (“D&O Insurance”) maintained by the Company, in respect of acts or omissions occurring at or prior to the Effective Time, covering each Person covered by the D&O Insurance immediately prior to the Effective Time, on terms with respect to the coverage and amounts no less favorable in the aggregate than those of the D&O Insurance in effect on the date of this Agreement; provided, that the Surviving Corporation may substitute therefor policies of at least similar coverage and amounts containing terms and conditions which are no less advantageous in the aggregate to former officers and directors of the Company; and provided, further, that if the aggregate annual premiums for such policies at any time during such period will exceed 300% of the per annum premium rate paid by the Company and its Subsidiaries as of the date of this Agreement for such policies (the “Maximum Premium”), then the Surviving Corporation shall only be required to provide as much coverage as will then be available at the Maximum Premium. In lieu of the foregoing, at or prior the Effective Time, the Company may obtain, at its election, prepaid policies, which provide such directors and officers with coverage for an aggregate period of at least six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in connection with the adoption and approval of this Agreement, the Merger and the other Transactions (the “Tail Coverage”); provided, that the Company shall not spend in excess of $2,500,000 in the aggregate to obtain such Tail Coverage. If such Tail Coverage has been obtained prior to the Effective Time, the Company and the Surviving Corporation, as applicable, shall, and Parent shall cause the Surviving Corporation to, maintain such Tail Coverage in full force and effect, and continue to honor the obligations thereunder (for the avoidance of doubt, without the expenditure of any additional money premium for such policies). It is understood and agreed that it is the Parties’ strong preference for the Company to obtain Tail Coverage and that the Company shall use commercially reasonable efforts to obtain such Tail Coverage under the terms and conditions contemplated by this paragraph as soon as practicable after the date of the Agreement.

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(c) Successors. If the Surviving Corporation or any of its successors or assigns shall (i) consolidate with, or merge with or into, any other Person (other than a Subsidiary of Parent) and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties or assets to any Person (other than a Subsidiary of Parent), then, in each case, Parent shall cause the Surviving Corporation to take such action as may be necessary so that such Person shall assume all of the applicable obligations set forth in this Section 5.7.

(d) Enforceability. Each Person who is an Indemnified Party is intended to be a third party beneficiary of this Section 5.7 with full rights of enforcement as if a party thereto. The rights of the Indemnified Parties under this Section 5.7 shall survive consummation of the Merger and shall be in addition to, and not in substitution for, any other rights that such Persons may have under the Company Charter or Company Bylaws (or the comparable organizational documents of the Company’s Subsidiaries) as in effect as of the date of this Agreement or applicable Law (whether at law or in equity).

Section 5.8 Public Announcements. The Company and Parent shall consult with each other before issuing, and will provide each other the opportunity to review, comment upon and concur with, and use commercially reasonable efforts to agree on, any press release or other public statements with respect to the Transactions, including the Merger, and shall not issue any such press release or make any such public statement without the prior written consent of the other party (which shall not be unreasonably withheld, delayed or conditioned), except as either party, after consultation with outside counsel, may determine is required by applicable Law, court process or by obligations pursuant to any listing agreement with the NYSE if it has used commercially reasonable efforts to consult with the other party prior thereto regarding the timing, scope and content of any such press release or public statement; provided, however, that no such consultation shall be required pursuant to this Section 5.8 to make any disclosure expressly permitted by Section 5.2(e) or 5.2(f). The parties hereto agree that the initial press release to be issued with respect to the Merger and the other Transactions shall be in the form agreed to by the parties.

Section 5.9 Delisting. Prior to the Closing, the Company agrees to cooperate with Parent in a commercially reasonable manner with respect to the delisting of the Company Common Stock from the NYSE and the termination of the Company’s registration under the Exchange Act after the Effective Time.

Section 5.10 Benefits and Personnel.

(a) During the period commencing at the Effective Time and ending one (1) year after the Effective Time (the “Benefit Protection Period”), the Surviving Corporation shall provide, or shall cause to be provided, to each Continuing Employee for so long as such Continuing Employee remains an employee of the Surviving Corporation (or a Subsidiary thereof), (i) base salary or base wage that is no less favorable than the base salary or base wage provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (ii) welfare benefits and perquisites that are substantially comparable in the aggregate to those provided by the Company and its Subsidiaries immediately prior to the Effective Time pursuant to the Company Plans as set forth on Section 3.15(a) of the Company Disclosure Letter (excluding any retirement benefits, non-qualified deferred compensation benefits, defined benefit pension benefits and post-retirement health, medical or life insurance benefits) and (iii) severance benefits that are no less favorable than the severance benefits provided by the

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Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time as set forth on Section 5.10(a)(iii) of the Company Disclosure Letter; provided, however, that the requirements of this sentence shall not apply to Continuing Employees who are covered by a Bargaining Agreement.

(b) In the event that the Closing Date occurs during the 2019 fiscal year, the Company shall be permitted to finally and conclusively determine the amounts payable under the Company Bonus Plans in respect of the 2019 fiscal year based on target performance, and shall pay seventy-five percent (75%) of such amounts as soon as administrative practicable following the Closing Date (such amount, the “Pre-Closing Bonus”). Following completion of the 2019 fiscal year, in accordance with the performance measures established by the Compensation Committee under the Company Bonus Plans and in effect as of the date of this Agreement, the Surviving Corporation shall finally and conclusively determine the amounts payable under the Company Bonus Plans in respect of the full 2019 fiscal year performance actually achieved (such amount, the “Full Year Bonus”) and at the time annual bonuses have historically been paid by the Company, shall pay to each Continuing Employee an amount equal to the positive difference (if any) of the Full Year Bonus less the Pre-Closing Bonus (such amount, the “Top-up Bonus”), it being understood that no payment shall be made in the event the aforementioned calculation yields a negative result and in no event shall any portion of a Pre-Closing Bonus be subject to clawback or recoupment by the Surviving Company or Parent in the event the aforementioned calculation yields a negative result. In the event that prior to payment of the Top-up Bonus, a Continuing Employee’s employment is terminated by Parent or the Surviving Corporation in a manner qualifying such employee for severance pursuant to the arrangements set forth on Section 5.10(a)(iii) of the Company Disclosure Letter, such employee shall be paid his or her Top-up Bonus (if any) based on actual full 2019 fiscal year performance pursuant to the terms and conditions set forth in this Section 5.10(b) at the time annual bonuses have historically been paid by the Company. The Surviving Corporation shall administer this Section 5.10(b) in a manner that avoids duplication of benefits with respect to any overlapping right to a pro-rated bonus under a Company Plan. In the event that the Closing Date occurs after the end of the 2019 fiscal year, then the amounts payable under the Company Bonus Plans in respect of the 2019 fiscal year will be determined based upon actual achievement in the ordinary course and at the time annual bonuses have historically been paid by the Company.

(c) To the extent permissible and practicable under any employee benefit plans of Parent that are adopted or established during the Benefit Protection Period (“Parent Plans”), Parent shall (i) with respect to any Parent Plans that are group health plans in which the Continuing Employees participate following the Effective Time and during the Benefit Protection Period, use commercially reasonable efforts to (a) cause any pre-existing conditions or limitations and eligibility waiting periods to be waived with respect to the Continuing Employees and their eligible dependents and (b) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (ii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent Plan in which the Continuing Employees participate following the Effective Time and during the Benefit Protection Period, as if such service had been performed with Parent, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

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(d) Parent hereby acknowledges that the transactions contemplated by this Agreement shall constitute a “change in control,” “change of control” or term or concept of similar import of the Company and its Subsidiaries under the terms of the Company Plans. From and after the Effective Time, the Surviving Corporation shall honor all obligations and rights under the Company Plans in accordance with their terms.

(e) Nothing contained in this Agreement, including this Section 5.10, shall (i) be construed as requiring Parent or any of its Subsidiaries (including the Surviving Corporation) to continue or adopt any specific plans or to continue the employment of any specific Person, (ii) be treated as an amendment or other modification of any employee benefit plan or arrangement, (iii) limit the right of Parent, the Surviving Corporation or any of their respective Affiliates to amend, terminate or otherwise modify any employee benefit plan or arrangement sponsored by Parent, the Surviving Corporation or any of their Affiliates following the Closing Date or (iv) create any third-party beneficiary rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain.

Section 5.11 Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, as the case may be, of (i) the occurrence or non-occurrence of any event of which would reasonably be expected to cause any representation or warranty of the notifying party to be untrue or inaccurate at the Closing Date such that any of the conditions to the Closing set forth in Article VI would fail to be satisfied, and (ii) any failure by the notifying party to comply with or satisfy any covenant or other agreement to be complied with by it hereunder such that any of the conditions to the Closing set forth in Article VI would fail to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not limit or otherwise affect any remedies available to Parent or the Company, as the case may be.

Section 5.12 Certain Litigation. The Company shall promptly advise Parent, and Parent shall promptly advise the Company, as the case may be, of any Action commenced (or to the Knowledge of the Company or the Knowledge of Parent (as applicable), threatened) after the date of this Agreement against such party, any of its Subsidiaries or any of its directors by any stockholder relating to this Agreement, the Merger or any of the other Transactions, and such party shall keep the other party reasonably informed regarding any such litigation. The Company (a) shall give Parent a reasonable opportunity to participate in the defense of (or any settlement discussions with respect to) any such Action against the Company, any of its Subsidiaries or any of its directors, (b) shall keep Parent informed as to the status thereof and (c) shall not settle, compromise, come to an agreement regarding or cease defending against (or agree or consent to any of the foregoing with respect to) any such Action against the Company, any of its Subsidiaries or any of its directors without the prior written consent of Parent.

Section 5.13 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Common Stock and any other dispositions of equity securities of the Company (including derivative securities) resulting from the Merger or any of the other Transactions by each individual who is subject to

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the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14 Company’s Financing Cooperation.

(a) From the date of this Agreement to the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms, at the sole cost and expense of Parent and Merger Sub, the Company shall use its commercially reasonable efforts, and shall use its commercially reasonable efforts to cause its Subsidiaries and their respective officers, employees, advisors and Representatives to use their commercially reasonable efforts, to provide such reasonable and customary cooperation and information as may be reasonably requested by Parent in connection with the arrangement and consummation of the Debt Financing.

(b) Without limiting the generality of the foregoing provisions of this Section 5.14, such assistance shall include, to the extent reasonably requested by Parent, using commercially reasonable efforts to take the following actions:

(i) assisting Parent and Merger Sub in preparing a customary rating agency presentation for the Debt Financing;

(ii) providing to Parent (A) the Financing Information (it being understood that any Financing Information shall be deemed to have been provided to Parent on the date such Financing Information is publicly filed by the Company with the SEC) and (B) other documents and information (in the case of such other documents and information, to the extent reasonably requested by Parent) necessary to permit Parent to prepare a customary preliminary offering memorandum or preliminary private placement memorandum for use in a “high-yield road show” relating to any permanent financing consummated in lieu of any part or all of the Debt Financing, including all Company information, financial statements and financial data that is customarily included in an offering memorandum with respect to a private placement of high-yield debt securities pursuant to Rule 144A under the Securities Act and any other information reasonably requested by Parent in connection with customary 10b-5 diligence; provided that the Company shall not be obligated to provide (A) information regarding any pro forma financial statements or post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing, (B) a description of all or any component of the Financing, including any “description of notes” or other information customarily provided by the Debt Financing Sources or their counsel, (C) risk factors relating to all or any component of the Financing, (D) separate subsidiary financial statements or any other information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X or “segment reporting”, and (E) Compensation Discussion and Analysis required by Item 402 of Regulation S-K;

(iii) assisting Parent and Merger Sub (including providing customary representation letters) in obtaining customary accountants’ comfort letters and accountants’ consents with respect to the consolidated financial statements of the Company and its Subsidiaries from the auditors of the Company, as applicable, for use in any “high-yield road show” relating to any permanent financing consummated in lieu of any part or all of the Debt Financing;

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(iv) upon reasonable prior notice and at times and locations to be mutually agreed, participating (including by way of causing management, including the Company’s Chief Executive Officer and Chief Financial Officer to participate) in a reasonable number of diligence sessions, road shows, drafting sessions, conference calls and meetings with the Debt Financing Sources, rating agencies and prospective lenders/investors/equity co-investors reasonably necessary for the Financing and only to the extent customarily needed for financing of the type contemplated by the Debt Commitment Letter;

(v) (i) using commercially reasonable efforts to facilitate the execution and delivery by Parent and Merger Sub at the Closing of definitive and ancillary documents required in connection with or reasonably related to the Financing and (ii) assisting Parent in Parent’s preparation of documentation related to the refinancing of the mortgages, and using commercially reasonable efforts to facilitate the execution and delivery thereof at Closing;

(vi) assisting Parent and Merger Sub in obtaining customary payoff letters, Lien terminations, and instruments of discharge to be delivered at Closing to allow for the payoff, discharge and termination in full on the Closing Date of any indebtedness for borrowed money, bonds, debenture notes or other similar instruments of the Company or its Subsidiaries that Parent desires (upon reasonable prior notice to the Company) to payoff, discharge and terminate at Closing or that is otherwise subject to mandatory prepayment (howsoever described) as a result of the consummation of the Merger; provided the Company shall not be required to deliver any notice of prepayment or redemption or similar notice or document that is not conditioned on the consummation of the Transactions and if the Transactions are not consummated results in no liability to the Company;

(vii) providing customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders, containing a customary representation that any public-side version of such information does not include material non-public information, solely to the extent such information is provided by the Company or its Subsidiaries;

(viii) providing all documentation and other information about the Company and each of its Subsidiaries as is reasonably requested in writing by Parent at least five (5) Business Days prior to the Closing Date which is in connection with the Financing and relates to, and is reasonably required by, applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act; and

(ix) providing reasonable assistance to Parent for (i) the delivery of any solvency certificates by borrowers under the Financing, facilitating the granting and perfection of security interests in collateral (including releasing any liens on property or assets securing existing debt, conditional on the Closing) (ii) execution and delivery by Parent and Merger Sub of any pledge and security documents, mortgages, and mortgage loan documentation, currency or interest rate hedging agreements and other financing documents to facilitate the consummation of the Financing as promptly as practicable.

(c) Notwithstanding the foregoing or anything else contained herein to the contrary, nothing in this Section 5.14 shall require the Company, its Subsidiaries, their respective Affiliates or their respective Representatives (i) to execute or approve any agreements or definitive financing documents, including any credit or other agreements, pledge documents, security documents or other certificates in

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connection with the Financing, (ii) to provide cooperation or take any other action to the extent that it could reasonably be expected to interfere in any material respect with the business or operations of the Company, its Subsidiaries or any of their respective Affiliates, (iii) to provide cooperation to the extent that it could reasonably be expected to conflict with or violate any applicable Law or result in a breach of, or a default under, any contract to which the Company, its Subsidiaries or any of their respective Affiliates is a party, (iv) to provide cooperation to the extent that it could reasonably be expected to interfere with or adversely affect any commercial relationships with customers, suppliers or other parties, (v) to breach, waive or amend any terms of this Agreement, (vi) to provide cooperation to the extent it would cause any condition to the Closing set forth in Section 6.1, Section 6.2 or Section 6.3 to not be satisfied, or (vii) to violate any obligation of confidentiality binding on the Company, its Subsidiaries, their respective Affiliates or their respective Representatives or disclose any information that is legally privileged. Additionally, (A) none of the Company, its Subsidiaries or their respective Affiliates shall be required to pay or incur any fee or incur or assume any liability or obligation in connection with any Financing prior to the Closing (other than as are expressly reimbursable or payable by Parent or Merger Sub and except for the obligation to deliver the customary authorization letter referenced in Section 5.14(b)(vii) above), (B) none of the directors of the Company, its Subsidiaries or their respective Affiliates shall be required to authorize or adopt any resolutions approving the agreements, documents, instruments, actions and transactions contemplated in connection with the Financing, (C) except as set forth in Section 5.14(b)(vii), none of the Company, its Subsidiaries, their respective Affiliates or their respective Representatives shall be required, prior to the Closing, to make any representation to Parent or Merger Sub, any of their respective Affiliates, any lender, agent or lead arranger to any Financing, or any other Person with respect to any action under this Section 5.14, including as to solvency, or to deliver or require to be delivered any solvency or similar certificate or any legal opinion and (D) none of the Company, its Subsidiaries, their respective Affiliates or their respective Representatives shall be required to seek any amendment, waiver, consent or other modification under any Indebtedness. Nothing hereunder shall require any employee, officer, director or other Representative of the Company, its Subsidiaries, their respective Affiliates or their respective Representatives to deliver any certificate or other document or take any other action that would potentially result in personal liability to such employee, officer, director or other Representative.

(d) Notwithstanding anything to the contrary herein, a breach by the Company, its Subsidiaries or their respective Affiliates, officers, employees, advisors or representatives of their obligations under this Section 5.14 shall not constitute a breach of this Agreement or a breach for purposes of Article VII or a breach of the condition precedent set forth in Section 6.3, unless such breach directly results in a failure to condition of funding of the Debt Financing and the Debt Financing is not funded solely as a result of such breach.

Section 5.15 Parent and Merger Sub Financing Obligations.

(a) Each of Parent and Merger Sub agrees that, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article VII, it shall not, and it shall cause each of its Affiliates (other than Altice USA, Inc., Altice Europe N.V. and any of their respective Subsidiaries) not to, directly or indirectly, take any action with respect to the Financing that would, or would reasonably be expected to, individually or in the aggregate, cause Parent to fail to have

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funds at Closing sufficient to enable Parent to pay all amounts required to be paid by Parent or Merger Sub in cash in connection with the Merger and the Transactions.

(b) Parent and Merger Sub shall use their respective commercially reasonable efforts to take, or cause to be taken, as promptly as possible all actions and to do, or cause to be done, all things necessary, proper or advisable to timely arrange, maintain the effectiveness of and consummate the Financing on the terms and conditions described in or contemplated by the Financing Agreements (including complying with any request to exercise so called “flex” provisions and using commercially reasonable efforts to satisfy on a timely basis all conditions to funding in the Financing Agreements) in the amounts set forth therein.

(c) To the extent requested by the Company from time to time, Parent and Merger Sub shall (i) keep the Company informed on a reasonably current basis and in reasonable detail of its efforts to arrange and consummate the Financing, (ii) provide the Company with drafts (reasonably in advance of execution) and thereafter complete, correct and executed copies of all Financing Agreements. Parent and Merger Sub shall seek to enforce their respective rights under all Financing Agreements. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt (and in any event within 24 hours) written notice (i) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to result in breach or default) by Parent, Merger Sub, or any other party to any Financing Agreements, (ii) if any portion of the Financing contemplated by the any Financing Agreement is not expected to be available for the Closing, (iii) of the receipt of any written notice or other written communication from any party to any Financing Agreement with respect to any actual or potential breach, default, termination or repudiation by any party to any Financing Agreement or dispute or disagreement between or among any parties thereto (but excluding, for the avoidance of doubt, any ordinary course negotiations with respect to the terms of the Financing or the Financing Agreements), and (iv) of any expiration or termination of any Financing Agreement.

(d) Parent and Merger Sub shall not (without the prior written consent of the Company) consent or agree to any amendment, supplement, modification or replacement of any of the Financing Agreements (including cancellation of commitments thereunder except as contemplated in any Financing Agreement upon a funding into escrow) if such amendment, supplement, modification or replacement could reasonably be expected to (i) impair, delay or prevent the consummation of the Merger and the Transactions, (ii) reduce (or could have the effect of reducing) the aggregate amount of net proceeds of the Financing, (iii) impose new or additional conditions or otherwise expand, amend or modify any of the conditions to the receipt of the Financing or (iv) otherwise adversely affect the ability of Parent or Merger Sub to timely consummate the Merger or the Transactions or adversely impact the ability of Parent or Merger Sub to enforce their rights against the other parties to the Financing Agreements (including any right to seek or obtain specific performance of the Financing Agreements); provided that, it is understood and agreed that Parent may amend the Financing Agreements to add lenders, arrangers, bookrunners, agents, managers or other Debt Financing Sources that have not executed the Financing Agreements and amend titles, allocations and the fee arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers or Debt Financing Sources if any such amendment could not reasonably be expected to prevent or materially delay the consummation of the Merger or the Transactions.

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(e) Promptly following any amendment, supplement or modification of any Financing Agreement made in compliance with the provisions of this Agreement or the entry to any Contract or other documentation evidencing the financing contemplated by any Debt Financing Agreement, Parent shall provide a copy thereof (redacted if necessary where appropriate and customary) to the Company and the term “Debt Financing Agreements” shall mean the Debt Financing Agreements as so amended, supplemented or modified, and any Contract or other documentation evidencing the financing contemplated by any Debt Financing Agreement, and Parent’s obligations under Section 5.14 shall apply with respect thereto.

(f) Notwithstanding anything contained in this Section 5.15 (but subject to the Company complying in all material respects with its obligations under this Section 5.15), in no event shall Parent or Merger Sub be required (x) to amend or waive any of the terms or conditions of the Financing Agreements or pay any fees in excess of or not contemplated thereunder or (x) to consummate the Closing any earlier than the time set forth in Section 2.4.

(g) Without limiting the foregoing provisions of this Section 5.15, Parent shall take or cause to be taken the following actions in a timely manner:

(i) execute and deliver all agreements and other documents necessary for the full Equity Commitment to be funded in accordance with the terms of the Equity Commitment Letter;

(ii) pay all fees required to be paid under the Equity Commitment Letter;

(iii) keep the Debt Commitment Letter in place and to enter into and keep in place the all documentation contemplated by the Debt Commitment Letter, including any Financing Agreements;

(iv) facilitate the completion of any required due diligence by the Debt Financing Sources in connection with Financing Agreements; and

(v) comply with all terms of the Equity Commitment Letter.

(h) At any time that Parent or any of its Subsidiaries have obtained any of the Financing, Parent shall not comingle such funds with any other assets of Parent or its Subsidiaries and shall deposit, or cause to be deposited, such funds in a segregated account to be drawn only to pay all amounts required to be paid by Parent or Merger Sub in cash in connection with the Merger and the Transactions.

(i) In the event of any event or circumstance that would reasonably be expected to make all or any portion of the Financing unavailable on the terms and conditions in the Financing Agreements (including, as necessary, any “flex terms” applicable thereto or any related fee letter) (any such event or circumstance, a “Financing Failure Event”), Parent shall use its commercially reasonable efforts to obtain, or cause to be obtained, alternative financing, including from alternative sources, in an amount sufficient to replace any unavailable portion of the Financing (“Alternative Financing”) as promptly as practicable following the occurrence of such Financing Failure Event, containing conditions to draw, conditions to Closing and other terms that could reasonably be expected to affect the availability thereof that (A) are not more onerous in any respect than those conditions and terms contained in the applicable Financing Agreement under which the portion of the Financing is being replaced and (B) could not reasonably be

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expected to delay the Closing or make the Closing materially less likely to occur. The provisions of this Section 5.15 shall be applicable to the Alternative Financing, and, for the purposes of this Section 5.15, all references to the Financing shall be deemed to include such Alternative Financing.

(j) Notwithstanding the foregoing, Parent and Merger Sub acknowledge and agree that the obtaining of the Financing (or any other financing) is not a condition to Closing.

Section 5.16 Indemnification Related to Financing. Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective directors, officers, employees, accountants, consultants, legal counsel, agents, investment bankers and other Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Financing and the performance of their respective obligations under Section 5.14 (including any action taken in accordance with Section 5.14) and any information utilized in connection therewith (other than to the extent arising from the willful misconduct, gross negligence, fraud or bad faith of such indemnified Person). If this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii) and the Closing does not occur, Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented costs and expenses incurred by the Company or its Subsidiaries in connection with Section 5.14 (including those of its accountants, consultants, legal counsel, agents, investment bankers and other Representatives). Neither the Company nor any of its Affiliates shall have any liability to Parent or Merger Sub in respect of any Financing Information, or other financial information or data or other information provided pursuant to Section 5.14, other than to the extent arising from the willful misconduct, gross negligence, fraud or bad faith of the Company or its Affiliates.

Section 5.17 Approval of Sole Stockholder of Merger Sub; Obligations of Merger Sub.

(a) Parent shall execute and deliver to the Company as soon as practicable following the execution of this Agreement, in accordance with applicable Law and its organizational documents, in its capacity as sole stockholder of Merger Sub, a written consent adopting the plan of merger contained in this Agreement.

(b) Parent shall take all action reasonably necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement and to consummate the Merger and the other Transactions upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to and in accordance with this Agreement.

Section 5.18 Transfer Taxes. All transfer, conveyance, documentary, sales, use, stamp, registration and other similar Taxes and fees imposed with respect to the Merger or the transfer of Company Common Stock pursuant to the Merger shall be borne by Parent or the Company and expressly shall not be a liability of the stockholders of the Company.

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ARTICLE VI

CONDITIONS TO OBLIGATIONS OF THE PARTIES

Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver in writing at or prior to the Closing of the following conditions:

(a) Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Antitrust Waiting Periods. The waiting period (and any extensions thereof) applicable to consummation of the Merger under the HSR Act shall have expired or been subject to early termination and such of the approvals listed on Section 6.1(b) of the Company Disclosure Letter as may be required shall have been granted, or shall be deemed to have been granted, pursuant to the Laws applicable in the relevant jurisdiction.

(c) No Injunctions or Restraints. No Law, Order, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction, shall be in effect, or be pending, which prohibits, renders illegal or enjoins the consummation of the Merger or any of the other Transactions.

(d) CFIUS Approval. CFIUS shall have provided a written notice that it has determined that it has concluded action and there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement, or if CFIUS has sent a report to the President of the United States requesting the President’s decision with respect to the transactions contemplated by this Agreement, then (A) the President shall have announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or (B) having received a report from CFIUS requesting the President’s decision, the President shall not have taken any action after fifteen (15) days from the date the President received such report from CFIUS (“CFIUS Approval”).

Section 6.2 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction, or waiver in writing by the Company, at or prior to the Closing of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of Parent and Merger Sub contained in Section 4.1, Section 4.2, Section 4.3, Section 4.5, and Section 4.6 shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date).

(ii) The other representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), and, in the case of this paragraph, interpreted without

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giving effect to any Parent Material Adverse Effect or materiality qualifications, except where all failures of such representations and warranties referred to in this paragraph to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied, in all material respects, with each of its covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate. The Company shall have received a certificate of an executive officer of Parent, dated the Closing Date, as to the satisfaction of the conditions set forth in Section 6.2(a) and Section 6.2(b).

Section 6.3 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction, or waiver in writing by Parent, at or prior to the Closing of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company contained in Section 3.1, Section 3.2(a) (except for any inaccuracies that represent $100,000 or less in total value), Section 3.2(b), Section 3.4, Section 3.8 (clause (a) only), Section 3.19, Section 3.21 and Section 3.22 shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date).

(ii) The other representations and warranties of the Company contained in this Agreement shall be true and correct in all respects both as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), and, in the case of this paragraph, interpreted without giving effect to any Company Material Adverse Effect or materiality qualifications (other than the representations and warranties made in Section 3.7(b)), except where all failures of such representations and warranties referred to in this paragraph to be true and correct, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied, in all material respects, with each of its covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Effect that, individually or in the aggregate, has had a Company Material Adverse Effect.

(d) Officer’s Certificate. Parent and Merger Sub shall have received a certificate of an executive officer of the Company, dated the Closing Date, as to the satisfaction of the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c).

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ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination. This Agreement may be terminated and the Merger (and the other Transactions) may be abandoned at any time prior to the Effective Time, by action taken by the Board of Directors of the terminating party or parties, whether before or after receipt of the Company Stockholder Approval:

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by either Parent or the Company, if:

(i) the Effective Time shall not have occurred on or before December 13, 2019 (the “Outside Date”); provided, that the Outside Date may be extended for a period not to exceed ninety (90) days by either party by written notice to the other party if the Merger shall not have been consummated as a result of the condition set forth in Section 6.1(b) or Section 6.1(d) failing to have been satisfied but each of the other conditions to the consummation of the Merger set forth in Article VI has been satisfied or waived or remains reasonably capable of satisfaction as of the original Outside Date; provided, further, that the right to terminate this Agreement pursuant to this clause (b)(i) shall not be available to the party seeking to terminate this Agreement if such party’s breach of this Agreement has materially contributed to the failure of the Effective Time to occur;

(ii) the Company Stockholder Approval shall not have been obtained at the Company Stockholders’ Meeting (which convened and at which the polls were closed after a vote of the Company Stockholders), or at any adjournment or postponement thereof taken in accordance with this Agreement; or

(iii) any Governmental Authority shall have issued or granted an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger (or any of the other Transactions) and such Order or other action is, or shall have become, final and non-appealable;

(c) by the Company, if:

(i) at any time prior to the receipt of the Company Stockholder Approval, the Company Board authorizes the Company to enter into a Superior Proposal Agreement in accordance with Section 5.2(e); provided, however, that the Company may terminate this Agreement pursuant to this Section 7.1(c)(i) if and only if the Company (x) has complied with Section 5.2 in all material respects, (y) has paid the Company Termination Fee (and if required to be paid concurrently with the Company Termination Fee pursuant to Section 7.3(d), the Expense Reimbursement) prior to or concurrently with such termination, and (z) enters into the Superior Proposal Agreement concurrently with such termination;

(ii) provided that the Company is not then in breach in any material respect of any of its obligations under this Agreement, if (A) there is any continuing inaccuracy in the representations and warranties of Parent and Merger Sub set forth in this Agreement, or (B) Parent or Merger Sub are then failing to perform any of their covenants or other agreements set forth in this Agreement, in either case ((A) or (B)), (x) such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as applicable, would not be satisfied as of the time of such termination and (y) such breach is not reasonably capable of being

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cured by the Outside Date or shall not have been cured within thirty (30) days after written notice thereof shall have been received by Parent;

(d) by Parent, if

(i) (A) the Company Board has effected a Company Adverse Recommendation Change or (B) there has been any breach in any material respect on the part of the Company or any of its Subsidiaries or Representatives of Section 5.2 or Section 5.3 prior to obtaining the Company Stockholder Approval;

(ii) provided that Parent is not then in breach in any material respect of any of its obligations under this Agreement, (A) there is any continuing inaccuracy in the representations and warranties of the Company set forth in this Agreement, or (B) the Company is then failing to perform any of its covenants or other agreements set forth in this Agreement, in either case ((A) or (B)), (x) such that the conditions set forth in Section 6.3(a), Section 6.3(b) or Section 6.3(c) as applicable, would not be satisfied as of the time of such termination and (y) such breach is not reasonably capable of being cured by the Outside Date or shall not have been cured within thirty (30) days after written notice thereof shall have been received by the Company; or

(iii) since the date of this Agreement there shall have occurred any Effect that, individually or in the aggregate, has had a Company Material Adverse Effect and such Effect is not reasonably capable of being cured by the Outside Date.

Section 7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become null and void and have no effect and the obligations of the parties under this Agreement shall terminate, except for the obligations set forth in Section 5.4(b), Section 5.16, this Section 7.2, Section 7.3, as well as Article VIII, each of which shall survive termination of this Agreement; provided, however, that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

Section 7.3 Payments.

(a) Company Termination Fee. The Company shall pay Parent a one-time non-refundable fee equal to One Hundred Ten Million, Eight Hundred Sixty Thousand Dollars ($110,860,000) (the “Company Termination Fee”) in the event that

(i) the Company terminates this Agreement pursuant to Section 7.1(c)(i);

(ii) Parent terminates this Agreement pursuant to Section 7.1(d)(i); or

(iii) (A) either Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(i) or Section 7.1(b)(ii), or Parent terminates this Agreement pursuant to Section 7.1(d)(ii) or Section 7.1(d)(iii), (B) prior to such termination, any Person or group of Persons shall have made a bona fide Alternative Transaction Proposal (whether made publicly by such Person or group of Persons or as a result of any other public disclosure by any Person or group of Persons or privately to the Company Board) and such proposal shall not have been unequivocally and, if appropriate, publicly, terminated or

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withdrawn prior to the termination of this Agreement referred to in this Section 7.3(a)(iii), and (C) at any time after the date of this Agreement and prior to the fifteen (15) month anniversary of the termination of this Agreement, the Company enters into a definitive agreement with respect to, or recommends to the Company Stockholders and subsequently consummates, any Alternative Transaction Proposal (for purposes of this clause (iii)(C), the applicable percentages in the definition of “Alternative Transaction” as used in the definition of “Alternative Transaction Proposal” shall be eighty percent (80%) rather than ten percent (10%)).

(b) Expense Reimbursement.

(i) In the event that either Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(i), Section 7.1(b)(ii), the Company terminates this Agreement pursuant to Section 7.1(c)(i) or Parent terminates this Agreement pursuant to Section 7.1(d), then the Company shall pay to Parent the reasonable and documented out-of-pocket fees and expenses incurred by Parent and its Subsidiaries in connection with the Merger and the other Transactions, whether incurred before or after the date of this Agreement, including reasonable and documented out-of-pocket fees and expenses incurred in connection with its investigation, structuring, negotiation, due diligence, and financial, operating, legal and other analysis, as well as costs and expenses related to the Financing, with respect to the Merger and the other Transactions, in an aggregate amount not to exceed four million Dollars ($4,000,000) (the “Expense Reimbursement”).

(ii) Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement, the Merger and the other Transactions.

(c) Parent Termination Fee. Parent shall pay to the Company a one-time non-refundable fee equal to Two Hundred Twenty-One Million, Seven Hundred Ten Thousand Dollars ($221,710,000) (the “Parent Termination Fee”) in the event that the Company or Parent terminates this Agreement pursuant to Section 7.1(b)(i), or the Company terminates this Agreement pursuant to Section 7.1(c)(ii), and in any such case the sole reason Parent was unable to consummate the Closing in accordance with Section 2.4 was a Financing Failure Event with respect to the Debt Financing. Notwithstanding anything to the contrary in this Agreement, the Parties agree that the Company’s right to receive the Parent Termination Fee, if payable pursuant to this Section 7.3(c), shall, notwithstanding anything set forth in Section 8.12 to the contrary, be the sole and exclusive remedy of the Company and its Affiliates, and any respective past, current or future direct or indirect equity holder, controlling Person, general or limited partner, stockholder, member, manager, director, officer, incorporator, employee, agent, Affiliate, assignee, attorney, consultant, representative, principal or financing source of the Company or any of its Affiliates (a “Company Non-Recourse Related Party”), against any Parent Non-Recourse Related Party, Financing Source or any other sources of the Financing (and any respective past, current or future direct or indirect equity holder, controlling Person, general or limited partner, stockholder, member, manager, director, officer, incorporator, employee, agent, Affiliate, assignee, attorney, consultant, representative, principal or financing source of such source) for any loss suffered due to the failure of the Closing to occur, and other than the payment of a single Parent Termination Fee, no Parent Non-Recourse Related Party shall have any liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby provided, however, that, nothing in this Section 7.3(c) shall limit or otherwise affect the right of the Company to specific performance as provided in Section 8.12 prior to a valid termination

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and until the Reverse Termination Fee has been paid in accordance with this Section 7.3. If this Agreement is terminated and the Reverse Termination Fee is paid to the Company in accordance with Section 7.3(c) and (d), no Company Non-Recourse Related Party shall be entitled to bring, and shall in no event support, facilitate or encourage the bringing of, any Action (under any legal theory, whether in Law or in equity, and in each case whether for breach of contract, in tort or otherwise) against a Parent Non-Recourse Related Party with respect to, arising out of or in connection with the failure of the Closing to occur or for a breach or failure to perform hereunder or under the Guaranty, the Equity Commitment Letter, the Debt Commitment Letter or otherwise, and the Company shall cause any such Action pending as of any termination of this Agreement to be dismissed with prejudice as promptly as practicable after such termination.

(d) Payment Procedures.

(i) The Company shall pay the Company Termination Fee to Parent, by wire transfer of same day funds, (i) prior to or concurrently with the termination of this Agreement in accordance with Section 7.1(c)(i), (ii) as promptly as practicable (and in any event within two (2) Business Days) after receipt of Parent’s termination notice pursuant to Section 7.1(d)(i) and (ii) concurrently with the consummation of the Alternative Transaction Proposal described in Section 7.3(a)(iii) (even if such consummation occurs after the end of such fifteen (15) month period). The Company shall pay the Expense Reimbursement to Parent, by wire transfer of same day funds, promptly (and in any event within two (2) Business Days) after such documentation is provided (and in the event Parent has previously provided to the Company the documentation referred to in Section 7.3(b)(i), prior to or concurrently with such termination) and (ii) in the case of termination by Parent as set forth in Section 7.3(b)(i), promptly (and in any event within two (2) Business Days) after Parent provides to the Company the documentation referred to in Section 7.3(b)(i). The Company shall not withhold any withholding taxes from any payment made to Parent pursuant to this Section 7.3, except to the extent required by applicable Law. Any amount so withheld shall be (i) remitted to the appropriate Tax Authority and (ii) treated for all purposes of this Agreement as having been paid to Parent.

(ii) Subject to satisfying the standard for triggering a Parent Termination Fee under Section 7.3(c) with respect to the Debt Financing, Parent shall pay the Parent Termination Fee to the Company, by wire transfer of same day funds, (i) prior to or concurrently with Parent’s termination of this Agreement in accordance with Section 7.1(b)(i), or (ii) as promptly as practicable (and in any event within three (3) Business Days) after receipt of the Company’s termination notice pursuant to Section 7.1(c)(ii). Parent shall not withhold any withholding taxes from any payment made to the Company pursuant to this Section 7.3, except to the extent required by applicable Law. Any amount so withheld shall be (i) remitted to the appropriate Tax Authority and (ii) treated for all purposes of this Agreement as having been paid to the Company.

(e) Company Acknowledgement. The Company, Parent and Merger Sub acknowledge and agree that the agreements contained in this Section 7.3 are integral parts of the Merger and the other Transactions, and that without these agreements, the Company, Parent and Merger Sub would not have entered into this Agreement and that the Company’s and Parent’s obligations under this Section 7.3 are not subject to, or conditioned upon, any approval or adoption of this Agreement by the Company Stockholders or Parent’s equityholders, respectively. Accordingly, if the Company or Parent fails to pay

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any amount due by it pursuant to this Section 7.3, such party shall pay all costs and expenses (including attorneys’ fees) incurred by the party (or its Affiliates) entitled to such amount in connection with enforcing this Section 7.3, together with interest on such amount or portion thereof at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made through the date of payment. The parties further acknowledge that none of the Company Termination Fee, the Parent Termination Fee and the Expense Reimbursement shall constitute a penalty but are liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which the Company Termination Fee and/or the Expense Reimbursement is payable, and the Company in the circumstances in which the Parent Termination Fee is payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger and the other Transactions, which amount would otherwise be impossible to calculate with precision. The parties acknowledge that the right to receive the Company Termination Fee and/or the Expense Reimbursement shall not limit or otherwise affect Parent’s right to specific performance as provided in Section 8.12.

ARTICLE VIII

GENERAL

Section 8.1 Expiration of Representations and Warranties; Survival of Certain Covenants and Agreements. None of the representations and warranties in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time. The terms of Article I and this Article VIII, as well as the covenants and other agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the consummation of the Merger.

Section 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent via electronic mail (with confirmation of a successful transmission) at the email address specified in this Section 8.2 prior to 5:00 p.m., local time of the receiving party, on a Business Day, (b) the first Business Day following the date of transmission, if such notice or communication is sent via electronic mail (with confirmation of a successful transmission) at the email address specified in this Section 8.2 (x) at or after 5:00 p.m., local time of the receiving party, on a Business Day or (y) on a day that is not a Business Day, (c) when received, if sent by an internationally recognized overnight courier (providing proof of delivery), or (d) upon actual receipt by the party to whom such notice is required or permitted to be given, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice). Notwithstanding the foregoing, in the case of any Parent Offer sent by email, such Parent Offer shall be deemed given and effective in accordance with this Section 8.2 so long as the email transmitting such Parent Offer by or on behalf of Parent is sent at or before 11:59 p.m., local time of the recipient, on the final day of the applicable five (5) or three (3) Business Day period referred to in Section 5.2(e).

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If to the Company:

Sotheby’s

1334 York Avenue

New York, NY 10021

Attention: Jonathan Olsoff

Email: jonathan.olsoff@sothebys.com

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY

Attention:     John P. Mead and Melissa Sawyer

Email:          meadj@sullcrom.com; sawyerm@sullcrom.com

If to Parent or Merger Sub:

BidFair MergeRight Inc.

c/o Ken Lefkowitz

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Jean-Luc Berrebi

BidFair USA LLC

c/o Ken Lefkowitz

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Jean-Luc Berrebi

with a copy to (which shall not constitute notice):

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY

Attention:     Kenneth Lefkowitz

Email:          ken.lefkowitz@hugheshubbard.com

Luther S.A.

Aerogolf Center—1B, Heienhaff, L-1736 Senningerberg

Luxembourg, Luxembourg

Attention:     Eric Sublon

Email:          eric.sublon@luther-lawfirm.com

Section 8.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more

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counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of executed copies of this Agreement and of executed signature pages in .pdf format by e-mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted in .pdf format by e-mail shall be deemed to be their original signatures for all purposes.

Section 8.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral (except the Confidentiality Agreement) among the parties with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT NOR MERGER SUB NOR THE COMPANY MAKES OR RELIES ON ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS, WARRANTIES OR INDUCEMENTS, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. No party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Except for the (i) provisions of Section 5.7 (which upon the Effective Time are intended to benefit the Indemnified Parties), (ii) Section 2.6 (which upon the Effective Time are intended to benefit the Company Stockholders), (iii) Section 2.8 (which upon the Effective Time are intended to benefit the holders of the Company Equity Awards), (iv) Section 8.16 (which upon the Effective Time are intended to benefit the Debt Financing Sources) and (v) Section 8.17 (which is intended to benefit the Parent Non-Recourse Related Parties), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

Section 8.5 Governing Law, Consent to Jurisdiction. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. Except as provided in Section 8.16, all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the Transactions shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, any state or federal courts located in the State of Delaware (and the appellate courts therefrom) in the event any dispute arises out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat

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such personal jurisdiction by motion or other request for leave from such courts or to assert that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or if, and only if, such court lacks subject matter jurisdiction, any state or federal courts located in the State of Delaware. Parent and Merger Sub agree that service of any process, summons, notice or document by registered or certified mail to the address set forth in Section 8.2 shall be effective service of process for any action, suit or proceeding brought against Parent or Merger Sub by the Company or any Indemnified Person in the Court of Chancery of the State of Delaware or if, and only if, such court lacks subject matter jurisdiction, any state or federal courts located in the State of Delaware, and Parent and Merger Sub further waive any argument that such service is sufficient.

Section 8.6 Amendments and Supplements. Prior to the Effective Time, and subject to Section 5.7 (Indemnification, Insurance) and Section 8.16 (Debt Financing Sources), this Agreement may be amended or supplemented at any time by additional written agreements signed by, or on behalf of the parties, as may mutually be determined by the parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the parties, whether before or after adoption of this Agreement by the Company Stockholders.

Section 8.7 Failure or Delay Not Waiver; Remedies Cumulative. No provision of this Agreement may be waived except by a written instrument signed by the party hereto against whom the waiver is to be effective. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties; provided, however, Parent may (a) designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub or (b) change its current organizational form to that of a corporation, in which events (a) and (b) all references herein to Merger Sub or Parent, respectively, shall be deemed references to such other subsidiary or to such corporation, as applicable, except that all representations and warranties made herein with respect to Merger Sub and Parent, respectively, as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary or to such corporation (with adjustments to representations and warranties as to Parent solely to reflect the change of its corporate form) as of the date of such designation; provided that in the case of clause (a) or clause (b) of this sentence, any such designation shall not materially impede or materially delay the consummation of the Transactions or otherwise materially impede the rights of the stockholders of the Company under this Agreement. Any purported assignment in violation of the preceding sentence shall be null and void ab initio. Subject to the preceding two sentences, this

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Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

Section 8.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

Section 8.10 Headings. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the greatest extent possible.

Section 8.12 Specific Performance.

(a) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (and, more specifically, that immediate and irreparable harm would likewise occur if the Merger or any of the Transactions were not consummated and the Company’s stockholders did not receive the aggregate consideration payable to them in accordance with the terms and subject to the conditions of this Agreement). It is accordingly agreed that, subject to the provisions of Section 7.3(c), the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if said Court of Chancery shall lack subject matter jurisdiction, any Federal court of the United States of America located in the County of New Castle, Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief, (ii) such party shall not allege, and such party hereby waives the defense or counterclaim, that there is an adequate remedy at law and (iii) hereby irrevocably waives any requirement for the security or posting of any bond or similar instrument in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

(b) The parties hereto further agree that (i) by seeking the remedies provided for in this Section 8.12, Parent and Merger Sub shall not in any respect waive their rights to seek any other form of relief that may be available to them under this Agreement (including damages) in the event that this

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Agreement has been terminated or in the event that the remedies provided for in this Section 8.12 are not available or otherwise are not granted, and (ii) nothing set forth in this Agreement shall require Parent or Merger Sub to institute any Action for (or limit Parent’s or Merger Sub’s right to institute any Action for) specific performance under this Section 8.12 prior or as a condition to exercising any termination right under Article VII or pursuing any other form of relief referred to in the preceding clause (i).

Section 8.13 Waiver of Jury Trial. EACH OF THE COMPANY, PARENT AND MERGER SUB HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS OR THE ACTIONS OF THE COMPANY, PARENT OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.13.

Section 8.14 Incorporation of Exhibits. The Company Disclosure Letter and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein; provided that any disclosure in the Company Disclosure Letter with respect to any particular representation or warranty shall only be deemed a disclosure with respect to any other representation or warranty to the extent the relevance of a disclosure or statement therein to a section of Article III is reasonably apparent on its face without independent inquiry.

Section 8.15 No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. Without in any way limiting the rights or obligations of any party hereto under this Agreement, prior to the Effective Time, (i) no party shall have the power by virtue of this Agreement to control the activities and operations of any other and (ii) no party shall have any power or authority by virtue of this Agreement to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 8.15.

Section 8.16 Debt Financing Sources. Notwithstanding anything to the contrary contained in this Agreement, except for claims by Next Alt Sarl, Parent or Merger Sub against the Debt Financing Sources pursuant to the Financing Agreements, (a) none of the parties hereto or any of their respective Affiliates nor any of their and their respective Affiliates’ directors, officers, employees, agents, partners, managers, controlling persons, representatives, members or stockholders shall have any rights or claims against any Debt Financing Source, in any way relating to this Agreement, the Merger, the Financing or any of the transactions contemplated hereby or thereby, or in respect of any oral representations made or alleged

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to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Financing Agreements or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise and (b) no Debt Financing Source shall have any liability (whether in contract, in tort or otherwise) to any party hereto or any of their respective Affiliates nor any of their respective Affiliates’ directors, officers, employees, agents, partners, managers, controlling persons, representatives, members or stockholders for any obligations or liabilities of any party hereto under this Agreement, the Merger or the Financing or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Financing Agreements or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise. In addition, in no event will any Debt Financing Source be liable for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortuous nature. If, notwithstanding the foregoing waivers, any claim is brought against the Debt Financing Sources, such claim will be governed by New York law and subject to the jurisdiction limitations and waiver of jury trial provisions set forth in the commitment letter as if fully set forth herein. The Debt Financing Sources are intended third party beneficiaries of this Section 8.16.

Section 8.17 Non-Recourse. Except as and to the extent provided in the Guaranty or the Equity Commitment Letter, neither the Guarantor nor the Equity Financing Source, and no past, current or future direct or indirect equity holder, controlling Person, general or limited partner, stockholder, member, manager, director, officer, incorporator, employee, agent, Affiliate, assignee, attorney, consultant, representative, guarantor, principal or financing source of Parent, Merger Sub or any Affiliate (including the Guarantor and Equity Financing Source) of Parent or Merger Sub (any such Person, a “Parent Non-Recourse Related Party”) shall have any liability for any liabilities of Parent or Merger Sub under this Agreement or for any Action based on, in respect of, or by reason of, the transactions contemplated hereby, and no past, current or future direct or indirect equity holder, controlling Person, general or limited partner, stockholder, member, manager, director, officer, incorporator, employee, agent, Affiliate, assignee, attorney, consultant, representative, principal or financing source of the Company or any Affiliate of the Company shall have any rights or claims against a Parent Non-Recourse Related Party under this Agreement, or for any Action based on, in respect of, or by reason of, the transactions contemplated hereby whether at law or equity, in contract, in tort or otherwise. The Parent Non-Recourse Related Parties are intended third party beneficiaries of this Section 8.17.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BIDFAIR USA LLC

By:	/s/ Jean-Luc Berrebi
Name: Jean-Luc Berrebi
Title: Authorized Representative

BIDFAIR MERGERIGHT INC.

By:	/s/ Jean-Luc Berrebi
Name: Jean-Luc Berrebi
Title: Authorized Representative

SOTHEBY’S

By:	/s/ Thomas S. Smith, Jr.
Name: Thomas S. Smith, Jr.
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

SOTHEBY’S

* * * * *

ARTICLE ONE

The name of the corporation is Sotheby’s (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The Corporation is authorized to issue one class of shares to be designated “Common Stock”. The amount of the total authorized capital stock of the Corporation is [1,000,000] shares of Common Stock with a par value of $0.01 per share.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation (the “Board of Directors”) is expressly authorized to make, alter or repeal the by-laws of the Corporation.

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ARTICLE SEVEN

Meetings of stockholders may be held within or outside of the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE EIGHT

1. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

2. The Corporation shall indemnify and hold harmless, including the advancement of expenses, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it presently exists or may hereafter be amended from time to time, any person (including the heirs, executors, administrators and estate of such person) who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, against all liability, loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

3. Neither any amendment nor repeal of this ARTICLE EIGHT, nor the adoption of any provision of this amended and restated certificate of incorporation inconsistent with this ARTICLE EIGHT, shall eliminate, reduce or otherwise adversely affect any right or protection existing under this ARTICLE EIGHT, in respect of any matter occurring, or any action or Proceeding accruing or arising or that, but for this ARTICLE EIGHT, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE NINE

The Corporation expressly elects not to be governed by §203 of the General Corporation Law of the State of Delaware.

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ARTICLE TEN

To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation or any of its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation or any of its subsidiaries. No amendment or repeal of this ARTICLE TEN shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

ARTICLE ELEVEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this amended and restated certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by the officer of the Corporation on [●] [●], 2019.

By:	/s/

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Exhibit B

AMENDED AND RESTATED

BY-LAWS

OF

SOTHEBY’S

(a Delaware corporation)

(the “Corporation”)

ARTICLE I

STOCKHOLDERS

Section 1.01 Annual Meeting. The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the Board of Directors of the Corporation. In lieu of an annual meeting, the directors may be elected by unanimous written consent of the stockholders. Directors may be elected by less than unanimous consent if all the directorships to which directors could be elected at an annual meeting are vacant and will be filled by such written consent.

Section 1.02 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by any director. At a special meeting of the stockholders, no business shall be transacted which is not related to the purpose or purposes stated in the notice of meeting.

Any special meeting of the stockholders shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the person or persons calling the meeting.

Section 1.03 Notice of Meetings. Written notice of each stockholders’ meeting, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes thereof, shall be given to the stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.

Section 1.04 Quorum. Except as otherwise provided in the certificate of incorporation or by law, at any meeting of the stockholders a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.

Section 1.05 Conduct of Meetings. The Chairman of the Board of Directors (or, if there is no Chairman of the Board, the Chief Executive Officer) shall preside over any meeting of the stockholders. In such person’s absence, such other person as shall have been designated by the Chief Executive Officer or the Board of Directors shall preside. The order of business at any meeting shall be as determined by the presiding officer.

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The presiding officer shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his or her judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.

If present, the Secretary shall act as secretary of any meeting of the stockholders. In the Secretary’s absence, such other person as the presiding officer shall designate shall act as secretary of the meeting.

It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.06 Voting. Except as otherwise provided in the certificate of incorporation or these by-laws, (i) every holder of capital stock which is entitled to vote shall be entitled to one vote for each share of such stock registered in the name of such stockholder, (ii) directors shall be elected by a plurality of the votes cast at the meeting by the holders of shares entitled to vote for the election of directors and (iii) any other corporate action shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.

Section 1.07 Stockholder Action Without a Meeting.

Except as otherwise provided in the certificate of incorporation, whenever the stockholders are required or permitted to take any action at any annual or special meeting, such action may be taken without a meeting, without prior notice and without a vote, if a consent in writing or by electronic transmission (including email), setting forth the action so taken, shall be signed or transmitted, respectively, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 1.08 Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than ten days after the date upon which the Board of Directors fixes such record date.

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ARTICLE II

BOARD OF DIRECTORS

Section 2.01 Number. Except as otherwise provided in the certificate of incorporation, the number of directors shall be the number fixed from time to time by the Board of Directors, by the stockholders or, in the case of the initial Board of Directors, shall equal one (subject to change as provided in this Section).

Section 2.02 Election and Term. At each annual meeting of the stockholders, directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation or removal.

Section 2.03 Meetings of the Board of Directors. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors, if any, by the President or by a majority of the directors in office at the time.

Section 2.04 Notice of Meetings. No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board of Directors. Nor need notice be given to any director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice. Notices need not state the purpose of the meeting.

Notice of each special meeting of the Board of Directors shall be given to each director either by first class mail at least three days before the meeting or by electronic transmission (including email), personal written delivery or telephone at least one day before the meeting. Any notice given by telephone shall be immediately confirmed by electronic transmission (including email). Notices are deemed to have been given: by mail, when deposited in the mail with postage prepaid; by electronic transmission (including email), at the time of sending; and by personal delivery or telephone, at the time of delivery. Written notices shall be sent to a director at the address or email address designated by him or her for that purpose, or, if none has been so designated, at his or her last known residence or business address.

Section 2.05 Quorum and Vote of Directors. Except as otherwise provided in the certificate of incorporation or by law, the sole member or all members of the Board of Directors, as the case may be, shall constitute a quorum for the transaction of business or of any specified item of business, and the sole member’s affirmative vote, or the affirmative unanimous vote of all members of the Board of Directors, as the case may be, shall be the act of the Board of Directors.

Section 2.06 Conduct of Meetings. The Chairman of the Board of Directors, if any shall preside at any meeting of the Board of Directors. In the absence of the Chairman of the Board of Directors, a chairman of the meeting shall be elected from the directors present. If present, the Secretary shall act as secretary of any meeting of the Board of Directors. In the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.07 Resignation of Directors. Any director of the Corporation may resign at any time by giving written notice to the stockholder of the Corporation or to the Board of Directors of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not

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specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.08 Removal of Directors. Except as otherwise provided in the certificate of incorporation or these by-laws, any director or the entire Board of Directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 2.09 Newly Created Directorships and Vacancies. Except as otherwise provided in the certificate of incorporation or these by-laws, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason including the removal of directors without cause may be filled by the affirmative unanimous vote of all members of the Board of Directors then in office, or by a sole remaining director.

Section 2.10 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these by-laws, but subject to the limitation of Section 141(c) of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

The provisions of Section 2.04 for notice of meetings of the Board of Directors shall apply also to meetings of committees, unless different notice procedures shall be prescribed by the Board of Directors.

Each such committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors and shall observe such other procedures as are prescribed by the Board of Directors.

2.11 Compensation of Directors. Each director shall be entitled to receive as compensation for his or her services as director or committee member or for attendance at meetings of the Board of Directors or committees, or both, such amounts (if any) as shall be fixed from time to time by the Board of Directors. Each director shall be entitled to reimbursement for reasonable traveling expenses incurred by him or her in attending any such meeting. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12 Telephonic Meetings. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee by means of conference telephone or similar communication equipment by means of which all persons participating

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in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 2.13 Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, upon the consent of the sole member or of all members of the Board of Directors, as the case may be, or the committee consent thereto in writing or by electronic transmission (including email), and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 2.14 Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the General Corporate Law of the State of Delaware, as it presently exists or may hereafter be amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (including the heirs, executors, administrators and estate of such person) who was or is a party or is threatened to be made a party to, or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was, at any time during which these by-laws are in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation, or is or was at any such time serving at the request of the Corporation as a director, officer, trustee, employee, or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans maintained or sponsored by the Corporation (all of such persons being hereafter referred to in this Article as a “Corporate Fiduciary”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while serving as a director, officer, trustee, employee or agent, against all liability, loss suffered and expenses (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred or suffered by him or her in connection with such action, suit, or proceeding and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Except as provided in Section 2.14 of these by-laws, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors. The rights to indemnification and advancement of expenses and the other rights conferred upon a Corporate Fiduciary in this Section 2.14 or other by-laws shall all be contract rights that vest at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to a Corporate Fiduciary who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the Corporate Fiduciary’s heirs, executors and administrators.

The Corporation shall pay the expenses (including attorneys’ fees) of any person entitled to indemnification pursuant to this Section 2.14 or the Certificate of Incorporation incurred in defending a civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding, such advances to be paid by the Corporation within twenty (20) days after receipt by the

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Corporation of a statement or statements from such Corporate Fiduciary requesting such advance or advances; provided, however that if the General Corporate Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon receipt by the Corporation of an undertaking by or on behalf of the Corporate Fiduciary to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that he or she is not entitled to be indemnified for such expenses by the Corporation as authorized in this Section 2.14 or otherwise.

To obtain indemnification under this Section 2.14, a Corporate Fiduciary shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Corporate Fiduciary and is reasonably necessary to determine whether and to what extent the Corporate Fiduciary is entitled to indemnification. Upon written request by a Corporate Fiduciary for indemnification pursuant to the first sentence of this Section 2.14, a determination, if required by applicable law, with respect to the Corporate Fiduciary’s entitlement thereto shall be made as follows: (1) (a) if requested by the Corporate Fiduciary, by Independent Counsel (as hereinafter defined), or (b) if no request is made by the Corporate Fiduciary for a determination by Independent Counsel, by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (2) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Corporate Fiduciary, or (3) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the Corporate Fiduciary, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two (2) years prior to the date of the commencement of the proceeding for which indemnification is claimed a “Change of Control” as defined in the Sotheby’s Restricted Stock Unit Plan, in which case the Independent Counsel shall be selected by the Corporate Fiduciary unless the Corporate Fiduciary shall request that such selection be made by the Board of Directors. If it is so determined that the Corporate Fiduciary is entitled to indemnification, payment to the Corporate Fiduciary shall be made within ten (10) days after such determination.

If a claim for indemnification or payment of expenses granted by this Section 2.14 is not paid in full within thirty (30) days after the a written claim pursuant to Section 2.14 of these by-laws has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is twenty (20) days), the Corporate Fiduciary may at any time thereafter file suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the Corporate Fiduciary has not met the standard of conduct which makes it permissible under the General Corporate Law of the State of Delaware for the Corporation to indemnify him or her for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or

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stockholders) to have made a determination prior to the commencement of such action that indemnification of the Corporate Fiduciary is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporate Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the Corporate Fiduciary has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Corporate Fiduciary has not met the applicable standard of conduct. If a determination shall have been made pursuant to Section 2.14 of these by-laws that the Corporate Fiduciary is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 2.14. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 2.14 that the procedures and presumptions of this by-law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this by-law.

The indemnification and advancement of expenses provided by or granted pursuant to this Section 2.14 shall not be deemed exclusive of any other rights to which any person seeking indemnification and advancement of expenses may have or hereafter acquire under any statute, certificate of incorporation, by-law, agreement, vote of stockholders or Disinterested Directors, or otherwise and cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination.

The Corporation may, to the extent authorized from time to time by the Board of Directors or the Chief Executive Officer, grant rights to indemnification and rights to advancement of expenses incurred in connection with any proceeding in advance of its final disposition, to any current or former employee or agent of the Corporation to the fullest extent of the provisions of this Section 2.14 with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.

Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability, expense or loss, whether or not the Corporation would have the power to indemnify him or her against such expense, liability or loss under the provisions of this Section 2.14. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

Section 2.15 Amendment or Repeal. Any amendment, alteration, repeal or modification of the by-laws in Section 2.14 that in any way diminishes, limits, restricts, adversely affects or eliminates any right of a Corporate Fiduciary or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

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Section 2.16 Definitions. For purposes of Section 2.14, (a) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Corporate Fiduciary and (b) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the Corporate Fiduciary in an action to determine the Corporate Fiduciary’s rights under Section 2.14.

Section 2.17 Notice. Any notice, request or other communication required or permitted to be given to the Corporation under Section 2.14 shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE III

OFFICERS

Section 3.01 Officer. The Corporation shall have one officer. The Board of Directors may alter the composition of the officers of the Corporation, to include a Chairman of the Board of Directors, and may also include a President, one or more Vice Presidents (who may be further classified by such descriptions as “executive,” “senior” or “group” as determined by the Board of Directors), a Controller, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers and other officers and agents, as the Board of Directors may deem necessary or desirable.

The officer shall have such authority and perform such duties, in addition to those specified in these by-laws, as may be prescribed by the Board of Directors from time to time. The Board of Directors may from time to time authorize the officer to appoint and remove any other officer or agent and to prescribe such person’s authority and duties. Any person may hold at one time two or more offices.

Section 3.02. Term of Office, Resignation and Removal. The officer shall hold office for the term for which elected or appointed by the Board of Directors, and until the person’s successor has been elected or appointed and qualified or until his or her earlier resignation or removal.

The officer may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

The officer may be removed by the Board of Directors, with or without cause. The election or appointment of an officer shall not of itself create contract rights.

Section 3.03 Chairman of the Board of Directors. The Chairman of the Board of Directors shall be the sole member, or a member, as the case may be, of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board of Directors and shall be the Chief Executive Officer of the Corporation, until the Board of Directors designates another Chief Executive Officer.

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Section 3.04 President. Unless there shall be a Chairman of the Board designated by the Board of Directors as the Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation. Subject to the control of the Board of Directors and the Chairman of the Board of Directors (if designated Chief Executive Officer), the President shall be responsible for the day-to-day management of the business and affairs of the Corporation and shall enjoy all other powers commonly incident to the office.

Section 3.05 Vice Presidents. Each of the Vice Presidents shall have such authority and perform such duties as may be prescribed from time to time.

Section 3.06 Treasurer and Assistant Treasurers. The Treasurer shall have the care and custody of all funds and securities of the Corporation, keep accounts of receipts and disbursements and of deposit or custody of moneys and other valuables and enjoy all powers commonly incident to the office.

In the case of the absence or inability to act of the Treasurer, any Assistant Treasurer may act in the Treasurer’s place.

Section 3.07 Secretary and Assistant Secretaries. The Secretary shall keep the minutes of the meetings of the stockholders and the Board of Directors and give notice of such meetings, have custody of the corporate seal and affix and attest such seal to any instrument to be executed under seal and enjoy all powers commonly incident to the office.

In the case of the absence or inability to act of the Secretary, any Assistant Secretary may act in the Secretary’s place.

Section 3.08 Controller and Assistant Controllers.

The Controller shall have control of all books of account of the Corporation (other than those to be kept by the Treasurer), render accounts of the financial condition of the Corporation and enjoy all powers commonly incident to the office.

In the absence or inability to act of the Controller, any Assistant Controller may act in the Controller’s place.

Section 3.09 Compensation. Compensation (if any) of officers, agents and employees of the Corporation shall be fixed from time to time by, or under the authority of, the Board of Directors.

ARTICLE IV

CAPITAL STOCK

Section 4.01 Form of Certificates. Unless otherwise provided by resolution of the Board of Directors, the shares of stock of the Corporation shall be represented by certificates which shall be in such form as is prescribed by law and approved by the Board of Directors.

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Section 4.02 Transfer of Shares. Transfers of shares of stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board of Directors or prescribed by applicable law.

The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

Section 4.03 Regulations. The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation, including without limitation such rules and regulations as may be deemed expedient concerning the issue of new certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE V

GENERAL PROVISIONS

Section 5.01 Corporate Seal. The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

Section 5.02 Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, any officer of the Corporation shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chief Executive Officer of the Corporation, or any other officer of the Corporation designated by the Chief Executive Officer of the Corporation, may also execute and deliver on behalf of the Corporation powers of attorney, consents, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation. The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.

Section 5.03 Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the certificate of incorporation, the Stockholders Agreement by and among the Corporation and its stockholders, as in effect from time to time, the General Corporation Law of the State of Delaware or any other applicable law, the provisions of these by-laws shall not be given any effect to the extent of such inconsistency.

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Section 5.04 Amendments. These by-laws and any amendments hereof may be amended, or repealed, and new by-laws may be adopted, either (i) by the affirmative vote of the sole member of the Board of Directors, or by the unanimous vote of all members of the Board of Directors, as the case may be, or (ii) upon submission by the Board of Directors to the stockholder for his consideration and vote or written consent, by the stockholder.

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EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

by and among

BIDFAIR USA LLC,

BIDFAIR MERGERIGHT INC.

and certain

STOCKHOLDERS OF SOTHEBY’S

Dated as of June 16, 2019

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 16, 2019 by and among the persons identified on Schedule I hereto (each, a “Stockholder” and collectively the “Stockholders”), BidFair USA LLC, a Delaware limited liability company (“Parent”), and BidFair MergeRight, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement and Plan of Merger dated as of the date of this Agreement (as amended from time to time, the “Merger Agreement”) by and among Parent, Merger Sub and Sotheby’s, a Delaware corporation (the “Company”).

WHEREAS, each Stockholder owns the number of shares of Company Common Stock set forth next to the name of such Stockholder on Schedule I (collectively, together with all shares of capital stock of the Company or other securities of the Company that such Stockholder purchases or otherwise acquires beneficial or record ownership of or becomes entitled to vote during the Restricted Period (as defined below), including by reason of any stock split, stock dividend, distribution, reclassification, recapitalization, conversion or other transaction, or pursuant to the vesting of restricted stock units or the exercise of options or warrants to purchase such shares or rights, the “Stockholder Shares”);

WHEREAS, the Board of Directors of the Company has approved this Agreement and the execution, delivery and performance thereof by the parties hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub, and the Company are entering into the Merger Agreement, which provides for, among other things, the merger of Merger Sub with and into the Company (with the Company surviving such merger as a wholly owned subsidiary of Parent) upon the terms and subject to the conditions set forth therein (the “Merger”);

WHEREAS, obtaining the Company Stockholder Approval is a condition precedent to the consummation of the Merger; and

WHEREAS, as a condition and inducement to Parent’s willingness to enter into the Merger Agreement, Parent has required each Stockholder to enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

Section 1 Covenants of the Stockholders.

(a) During the period beginning on the date of this Agreement and ending on the earliest of (x) the Effective Time, (y) the termination of the Merger Agreement in accordance with its terms and (z) the termination of this Agreement in accordance with its terms (the “Restricted Period”), each Stockholder hereby agrees:

(i) to be present, in person or represented by proxy, at the Company Stockholders’ Meeting (including any adjournment or postponement thereof) and all other meetings (whether annual or special and whether or not an adjourned or postponed meeting) of the

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stockholders of the Company, however called, to vote on any matter contemplated by this Agreement so that all of the Stockholder Shares will be counted for purposes of determining the presence of a quorum at such meeting;

(ii) at each such meeting, and at any adjournment or postponement thereof, to vote, or to cause the voting of, the Stockholder Shares in favor of: (1) the adoption of the Merger Agreement; (2) the Merger and the other transactions contemplated by the Merger Agreement, and (3) without limitation of the preceding clauses (1) and (2), any proposal to adjourn or postpone the Company Stockholders’ Meeting to a later date if there are not sufficient votes to adopt the Merger Agreement on the date on which the Company Stockholders’ Meeting is held; and

(iii) at each such meeting, and at any adjournment or postponement thereof, to vote, or to cause the voting of, the Stockholder Shares against: (1) any action, proposal, transaction or agreement that is intended or that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, prevent or delay the consummation of, or otherwise be inconsistent with, the Merger or any of the other transactions contemplated by the Merger Agreement, including: (aa) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries (other than the Merger); (bb) a sale, lease or transfer of any material asset of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its subsidiaries; (cc) an election of new members to the Board of Directors of the Company, other than nominees to the Board of Directors of the Company approved in writing by Parent; (dd) any change in the present capitalization or dividend policy of the Company or any of its subsidiaries or any amendment or other change to the Company’s certificate of incorporation or bylaws or the organizational documents of any subsidiary of the Company (other than pursuant to the Merger Agreement), except if approved in writing by Parent; or (ee) any other change in the corporate structure or business of the Company or any of its subsidiaries, except if approved in writing by Parent, (2) any Alternative Transaction Proposal and any action required or desirable in furtherance thereof or any other transaction, proposal, agreement or action made in opposition to the adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, (3) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, agreement, representation or warranty of the Company contained in the Merger Agreement or of such Stockholder contained in this Agreement, and (4) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Merger set forth in Article VI of the Merger Agreement not being fulfilled.

(b) During the Restricted Period, each Stockholder shall not, and shall cause such Stockholder’s controlled Affiliates not to, directly or indirectly, (i) solicit, initiate, propose or knowingly facilitate, induce or encourage any inquiries or the making of any proposal or offer that constitutes or would reasonably be expected to lead to an Alternative Transaction Proposal by any Person or group of Persons other than Parent and Merger Sub, (ii) enter into, continue or otherwise participate in any discussions or

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negotiations regarding, or furnish to any Person or group of Persons any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction Proposal; (iii) take any action to make the provisions of any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute, regulation, restriction or provision of the DGCL, the laws of any other jurisdiction or any other Law, the certificate of incorporation, bylaws, or other organizational or constitutive document or governing instruments of the Company or any of its subsidiaries, inapplicable to any Person (other than Parent and its subsidiaries), or to any transactions constituting or contemplated by an Alternative Transaction Proposal, or (iv) resolve or agree to do any of the foregoing (the activities in clauses (i) through (iv), collectively, the “Restricted Activities”); provided, however, that solely to the extent the Company may take any action with respect to a Superior Proposal or an Alternative Transaction Proposal that, in accordance with Section 5.2(b) or 5.2(e) of the Merger Agreement, the Board of Directors of the Company determines to be, or to be reasonably expected to lead to, a Superior Proposal, a Stockholder who has not breached this Section 1(b) may, at the Company’s request (and only for so long as the Company permits), engage in Restricted Activities if (and only for so long as) such Restricted Activities are permitted to be taken by the Company pursuant to Section 5.2(b) or 5.2(e) of the Merger Agreement; provided, further, however, that, with respect to any Stockholder that is Third Point LLC or any of its Affiliates, such Stockholder may engage in such Restricted Activities only if such Stockholder has given Parent written notice thereof prior to or as promptly as practicable after engaging in any such Restricted Activity.

(c) Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, any rights to seek appraisal or rights of dissent in connection with the Merger Agreement and the Merger, including under Section 262 of the DGCL, that such Stockholder may have with respect to the Stockholder Shares.

Section 2 Irrevocable Proxy. Each Stockholder hereby revokes any proxies that such Stockholder has heretofore granted with respect to such Stockholder’s Shares, hereby irrevocably constitutes and appoints Parent as attorney-in-fact and proxy in accordance with the DGCL for and on such Stockholder’s behalf, for and in such Stockholder’s name, place and stead, to: (a) attend any and all meetings of the stockholders of the Company; (b) vote the Shares of such Stockholder in accordance with the provisions of clause (A) of each of Sections 1(a)(ii) and (iii) at any such meeting; and (c) represent and otherwise act for such Stockholder in the same manner and with the same effect as if such Stockholder were personally present at any such meeting; provided, however, that the foregoing proxy shall only be permitted to be exercised by Parent or any designee or representative thereof as to any Stockholder in the event of a failure by such Stockholder to act in accordance with such Stockholder’s obligations as to voting pursuant to Section 1(a) (by submitting a duly completed proxy statement, proxy card or broker voting instruction card, as applicable) no later than the fifth Business Day prior to any meeting of the stockholders of the Company referred to in Section 1(a)(i). The foregoing proxy is coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder) until the end of the Restricted Period and shall not be terminated by operation of Law or upon the occurrence of any other event other than following a termination of this Agreement pursuant to Section 5.15. Each Stockholder authorizes such attorney-in-fact and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given in connection with the execution by Parent of the Merger Agreement and that such

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irrevocable proxy is given to secure the obligations of such Stockholder under Section 1. The irrevocable proxy set forth in this Section 2 is executed and intended to be irrevocable. Each Stockholder agrees not to grant any proxy that conflicts or is inconsistent with the proxy granted to Parent in this Agreement.

Section 3 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Parent, severally and not jointly, as follows:

3.1. Authorization. If such Stockholder is an individual, such Stockholder has all requisite capacity to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. If such Stockholder is not an individual, such Stockholder (i) is a corporation, partnership, limited liability company, trust or other entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of its jurisdiction of incorporation or organization, (ii) has all requisite power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby, and (iii) the execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Stockholder and no other proceedings on the part of any such Stockholder are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming the due execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, regardless of whether enforcement is sought in a proceeding at equity or law.

3.2. Consents and Approvals; No Violations.

(a) The execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby do not and will not require any filing or registration with, notification to, or authorization, permit, license, declaration, Order, consent or approval of, or other action by or in respect of, any Governmental Authority or the NYSE, other than any of the foregoing that such Stockholder may be required to make or effect pursuant to applicable laws.

(b) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated by this Agreement do not and will not (i) conflict with or violate any provision of the organizational documents of such Stockholder if such Stockholder is not an individual, (ii) conflict with or violate, in any respect, any Law applicable to such Stockholder or by which any property or asset of such Stockholder is bound, (iii) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments (including any right of acceleration of any royalties, fees, profit participations or other payments to any Person) pursuant to, any of the terms, conditions or provisions of any Contract to which

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such Stockholder is a party or by which any of such Stockholder’s properties or assets are bound or any Order or Law applicable to such Stockholder or such Stockholder’s properties or assets, or (iv) result in the creation of an Encumbrance on any property or asset of such Stockholder. If such Stockholder is a married individual and is subject to community property laws, such Stockholder’s spouse has consented to this Agreement and the transactions contemplated by this Agreement by having executed a spousal consent in the form attached hereto as Exhibit A.

3.3. Ownership of Stockholder Shares. Such Stockholder (i) is the sole beneficial owner of all of the Stockholder Shares listed next to the name of such Stockholder on Schedule I, free and clear of all Encumbrances other than those arising under this Agreement or applicable securities laws, (ii) has the sole voting power with respect to such Stockholder Shares and (iii) has not entered into any voting agreement (other than this Agreement) with or granted any Person any proxy (revocable or irrevocable) with respect to such Stockholder Shares (other than this Agreement). Except as set forth on Schedule I, as of the date hereof, neither such Stockholder nor any family member of such Stockholder (if such Stockholder is an individual) nor any of the controlled Affiliates of such Stockholder or of such family member of such Stockholder (or any trusts for the benefit of any of the foregoing) owns, of record or beneficially, or has the right to acquire any securities of the Company. As of the time of any meeting of the stockholders of the Company referred to in Section 1(a)(i), such Stockholder will be the sole beneficial owner of all of the Stockholder Shares listed next to the name of such Stockholder on Schedule I, free and clear of all Encumbrances, except with respect to any Stockholder Shares transferred pursuant to a Permitted Transfer (as defined hereinafter).

3.4. Independent Advice. Such Stockholder has carefully reviewed the Merger Agreement, the other documentation relating to the Merger and other transactions contemplated in the Merger Agreement referred to therein and this Agreement, and has had an opportunity to discuss the Merger Agreement, such other documentation and this Agreement with an attorney of his, her or its own choosing.

Section 4 No Transfers.

(a) Each Stockholder hereby agrees not to, during the Restricted Period, Transfer (as defined below), or cause to be Transferred, any Stockholder Shares owned of record or beneficially by such Stockholder, or any voting rights with respect thereto, or enter into any Contract with respect thereto. Each Stockholder hereby authorizes Parent to direct the Company to impose stop, transfer or similar orders to prevent the Transfer of any Shares on the books of the Company in violation of this Agreement.

(b) “Transfer” means (i) any direct or indirect sale, tender pursuant to a tender or exchange offer, assignment, encumbrance, disposition, pledge, hypothecation, gift or other transfer (by operation of law or otherwise), either voluntary or involuntary, of any capital stock or any interest (including any beneficial ownership interest) in any capital stock (including the right or power to vote any capital stock) or (ii) in respect of any capital stock or interest (including any beneficial ownership interest) in any capital stock, to directly or indirectly enter into any swap, derivative or other agreement, transaction or series of transactions, in each case referred to in this clause (ii) that has an exercise or conversion privilege or a settlement or payment mechanism determined with reference to, or derived from the value of, such capital stock, and that hedges or transfers, in whole or in part, directly or indirectly, the economic

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consequences of such capital stock or interest (including any beneficial ownership interest) in capital stock, whether any such transaction, swap, derivative or series of transactions is to be settled by delivery of securities, in cash or otherwise; provided, however, that, for the avoidance of doubt, if any Stockholder is not an individual, nothing in this Agreement shall restrict any direct or indirect Transfers of any limited partnership interests or other investment fund interests in such Stockholder. A “Transfer” shall not include the transfer of Shares by a Stockholder to such Stockholder’s estate, such Stockholder’s immediate family, to a trust for the benefit of such Stockholder’s family, upon the death of such Stockholder or to a controlled Affiliate of such Stockholder or a controlled Affiliate of Third Point LLC (each a “Permitted Transferee”) (each such transfer, a “Permitted Transfer”). Solely with respect to Thomas S. Smith, Jr., “Permitted Transfer” shall also include a Transfer of Shares to a charitable organization, provided, that (i) the aggregate amount of Shares included in all such Transfers to charitable organizations shall not exceed at any time 25% of the Shares listed next to his name on Schedule I and (ii) any such Transfer of Shares to a charitable organization shall be contingent upon the consummation of a purchase by Thomas S. Smith, Jr. of at least the same number of Shares no later than by the close of business on the applicable trading day, such that the number of Shares listed next to his name on Schedule I shall not exceed, at the close of business on any trading day, the aggregate number of Shares owned by him (any such Permitted Transfer that satisfies the requirements set forth in this proviso, a “Charitable Transfer”). As a condition to any Permitted Transfer (other than (x) in the case where the Permitted Transferee is already a party hereto or (y) in the case of a Charitable Transfer), the applicable Permitted Transferee shall be required to become a party to this Agreement by signing a joinder agreement hereto in form and substance reasonably satisfactory to Parent (each a “Joinder”). References to “the parties hereto” and similar references shall be deemed to include any later party signing a Joinder.

(c) Each Stockholder hereby agrees not to, and not to permit any entity under such Stockholder’s control to deposit any of such Stockholder’s Stockholder Shares in a voting trust or subject any of the Stockholder Shares to any arrangement with respect to the voting of the Stockholder Shares other than agreements entered into with Parent or Merger Sub.

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Section 5 General.

5.1. Notices. All notices, requests, claims, demands and other communications under this Agreement (each, a “Notice”) shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent via electronic mail (with confirmation of a successful transmission) at the email address specified in this Section 5.1 prior to 5:00 p.m., local time of the receiving party, on a Business Day, (b) the first Business Day following the date of transmission, if such notice or communication is sent via electronic mail (with confirmation of a successful transmission) at the email address specified in this Section 5.1 (x) at or after 5:00 p.m., local time of the receiving party, on a Business Day or (y) on a day that is not a Business Day, (c) when received, if sent by an internationally recognized overnight courier (providing proof of delivery), or (d) upon actual receipt by the party to whom such notice is required or permitted to be given, in each case to the parties at the addresses specified in this Section 5.1 (or at such other address for a party as shall be specified by like notice).

If to Parent or Merger Sub:

BidFair USA LLC/BidFair MergeRight Inc.

c/o Kenneth A. Lefkowitz

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Facsimile: +1 212 299-6557

Email: ken.lefkowitz@hugheshubbard.com

with a copy to (which shall not constitute notice):

Hughes Hubbard & Reed LLP

One Battery Park Plaza

New York, NY 10004

Attention: Kenneth A. Lefkowitz

Facsimile: +1 212 299-6557

Email: ken.lefkowitz@hugheshubbard.com

If to a Stockholder, at such Stockholder’s address set forth on Schedule I.

5.2. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by one or more of the parties and delivered to the other party/ies having signed a counterpart, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or in .pdf format by e-mail shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in .pdf format by e-mail shall be deemed to be their original signatures for all purposes.

5.3. Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and no party hereto is relying on any other oral

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Annex B

or written representation, agreement or understanding and no party makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement other than as set forth in this Agreement, and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies; provided, that the Company shall be a third party beneficiary of this Agreement with respect to Section 5.5 and the first sentence of Section 5.6 hereof.

5.4. Governing Law; Consent to Jurisdiction. All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the parties hereto (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or to the extent such court does not have subject matter jurisdiction, any state or federal courts located in the State of Delaware (and the appellate courts therefrom) in the event any dispute arises out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such courts or to assert that such courts are an inconvenient forum, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware or if, and only if, such court lacks subject matter jurisdiction, any state or federal courts located in the State of Delaware.

5.5. Amendments and Supplements. This Agreement may be amended or supplemented at any time by additional written agreements signed by Parent, Merger Sub and any one or more Stockholder(s), which written agreement(s) shall be effective against each of the parties that has signed such written agreement(s) (and not as to any party that has not signed such written agreement), as may mutually be determined by such parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the parties, whether before or after the adoption of the Merger Agreement by the stockholders of the Company; provided, that the Company’s prior written consent shall be required with respect to any amendment or supplement of this Agreement that would reasonably be expected to prevent or delay the consummation of the Merger in accordance with the terms of the Merger Agreement.

5.6. Failure or Delay Not Waiver; Remedies Cumulative. No provision of this Agreement may be waived except by a written instrument signed by the party against whom such waiver is to be effective; provided, that the Company’s prior written consent shall be required with respect to a waiver of any provision of this Agreement that would reasonably be expected to prevent or delay the consummation of the Merger in accordance with the terms of the Merger Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay on the party of any party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of any rights or remedies otherwise available.

5.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any

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Annex B

Stockholder without the prior written consent of Parent. Each of Parent and Merger Sub may assign their rights, interests or obligations under this Agreement to any of their respective Affiliates in conjunction with a valid assignment of its rights, interests or obligations under the Merger Agreement but otherwise neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by Parent or Merger Sub without the prior written consent of each Stockholder. Any purported assignment in violation of the preceding sentence shall be null and void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

5.8. Headings. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

5.10. Specific Performance.

(a) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall, prior to termination in accordance with Section 5.15, be entitled to an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) agrees that it shall not oppose the granting of any such relief on the basis that monetary damages provide a sufficient remedy and (ii) hereby irrevocably waives any requirement for the security or posting of any bond in connection with any such relief (it is understood that clause (i) of this sentence is not intended to, and shall not, preclude any party hereto from litigating on the merits the substantive claim to which such remedy relates).

(b) The parties hereto further agree that (i) by seeking the remedies provided for in this Section 5.10, Parent and Merger Sub shall not in any respect waive their rights to seek any other form of relief that may be available to them under this Agreement (including damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 5.10 are not available or otherwise are not granted, and (ii) nothing set forth in this Agreement shall require Parent or Merger Sub to institute any Action for (or limit Parent’s or Merger Sub’s right to institute any Action for) specific performance under this Section 5.10 prior to pursuing any other form of relief referred to in the preceding clause (i).

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Annex B

5.11. WAIVER OF JURY TRIAL. EACH OF EACH STOCKHOLDER, PARENT AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE STOCKHOLDERS, PARENT OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

5.12. Costs and Expenses. Each party to this Agreement will pay his, her or its own costs and expenses (including legal, accounting and other fees) relating to the negotiation, execution, delivery and performance of this Agreement.

5.13. No Joint Venture. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. Except as provided otherwise in Section 2, no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. Without in any way limiting the rights or obligations of any party hereto under this Agreement, prior to the Effective Time, (i) no party shall have the power by virtue of this Agreement to control the activities and operations of any other and (ii) no party shall have any power or authority by virtue of this Agreement to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 5.13.

5.14. Public Announcements. Except as required by Law or by the requirements of any stock exchange on which the securities of such Stockholder, Parent, Merger Sub or any of their respective Affiliates are listed, no party to this Agreement will make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media with respect to the foregoing without the Parent’s and the Stockholders’ prior written consent, provided, that the parties acknowledge and agree that the parties or some of them will be required to make securities law filings (including filing a Schedule 13D or amendments to any Schedule 13D previously filed by any party or by an Affiliate thereof) in connection with the execution and delivery of this Agreement and may be required to summarize the terms of and/or file a copy of this Agreement with any such filings.

5.15. Termination. This Agreement shall terminate on the earliest to occur of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; (c) the conclusion of the Company Stockholders’ Meeting (including any adjournment or postponement thereof) and any other meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the stockholders of the Company, however called, at which the vote in respect of the matters contemplated by this Agreement is taken; and (d) as to any particular Stockholder, the date of any amendment, waiver or modification of the Merger Agreement without such Stockholder’s prior written consent that has the effect of (i) decreasing the Merger Consideration, (ii) changing the form of Merger Consideration (in the case of each of subclauses (i) and (ii), payable to the stockholders of the Company pursuant to the Merger Agreement in effect on the date of this Agreement), (iii) to extend the Outside Date, or (iv) to impose any material restrictions or additional material conditions on the consummation of the Merger or the payment of the Merger Consideration or otherwise in a manner material and adverse to such Stockholder; provided, however, that in no event shall any Stockholder have any liability for any damages resulting from a breach of this Agreement other than in connection with a willful breach of this Agreement by such Stockholder. This Section 5.15 and the other provisions of this Section 5 shall survive any termination of this Agreement.

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Annex B

5.16. Rules of Construction. The provisions of Section 1.2 of the Merger Agreement shall mutatis mutandis apply to this Agreement. In addition, for purposes of this Agreement, no “portfolio company” of any Stockholder shall be deemed an Affiliate thereof.

5.17. Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director (including “director by deputization”), officer or employee of the Company, if applicable. Nothing herein shall be construed to limit or affect any actions or inactions by such Stockholder or any representative of Stockholder, as applicable, serving as a director of the Company or any Subsidiary of the Company, acting in such person’s capacity as a director of the Company or any Subsidiary of the Company (it being understood and agreed that the Merger Agreement contains provisions that govern the actions or inactions by the directors of the Company with respect to the Merger and the other transactions contemplated thereby).

5.18. Several Liability. Notwithstanding anything contained in this Agreement to the contrary, (a) the obligations and liabilities of each Stockholder hereunder are several and not joint, and (b) no Stockholder shall have any obligation or liability in respect of any actions taken or not taken or any claims made against any other Stockholder.

5.19. Absence of Presumption. With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration will be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

[The next page is the signature page]

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Annex B

IN WITNESS WHEREOF, the parties hereto have executed this Voting and Support Agreement as of the date first written above.

BIDFAIR USA LLC

By:	/s/ Jean-Luc Berrebi
Name: Jean-Luc Berrebi
Title: Authorized Representative

BIDFAIR MERGERIGHT INC.

By:	/s/ Jean-Luc Berrebi
Name: Jean-Luc Berrebi
Title: Authorized Representative

[Signatures continue on following pages]

[Signature Page to Voting and Support Agreement]

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Annex B

THIRD POINT PARTNERS QUALIFIED L.P. THIRD POINT PARTNERS L.P. THIRD POINT OFFSHORE MASTER FUND L.P. THIRD POINT ULTRA MASTER FUND L.P. THIRD POINT ENHANCED L.P.

By:	Third Point LLC, as investment manager on behalf of each of the above-referenced entities

	By:	/s/ Josh Targoff
Name: Josh Targoff
Title: Chief Operating Officer and General Counsel

[Signatures continue on following page]

[Signature Page to Voting and Support Agreement]

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Annex B

By:	DOMENICO DE SOLE

/s/ DOMENICO DE SOLE

[Signature Page to Voting and Support Agreement]

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Annex B

By:	THOMAS S. SMITH, JR.

/s/ THOMAS S. SMITH, JR.

[Signature Page to Voting and Support Agreement]

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Annex B

SCHEDULE I

Stockholder & Address for Notice Purposes [1]	Shares of Company Common Stock	Deferred Stock Units	Performance Stock Units	Restricted Stock Units
Third Point Partners Qualified L.P. Third Point Partners L.P. Third Point Offshore Master Fund L.P. Third Point Ultra Master Fund L.P. Third Point Enhanced L.P. c/o Third Point LLC 390 Park Avenue New York, NY 10022	6,661,604	0	0	0
Thomas S. Smith, Jr. (Address for notice purposes is the same as for notices to the Company under Section 8.2 of the Merger Agreement)	209,239	0	309,316	15,829
Domenico De Sole (Address for notice purposes is the same as for notices to the Company under Section 8.2 of the Merger Agreement)	33,105	30,452.76	0	0
Total	6,903,948	30,452.76	309,316	15,829

[1]	Ownership presented in table above for Third Point entities is on an aggregate basis.

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Annex B

EXHIBIT A

SPOUSAL CONSENT

I                     , spouse of                     , having the legal capacity, power and authority to do so, hereby confirm that I have read and approve the above Voting and Support Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date:

Signature of Spouse:

Printed Name of Spouse:

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ANNEX C

OPINION OF LIONTREE ADVISORS LLC

LionTree Advisors LLC 660 Madison Avenue, 15th Floor New York, NY 10065

CONFIDENTIAL

June 16, 2019

The Board of Directors

Sotheby’s

1334 York Avenue

New York, New York 10021

Dear Members of the Board:

We understand that Sotheby’s (the “Company”) proposes to enter into an Agreement and Plan of Merger, to be dated as of June 16, 2019 (the “Agreement”), by and among the Company, BidFair USA LLC (the “Acquiror”) and BidFair MergeRight Inc., a wholly owned subsidiary of the Acquiror (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, as a result of which the Company will become a wholly owned subsidiary of the Acquiror, and each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Stock”), other than shares of Company Stock (i) held in the treasury of the Company or owned by any subsidiary of the Company, (ii) owned by the Acquiror, Merger Sub or any other subsidiary or affiliate of the Acquiror (each, an “Excluded Party”), or (iii) owned by holders who shall have properly exercised and perfected appraisal rights of such shares pursuant to and in accordance with Section 262 of the Delaware General Corporation Law (the shares referred to in (i), (ii) and (iii) collectively, “Excluded Shares”), will be converted into the right to receive $57.00 in cash (the “Consideration”).

The transactions contemplated by the Agreement (collectively, the “Transaction”) and the terms and conditions thereof are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Stock (other than Excluded Shares) of the Consideration to be received by such stockholders pursuant to the Agreement (without giving effect to any impact of the Transaction on any particular stockholder of the Company other than in its capacity as a holder of Company Stock).

In arriving at our opinion, we have, among other things:

(i)	reviewed a draft, dated June 15, 2019, of the Agreement;

(ii)	reviewed certain publicly available business and financial information relating to the Company;

(iii)

reviewed certain historical financial information and other data relating to the Company that were provided to us by the management of the Company, approved for our use by the Company, and not publicly available;

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Annex C

The Board of Directors

Sotheby’s

June 16, 2019

(iv)

reviewed certain internal financial forecasts, estimates, and other data relating to the business and financial prospects of the Company that were provided to us by the management of the Company, approved for our use by the Company, and not publicly available, including financial forecasts and estimates for the fiscal years ending December 31, 2019 through December 31, 2023, prepared by the management of the Company;

(v)

conducted discussions with members of the senior management of the Company concerning the business, operations, historical financial results, and financial prospects of the Company and the Transaction;

(vi)	reviewed current and historical market prices of the Company Stock;

(vii)	reviewed certain financial performance and stock market data of the Company and compared that data with similar data for certain other companies;

(viii)	reviewed and compared data regarding the premiums paid in certain other transactions;

(ix)	reviewed and compared certain financial terms of the Transaction with the financial terms of certain other transactions; and

(x)	conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to, discussed with, or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or any of its subsidiaries, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts and estimates referred to above, we have assumed, with your consent (and based on advice of management of the Company), that they have been reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and its subsidiaries. We express no opinion with respect to such forecasts or estimates. This opinion does not address any legal, regulatory, taxation, or accounting matters, as to which we understand that you have obtained such advice as you deemed necessary from qualified professionals, and we have assumed the accuracy and veracity of all assessments made by such advisors to the Company with respect to such matters. Our opinion is necessarily based on economic, monetary, market, and other conditions as in effect on, and the information available to us as of, the date hereof and our opinion speaks only as of the date hereof.

Our opinion does not address the Company’s underlying business decision to engage in the Transaction or any related transaction, the relative merits of the Transaction or any related transaction as compared to other business strategies or transactions that might be available to the Company, or whether the consideration to be received by the stockholders of the Company pursuant to the

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Annex C

The Board of Directors

Sotheby’s

June 16, 2019

Agreement represents the best price obtainable. Other than responding to certain inbound inquiries received by the Company, in connection with our engagement, we were not requested to, and did not, solicit interest from other parties prior to the date hereof with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. We also express no view as to, and our opinion does not address, the solvency of the Company or any other entity under any state, federal, or other laws relating to bankruptcy, insolvency, or similar matters. This opinion addresses only the fairness, from a financial point of view, to the holders of Company Stock (other than Excluded Shares), as of the date hereof, of the Consideration to be received by such stockholders pursuant to the Agreement. We have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction or any related transaction (including any agreement or transaction between any Excluded Party and the Company or between any Excluded Party and the Acquiror), including the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company, the Acquiror, or any of their respective affiliates. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors, or employees of any parties to the Transaction, any Excluded Parties, or any class of such persons, whether relative to the Consideration or otherwise. This letter should not be construed as creating any fiduciary duty on the part of LionTree Advisors LLC (or any of its affiliates) to any party. We express no opinion as to the prices at which the Company Stock will trade at any time. In rendering this opinion, we have assumed, with your consent, that except as would not be in any way meaningful to our analysis: (i) the final executed form of the Agreement will not differ from the draft that we have reviewed, (ii) the representations and warranties of the parties to the Agreement, and the related Transaction documents, are true and correct, (iii) the parties to the Agreement, and the related Transaction documents, will comply with and perform all covenants and agreements required to be complied with or performed by such parties under the Agreement and the related Transaction documents, and (iv) the Transaction will be consummated in accordance with the terms of the Agreement and related Transaction documents, without any waiver or amendment of any term or condition thereof. We have also assumed, with your consent, that all governmental, regulatory, or other third-party consents and approvals necessary for the consummation of the Transaction or otherwise contemplated by the Agreement will be obtained without any adverse effect on the Company or on the expected benefits of the Transaction in any way meaningful to our analysis.

This opinion is provided solely for the benefit of the Board of Directors of the Company (in its capacity as such) in connection with, and for the sole purpose of, its evaluation of the Transaction, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transaction or any other matter.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. We will receive a fee for our services, a portion of which is payable in connection with this opinion, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us

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Annex C

The Board of Directors

Sotheby’s

June 16, 2019

against certain liabilities that may arise, out of our engagement. In the past, we and our affiliates have provided investment banking services to the Company, for which we and our affiliates received compensation that will be credited against the fee payable in connection with the Transaction. We and our affiliates may seek in the future to provide investment banking services and capital markets services to the Company, the Acquiror, their respective affiliates and their related entities or entities in which they have a significant direct or indirect interest, and expect to receive fees for the rendering of these services. As a result of the acquisition of equity interests in Suddenlink Communications by Altice SA, we and certain of our partners hold an indirect interest in a vehicle that owns equity securities of Altice USA, an affiliate of the Acquiror. In the ordinary course of business, certain of our employees and affiliates may hold or trade, for their own accounts and the accounts of their investors, securities of the Company and affiliates of the Acquiror and, accordingly, may at any time hold a long or short position in such securities. The issuance of this opinion was approved by an authorized committee of LionTree Advisors LLC.

This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party, nor shall any public reference to us be made, for any purpose whatsoever except with our prior written consent in each instance.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Stock (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such stockholders.

Very truly yours,

/s/  LIONTREE ADVISORS LLC

LIONTREE ADVISORS LLC

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ANNEX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262 Appraisal rights

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

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Annex D

d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)  In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to

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appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger

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approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair

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value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has

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not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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0 2 B V Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 033I7C + + Proposals — The Board of Directors recommend A a vote FOR Proposals 1 and 2. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2019 Special Meeting Proxy Card 1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 16, 2019, as it may be amended from time to time (the “merger agreement”), by and among Sotheby’s, BidFair USA LLC, (“Parent”), and BidFair MergeRight Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the merger agreement, Merger Sub will be merged with and into Sotheby’s (the “merger”), with Sotheby’s continuing as the surviving corporation and a wholly owned subsidiary of Parent. 2. To consider and vote on a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for Sotheby’s named executive officers in connection with the merger. For Against Abstain For Against Abstain MMMMMMMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 2 5 8 8 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Ä PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/BID or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BID Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59pm, (EDT), on _______ _______, 2019. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/BID Notice of 2019 Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting of Stockholders — _______ _______, 2019 Thomas S. Smith, Jr., Jonathan A. Olsoff and David G. Schwartz (each, a “Proxy”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Sotheby’s to be held on _______ _______, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Sotheby’s qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Dear Stockholders of Sotheby’s: Whether or not you expect to attend the Special Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a stockholder, please remember that your vote is important to us. We look forward to hearing from you. For Certain Sotheby’s Employees Who Are Retirement Savings Plan Participants: The attached proxy card covers shares for which you have the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Company’s Retirement Savings Plan (the “Plan”). The attached proxy card, when properly executed, will be voted as directed as long as the proxy card is received by Computershare no later than _______ _______, 2019. If no direction is given to the Trustee by such date, the Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan. 2019 Special Meeting Admission Ticket 2019 Special Meeting of Sotheby’s Stockholders _______ _______, 2019 at _______EDT Sotheby’s Offices 1334 York Avenue, New York, NY 10021 Upon arrival, please present this admission ticket and photo identification at the registration desk. PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION